UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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Medidata Solutions, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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July 19, 2019

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Medidata Solutions, Inc., a Delaware corporation (“Medidata,” the “Company,” “we,” “our” or “us”), which we will hold at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. local time on August 16, 2019 (such meeting, the “special meeting”).

At the special meeting, holders of our common stock, par value $0.01 per share (“common stock”), will be asked to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of June 11, 2019, by and among the Company, Dassault Systèmes S.E., a societas Europea organized under the laws of France (“Guarantor” or “Dassault Systèmes”), Dassault Systèmes Americas Corp., a Delaware corporation and a wholly-owned subsidiary of Guarantor (“Parent”), and 3DS Acquisition 6 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “merger”) with the Company surviving the merger as a wholly-owned subsidiary of Parent, (2) a proposal to approve, on an advisory (non-binding) basis, specified merger-related compensation that may be paid or become payable to the Company’s principal executive officers, principal financial officer and three most highly compensated executive officers other than the principal executive officers and principal financial officer (collectively, the “named executive officers”) in connection with the merger (the “merger-related compensation proposal”) and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (the “adjournment proposal”). If the merger agreement is adopted and the merger is completed, at the effective time of the merger (the “effective time”), the Company will become a wholly-owned subsidiary of Parent and each share of common stock issued and outstanding immediately prior to the effective time (other than shares for which the holders thereof have properly demanded appraisal under Delaware law and shares owned by the Company, Parent or Merger Sub or any of their wholly-owned subsidiaries) will be canceled and converted into the right to receive $92.25 in cash, without interest, and subject to any applicable withholding taxes.

The Medidata board of directors has unanimously determined and declared that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger and the merger consideration, are fair to, and in the best interests of, the Company and Medidata’s stockholders and approved and declared advisable the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions contained in the merger agreement. The Medidata board of directors unanimously recommends that the stockholders of the Company vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.

The enclosed proxy statement describes the merger agreement and the transactions contemplated thereby, including the merger, and the compensation that may be paid or become payable to named executive officers of the Company in connection with the merger and provides specific information concerning the special meeting and the parties involved. A copy of the merger agreement is attached as Annex A to the proxy statement. We urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement, as it sets forth the details of the merger agreement and other important information related to the transactions contemplated by the merger agreement, including the merger. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission (the “SEC”).

Your vote is very important. The merger cannot be completed unless holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares of common stock to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares of common stock to be voted in accordance with the recommendation of the Medidata board of directors on all proposals, you only need to sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; sign and date the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person. Submitting a proxy will not prevent you from voting your shares of common stock in person if you subsequently choose to attend the special meeting.

If you hold your shares of common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of common stock. Without those instructions, your shares of common stock will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

If you fail to vote or submit your proxy, the effect will be that your shares of common stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D. F. King & Co., Inc., at (800) 581-4001.

Thank you for your continued support.

Sincerely,

Tarek A. Sherif
Chairman and Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated July 19, 2019 and is first being mailed to stockholders on or about July 19, 2019.

MEDIDATA SOLUTIONS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

AUGUST 16, 2019

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Medidata Solutions, Inc., a Delaware corporation (“Medidata,” the “Company,” “we,” “our” or “us”), will be held at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. local time on August 16, 2019 (such meeting, the “special meeting”), to consider and vote upon the following proposals:

(1)	to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of June 11, 2019, by and among the Company, Dassault Systèmes SE, a societas Europea organized under the laws of France (“Guarantor”), Dassault Systèmes Americas Corp., a Delaware corporation (“Parent”), and 3DS Acquisition 6 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “merger”) with the Company surviving the merger as a wholly-owned subsidiary of Parent;
(2)	to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the Company’s principal executive officers, principal financial officer and three most highly compensated executive officers other than the principal executive officers and principal financial officer (collectively, the “named executive officers”) in connection with the merger (the “merger-related compensation proposal”); and
(3)	to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (the “adjournment proposal”).

Stockholders will also act upon other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Medidata board of directors.

The holders of record of our common stock, par value $0.01 per share (“common stock”), at the close of business on July 19, 2019 (the “record date”) are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. Attendance at the special meeting will be limited to Medidata’s stockholders as of the close of business on the record date or their authorized representatives, as more fully described under the section entitled “The Special Meeting — Date, Time and Place of the Special Meeting.” You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are a Medidata stockholder of record and received a printed copy of Medidata’s proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of common stock as of the close of business on the record date to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.

The Medidata board of directors has unanimously determined and declared that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger and the merger consideration, are fair to, and in the best interests of, the Company and Medidata’s stockholders and approved and declared advisable the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, upon the terms and subject to the conditions contained in the merger agreement.

The Medidata board of directors unanimously recommends that the stockholders of the Company vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.

Your vote is important, regardless of the number of shares of common stock you own. The adoption of the merger agreement by the affirmative vote of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting is a condition to the consummation of the merger. The merger-related compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon provided a quorum is present. The adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon whether or not a quorum is present. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy in the enclosed postage-paid envelope or that you submit your proxy by either telephone or on the Internet by following the instructions on the proxy card, thereby ensuring that your shares of common stock will be represented at the special meeting if you are unable to attend.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted (1) “FOR” the adoption of the merger agreement, (2) “FOR” the merger-related compensation proposal and (3) “FOR” the adjournment proposal.

If you hold your shares of common stock in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of common stock. Without those instructions, your shares of common stock will not be voted.

If you fail to vote or submit your proxy, the effect will be that your shares of common stock may not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will not affect the merger-related compensation proposal (assuming a quorum is present) or the adjournment proposal.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a stockholder of record, you may revoke your proxy by attending the meeting and voting in person.

By order of the Board of Directors,

Michael Otner
Executive Vice President, General Counsel and Secretary

New York, New York
July 19, 2019

i

ii

SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”

Parties Involved in the Merger (page 21)

Medidata Solutions, Inc.

Medidata Solutions, Inc., referred to as “Medidata,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Medidata is a global life sciences technology provider, dedicated to improving the way clinical research is designed, conducted, analyzed, and commercialized. Our cloud-based platform of solutions, data analytics, and AI enables efficiency and improves quality throughout clinical development programs by accelerating processes, enhancing decision-making, minimizing operational risk, reducing costs, and transforming trial strategies.

Additional information about Medidata is contained in our public filings, which are incorporated by reference herein. See the sections entitled “Parties Involved in the Merger” and “Where You Can Find Additional Information.”

Dassault Systèmes S.E.

Dassault Systèmes S.E., referred to as “Dassault Systèmes” or “Guarantor,” is a societas Europea organized under the laws of France. Dassault Systèmes provides end-to-end software solutions and services, designed to support companies’ innovation processes, from specification and design of a new product, to its sale to the customer, through all stages of digital mock-up, simulation, and realistic 3D virtual experiences representing the end-user experience. Dassault Systèmes’ global customer base includes companies in 11 industries: Transportation & Mobility; Industrial Equipment; Aerospace & Defense; Business Services; High-Tech; Life Sciences; Energy & Materials; Home & Lifestyle; Construction, Cities & Territories; Consumer Packaged Goods & Retail; and Marine & Offshore. To serve its customers, Dassault Systèmes has developed a broad software applications portfolio, comprised of 3D modeling applications, simulation applications, social and collaborative applications, and information intelligence applications, powered by its 3DEXPERIENCE platform.

Additional information about Dassault Systèmes and its subsidiaries is included on its website: www.3DS.com. The information provided or accessible through Dassault Systèmes’ website is not part of, or incorporated by reference in, this proxy statement. See the section entitled “Parties Involved in the Merger.”

Dassault Systèmes Americas Corp.

Dassault Systèmes Americas Corp., referred to as “Parent,” is a Delaware corporation and an indirect wholly-owned subsidiary of Dassault Systèmes, formed in 1998. Parent is the primary operating company for Dassault Systèmes in the United States and provides software, services, and other support to a wide variety of U.S. companies. Parent also manages financial, operational, administrative and legal shared services for Dassault Systèmes companies throughout the Americas. Upon completion of the merger (as hereinafter defined), Medidata will become a wholly-owned subsidiary of Parent. See the section entitled “Parties Involved in the Merger.”

3DS Acquisition 6 Corp.

3DS Acquisition 6 Corp., referred to as “Merger Sub,” is a Delaware corporation and a direct wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will be merged with an into Medidata and Merger Sub will cease to exist. See the section entitled “The Parties Involved in the Merger.”

The Merger (page 26)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 11, 2019, by and among the Company, Guarantor, Parent and Merger Sub, which, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement.” The merger agreement provides, among other things, that at the effective time of the merger (the “effective time”), Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger (the “surviving corporation”) as a wholly-owned subsidiary of Parent, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “common stock,” the “Company common stock” or the “Medidata common stock”), other than shares of common stock for which the holders thereof have properly demanded appraisal under Delaware law (such shares, “dissenting shares”) and shares of common stock owned by the Company, Parent or Merger Sub or any of their wholly-owned subsidiaries (such shares, “cancelled shares”), will be canceled and converted into the right to receive $92.25 in cash, without interest, and subject to any applicable withholding tax upon the terms and subject to the conditions set forth in the merger agreement.

The Company will thereby become a wholly-owned subsidiary of Parent, the common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.

The Special Meeting (page 22)

The special meeting will be held at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. local time on August 16, 2019 (the “special meeting”).

Record Date and Quorum (page 23)

The holders of record of the common stock as of the close of business on July 19, 2019 (the “record date”) are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 62,449,313 shares of common stock were issued and outstanding.

The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock issued and outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting.

Required Vote (page 23)

Each share of common stock issued and outstanding at the close of business on the record date is entitled to one vote at the special meeting.

For the Company to complete the merger, stockholders holding a majority of the shares of common stock issued and outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Approval of the merger-related compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon provided a quorum is present. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon whether or not a quorum is present.

If you abstain from voting on either the merger-related compensation proposal or the adjournment proposal, it will have the same effect as a vote “AGAINST” such proposal. A “broker non-vote” or a failure to vote your shares of common stock will have no effect on these proposals.

As of the close of business on the record date, directors and executive officers of the Company were entitled to vote 2,347,878 shares of common stock, or approximately 3.8% of the shares of common stock issued and outstanding as of the close of business on that date. We currently expect that the Company’s directors and executive officers will vote their shares, representing approximately 3.8% of the issued and outstanding shares of Medidata common stock as of the close of business on the record date, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting; although, except as described in the following sentence, they have no obligation to do so. Mr. Tarek Sherif, our Chairman and Chief Executive Officer, and Mr. Glen de Vries, our President and a director of the Company, each have signed a voting agreement pursuant to which, among other things, in the aggregate, they have agreed to vote 1,644,184 shares of

Medidata common stock, or approximately 2.6% of the issued and outstanding shares of Medidata common stock as of the close of business on the record date, in favor of the proposal to adopt the merger agreement. See the section entitled “The Merger Agreement – Voting Agreements.”

Conditions to the Closing of the Merger (page 81)

The obligations of Parent, Merger Sub and Medidata, as applicable, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by the requisite affirmative vote of the Company’s stockholders holding a majority of the Company’s issued and outstanding shares of common stock and entitled to vote at the special meeting;
•	the (1) expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (for which early termination was received on July 8, 2019), and (2) receipt (or deemed receipt by virtue of the expiration or termination of any applicable waiting period) of consent from the relevant antitrust authorities in Germany;
•	no governmental authority in the United States or Germany will have (1) enacted, issued or promulgated any law that is in effect and has the effect of making the merger illegal in the United States or Germany or which has the effect of prohibiting or otherwise preventing the consummation of the merger in the United States or Germany, (2) issued, entered or granted any order that is in effect and has the effect of making the merger illegal in the United States or Germany or which has the effect of enjoining, prohibiting or otherwise preventing the consummation of the merger in the United States or Germany (clauses (1) and (2), collectively “legal restraints”) or (iii) instituted any legal proceeding (which remains pending at what would otherwise be the closing date of the merger (the “closing date”)) before any governmental authority seeking to temporarily or permanently impose a legal restraint in the United States or Germany; and
•	clearance by the Committee on Foreign Investment in the United States (“CFIUS”).

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	Medidata having performed and complied in all material respects with all agreements, covenants and other obligations required by the merger agreement to be performed or complied with by Medidata at or prior to the closing date;
•	the accuracy of the representations and warranties of Medidata in the merger agreement, in general, other than as would not constitute a Company material adverse effect (as defined below), the accuracy of the capitalization and brokers representations and warranties of Medidata other than for de minimis inaccuracies, the accuracy of the organization, good standing, corporate power, enforceability, and requisite stockholder approval representations and warranties of Medidata other than for material inaccuracies, in each case, as of the date of the merger agreement and/or as of the closing date or, if applicable, the date in respect of which such representation or warranty of Medidata was specifically made;
•	since the date of the merger agreement, there not having occurred or arisen any Company material adverse effect that is continuing;
•	no governmental authority in the United States or Germany having imposed any burdensome condition (as defined below) in order to obtain antitrust clearance or approval; and
•	the receipt by Parent and Merger Sub of a certificate of Medidata, executed for and on behalf of the Company by the chief executive officer and the chief financial officer of the Company, certifying that the conditions described in the preceding four bullets have been satisfied.

In addition, the obligation of Medidata to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	Parent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the merger agreement to be performed and complied with by Parent or Merger Sub at or prior to the closing date;

•	the accuracy of the representations and warranties of Guarantor, Parent and Merger Sub in the merger agreement, in general, other than as would not constitute a Guarantor material adverse effect or Parent material adverse effect, as applicable, as of the date of the merger agreement and/or as of the closing date or, if applicable, the date in respect of which such representation or warranty of Guarantor, Parent and Merger Sub was specifically made; and
•	the receipt by Medidata of a certificate executed for and on behalf of each of Guarantor, Parent and Merger Sub by duly authorized officers of each of Guarantor, Parent and Merger Sub, certifying that the conditions described in the preceding two bullets have been satisfied.

When the Merger Becomes Effective (page 66)

The completion of the merger is subject to the adoption of the merger agreement by the Company’s stockholders and the satisfaction of the other closing conditions.

Reasons for the Merger; Recommendation of the Medidata Board of Directors (page 38)

The Medidata board of directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement. For a description of the reasons considered by the Medidata board of directors in deciding to recommend adoption of the merger agreement, see the section entitled “The Merger (Proposal 1)  —  Reasons for the Merger; Recommendation of the Medidata Board of Directors.”

Opinion of Morgan Stanley & Co. LLC (page 42)

Morgan Stanley & Co. LLC (“Morgan Stanley”) was retained by the Medidata board of directors to act as its financial advisor in connection with the merger. On June 11, 2019, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in a written opinion dated June 11, 2019, to the Medidata board of directors to the effect that, as of the date of the opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by the holders of shares of Medidata common stock, other than cancelled shares or dissenting shares (collectively, the “excluded shares”), pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Medidata common stock.

The full text of Morgan Stanley’s written opinion to the Medidata board of directors, dated June 11, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B, and is incorporated by reference herein in its entirety. The foregoing summary of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion, this section and the summary of Morgan Stanley’s opinion below carefully and in their entirety. Morgan Stanley’s opinion was prepared for the benefit of the Medidata board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of Medidata common stock (other than the holders of excluded shares) pursuant to the merger agreement as of the date of the opinion and did not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how Medidata’s stockholders should vote at any stockholders’ meeting to be held in connection with the merger or take any other action with respect to the merger.

For a description of the opinion that the Medidata board of directors received from Morgan Stanley, see the section entitled “The Merger (Proposal 1) — Opinion of Morgan Stanley & Co. LLC” beginning on page 42 of this proxy statement.

Treatment of Company Equity Awards (page 66)

As a result of the merger, the treatment of Medidata’s stock options (“Options”), performance stock units (“PSUs”), restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) that are outstanding immediately prior to the closing of the merger will be as follows:

Options

To the extent not exercised prior to the closing of the merger, each outstanding Option (whether or not vested) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the total number of shares of common stock then covered by such Option multiplied by (2) the excess, if any, of $92.25 per share over the exercise price per share under such Option, to be paid within two business days following the closing of the merger.

Each outstanding Option with an exercise price per share equal to or greater than $92.25 per share will be cancelled without consideration upon the closing of the merger.

Performance Stock Units

Each outstanding PSU held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee PSU”) will generally be assumed and converted into a restricted stock unit (each such award, an “adjusted employee PSU”) with respect to the ordinary shares of Guarantor, par value EUR 0.5 per share (the “ordinary shares”). The adjusted employee PSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee PSUs immediately prior to the closing of the merger (except that the performance-based vesting conditions applicable to such employee PSUs prior to the effective time will not apply from and after the effective time), and will relate to a number of Guarantor’s ordinary shares equal to the product obtained by multiplying (1) the number of shares of Medidata common stock subject to the employee PSUs immediately prior to the closing of the merger based on the attainment of the applicable performance metrics (x) for those employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the closing of the merger, as determined in good faith and consistent with past practice by the Medidata board of directors or a committee thereof, (y) for those employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the closing date (if calculable), as determined in good faith and consistent with past practice by the Medidata board of directors or a committee thereof, or the target level of performance, and (z) for each other employee PSU, at the target level of performance, multiplied by (2) the equity award conversion ratio (as defined below), with any fractional shares rounded to the nearest whole number of shares.

Each PSU outstanding immediately prior to the closing of the merger that is not an employee PSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee PSU immediately prior to the closing of the merger, taking into account the attainment of applicable performance metrics in accordance with the merger agreement and as summarized in the previous paragraph, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

Restricted Stock Awards

Each outstanding RSA that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSA”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (each such award, an “adjusted employee RSA”). The adjusted employee RSAs will include the right to accrue dividend equivalents, and the other terms and conditions of such adjusted employee RSAs will be substantially the same as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSAs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSAs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSA immediately prior to the closing of the merger, by (2) the equity award conversion ratio, with any fractional shares rounded to the nearest whole number of shares.

Each RSA outstanding immediately prior to the closing of the merger that is not an employee RSA will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSA, to be paid in accordance with the procedures for holders of shares of common stock.

Restricted Stock Units

Each outstanding RSU that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor’s ordinary shares (each such award, an “adjusted employee RSU”). The adjusted employee RSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSUs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSUs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSU immediately prior to the closing of the merger, by (2) the equity award conversion ratio, with any fractional shares rounded to the nearest whole number of shares.

Each RSU outstanding immediately prior to the closing of the merger that is not an employee RSU will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSU, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

For purposes of this proxy statement and the merger agreement, the “equity award conversion ratio” is the quotient obtained by dividing (1) the merger consideration, by (2) the volume weighted average sales prices per share of Guarantor’s ordinary shares for the 10 full consecutive trading days ending on and including the business day that is three business days immediately prior to the effective date of the merger agreement (and expressed in US dollars at the dollar-euro conversion rate published by the European Central Bank for each such trading day).

Treatment of Purchase Rights under the Employee Stock Purchase Plan (page 68)

After the date of the merger agreement, the Medidata board of directors took action so that (1) no employees (who were not then participants) could become participants in the Company Employee Stock Purchase Plan (the “ESPP”), and (2) the purchase period (as defined in the ESPP) in effect as of the date of merger agreement was the final purchase period and no new purchase periods would commerce thereafter.

Interests of the Company’s Directors and Executive Officers in the Merger (page 53)

In considering the recommendation of the Company’s board of directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s stockholders generally. Interests of executive officers and directors that may be different from, or in addition to, the interests of the Company’s stockholders include:

•	the vesting and cash-out of all unvested RSAs held by Medidata’s non-employee directors and the vesting and cash-out of all unvested Company stock options, as provided under the merger agreement;
•	severance payments and benefits (including with respect to Company equity awards that are converted into Guarantor restricted stock units) in the event of certain qualifying terminations of employment in connection with the merger;
•	retention bonuses; and
•	continued indemnification and insurance coverage under the merger agreement.

The Company’s board of directors was aware of these different or additional interests and considered such interests along with other matters in approving the merger agreement and the transactions contemplated thereby, including the merger.

These interests are discussed in more detail in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Financing of the Merger (page 52)

Parent’s obligations under the merger agreement are not subject to any financing condition. Parent and Merger Sub have represented to Medidata that they will have, as of immediately prior to the effective time, available cash resources in an aggregate amount sufficient to enable Parent and Merger Sub to consummate the transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth in the merger agreement, to pay all of the merger consideration payable in respect of each share of Medidata common stock pursuant to the terms of the merger agreement, including amounts payable in respect of Medidata’s equity awards under the merger agreement and the indebtedness outstanding under Medidata’s credit agreement, and to pay all associated fees and expenses. Parent expects to finance the merger through cash on hand and proceeds from debt financing.

Dassault Systèmes has delivered to Medidata’s legal advisors a complete and accurate copy of an executed facilities agreement (with certain redactions), which we refer to as the “facilities agreement,” dated as of the date of the merger agreement, with Crédit Agricole Corporate and Investment Bank, Goldman Sachs International, MUFG Bank, LTD. and Société Générale, which we refer to collectively as the “original lenders.” Pursuant to the facilities agreement, upon the terms and subject to the conditions set forth therein, the original lenders will provide to Dassault Systèmes an aggregate amount of up to EUR 4,450,000,000, consisting of (i) a bridge facility in an aggregate principal amount of EUR 3,000,000,000, (ii) a term loan facility in an aggregate principal amount of EUR 1,000,00,000 and (iii) a revolving facility in an aggregate principal amount of EUR 450,000,000 (which may be increased to EUR 750,000,000 as part of the syndication), which we refer to collectively as the “facilities.”

Material U.S. Federal Income Tax Consequences of the Merger (page 62)

If you are a U.S. holder (as defined under “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Regulatory Clearances (page 63)

HSR Clearance. Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the United States Federal Trade Commission (the “FTC”) and all statutory waiting period requirements have been satisfied. On June 25, 2019, both the Company and Parent’s ultimate parent company filed their respective Notification and Report Forms with the Antitrust Division and the FTC. The FTC granted early termination of the applicable waiting period under the HSR Act on July 8, 2019.

Antitrust Clearance in Germany. The merger is subject to review by Bundeskartellamt (“BKartA”), Germany’s independent competition authority. Pursuant to the German Act Against Restraints of Competition of 1958, as amended (“ARC”), notification to the BKartA of the merger is required and the merger may not be consummated unless and until the merger is approved by the BKartA. Dassault Systèmes filed the required notice form with the BKartA on July 1, 2019.

CFIUS Clearance. CFIUS clearance requires that (1) the parties have received a written notice issued by CFIUS stating either (a) that it has concluded that the transactions contemplated by the merger agreement are not a “covered transaction” and not subject to review under applicable law or (b) that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, and has concluded all action under the Defense Production Act of 1950 (the “DPA”) or (2) either (a) the President of the United States has determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the transactions contemplated by the merger agreement or (b) the period allotted for presidential action under the DPA has passed without any determination by the President.

Assuming timely receipt of the required regulatory clearances and satisfaction of other closing conditions, we currently expect to complete the merger in the third or fourth calendar quarter of 2019.

Commitments to Obtain Approvals. Upon the terms and subject to the conditions set forth in the merger agreement, Guarantor, Parent, Merger Sub and Medidata agreed to use reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) and to assist and cooperate with each other in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, subject to certain limitations (including, as noted immediately below with respect to obtaining CFIUS clearance and antitrust approvals). In furtherance of the foregoing, Dassault Systèmes has agreed to effect certain divestitures and other dispositions, subject to certain specified limitations under the merger agreement. For a more complete description, please see the section entitled “The Merger Agreement.”

Each of Guarantor, Parent, Merger Sub and Medidata (and their respective affiliates, if applicable) agreed to use its reasonable best efforts to obtain CFIUS clearance as promptly as practicable, including, considering in good faith any request by CFIUS that Guarantor, Parent or Merger Sub enter into any form of mitigation agreement. However, Guarantor and Parent and their respective affiliates will not be required to accept any condition, restriction or other action required by CFIUS that reasonably in good faith could be considered by the Guarantor as burdening or negatively affecting Guarantor’s or its affiliates’ ability to retain or operate Guarantor’s, Medidata’s or their respective affiliates’ businesses, operations, product lines or assets from and after the consummation of the merger.

Appraisal Rights (page 92)

Under the General Corporation Law of the State of Delaware (the “DGCL”), Medidata stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the Delaware Court of Chancery could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C.

Delisting and Deregistration of Company Common Stock (page 64)

If the merger is completed, the Company common stock will be delisted from the Nasdaq Global Select Market (the “NASDAQ”), and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Alternative Proposals; No Solicitation (page 74)

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement in accordance with its terms and the closing of the merger, Medidata has agreed not to, to cause its subsidiaries and its and their respective officers, directors, other employees or controlled affiliates not to and to instruct, and use reasonable best efforts to cause, any investment banker, attorney or other authorized agent or representative retained by any of them not to, and not to publicly announce any intention to, directly or indirectly:

•	solicit, initiate or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);
•	furnish to any person (other than Parent, Merger Sub or any representatives or designees of Parent or Merger Sub) any non-public information relating to Medidata or any of its subsidiaries, or afford to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Medidata or any of its subsidiaries, in each such case, in connection with an acquisition proposal or any inquiries or the making of any proposal, offer or request that would reasonably be expected to lead to an acquisition proposal;

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or any inquiry, discussion, or negotiation that constitutes, or would reasonably be expected to lead to, an acquisition proposal;
•	enter into any alternative acquisition agreement (as defined below);
•	approve, agree to, accept, endorse or recommended any acquisition proposal or acquisition transaction (as defined below); or
•	approve any transaction, or any person becoming an “interested stockholder”, under Section 203 of the DGCL.

Notwithstanding the restriction described above, prior to adoption of the merger agreement by Medidata’s stockholders, if any person makes a bona fide, written acquisition proposal to Medidata or any of its subsidiaries that the Medidata board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes or could reasonably be expected to lead to a superior proposal (as defined below), the Medidata board of directors may, directly or indirectly, through Medidata’s representatives, participate or engage in discussions or negotiations with and furnish certain information to such person on the terms and subject to the conditions set forth in the merger agreement.

For purposes of this proxy statement and the merger agreement:

“Acquisition proposal” means any offer, proposal, indication of interest, other than an offer, proposal, indication of interest by Guarantor, Parent or Merger Sub, to engage in an acquisition transaction.

“Acquisition transaction” means any transaction or series of related transactions involving: (i) any direct or indirect purchase or other similar transaction by any person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from Medidata and/or any other person(s), including pursuant to a tender offer, exchange offer, share purchase, share exchange or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such person or “group” beneficially owning more than 20% of the shares of Medidata common stock issued and outstanding after giving effect to the consummation of such purchase or other acquisition; (ii) any direct or indirect purchase or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the consolidated revenue, net income, EBITDA or assets (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition) of Medidata and its subsidiaries taken as a whole; (iii) any merger, consolidation, business combination, joint venture, partnership, recapitalization, reorganization, spin-off, extraordinary dividend or other similar transaction involving Medidata pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than Medidata stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Medidata common stock representing more than 20% of the shares of Medidata common stock issued and outstanding after giving effect to the consummation of such transaction; or (iv) a liquidation, dissolution or other winding up of Medidata.

“Alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, arrangement agreement, option agreement, joint venture agreement, partnership agreement, share purchase agreement, asset purchase agreement, share execution agreement, lease agreement or other similar agreement or contract (other than certain permitted confidentiality agreements) providing for any acquisition proposal or requiring Medidata (or that would otherwise require Medidata) to abandon, terminate or fail to consummate any of the transactions (including the merger).

“Superior proposal” means any written acquisition proposal for an acquisition transaction, which did not result from a breach by Medidata of the merger agreement, that the Medidata board of directors will have determined in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all relevant legal, financial, regulatory and other aspects of such acquisition proposal and the merger agreement, (i) to be reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to Medidata stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any revisions to the terms of the merger agreement proposed by Parent); provided, however, that for purposes of the reference to an “acquisition proposal” in this definition of a “superior proposal,” all references to “more than 20%” in the definition of “acquisition transaction” will be deemed to be references to “a majority.”

Termination of the Merger Agreement (page 83)

The merger agreement may be terminated at any time prior to the closing of the merger, whether before or after the adoption of the merger agreement by Medidata’s stockholders, in the following ways:

•	by mutual written agreement of Parent and Medidata;
•	by either Parent or Medidata if:
○	the closing of the merger has not occurred on or before January 11, 2020, which we refer to as the “termination date” (except that the termination date may be extended to April 11, 2020 at the election of either Parent or Medidata if all other conditions are satisfied other than the receipt of regulatory approval and CFIUS clearance or the absence of legal restraints) (the “termination date trigger”);
○	if the requisite stockholder approval is not obtained from Medidata’s stockholders (the “stockholder approval trigger”);
○	any legal restraint is in effect that makes the merger illegal or will have permanently restrained, enjoined or otherwise prohibited consummation of the merger or will have become final and non-appealable; or
○	there will have been a CFIUS turndown (as defined below); and
•	by Medidata if:
○	Guarantor, Parent or Merger Sub has breached any representation or warranty or failed to perform any covenant or other agreement set forth in the merger agreement such that certain corresponding conditions set forth in the merger agreement would fail to be satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of (a) the date that is 30 calendar days following Medidata’s delivery of written notice of such breach and (b) three business days prior to the termination date; or
○	at any time prior to the time the requisite stockholder approval is obtained, subject to the conditions set forth in the merger agreement, in the event that (i) Medidata will have received a superior proposal; (ii) Medidata’s board of directors and/or any authorized committee thereof will have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties; and (iii) Parent has been informed of and had an opportunity to match such superior proposal pursuant to the terms and conditions of the merger agreement (the “superior proposal trigger”); and
•	by Parent if:
○	Medidata has breached any representation or warranty or failed to perform any covenant or other agreement set forth in the merger agreement such that certain corresponding conditions set forth in the merger agreement would fail to be satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of (a) the date that is 30 calendar days following Parent’s delivery of written notice of such breach and (b) three business days prior to the termination date; or
○	in the event that the Medidata board of directors or any authorized committee thereof will have effected a board recommendation change (as defined below) (except that Parent’s right to terminate the merger agreement in respect of a board recommendation change will expire 20 business days after the date upon which such board recommendation change is effected) (the “board recommendation change trigger”).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including the payment of a termination fee as described below and that no party will be relieved from any liability or damages resulting from its fraud or willful breach of the merger agreement prior to such termination (in which case the aggrieved party will be entitled to all remedies available at law or in equity).

Termination Fee (page 84)

If the merger agreement is terminated in specified circumstances, Medidata has agreed to pay Parent a termination fee of $207 million. Parent will be entitled to receive the termination fee from Medidata if the merger agreement is validly terminated:

•	by either Parent or Medidata, (1) pursuant to either the termination date trigger or the stockholder approval trigger; (2) prior to the time at which a vote is taken on the adoption of the merger agreement at the special meeting (or at any adjournment or postponement thereof), a competing acquisition transaction will have been publicly announced or will have become publicly disclosed and, in either case, has not been withdrawn or otherwise abandoned; and (3) within 12 months following the termination of the merger agreement, that competing acquisition transaction is consummated or a binding definitive agreement for that competing acquisition transaction is entered into by Medidata within such 12-month period and such competing acquisition transaction is subsequently consummated;
•	by Medidata pursuant to the superior proposal trigger; or
•	by Parent pursuant to recommendation change trigger.

Guaranty (page 84)

Guarantor agreed to absolutely, unconditionally and irrevocably guarantee each and every covenant, agreement and other obligation of Parent and Merger Sub under the merger agreement, including the full payment and performance of the obligations of Parent and Merger Sub under the merger agreement when due (including payment of the merger consideration), subject to the same limitations on any of Parent’s or Merger Sub’s covenants, agreements and other obligations.

Voting Agreements (page 85)

In connection with entering into the merger agreement, Parent entered into a voting agreement dated as of June 11, 2019 (which is referred to in this proxy statement as a “voting agreement” or the “voting agreements”) with each of Messrs. Sherif and de Vries, which we refer to together as the “supporting stockholders.” Under the voting agreements, the supporting stockholders have agreed, among other things, that until the earlier of the effective time, the termination of the merger agreement in accordance with its terms and a board recommendation change in accordance with the terms of the merger agreement, they will vote their shares of Medidata common stock (1) in favor of (x) the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, including the merger, and any other actions necessary, desirable or reasonably requested by Parent in furtherance thereof, (y) any proposal to adjourn a meeting of the stockholders of Medidata to solicit additional proxies to be voted in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement, and (z) any proposal or action in respect of which approval of Medidata’s stockholders is requested that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement and (2) against (x) any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any of covenant, representation or warranty or any other obligation or agreement of Medidata under the merger agreement or of the supporting stockholder under his voting agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement, (y) any acquisition proposal or any proposal relating to an acquisition proposal, and (z) any stock purchase agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Medidata (other than the merger agreement). As of the close of business on the record date, the voting agreements covered an aggregate of 1,644,184 shares of Medidata common stock, or approximately 2.6% of the issued and outstanding shares of Medidata common stock as of the close of business on that date. The full text of the form of voting agreement is attached to this proxy statement as Annex D.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement?
A:	On June 11, 2019, the Company entered into the merger agreement providing for, among other things, the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the Medidata board of directors in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.
Q:	Who is entitled to vote at the special meeting?
A:	Only holders of record of shares of Medidata common stock issued and outstanding as of the close of business on July 19, 2019, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were 62,449,313 shares of common stock issued, outstanding and entitled to vote at the special meeting, held by approximately 62 holders of record. Each share of Medidata common stock issued and outstanding as of the close of business on the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.
Q:	What is the proposed transaction?
A:	The proposed transaction is the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company pursuant to the merger agreement. Following the effective time, the Company will be a wholly-owned subsidiary of Parent, and you will no longer own shares of Medidata common stock, only the right to receive the merger consideration upon the terms of and subject to the conditions set forth in the merger agreement.
Q:	What will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $92.25 in cash, without interest, and subject to any applicable withholding taxes, for each share of Medidata common stock that you own as of immediately prior to the effective time of the merger upon the terms of and subject to the conditions set forth in the merger agreement. For example, if you own 100 shares of Medidata common stock, you will be entitled to receive $9,225 in cash in exchange for your shares of Medidata common stock (less any amount that may be withheld with respect to any applicable withholding taxes). You will not be entitled to receive shares in the surviving corporation or in Parent.
Q:	What will happen to the Company’s outstanding equity awards?
A:	For information regarding the treatment of the Company’s outstanding equity awards, see the section entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 66.
Q:	Where and when is the special meeting?
A:	The special meeting will take place at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. local time on August 16, 2019.
Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	to adopt the merger agreement;

•	to approve the merger-related compensation proposal;
•	to approve the adjournment proposal; and
•	to act upon other business that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Medidata board of directors.
Q:	How do I attend the special meeting?
A:	You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are a stockholder of record and received a printed copy of the proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Medidata common stock as of the close of business on the record date of July 19, 2019 to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Medidata common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.

If you wish to appoint a representative to attend the special meeting in your place, you must provide to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, the name of your representative, in addition to the admission ticket portion of your proxy card if you are a stockholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A stockholder may only appoint one representative. Requests from stockholders which are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

Requests received after August 6, 2019, may not be able to be processed in time to allow you to receive your admission ticket before the date of the special meeting so you should mail your request early.

Q:	How many shares are needed to constitute a quorum?
A:	A quorum will be present if holders of record of a majority of the shares of common stock issued and outstanding on the close of business on the record date are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed until a quorum is obtained subject to the terms of the merger agreement.

As of the close of business on July 19, 2019, the record date for the special meeting, there were 62,449,313 shares of common stock issued and outstanding.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote of Medidata’s stockholders is required to adopt the merger agreement?
A:	Adoption of the merger agreement requires the affirmative vote of a majority of the shares of common stock issued and outstanding at the close of business on the record date for the special meeting, provided a quorum is present. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, a “broker non-vote” will arise and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote of Medidata’s stockholders is required to approve the merger-related compensation proposal?
A:	The merger-related compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon provided a quorum is present. A “broker non-vote” will have no effect on the merger-related compensation proposal. An abstention from voting will have the same effect as a vote against the merger-related compensation proposal.
Q:	What vote of Medidata’s stockholders is required to approve the adjournment proposal?
A:	The adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon whether or not a quorum is present. A “broker non-vote” will have no effect on the adjournment proposal. An abstention from voting will have the same effect as a vote against the adjournment proposal.
Q:	How does the Medidata board of directors recommend that I vote?
A:	The Medidata board of directors unanimously recommends that our stockholders vote (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the merger-related compensation proposal, and (3) “FOR” the adjournment proposal.

For a discussion of the factors that the Medidata board of directors considered in determining to recommend the adoption of the merger agreement, please see the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Medidata Board of Directors.” In addition, in considering the recommendation of the Medidata board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Medidata’s stockholders generally. For a discussion of these interests, please see the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do Medidata’s directors and officers intend to vote?
A:	We currently expect that the Company’s directors and executive officers will vote their shares in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting; although, except as described in the following sentence, they have no obligation to do so. Mr. Tarek Sherif, our Chairman and Chief Executive Officer, and Mr. Glen de Vries, our President and a director of the Company, each have signed a voting agreement pursuant to which, among other things, in the aggregate, they have agreed to vote 1,644,184 shares of Medidata common stock, or approximately 2.6% of the issued and outstanding shares of Medidata common stock as of the close of business on the record date, in favor of the proposal to adopt the merger agreement.
Q:	What effects will the merger have on the Company?
A:	Our common stock is currently registered under the Exchange Act, and is listed on the NASDAQ under the symbol “MDSO.” As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent. Following the consummation of the merger, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act.
Q:	When is the merger expected to be completed?
A:	We and Parent are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to the closing of the merger are satisfied (or, to the extent permitted, waived), including the adoption of the merger agreement by Medidata’s stockholders and the receipt of certain regulatory clearances. Assuming timely receipt of the required regulatory clearances and satisfaction of other closing conditions, we currently expect to complete the merger in the third or fourth calendar quarter of 2019.

Q:	What happens if the merger is not completed?
A:	If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NASDAQ. In the event that either Medidata or Parent terminates the merger agreement, then, in certain circumstances, a termination fee of $207 million will be due and payable to Parent by Medidata. See the section entitled “The Merger Agreement — Termination of the Merger Agreement.”
Q:	What will happen if stockholders do not approve the merger-related compensation proposal?
A:	The inclusion of this proposal is required by the Securities and Exchange Commission (the “SEC”) rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on the Company, Guarantor, Parent or Merger Sub. If the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve this proposal.
Q:	What do I need to do now? How do I vote my shares of common stock?
A:	We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of common stock you own.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

It is not necessary to attend the special meeting in order to vote your shares. To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

You can also ensure that your shares are voted at the special meeting by submitting your proxy via:

•	mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope;
•	telephone, by using the toll-free number listed on each proxy card; or
•	the Internet, at the Internet address provided on each proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of  (1) the proposal to adopt the merger agreement, (2) the merger-related compensation proposal and (3) the adjournment.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

Shares of Common Stock Held through a 401(k) Retirement Plan

If you hold your shares through a 401(k) retirement plan, you should follow the directions provided by your 401(k) retirement plan administrator regarding how to instruct your 401(k) retirement plan administrator to vote your shares.

Q:	Can I revoke my proxy?
A:	Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing at Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, or by submitting a new proxy by telephone, the Internet or mail, in each case, in accordance with the instructions on the enclosed proxy card and dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person; however, simply attending the special meeting will not cause your proxy to be revoked. Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your voting instructions. If you hold your shares in “street name,” you may also vote in person at the special meeting if you obtain a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.
Q:	What happens if I do not vote or if I abstain from voting on the proposals?
A:	The requisite number of shares to approve the proposal to adopt the merger agreement is based on the total number of shares of common stock issued and outstanding on the record date, not just the shares that are voted. If you do not vote or abstain from voting on the proposal to adopt the merger agreement, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you abstain from voting on either the merger-related compensation proposal or the adjournment proposal, it will have the same effect as a vote “AGAINST” such proposal. Not voting on either the merger-related compensation proposal and the adjournment proposal will have no effect on such proposal.
Q:	Will my shares of common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:	No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock you hold of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of common stock held in an individual retirement account must be voted under the rules governing the account.
Q:	What happens if I sell my shares of common stock before completion of the merger?
A:	In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting although you will have transferred your right to receive the merger consideration in the merger.

Q:	Should I send in my stock certificates or other evidence of ownership now?
A:	No. After the merger is completed, you will receive a letter of transmittal and related materials from the payment agent for the merger with detailed written instructions for effecting the surrender of your shares of common stock evidenced by stock certificates in exchange for the merger consideration payable in respect thereof. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration payable in respect thereof. Do not send in your certificates now.

Q:	I do not know where my stock certificates are — how will I get the merger consideration for my shares?
A:	If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.
Q:	Am I entitled to exercise dissenters’ or appraisal rights instead of receiving the merger consideration for my shares of common stock?
A:	Under Section 262 of the DGCL, stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the Delaware Court of Chancery could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the proposal to adopt the merger agreement and such stockholder must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to comply with the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C. For additional information, see the section entitled “Appraisal Rights.” Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.
Q:	Will I have to pay taxes on the merger consideration I receive?
A:	If you are a U.S. holder (as defined under the section entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. See the section entitled “The Merger (Proposal 1) — Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).
Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:	If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares of common stock are voted.
Q:	What is householding and how does it affect me?
A:	The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Medidata?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information.”
Q:	Can I access these materials on the Internet?
A:	These proxy materials are available at https://www.proxyvote.com.
Q:	Who can help answer my other questions?
A:	If you have more questions about the transactions contemplated by the merger agreement, including the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact D. F. King & Co., Inc., which is acting as the proxy solicitation agent and information agent for the Company in connection with the transactions contemplated by the merger agreement, including the merger, or the Company.

D. F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and Brokers Call: (212) 269-5550
All Others Call Toll Free: (800) 581-4001

Or

Medidata Solutions, Inc.
350 Hudson Street, 9th Floor
New York, NY 10014
Attention: Investor Relations
(212) 918-1800

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that is not based on historical fact, including statements containing the words “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” and similar expressions. Forward-looking statements in this proxy statement include, without limitation, statements regarding the planned completion of the merger, statements regarding the ability to complete the merger considering the various closing conditions, and forecasted or projected financial information. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current plans, estimates and expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Medidata assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the Company may be unable to obtain the requisite stockholder approval for the merger;
•	conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise;
•	a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the merger or cause the parties to abandon the merger;
•	the merger may involve unexpected costs, liabilities or delays;
•	the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger including, but not limited to, relationships with customers and suppliers;
•	legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company;
•	the Company may be adversely affected by other general industry, economic, business, and/or competitive factors;
•	there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement , including a termination of the merger agreement under circumstances that could require Medidata to pay a termination fee, or affect the ability to recognize benefits of the merger;
•	risks that the merger may disrupt current plans and operations and present potential difficulties in employee hiring and retention as a result of the merger;
•	risks related to diverting management’s attention from the Company’s ongoing business operations;
•	there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of Medidata common stock;

•	limitations placed on Medidata’s ability to operate its business under the merger agreement;

and other risks detailed in our filings with the SEC, including our most recent Annual Report on Form 10-K and later filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See the section entitled “Where You Can Find Additional Information.” Such risks include, without limitation: possible fluctuations in our financial and operating results; our customer concentration; our ability to retain and expand our customer base or increase new business from those customers; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures; and integration activities, performance and financial impact of acquired companies. Many of the factors that will determine our future results are beyond our ability to control or predict. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

PARTIES INVOLVED IN THE MERGER

Medidata Solutions, Inc.

Medidata Solutions, Inc., referred to as “Medidata,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Medidata is a global life sciences technology provider, dedicated to improving the way clinical research is designed, conducted, analyzed, and commercialized. Our cloud-based platform of solutions, data analytics, and AI enables efficiency and improves quality throughout clinical development programs by accelerating processes, enhancing decision-making, minimizing operational risk, reducing costs, and transforming trial strategies. Medidata trades on the NASDAQ under the symbol “MDSO.”

Medidata’s principal executive offices are located at 350 Hudson Street, 9th Floor, New York, NY 10014, and our telephone number is (212) 918-1800.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information.”

Dassault Systèmes S.E.

Dassault Systèmes S.E., referred to as “Dassault Systèmes” or “Guarantor,” the 3DEXPERIENCE Company, provides end-to-end software solutions and services, designed to support companies’ innovation processes, from specification and design of a new product, to its sale to the customer, through all stages of digital mock-up, simulation, and realistic 3D virtual experiences representing the end-user experience.

Dassault Systèmes’ global customer base includes companies in 11 industries: Transportation & Mobility; Industrial Equipment; Aerospace & Defense; Business Services; High-Tech; Life Sciences; Energy & Materials; Home & Lifestyle; Construction, Cities & Territories; Consumer Packaged Goods & Retail; and Marine & Offshore. To serve its customers, Dassault Systèmes has developed a broad software applications portfolio, comprised of 3D modeling applications, simulation applications, social and collaborative applications, and information intelligence applications, powered by its 3DEXPERIENCE platform.

Dassault Systèmes is a European company (societas Europaea), incorporated under the laws of France. Dassault Systèmes’ registered office is located at 10, rue Marcel Dassault, in Vélizy-Villacoublay (78140), France, and registered with the Company Registry of Versailles under number 322.306.440 RCS, and its telephone number is +33 (0)1 6162 6162. Dassault Systèmes’ shares are listed in France on Euronext Paris.

Additional information about Dassault Systèmes and its subsidiaries is included on its website: www.3DS.com. The information provided or accessible through Dassault Systèmes’ website is not part of, or incorporated by reference in, this proxy statement.

Dassault Systèmes Americas Corp.

Dassault Systèmes Americas Corp., referred to as “Parent,” is a Delaware corporation and an indirect wholly-owned subsidiary of Dassault Systèmes, formed in 1998. Parent is the primary operating company for Dassault Systèmes in the United States and provides software, services, and other support to a wide variety of U.S. companies. Parent also manages financial, operational, administrative and legal shared services for Dassault Systèmes companies throughout the Americas.

Parent’s corporate headquarters is located at 175 Wyman Street, Waltham, Massachusetts 02451, United States, and its telephone number is +1 (781) 810-3000. Upon completion of the merger, Medidata will become a wholly-owned subsidiary of Parent.

3DS Acquisition 6 Corp.

3DS Acquisition 6 Corp., referred to as “Merger Sub,” is a Delaware corporation and a direct wholly-owned subsidiary of Parent that was formed solely for the purpose of entering into the merger agreement and consummating the transactions. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of Medidata. Merger Sub’s corporate headquarters is located at 175 Wyman Street, Waltham, Massachusetts 02451, United States, and its telephone number is +1 (781) 810-3000. Upon completion of the merger, Merger Sub will merge with and into Medidata and Merger Sub will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Medidata board of directors for use at the special meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Medidata board of directors for use at the special meeting to be held at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019, at 10:00 a.m. local time on August 16, 2019, or at any adjournment or postponement thereof.

You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the special meeting. If you are a stockholder of record and received a printed copy of the proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the special meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of Medidata common stock as of the close of business on the record date of July 19, 2019, to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of Medidata common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the close of business on the record date.

If you wish to appoint a representative to attend the special meeting in your place, you must provide to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary the name of your representative, in addition to the admission ticket portion of your proxy card if you are a stockholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A stockholder may only appoint one representative. Requests from stockholders which are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

Purposes of the Special Meeting

One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the merger agreement. Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A, and the material provisions of the merger agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.” The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on the Company, Guarantor, Parent or Merger Sub. Accordingly, if the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers even if stockholders fail to approve the proposal.

Subject to the terms of the merger agreement, our stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about July 19, 2019.

Record Date and Quorum

The holders of record of common stock as of the close of business on July 19, 2019, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, 62,449,313 shares of common stock were issued and outstanding.

The presence at the special meeting, in person or by proxy, of the holders of record of a majority of the common stock issued and outstanding at the close of business on the record date will constitute a quorum, permitting the Company to conduct its business at the special meeting. If you submit a properly executed proxy by mail, telephone or internet, you will be considered part of the quorum. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions or otherwise lacking voting instructions will be included in the calculation of the number of shares considered to be present at the special meeting. Broker non-votes, described below under the sub-heading “—Voting; Proxies; Revocation — Providing Voting Instructions by Proxy,” will not be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

Each share of common stock issued and outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

For the Company to complete the merger, stockholders holding a majority of the shares of common stock issued and outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. A failure to vote your shares of common stock or an abstention from voting for the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Approval of the merger-related compensation proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon provided a quorum is present. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon whether or not a quorum is present.

If you abstain from voting on either the merger-related compensation proposal and the adjournment proposal, it will have the same effect as a vote “AGAINST” such proposal. A “broker non-vote” or a failure to vote your shares of common stock will have no effect on these proposals.

As of the close of business on the record date, there were 62,449,313 shares of common stock issued and outstanding.

Voting by the Company’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of the Company were entitled to vote 2,347,878 shares of common stock, or approximately 3.8% of the shares of common stock issued and outstanding as of the close of business on that date. We currently expect that the Company’s directors and executive officers will vote their shares, representing approximately 3.8% of the issued and outstanding shares of Medidata common stock as of the close of business on the record date, in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the special meeting, although, except as described in the following sentence, they have no obligation to do so. In addition, Mr. Tarek Sherif, our Chairman and Chief Executive Officer, and Mr. Glen de Vries, our President and a director of the Company, each have signed a voting agreement pursuant to which, among other things, in the aggregate, they have agreed to vote 1,644,184 shares of Medidata common stock, or approximately 2.6% of the issued and outstanding shares of Medidata common stock as of the close of business on the record date, in favor of the proposal to adopt the merger agreement. See the section entitled “The Merger Agreement — Voting Agreements.”

Voting; Proxies; Revocation

Attendance

All holders of shares of common stock as of the close of business on the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a proxy executed in your favor from your broker, bank or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone, by calling the toll-free number, or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposal to adopt the merger agreement, the merger-related compensation proposal and the adjournment proposal.

Shares of Common Stock Held in “Street Name”

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of the New York Stock Exchange, brokers, banks and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the merger agreement, the merger-related compensation proposal, or the adjournment proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and will have no effect on the merger-related compensation proposal or the adjournment proposal. Thus, for shares of common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the proposal to adopt the merger agreement will be counted as a vote in favor of such proposal.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;
•	attending the special meeting and voting in person; or
•	delivering to the Corporate Secretary of the Company a written notice of revocation by mail to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the special meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, the merger-related compensation proposal and the adjournment proposal.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies, subject to the terms of the merger agreement.

The special meeting may be adjourned by the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law whether or not a quorum is present. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Medidata board of directors is soliciting your proxy, and the Company will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Medidata’s issued and outstanding common stock. The Company has retained D. F. King & Co., Inc., a proxy solicitation firm, to assist the Medidata board of directors in the solicitation of proxies for the special meeting, and we will pay D.F. King & Co., Inc. approximately $15,000, plus reasonable and documented costs and expenses. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by D. F. King & Co., Inc. or, without additional compensation, by certain of the Company’s directors, officers and employees.

Other Information

You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the payment agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration.

THE MERGER (PROPOSAL 1)

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Certain Effects of the Merger

If the merger agreement is adopted by the Company’s stockholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger.

Upon the consummation of the merger, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Parent or Merger Sub or any of their respective wholly-owned subsidiaries, which will be canceled without any conversion thereof or consideration paid therefor, and other than dissenting shares) will be converted into the right to receive $92.25 in cash, without interest, and subject to any applicable withholding taxes upon the terms of and subject to the conditions set forth in the merger agreement

Our common stock is currently registered under the Exchange Act and is listed on the NASDAQ under the symbol “MDSO.” As a result of the merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. Following the consummation of the merger, our common stock will be delisted from the NASDAQ and deregistered under the Exchange Act, in each case, in accordance with applicable law, rules and regulations.

Background of the Merger

The Medidata board of directors and Medidata’s senior management regularly review and assess Medidata’s business strategies and objectives, and the Medidata board of directors regularly discusses Medidata’s performance, risks and opportunities, all with the goal of enhancing stockholder value. As part of these ongoing efforts, the Medidata board of directors and Medidata’s senior management evaluate from time to time various strategic alternatives, taking into account current and potential economic and other market conditions and developments and trends in the life sciences and technology industries. These strategic alternatives include the continued operation of Medidata as an independent, standalone company, acquiring new businesses to complement or expand existing businesses, and entering into strategic partnerships or other investments with respect to Medidata’s business. In addition, from time to time, Medidata and its representatives have been approached by, and communicated with, other companies and their representatives (but there were no discussions with Dassault Systèmes until the commencement of discussions described below) regarding interest in possibly acquiring Medidata. None of these discussions ever advanced to the stage of a formal offer to acquire Medidata.

On September 21, 2018, Mr. Pascal Daloz, executive vice president, chief financial officer and corporate strategy officer of Dassault Systèmes, called Mr. Sherif to discuss general ways that Dassault Systèmes and Medidata might collaborate on business opportunities.

On October 24, 2018, representatives of Dassault Systèmes attended Medidata’s industry conference, Medidata NEXT, in New York, New York.

On November 6, 2018, Mr. Daloz and several other senior Dassault Systèmes executives met with senior Medidata executives in Paris, France. The parties discussed high-level, introductory facts regarding their respective businesses and potential areas of collaboration.

On November 19, 2018, Messrs. Sherif and Daloz had an in-person meeting in New York. At that meeting, they discussed a potential collaboration, and on November 22, 2018, Dassault Systèmes and Medidata entered into a confidentiality agreement to facilitate the exchange of confidential information in connection with possible business collaborations between the two companies.

On December 3, 2018, Dassault Systèmes executives met with Medidata executives at Medidata’s headquarters in New York to discuss each party’s products and technology. The next day, the parties continued to discuss each party’s products and technology, as well as potential areas of collaboration. In the days following the in-person meetings, Medidata provided additional information to Dassault Systèmes in response to follow-up questions.

On December 10, 2018, Mr. Sherif and Mr. Bernard Charles, vice-chairman and chief executive officer of Dassault Systèmes, held an in-person meeting in New York. They discussed company histories and personal backgrounds. The next day, Mr. Charles visited Medidata’s headquarters in New York, at which time Mr. Sherif introduced Mr. Charles to Mr. de Vries, and Mr. Rouven Bergmann, chief financial officer of Medidata. The parties discussed the respective companies’ missions and visions and the evolution of the life sciences and technology industries.

On January 17, 2019, Messrs. Sherif and Daloz had a phone call in which Mr. Daloz expanded Dassault Systèmes’ interest beyond commercial collaborations to include discussions regarding a potential acquisition of Medidata. Messrs. Sherif and Daloz concluded by agreeing to speak again after both companies had released their earnings for the fourth quarter of 2018.

On February 6, 2019, the Medidata board of directors convened a telephonic meeting, attended by representatives of Norton Rose Fulbright, counsel to the Company. At the meeting, Mr. Sherif provided a summary of his communications with Dassault Systèmes and an overview of its business, and reported that Dassault Systèmes had expressed interest in the possibility of acquiring Medidata. After the briefing from Mr. Sherif regarding Dassault Systèmes, the Medidata board of directors established an informal transaction advisory committee of directors, consisting of Messrs. Sherif (Chair), de Vries, Taylor and McCulloch. The Medidata board of directors empowered the transaction advisory committee to assist the Medidata board of directors in evaluating potential transactions during intervals between board meetings, which would include giving direction to management and the Company’s advisors, and updating and presenting all significant matters to the Medidata board of directors. The Medidata board of directors requested that representatives of Morgan Stanley attend the next board meeting to present an overview of the market for technology companies as background for any potential strategic discussions.

On February 12, 2019, the Medidata board of directors held a board meeting, which representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright attended. At the request of the Medidata board of directors, Morgan Stanley provided an overview of the market for technology companies and strategic considerations as context for the Medidata board of directors’ evaluation of potential strategic opportunities. The Medidata board of directors, with business and industry input from members of Medidata’s management and representatives of Morgan Stanley, discussed various options, including (i) continuing as an independent, standalone company, (ii) engaging in a material acquisition, (iii) merging with or engaging in a strategic transaction with another strategic company, (iv) a sale to an industry participant (including a discussion of potential counterparties), and (v) a sale to a financial sponsor (including a discussion of potential counterparties). The Medidata board of directors also discussed and assessed the value of engaging in a market check with other potential strategic buyers of Medidata. The Medidata board of directors had concerns that it would be premature to initiate contact with other potentially interested strategic buyers. After assessing this, the Medidata board of directors concluded it would defer a decision on whether to initiate contact with other potentially interested strategic buyers pending progress in the negotiations with Dassault Systèmes.

On February 13, 2019, the Medidata board of directors held its regular meeting. Representatives of Medidata’s senior management and Norton Rose Fulbright attended that meeting. Representatives of Norton Rose Fulbright reviewed with the Medidata board of directors its fiduciary duties in the context of discussions with potential counterparties to a strategic transaction. The Medidata board of directors authorized the transaction advisory committee to negotiate and approve the engagement of Morgan Stanley or another financial advisor, on the terms discussed by the Medidata board of directors, to assist the Company and the Medidata board of directors in considering strategic alternatives. The Medidata board of directors authorized Mr. Sherif to continue discussions with representatives of Dassault Systèmes with respect to an acquisition of Medidata. The Medidata board of directors also reviewed and approved the company’s 2019 operating plan. This annual operating plan was initially presented to the Medidata board of directors in the fourth quarter of 2018 and was finalized at the first meeting of the Medidata board of directors in the first quarter of 2019 as part of the Company’s customary annual financial outlook process. The Medidata board of directors met in executive session, as did the non-employee directors (which we refer to as the “non-management directors”).

On February 15, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz confirmed Dassault Systèmes’ interest in acquiring Medidata.

On February 19, 2019, the transaction advisory committee met. Representatives of Medidata’s senior management and Norton Rose Fulbright attended that meeting. During the meeting, Mr. Sherif updated the committee on the February 15, 2019 discussion with Dassault Systèmes regarding a potential transaction between the parties. Mr. Sherif reported that Dassault Systèmes expressed strong interest in moving forward to evaluate a possible acquisition of Medidata and had engaged Goldman Sachs Paris Inc. et Cie, (“Goldman Sachs”) and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) to serve as Dassault Systèmes’ financial advisor and legal advisor, respectively, in connection with a potential transaction. Mr. Sherif informed the transaction advisory committee that Dassault Systèmes had proposed management diligence meetings in New York and Paris over the next month to learn more about Medidata’s business. The transaction advisory committee authorized management to move forward with the diligence meetings and, having reviewed information regarding Morgan Stanley’ advisory services, negotiate the engagement of Morgan Stanley on the terms authorized by the Medidata board of directors.

On February 22, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Sherif informed Mr. Daloz that the Medidata board of directors had decided to engage Morgan Stanley as Medidata’s financial advisor. Mr. Daloz informed Mr. Sherif of Dassault Systèmes’ intention to obtain financing for its potential acquisition of Medidata. Messrs. Sherif and Daloz also discussed scheduling future in-person meetings. Mr. Daloz informed Mr. Sherif that Dassault Systèmes would present Medidata with an initial list of due diligence requests the following week.

On February 22, 2019, Medidata engaged Morgan Stanley as its financial advisor with respect to a potential strategic transaction, with an understanding of conflict disclosure information related to Dassault Systèmes.

On February 28, 2019, and at various times leading up to the planned meetings between the parties, members of Dassault Systèmes’ and Medidata’s respective corporate development teams had calls and correspondence to plan for and agree on the agenda for the upcoming meetings.

On March 6, 2019, Messrs. Sherif and Daloz had a phone call to prepare for the diligence process and management presentations to be held on March 12 and 13, 2019. Mr. Sherif informed Mr. Daloz that Medidata would like to receive an indication of Dassault Systèmes’ valuation range before committing to further discussions following the meeting planned in Paris at the end of the month.

On March 7, 2019, executives from Medidata and Dassault Systèmes had a financial due diligence phone call.

On March 11, 2019, Medidata and Dassault Systèmes entered into a mutual confidentiality agreement related to a potential business combination between the parties. That agreement included (1) a standstill provision that would automatically terminate if Medidata entered into a definitive agreement or letter of intent with another person for the sale of Medidata or if another third-party commenced a tender or exchange offer that, if consummated, would constitute a sale of Medidata, and (2) non-solicitation provisions.

On March 12 and 13, 2019, Medidata executives, Morgan Stanley representatives, Dassault Systèmes executives and Goldman Sachs representatives met at Norton Rose Fulbright’s New York offices to discuss Medidata’s business and financial performance. Over the next several days, Dassault Systèmes requested additional information and discussions on a number of product, business, finance and regulatory topics.

On March 19, 2019, the transaction advisory committee met by telephone to discuss a business update, including a preliminary view on first quarter 2019 results and the status of discussions with Dassault Systèmes, including a summary of the management meetings that took place in New York on March 12 and 13, 2019. Certain members of Medidata’s senior management team also attended this meeting. The transaction advisory committee discussed next steps, including further meetings to take place in Paris, and Mr. Sherif stated he would give the same update to the Medidata board of directors.

Also on March 19, 2019, representatives of Medidata’s legal and corporate development teams and Norton Rose Fulbright had a discussion with representatives of Dassault Systèmes’ legal and corporate development teams and Skadden regarding regulatory approvals required for a potential strategic transaction between the parties, including antitrust and CFIUS approvals.

On March 20, 2019, members of Dassault Systèmes’ and Medidata’s respective corporate development teams discussed by phone the agenda for the upcoming meetings in Paris that were scheduled to take place on March 26 and 27, 2019.

On March 22, 2019, Messrs. Sherif and Daloz discussed by phone the agendas for the upcoming meetings in Paris. Mr. Daloz informed Mr. Sherif that Dassault Systèmes’ board of directors had been given a high-level overview of a potential transaction with Medidata, and that Dassault Systèmes would be prepared to share a preliminary indicative valuation at the upcoming meetings.

On March 23, 2019, the Medidata board of directors held a telephonic meeting. Representatives of Medidata’s senior management and representatives of Norton Rose Fulbright also attended. The Medidata five-year financial plan was presented to and reviewed by the Medidata board of directors. The Medidata five-year financial plan included the high level revenue and profitability projections contained in the 2019 operating plan approved by the Medidata board of directors at its February 13, 2019 meeting and additional long-term financial objectives that had been previously discussed with the Medidata board of directors. The Medidata board of directors approved the five-year financial plan for the purpose of internally analyzing proposals from potential acquirers of Medidata, which management prospective forecasts are set forth in the section titled “The Merger (Proposal 1) — Financial Forecasts.” Mr. Sherif also updated the Medidata board of directors on the status of discussions with Dassault Systèmes, which included providing a summary of the management meetings that took place in New York earlier in March. Mr. Sherif discussed the upcoming meetings with Dassault Systèmes that were scheduled to take place in Paris on March 26 and 27, 2019, and stated that he expected to receive a preliminary indicative value from Dassault Systèmes at or following the meetings in Paris. Mr. Sherif discussed scheduling a follow-up meeting of the Medidata board of directors after these discussions with Dassault Systèmes.

On March 26, 2019, Medidata executives met with Dassault Systèmes executives at Dassault Systèmes’ headquarters in Paris to further discuss Medidata’s business and areas of strategic synergy and a potential transaction between the parties. At the meeting, representatives of Dassault Systèmes orally provided an initial, non-binding price range of $88-$92 per share, subject to further due diligence. Representatives of Dassault Systèmes also expressed the intention to require executive retention arrangements and to assume employee equity awards on their current terms in connection with any potential transaction. However, no proposals or terms of executive retention arrangements or specific executives to be retained were discussed. Representatives of Dassault Systèmes committed to provide a written, non-binding indication of interest reflecting Dassault Systèmes’ proposed terms. The next day, Medidata executives again met with Dassault Systèmes’ executives in Paris and received an overview of Dassault Systèmes’ current business, organizational structure, life science business and strategy. Medidata executives and Dassault Systèmes executives confirmed the initial, non-binding price range provided the prior day. Medidata executives also met a broader group of Dassault Systèmes’ executive team, who discussed integration strategy generally employed in prior Dassault Systèmes acquisitions.

On March 29, 2019, the Medidata board of directors convened a telephonic meeting, attended by representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright. The Medidata board of directors received an overview of meetings with Dassault Systèmes in Paris, including the orally-provided, preliminary, non-binding range of $88-$92 per share and Dassault Systèmes’ intention to require certain executives of Medidata to enter into retention arrangements, although no terms of such arrangements had been discussed, to assume employee equity awards on their current terms, and to provide a written, non-binding indication of interest. Mr. Sherif advised the Medidata board of directors that Dassault Systèmes indicated that it had already started to arrange financing. At the request of the Medidata board of directors, Morgan Stanley provided the Medidata board of directors with market context for the proposal range, and presented options for conducting a market check and continuing discussions with Dassault Systèmes. After discussion, the Medidata board of directors authorized Medidata’s management to move forward with discussions and authorized Morgan Stanley to proceed with a market check with potential strategic buyers discussed by the Medidata board of directors to assess whether a transaction that offered greater value to Medidata stockholders as compared to the potential transaction discussed with Dassault Systèmes (in terms of price, timing, likelihood of consummation, regulatory and other considerations) was reasonably available. The Medidata board of directors discussed the effect such market check could have on Dassault Systèmes’ engagement and interest. The participants also noted that any market check could result in public leaks of a potential transaction, which could also have an adverse impact on, among others, employees, customers and external partners. The participants further discussed parties that could potentially be interested in acquiring Medidata, and whether any such parties could have the financial capacity and interest to make such an acquisition, as well as the likelihood of whether any such transaction would receive regulatory approval. Based on discussions with Norton Rose Fulbright, the Medidata board of directors advised Mr. Sherif that the terms of potential employment of executives, including the management directors, should not be discussed with representatives of Dassault Systèmes until such discussions had been authorized by the Medidata board of directors. Medidata’s management also provided an update on the Company’s first quarter 2019 business and financial performance. Mr. Sherif said that he expected to receive a written, non-binding indication of interest from Dassault Systèmes on or about April 8, 2019 and that he would schedule a board meeting on April 9, 2019.

On April 1 and 2, 2019, as directed by the Medidata board of directors, Morgan Stanley approached, on behalf of Medidata, a limited group of seven potential strategic buyers in an effort to minimize the risk of a leak and disruption to the business. This group of seven potential strategic buyers (referred to herein as Companies A through G) included those parties that the Medidata board of directors believed, after consultation with Medidata’s management and representatives of Morgan Stanley, were the parties most likely to be interested in, and capable of, pursuing a strategic transaction with Medidata without undue disruption to the Company’s business and that would be able to deliver potential value given the opportunities for synergies.

Also April 1, 2019, representatives of Skadden and Norton Rose Fulbright held a telephone conference to discuss Medidata’s employee equity plans.

On April 2 and 3, 2019, representatives of Morgan Stanley, on behalf of Medidata, provided Companies B and E with draft confidentiality agreements, which agreements contained (1) a standstill provision that automatically terminated with respect to a party upon the other party’s entry into a definitive agreement with a third party with respect to, or recommendation that such other party’s stockholders accept, a transaction involving a sale of such other party, and (2) non-solicitation provisions, so that Companies B and E could further consider a potential transaction with Medidata. Company B and Company E each provided comments to the proposed draft confidentiality agreements but, ultimately, neither entered into a confidentiality agreement with Medidata, each having notified representatives of Morgan Stanley in the period between April 9 and April 17, 2019 that it was not interested in pursuing a transaction with Medidata at such time.

On April 8, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz informed Mr. Sherif that Dassault Systèmes intended to provide a written, non-binding indication of interest by April 19, 2019 and proposed a timeline for the parties to enter into a definitive agreement by late May 2019.

On April 9, 2019, the Medidata board of directors held a telephonic meeting. Representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright also were in attendance. The Medidata board of directors received an update on the status of discussions with Dassault Systèmes. Mr. Sherif informed the Medidata board of directors that he expected to receive the written, non-binding indication of interest by April 19, 2019. Representatives of Morgan Stanley provided an update on the market outreach that had been conducted on behalf of Medidata to Companies A through G to solicit their interest in pursuing a strategic transaction with Medidata. Morgan Stanley informed the board that Companies F and G had expressed interest in learning more, that Companies B and D were not interested, and that Morgan Stanley was waiting to hear from Companies A, C and E.

On April 10, 2019, members of Medidata’s senior management team, including Messrs. Sherif and de Vries, had a telephonic meeting with representatives of Company F to discuss an overview of Medidata’s business.

On April 12, 2019, members of Medidata’s senior management team, including Messrs. Sherif and de Vries, had an in-person meeting with representatives of Company G at Company G’s headquarters to discuss an overview of Medidata’s business and strategic fit with Company G’s business. In response to follow-up questions from Company G, representatives of Medidata provided further ideas on synergies. Also on April 12, 2019, representatives of Company A contacted representatives of Morgan Stanley to indicate that Company A was not interested in pursuing further discussions.

On April 18, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz reiterated Dassault Systèmes’ interest in acquiring Medidata. Mr. Daloz informed Mr. Sherif that Dassault Systèmes had received internal approvals to explore a possible transaction and confirmed its intention to submit a written, non-binding indication of interest the following day.

On April 19, 2019, Dassault Systèmes submitted a written, non-binding indication of interest to acquire all the outstanding shares of Medidata common stock for $90 per share in cash, subject to due diligence and the negotiation of definitive transaction documentation. The offer included conditions related to the assumption of all employee equity awards (other than stock options which would be cashed out) and the negotiation of employment and retention agreements with certain Medidata executives. Mr. Daloz called Mr. Sherif later that day to review the terms of the indication of interest. Also on April 19, 2019, representatives of Company F contacted representatives of Morgan Stanley to indicate that Company F was not interested in pursuing further discussions.

On April 20, 2019, the Medidata board of directors held a telephonic meeting attended by all directors except Dr. Kurtz. Representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright also were in attendance. The Medidata board of directors, in consultation with representatives of Morgan Stanley and Norton Rose Fulbright, reviewed and evaluated the written, non-binding indication of interest received from Dassault Systèmes. The Medidata board of directors was advised that the parties’ consideration of a potential transaction had leaked into the market and that a reporter from Bloomberg had contacted representatives of Dassault Systèmes about a report that Bloomberg was planning to publish related to Dassault Systèmes’ interest in possibly acquiring Medidata. The Medidata board of directors discussed the potential effects of disruptive leaks and rumors regarding a potential sale of Medidata, including the effect on the potential transaction with Dassault Systèmes and the impact on the ongoing operations of Medidata. Representatives of Morgan Stanley then provided an update on the outreach to other potential strategic buyers, including that all potential strategic acquirers contacted other than Companies C and G had already dropped out, and the recent management meetings that had taken place with Company F and Company G, respectively. Representatives of Morgan Stanley next provided an overview of Dassault Systèmes’ April 19, 2019 offer price and the associated implied share price premiums and transaction multiples, as well as discussed a response plan with the Medidata board of directors. The discussion regarding the response to Dassault Systèmes included an indication that Dassault Systèmes would have to increase the per share price it was willing to pay for Medidata common stock in order to continue discussions, and that Medidata would allow access to further diligence materials so that Dassault Systèmes could obtain the information it needed to do so. At the request of the Medidata board of directors, Morgan Stanley discussed possible next steps of the confidential market check to determine whether there were any other strategic buyers or private equity sponsors with interest in a potential transaction. The Morgan Stanley representatives also discussed with the Medidata board of directors the additional entities that had been identified and discussed as potential buyers. The Medidata board of directors then discussed the appropriate scope of the continued outreach to potential buyers or sponsors. After discussion, the Medidata board of directors directed Morgan Stanley to contact five private equity sponsors and three additional potential strategic buyers that were discussed to determine their respective interest in a potential transaction with Medidata. The Medidata board of directors suggested a May 6, 2019 deadline for receipt of indications of interest, to align timing so that the Medidata board of directors would be able to receive and evaluate any indications of interest at approximately the same time. The Medidata board of directors also directed Mr. Sherif to hold further discussions with Dassault Systèmes to seek an improved proposal from Dassault Systèmes. After discussion, the Medidata board of directors authorized Morgan Stanley to proceed with the response discussed with and agreed to by the Medidata board of directors, and Mr. Sherif indicated he would relay the response to Dassault Systèmes.

On April 21, 2019, an article appeared on the Bloomberg website indicating that Dassault Systèmes was seeking acquisitions in the United States and considering targets, including Medidata. The article also indicated that the discussions between Dassault Systèmes and Medidata were preliminary and that Dassault Systèmes could decide against proceeding with an acquisition of Medidata or could pursue an acquisition of a different company. The article also noted that Medidata could draw interest from other potential acquirers. Neither Medidata nor Dassault Systèmes commented on the article, consistent with their respective policies of not commenting on rumors regarding mergers and acquisitions. Immediately following publication of the article, the price of Medidata’s common stock increased approximately 14.1%, closing at $90.02 per share on April 22, 2019 (as compared to the closing price of $78.87 per share on April 18, 2019, the prior trading day).

On April 22, 2019, representatives of Company G contacted representatives of Morgan Stanley to indicate that Company G was not interested in pursuing further discussions.

On April 23, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Sherif advised Mr. Daloz that, based on discussions with the Medidata board of directors, Dassault Systèmes would need to increase its price above that set forth in Dassault Systèmes’ written, non-binding indication of interest before the Medidata board of directors would be willing to advance the discussions. Later that day, the Medidata board of directors held its regular meeting and received a status update from Medidata’s management, including on Mr. Sherif’s call with Mr. Daloz earlier in the day.

Also on April 23, 2019, Company C indicated to Morgan Stanley that it was not interested in pursuing further discussions.

On April 23 and 24, 2019, at the direction of the Medidata board of directors, one of the non-management directors contacted an additional potential strategic acquirer, with which he had a prior business relationship. Also, at the direction of the Medidata board of directors, representatives of Morgan Stanley contacted an additional two potential strategic acquirers (including one major industry participant with which Medidata had discussions regarding interest in a potential transaction involving Medidata in 2017 and 2018) and five potential financial acquirers, all of which the Medidata board of directors had considered prior to the Bloomberg story, regarding a potential acquisition of Medidata. None of the additional three potential strategic acquirers entered into confidentiality agreements, each having notified representatives of Morgan Stanley or members of Medidata’s management in the period between April 24 and May 10, 2019 that it had decided not to proceed further. Four of the five potential financial acquirers that Morgan Stanley contacted executed mutual confidentiality agreements with Medidata on April 29 and May 1, 2019. Those agreements contained (1) a standstill provision that automatically terminated as to one party upon the other party’s entry into a definitive agreement with a third party with respect to, or the other party’s board of directors’ recommendation that such other party’s stockholders accept, a transaction involving a sale of such other party, and (2) non-solicitation provisions. The fifth potential financial acquirer did not enter into a confidentiality agreement. The four potential financial acquirers who entered into confidentiality agreements received initial access to the virtual data room that contained due diligence documentation and information between April 27-29, 2019.

On April 25, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz informed Mr. Sherif that he needed more time to consider and get approval for increasing the per share price above that set forth in Dassault Systèmes’ written, non-binding indication of interest.

On April 29 and May 1, 2019, representatives of Medidata’s senior management provided management presentations to representatives of the four potential financial acquirers that had entered into confidentiality agreements with Medidata. As directed by the Medidata board of directors, Morgan Stanley requested that each of the four potential financial acquirers provide an initial indication of interest by May 6, 2019. Between April 29 and May 6, 2019, two of the four potential financial acquirers conducted further business and financial diligence via correspondence and telephonic meetings with Medidata’s management. By May 7, 2019, all potential financial acquirers, other than one potential financial acquirer (which we refer to as the “Financial Bidder”), had either declined to participate further or had ceased communications with representatives of Morgan Stanley and members of Medidata’s management.

On May 3, 2019, the Medidata board of directors convened a telephonic meeting, attended by representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright. Mr. Sherif informed the board that, on May 2, 2019, Mr. Daloz notified him that Dassault Systèmes expected to provide a revised indication of interest on or about May 6, 2019. The Medidata board of directors received an update from Morgan Stanley on its additional efforts to solicit parties’ interest in pursuing a strategic transaction with Medidata including that the three potential strategic acquirers and one of the potential financial acquirers had declined to enter into confidentiality agreements. Morgan Stanley also updated the board of directors on the status of the diligence review of the four potential financial acquirers. Morgan Stanley explained that, as requested by the Medidata board of directors, it had communicated to the potential financial acquirers that initial indications of interest should be submitted by May 6, 2019. Based on discussions with Norton Rose Fulbright, the Medidata board of directors discussed certain procedural adjustments that it would make if one or more of the financial sponsors expressed interest in making a proposal, including holding separate meetings of non-management directors, chaired by the lead director, Mr. Taylor, from time to time as appropriate.

On May 6, 2019, the Financial Bidder submitted an initial written, non-binding indication of interest to acquire all the outstanding shares of Medidata common stock for $93.50 per share.

Also on May 6, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz advised Mr. Sherif that Dassault Systèmes would be submitting a revised indication of interest to acquire all of the outstanding capital stock of Medidata for $92 per share. Later that day, Dassault Systèmes submitted a revised written, non-binding indication of interest to acquire all the outstanding shares of Medidata common stock for $92 per share in cash.

On May 7, 2019, the non-management directors (other than Mr. Dominguez, who was unable to attend) convened a telephonic meeting to discuss the revised indication of interest received from Dassault Systèmes and the initial offer received from the Financial Bidder. Representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright attended a portion of that meeting. Representatives of Morgan Stanley informed the directors that all the financial sponsors they contacted had been asked to provide a written indication of interest by May 6, 2019, but that all financial sponsors other than the Financial Bidder had declined to proceed based on valuation, the necessary amount of equity financing the fund would have to provide, and timeline concerns. The directors considered Dassault Systèmes’ revised indication of interest, the initial offer received from the Financial Bidder, and the terms of Medidata’s proposed draft merger agreement to be presented to potentially interested parties. The directors discussed that price, certainty and timing would be important factors the Medidata board of directors would consider in its deliberations. The directors discussed the proposed course of action to be undertaken with each of the bidders. They authorized Mr. Sherif to advise Dassault Systèmes that Medidata had received an offer in excess of $92 per share and that Dassault Systèmes should complete its due diligence and submit a final binding proposal, including a mark-up of the draft merger agreement to be provided to Dassault Systèmes, as soon as possible. The non-management directors also authorized Morgan Stanley to inform the Financial Bidder that its proposal was sufficient to continue the due diligence process. Medidata’s management, including Mr. Sherif and Mr. de Vries, was then excused from the meeting. At that point, the non-management directors met with representatives of Morgan Stanley and Norton Rose Fulbright. The non-management directors discussed next steps, including plans to continue to receive information and updates from the advisors and Medidata management, to meet regularly without management (while also meeting with management as necessary), and to meet without the management directors, where necessary, to evaluate potential transactions and make decisions on how to proceed. The lead director instructed Morgan Stanley to keep the non-management directors advised of developments through regular contact with the lead director, which Morgan Stanley did via telephone.

On May 8, 2019, during a phone call between Mr. Sherif and Medidata board member Mr. Dominguez, Mr. Sherif recapped the prior day’s board meeting for Mr. Dominguez, who had been unable to attend. The lead director also called Mr. Dominguez to summarize the prior day’s board meeting for Mr. Dominguez.

Also on May 8, 2019, during a phone call between Messrs. Sherif and Daloz, in accordance with the discussion with and the direction of the non-management directors, Mr. Sherif informed Mr. Daloz that Dassault Systèmes’ indication of interest to acquire all of the outstanding capital stock of Medidata for $92 per share was not sufficient and that another bidder had made an offer at a higher price than Dassault Systèmes. In addition, in accordance with the discussion and direction of the non-management directors, Mr. Sherif told Mr. Daloz that price, certainty and timing would all be important factors considered by the Medidata board of directors in its deliberations. Mr. Daloz told Mr. Sherif he would think about how Dassault Systèmes wanted to proceed and be in touch with Mr. Sherif.

Beginning on May 8, 2019, the Financial Bidder conducted extensive due diligence reviews of Medidata and its business. Representatives of the Financial Bidder were provided with access to an expanded virtual data room containing additional diligence materials (beyond what was initially provided by Medidata in the virtual data room to which Financial Bidder had received access on April 28, 2019). The Financial Bidder’s representatives also held several in-person meetings and telephonic discussions with members of Medidata’s management through the end of May 2019 in connection with its due diligence investigation.

On May 9, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz informed Mr. Sherif that Dassault Systèmes continued to be interested in pursuing an acquisition. Mr. Daloz further informed Mr. Sherif that Dassault Systèmes would not have an interest in participating in an auction process. Also on May 9, 2019, representatives of Medidata circulated an initial draft of the merger agreement to representatives of Dassault Systèmes.

On May 10, 2019, representatives of Medidata circulated an initial draft of the merger agreement to representatives of the Financial Bidder.

On May 11, 2019, representatives of Dassault Systèmes were provided with additional due diligence documentation and information through access to a virtual data room.

On May 13, 2019, Messrs. Sherif and Daloz met at Medidata’s headquarters in New York and discussed the progress of Dassault Systèmes’ due diligence review and potential timing for Dassault Systèmes to complete its due diligence review and provide the Medidata board of directors with its “best and final” offer.

On May 14, 2019, the non-management directors met by conference call. Representatives of Medidata’s senior management, including Mr. Sherif, participated in a portion of the meeting to give a status update and representatives of Morgan Stanley and Norton Rose Fulbright attended the meeting. The directors received an update from Mr. Sherif regarding expected timing for completing negotiations with Dassault Systèmes and the status of its diligence review. Morgan Stanley also updated the directors on discussions with the Financial Bidder and on the status of the Financial Bidder's diligence review. Management advised the directors that there were additional due diligence meetings scheduled in London with Dassault Systèmes for the following week. Representatives of Morgan Stanley further advised the directors that the Financial Bidder was heavily involved in the diligence process, was preparing a proposal on the requested schedule and had requested to include two limited partners in its proposal to provide additional financing for the potential transaction. Medidata’s management, including Mr. Sherif, were excused from the meeting. The non-management directors continued their discussion with representatives of Morgan Stanley and Norton Rose Fulbright.

On May 17, 2019, representatives of Skadden circulated a revised draft of the merger agreement to representatives of Norton Rose Fulbright. The revised draft merger agreement contemplated a voting agreement to be executed by each of Messrs. Sherif and de Vries and employment agreements to be executed by certain Medidata executives, as well as continuation of Medidata’s employee equity plans through Dassault Systèmes plans for all employee participants, in each case as conditions to Dassault Systèmes entering into the merger agreement.

On May 20, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz updated Mr. Sherif on Dassault Systèmes’ due diligence review, the timing for the delivery of Dassault Systèmes’ “best and final” offer and the status of the draft merger agreement. Also on May 20, 2019, representatives of Norton Rose Fulbright distributed to Medidata’s management and the Medidata board of directors an “issues list” with respect to the revised draft of the merger agreement received from counsel to Dassault Systèmes.

Also on May 20, 2019, representatives of Dassault Systèmes conducted due diligence regarding Medidata and certain human resources matters, with representatives of Medidata and its advisors, at Norton Rose Fulbright’s offices in New York.

On May 20 and 21, 2019, representatives of Dassault Systèmes and its advisors conducted further due diligence investigations regarding Medidata and its business, including strategy, financial performance, commercial, technology, and research and development matters, with certain Medidata executives and its advisors in London. In the financial due diligence session, representatives of Dassault Systèmes expressed potential concerns based on their analyses that the growth rate of Medidata’s core business was slowing.

Also on May 21, 2019, the non-management directors met by conference call. Representatives of Medidata’s senior management, including Mr. Sherif and Mr. de Vries, Morgan Stanley and Norton Rose Fulbright participated in a portion of the meeting. The directors received an update from Mr. Sherif regarding Dassault Systèmes’ expected timing for completion of its diligence review, the completion of the merger agreement negotiations, and for receipt of a final offer from Dassault Systèmes. Medidata’s management stated that representatives of Dassault Systèmes had indicated that they expected to finish their diligence review in the next week and may make their formal final offer at that time. Morgan Stanley provided an update on discussions with the Financial Bidder and the status of the Financial Bidder’s diligence review, indicating that the Financial

Bidder could be finished with its diligence review in a similar time frame and was committed to working towards submitting a final proposal by June 3, 2019. After discussion, the directors determined that both parties should be advised to submit a final bid, together with a revised merger agreement, on the same time frame. Representatives of Norton Rose Fulbright described the status of the discussions with counsel to Dassault Systèmes regarding the draft merger agreement. Representatives of management, including Mr. Sherif and Mr. de Vries, and Morgan Stanley were then excused from the meeting. The non-management directors then discussed the status of the negotiations with Dassault Systèmes and the status of discussions with the Financial Bidder and the Financial Bidder’s diligence review.

On May 22, 2019, representatives of Norton Rose Fulbright circulated a revised draft of the merger agreement to representatives of Skadden.

On May 23, 2019, Messrs. Sherif and Daloz discussed by phone logistics and topics for an in-person meeting the next day.

On May 24, 2019, Messrs. Sherif, de Vries, Daloz and Charles met at Dassault Systèmes headquarters in Paris and discussed long term strategic visions and the future of the life sciences and technology industries.

Also on May 24, 2019, a group of Medidata executives met with representatives of the Financial Bidder at the offices of Norton Rose Fulbright for an extended due diligence session. On May 28, 2019, a group of Medidata executives met with representatives of the Financial Bidder for a due diligence session focused on Medidata’s technologies.

On May 29, 2019, Messrs. Sherif and Daloz discussed by phone topics for a telephonic meeting scheduled for the following day. Mr. Daloz informed Mr. Sherif that Dassault Systèmes had reviewed all the due diligence items to date and discussed the importance of Medidata’s senior management’s commitment to the business and the success of the potential transaction.

On May 30, 2019, Messrs. Sherif, de Vries, Daloz and Charles discussed by phone growth prospects, competitive dynamics and how the organization could succeed as a combined company. Also on May 30, 2019, representatives of Skadden circulated a revised draft of the merger agreement to representatives of Norton Rose Fulbright.

On June 2, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz informed Mr. Sherif that Dassault Systèmes was preparing to make a revised proposal the next day. Mr. Daloz also informed Mr. Sherif that a Dassault Systèmes board meeting had been scheduled for June 11, 2019 to receive final authorization for the transaction.

On June 3, 2019, during a phone call between Messrs. Sherif and Daloz, Mr. Daloz informed Mr. Sherif that Dassault Systèmes had concluded its due diligence, that substantial progress had been made on the merger agreement and that Dassault Systèmes was ready to finalize the negotiation of a transaction based on an all cash offer of $90 per share. Mr. Daloz referenced Dassault Systèmes’ view of the lower growth rate that Dassault Systèmes believed Medidata would experience in its core business as a factor in the revised price proposal. Mr. Daloz stated that the Dassault Systèmes board of directors was unlikely to offer a higher price. Mr. Sherif let Mr. Daloz know that the Company was focused on bringing the discussion of a potential transaction to a conclusion. Mr. Daloz informed Mr. Sherif that after June 11, 2019, Dassault Systèmes would be ready to announce the potential transaction, assuming the parties reached an agreement on price and the remaining outstanding terms of the merger agreement.

Also on June 3, 2019, during a phone call with Morgan Stanley, the Financial Bidder confirmed continued interest in a potential transaction but stated that it was struggling to get to current market value, noting in the discussion that it had concerns about growth prospects in Medidata’s core business and that it would not likely be able to outbid a strategic buyer. The Financial Bidder stated that it expected to present a final offer and would consider submitting a markup of the draft merger agreement on June 10, 2019.

On June 4, 2019, the non-management directors met by conference call. Senior management, including Mr. Sherif and Mr. de Vries, and representatives of Morgan Stanley and Norton Rose Fulbright participated during a portion of the meeting. Mr. Sherif presented an update to the directors regarding Dassault Systèmes’ valuation of Medidata and its decision to revise its proposal to $90 per share. Mr. Sherif stated that although Dassault Systèmes did not foreclose discussing a higher price, Mr. Daloz stated that the price was where

Dassault Systèmes was at that time and did not indicate that Dassault Systèmes would be willing to go higher. Mr. Sherif also reported that Dassault Systèmes indicated its desire to sign a definitive agreement by June 11, 2019 and issue an announcement the following day. The directors discussed the merits of the revised proposal. Morgan Stanley provided an update on discussions with the Financial Bidder. Morgan Stanley reported that the Financial Bidder expressed similar concerns, following its diligence review, about the growth prospects of Medidata’s core business and that as a result, Morgan Stanley believed that the Financial Bidder’s valuation was likely to be below $90 per share. Morgan Stanley also reported the Financial Bidder’s stated belief that it would not likely be able to outbid a strategic buyer. The directors discussed the low probability that another industry participant or financial sponsor would propose a transaction more favorable to Medidata stockholders than the transaction that Dassault Systèmes proposed. After discussion, the non-management directors considered continuing the negotiation with Dassault Systèmes to attempt to obtain an increased per share price, without setting a minimum price ultimatum. Representatives of Norton Rose Fulbright discussed the merger agreement and stated that there were few issues open other than the price, the termination fee and issues concerning the employment and retention of select employees. The non-management directors discussed timing for receiving final bids and scheduled the next meeting for June 10, 2019 to review the final offers, deal terms and Morgan Stanley’s valuation analysis. The non-management directors noted that Dassault Systèmes conditioned its proposal on the assumption of all employee equity awards (other than stock options) and the negotiation of employment agreements with certain Medidata executives. The non-management directors instructed Mr. Sherif to negotiate for the best possible price per share to be paid by Dassault Systèmes and to finalize the offer. Medidata’s management, including Mr. Sherif and Mr. de Vries, and representatives of Morgan Stanley, then were excused from the meeting. At that point, the non-management directors discussed next steps and agreed that it was important to complete negotiations with Dassault Systèmes to obtain a best and final offer, given that no other party was likely to make an offer at or above the price proposed by Dassault Systèmes.

Also on June 4, 2019, Mr. Sherif called Mr. Daloz to propose an in-person meeting to continue and conclude price negotiations.

On June 5, 2019, representatives of the Financial Bidder informed representatives of Morgan Stanley that the Financial Bidder, after diligence, would not offer a price at or above $90 per share given their view of the future revenue growth rate of Medidata’s core business. As a result, the Financial Bidder withdrew from further discussions.

On June 5, 2019, representatives of Norton Rose Fulbright and Skadden had a conference call to discuss the remaining open issues in the draft merger agreement. Also on June 5, 2019, representatives of Skadden sent a draft of the form of voting agreement to representatives of Norton Rose Fulbright.

On June 6, 2019, representatives of Norton Rose Fulbright circulated a revised draft of the merger agreement to representatives of Skadden.

On June 7, 2019, Messrs. Sherif and Daloz met in Paris and negotiated the per share offer price in accordance with the prior authorization of the non-management directors, which resulted in a revised proposal of $92.25 per share. This proposal was conditioned on agreement of assumption of employee equity awards (other than stock options), acceptance of the proposed conditions on antitrust and CFIUS approval, no reverse breakup fee and a termination fee of 3.5% of the transaction value.

Later that day, the non-management directors met by conference call. Representatives of Medidata’s senior management, including Mr. Sherif and Mr. de Vries, and representatives of Morgan Stanley and Norton Rose Fulbright participated in a portion of the meeting. Mr. Sherif informed the non-management directors that Dassault Systèmes had agreed to increase its proposal to $92.25 per share. Representatives of Morgan Stanley advised the non-management directors about the Financial Bidder’s decision to withdraw, including its cited reasons. Medidata’s management, including Mr. Sherif and Mr. de Vries, were excused from the call and, after discussion, the non-management directors expressed support for the revised increased price and authorized Mr. Sherif to so inform Dassault Systèmes and to negotiate employee matters. Up to this point, the management directors had no discussions about their employment and retention arrangements with representatives of Dassault Systèmes.

Between June 7 and 11, 2019, counsel to the executives and Skadden exchanged and negotiated drafts of the employment and retention arrangements for certain key executives, including the management directors. For additional details, see the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger.”

On June 8, 2019, representatives of Skadden circulated a revised draft of the merger agreement to representatives of Norton Rose Fulbright. Also on June 8, 2019, representatives of Skadden circulated the facilities agreement providing certain funding for the acquisition, in final draft form but subject to certain redactions, to representatives of Norton Rose Fulbright.

On June 9, 2019, in advance of a board meeting scheduled for the next day, the Medidata board of directors received Morgan Stanley’s preliminary financial analysis of the proposed transaction. It also received, from Norton Rose Fulbright, the latest draft of the merger agreement, a summary of the merger agreement, and proposed board resolutions relating to approval of the merger agreement with Dassault Systèmes.

On June 10, 2019, representatives of Norton Rose Fulbright and Skadden exchanged revised drafts of the form of voting agreement.

Also on June 10, 2019, the Medidata board of directors met at Norton Rose Fulbright’s offices, with certain members participating by phone. Representatives of Medidata’s senior management, Morgan Stanley and Norton Rose Fulbright also attended that meeting. The Medidata board of directors also discussed with representatives of Norton Rose Fulbright the terms of the merger agreement, including the parties’ respective termination rights (including Medidata’s right to terminate the merger agreement under certain circumstances to enter into an alternative acquisition agreement with respect to a superior proposal), the termination fee payable by Medidata under certain circumstances, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “material adverse effect” and the applicable closing conditions. Also at this meeting, representatives of Morgan Stanley reviewed with the Medidata board of directors an overview of the course that the Company followed leading up to a potential transaction, an overview of the proposed transaction and an overview of Morgan Stanley’s financial analysis of the merger consideration. Medidata’s management provided an update on the Company’s business and its views on the prospects of Medidata continuing as an independent, standalone company. Mr. Sherif noted his belief that Medidata could achieve its growth objectives, although noting the potential risks associated with executing on the Company’s business plan and the possibility of adverse changes in the industry and market environment. Medidata’s management, including Mr. Sherif and Mr. de Vries, was then excused from the meeting. At that point, the non-management directors met with representatives of Morgan Stanley and Norton Rose Fulbright to discuss the proposed merger. Representatives of Norton Rose Fulbright discussed with the Medidata board of directors their fiduciary duties in connection with evaluating Medidata’s strategic alternatives and the proposed merger.

During the day and into the evening of June 11, 2019, representatives of the parties further negotiated, and reached resolution on, the remaining open points of the merger agreement. These included issues with respect to the parties’ required efforts to obtain applicable regulatory approvals, the amount of the termination fee payable by Medidata to Dassault Systèmes under certain circumstances, the lack of a termination fee payable by Dassault Systèmes to Medidata under certain circumstances, and obligations under the merger agreement.

On June 11, 2019, the Medidata board of directors met to consider Dassault Systèmes’ offer and the terms of the merger agreement. Representatives of Morgan Stanley and Norton Rose Fulbright also attended that meeting. Representatives of Morgan Stanley reviewed with the Medidata board of directors Morgan Stanley’s financial analysis of the merger consideration, as more fully described below under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 42, and rendered to the Medidata board of directors its oral opinion that, as of June 11, 2019, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by the holders of Medidata common stock, other than the holders of excluded shares, pursuant to the merger agreement was fair, from a financial point of view, to such holders of Medidata common stock (such opinion was subsequently confirmed by delivery of a written opinion dated June 11, 2019 following the meeting). The full text of Morgan Stanley’s written opinion is attached below as Annex B to this proxy statement. After discussing the proposed transaction and considering the discussion with Norton Rose Fulbright and Morgan Stanley, the non-management directors unanimously recommended the approval of the merger agreement to the Medidata board of directors, and the Medidata board of directors thereupon unanimously (i) determined and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, (ii) determined that the terms of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the merger consideration, are fair to, and in the best interests of, Medidata and its stockholders, (iii) approved and declared advisable the execution and delivery by Medidata of the merger agreement, the performance by Medidata of its covenants and agreements contained in the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, upon the terms and subject to the conditions contained in the merger agreement, (iv) directed that the adoption of the merger agreement be submitted to the Medidata stockholders for their adoption at a meeting of the stockholders and (v) resolved to recommend that the Medidata stockholders adopt the merger agreement in accordance with the applicable provisions of law.

During the evening of June 11, 2019, representatives of Skadden circulated an executed copy of the facilities agreement to representatives of Norton Rose Fulbright for review. The parties then proceeded to execute the merger agreement. In connection with the execution of the merger agreement, certain of Medidata’s executive officers entered into retention arrangements with Dassault Systèmes and new restrictive covenant agreements with Dassault Systèmes, and Messrs. Sherif and de Vries entered into voting agreements with Parent.

On June 12, 2019, Medidata and Dassault Systèmes issued a joint press release announcing the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Medidata Board of Directors

The Medidata board of directors, with the assistance of its financial and legal advisors, evaluated the merger agreement, the merger and the other transactions contemplated thereby and unanimously determined and declared that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger and merger consideration, are fair to, and in the best interests of, the Company and Medidata’s stockholders and approved and declared advisable the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained in the merger agreement and the consummation of the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions contained in the merger agreement. The Medidata board of directors has unanimously recommended that the stockholders of Medidata vote “FOR” the proposal to adopt the merger agreement.

In the course of reaching its unanimous recommendation, the Medidata board of directors considered a significant amount of information and numerous factors and benefits of the merger, including the following positive factors relating to the merger agreement, the merger and the other transactions contemplated thereby, each of which the directors believed supported their decision:

•	Attractive Value. The Medidata board of directors considered the current and historical market prices of Medidata common stock, including the market performance of the common stock relative to those of other participants in Medidata’s industry and general market indices, and the fact that the merger consideration of $92.25 in cash per share represented a premium of approximately 21% to Medidata’s 30 trading day volume weighted average share price, prior to the reporting about the merger in the financial press on April 21, 2019, and of 4% over Medidata’s 52-week high closing share price prior to April 21, 2019.
•	Maximizing Stockholder Value. The Medidata board of directors considered that the merger consideration of $92.25 in cash per share was more favorable to Medidata’s stockholders than the potential value that might result from other alternatives reasonably available to Medidata, including, but not limited to, the continued operation of Medidata on a standalone basis, in light of a number of factors, including the following:
○	the Medidata board of directors’ assessment of Medidata’s business, assets and prospects, its competitive position and historical and projected financial performance, its short-term and long-term capital needs and the nature of the industry in which Medidata competes;

○	the strategic and other alternatives reasonably available to Medidata, including the alternative of remaining a standalone public company, in light of a number of factors and the risks and uncertainty associated with those alternatives, none of which were deemed likely to result in value to Medidata’s stockholders that would exceed, on a present-value basis, the value of the merger consideration;
○	that Dassault Systèmes was the most logical acquiror of Medidata and, in light of Dassault Systèmes’ strong balance sheet and financial position, that Dassault Systèmes was the potential transaction partner most likely to and did offer the highest value to Medidata’s stockholders; and
○	the Medidata board of directors believed, based on Parent’s positions during such negotiations, that the $92.25 per share merger consideration was the maximum amount that Parent would be willing to pay to acquire Medidata.
•	Extensive Sale Process. The Medidata board of directors considered the fact that, with the assistance of Morgan Stanley, the Company conducted a thorough and extensive sale process in which potential strategic and financial buyers were contacted to inquire regarding their interest in acquiring the Company, and that after that process in which at least one other buyer conducted extensive due diligence and analysis, Dassault Systèmes was the only buyer that indicated an interest in making a definitive offer to buy the Company at the price agreed to by Dassault Systèmes.
•	Arms-Length Negotiations. The fact that the Medidata board of directors and Medidata’s senior management, in coordination with Medidata’s outside legal and financial advisors, vigorously negotiated on an arms-length basis with Dassault Systèmes with respect to price and other terms and conditions of the merger agreement, including obtaining a price increase by Dassault Systèmes from its initial price of $90 per share to a price of $92.25 per share as well as the stated position of Dassault Systèmes that the agreed price was the highest price per share to which Dassault Systèmes was willing to agree. In addition, the Medidata board of directors noted that as to matters related to employment and retention arrangements for key executives, (i) such arrangements were required by Dassault Systèmes in order to help assure the continuity of management, (ii) such arrangements were not discussed with Dassault Systèmes until after discussions with Party A had ceased, after Dassault Systèmes increased its price per share to a price of $92.25 per share, and after substantially all terms of the merger agreement had been agreed, and (iii) that no significant benefit was provided to the executives above ordinary employment terms.
•	Loss of Opportunity. The Medidata board of directors considered the possibility that, if it declined to adopt the merger agreement, there may not be another opportunity for Medidata’s stockholders to receive a comparable amount of value.
•	Greater Certainty of Value. The Medidata board of directors considered that the proposed merger consideration is all cash, so that the merger provides stockholders immediate certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in Medidata’s business, including the internal and external risks associated with Medidata’s standalone strategy.
•	Financial Prospects. The Medidata board of directors considered the Company’s operating and financial performance and its prospects, including certain prospective forecasts for the Company prepared by the Company’s senior management, which reflect an application of various assumptions of senior management. The Medidata board of directors considered the inherent uncertainty of achieving management’s prospective forecasts, as set forth under the section titled “The Merger (Proposal 1) — Financial Forecasts,” and that, as a result, the Company’s actual financial results in future periods could differ materially from those forecasts.

•	High Likelihood of Completion. The Medidata board of directors considered the likelihood of completion of the merger to be high, particularly in light of the terms of the merger agreement and the conditions to the closing of the merger, including:
○	the absence of a financing condition in the merger agreement and the representation of Parent in the merger agreement that as of the effective time of the merger it will have sufficient available aggregate funds to consummate the transactions contemplated by the merger agreement upon the terms and subject to the conditions set forth in the merger agreement;
○	the commitment of Parent in the merger agreement to use its reasonable best efforts to satisfy conditions and complete the merger, and the commitments of Parent to take certain specified actions (subject to agreed limitations) to obtain antitrust approvals and to obtain CFIUS clearance; and
○	the absence of any condition with respect to consents or approvals in the merger agreement, other than the requisite stockholder approval and the regulatory approvals, including antitrust clearance or approval and CFIUS clearance.
•	Opportunity to Receive Alternative Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal. The Medidata board of directors considered the terms of the merger agreement permitting Medidata to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:
○	Medidata’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made before the time Medidata’s stockholders approve the proposal to adopt the merger agreement; and
○	the provision of the merger agreement allowing the Medidata board of directors to terminate the merger agreement, in specified circumstances relating to a superior proposal subject, in specified cases, to payment of a termination fee of $207 million, which amount the directors believed to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals.
•	Receipt of Fairness Opinion from Morgan Stanley. The Medidata board of directors considered the opinion of Morgan Stanley rendered to the Medidata board of directors to the effect that, as of June 11, 2019 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $92.25 per share in cash to be received by the holders of shares of Medidata common stock, other than the holders of excluded shares, pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Medidata common stock, as more fully described below in the section entitled “The Merger (Proposal 1) — Opinion of Morgan Stanley & Co. LLC.”
•	Recommendation of Senior Management. The Medidata board of directors considered the recommendation of Medidata’s senior management in favor of the transactions contemplated by the merger agreement, including the merger. In considering such recommendation, the Medidata board of directors noted the employment and retention arrangements for certain key executives, the role of Mr. Sherif during negotiations as described in the section entitled “The Merger (Proposal 1) — Background of the Merger” and the other considerations described in the bullet above captioned “Arms-Length Negotiations.”
•	Appraisal Rights. The Medidata board of directors considered that stockholders of Medidata who do not vote to adopt the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and receive the appraised fair value of their shares of common stock, as and to the extent provided under Delaware law.

In the course of reaching the determinations and decisions and making the recommendation described above, the Medidata board of directors also considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:

•	that Medidata’s stockholders will have no ongoing equity participation in Medidata following the merger, and that such stockholders will cease to participate in Medidata’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of Medidata to a third party;
•	the risks and costs to Medidata if the merger does not close, including uncertainty about the effect of the proposed merger on Medidata’s employees, customers, potential customers, suppliers, collaboration partners, distributors, lenders, and other parties, which may impair Medidata’s ability to attract, retain and motivate key personnel and could cause customers, potential customers, suppliers, collaboration partners, distributors, lenders, and others to seek to change or not enter into business relationships with Medidata, and the risk that the trading price of the common stock of Medidata could be materially adversely affected;
•	the substantial time and effort of management required to consummate the merger, which could disrupt Medidata’s business operations and may divert employees’ attention away from Medidata’s day-to-day operations;
•	the merger agreement’s restrictions on the conduct of Medidata’s business before the completion of the merger, generally requiring Medidata to conduct its business only in the ordinary course and subject to specific limitations, which may (but are not likely to) delay or prevent Medidata from undertaking business opportunities that may arise pending completion of the merger;
•	the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, including adoption of the merger agreement by the holders of Medidata common stock and the approval of certain regulatory authorities;
•	the possibility that, under certain circumstances under the merger agreement, Medidata may be required to pay a termination fee of $207 million to Parent, as more fully described under “The Merger Agreement — Termination of the Merger Agreement”;
•	the fact that if the merger is not completed as a result of regulatory impediments, Dassault Systèmes will not be obligated to pay any “reverse termination fee” to Medidata;
•	the risk that, despite retention efforts prior to consummation of the merger, Medidata may lose personnel;
•	the risk of incurring substantial expenses related to the merger, including in connection with any litigation that may result from the announcement or pendency of the merger;
•	that the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction to Medidata stockholders for U.S. federal income tax purposes; and
•	the amount of time it could take from the date of the deliberations of the Medidata board of directors and the special meeting to complete the transactions contemplated by the merger agreement, including that an extended period of time may exacerbate the impact of other risks considered by the Medidata board of directors described herein.

The foregoing discussion of the information and factors considered by the Medidata board of directors is intended to be illustrative and not exhaustive, but includes the material factors considered by the Medidata board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the Medidata board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. The Medidata board of directors conducted an overall review of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the merger. In addition, individual directors may have given different weights to different factors. The Medidata board of directors unanimously recommended in favor of adoption of the merger agreement based upon the totality of the information it considered.

Opinion of Morgan Stanley & Co. LLC

The board of directors retained Morgan Stanley as its financial advisor in connection with the merger on February 22, 2019. The board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, business and affairs of Medidata. At a meeting of the Medidata board of directors on June 11, 2019, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in a written opinion dated June 11, 2019, to the Medidata board of directors to the effect that, as of the date of the opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the per share merger consideration to be received by the holders of shares of Medidata common stock, other than excluded shares, pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Medidata common stock.

The full text of Morgan Stanley’s written opinion to the Medidata board of directors, dated June 11, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex B, and is incorporated by reference herein in its entirety. The foregoing summary of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Morgan Stanley’s opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. Morgan Stanley’s opinion was for the benefit of the Medidata board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of Medidata common stock (other than the holders of excluded shares) pursuant to the merger agreement, as of the date of the opinion, and does not, address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not constitute advice or a recommendation as to how Medidata’s stockholders should vote at any stockholders’ meeting, to be held in connection with the merger or to take any other action with respect to the merger.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Medidata;
•	reviewed certain internal financial statements and other financial and operating data concerning Medidata;
•	reviewed certain financial forecasts prepared by Medidata’s management along with certain extrapolations of those projections prepared with guidance from the management of Medidata (which were reviewed and approved for Morgan Stanley’s use by the management of Medidata), as described in the section entitled “The Merger (Proposal 1) — Financial Forecasts”;
•	discussed the past and current operations and financial condition and the prospects of Medidata with senior executives of Medidata;
•	reviewed the reported prices and trading activity for Medidata common stock;
•	compared the financial performance of Medidata and the prices and trading activity of Medidata common stock with that of certain other publicly traded companies comparable with Medidata, and their securities;
•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•	reviewed the merger agreement and certain related documents; and
•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Medidata, and which formed a substantial basis for its opinion. At Medidata’s direction, Morgan Stanley’s analyses relating to the business and financial prospects of Medidata for purposes of its opinion were based on the financial forecasts. With respect to the financial forecasts, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the then best currently available estimates and judgments of Medidata’s management of the future financial performance of Medidata. Morgan Stanley expressed no view as to the financial forecasts nor the assumptions on which they were based. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the final merger agreement would not differ in any material respects from the draft merger agreement provided to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived by holders of shares of the Medidata common stock in the merger. Morgan Stanley did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection therewith. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Medidata and its legal, tax, regulatory and actuarial advisors with respect to legal, tax, regulatory and actuarial matters.

Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation (other than the Per Share Consideration in respect of the shares of Medidata common stock held by them) to any of Medidata’s officers, directors or employees, or any class of such persons, relative to the per share merger consideration to be received by the holders of shares of Medidata common stock (other than the holders of excluded shares) in the merger. Morgan Stanley’s opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might have been available to Medidata, nor did it address the underlying business decision of Medidata to enter in to the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Medidata, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 11, 2019. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm the opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion delivered on June 11, 2019, and the preparation of its written opinion letter dated June 11, 2019 to the Medidata board of directors. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 7, 2019, and is not necessarily indicative of current market conditions. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. In performing the financial analysis summarized below and arriving at its opinion, Morgan Stanley used and relied upon the financial forecasts, which are more fully described below under the section entitled “The Merger (Proposal 1) — Financial Forecasts.”

Comparable Company Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Medidata with comparable publicly available consensus equity analyst research estimates for selected companies, selected based on Morgan Stanley’s professional judgement and experience, that share similar business characteristics and/or other similar operating characteristics (these companies are referred to as the “comparable companies”). The following list sets forth the comparable companies that were reviewed in connection with this analysis:

Vertical SaaS:

•	2U
•	AppFolio
•	Aspen Technology
•	Autodesk
•	Blackbaud
•	Constellation Software
•	Guidewire Software
•	RealPage
•	SS&C Technologies
•	Tyler Technologies

Healthcare IT:

•	CompuGroup Medical
•	Inovalon
•	IQVIA
•	Veeva Systems

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (“AV”), which Morgan Stanley defined as fully-diluted market capitalization plus debt, preferred equity and non-controlling interest (as applicable) less cash and cash equivalents, to (i) estimated revenue (“AV/Revenue”) and (ii) estimated EBITDA, unburdened by stock-based compensation expenses, (“AV/EBITDA”), for calendar years 2019 and 2020, of Medidata and each of the comparable companies based on publicly available financial information for comparison purposes. For the AV calculation of Medidata, Morgan Stanley included the book value of certain contingent consideration payable by Medidata as reported on March 31, 2019 in Medidata’s 10-Q as a debt-like item, and also considered marketable securities as cash and cash equivalents.

For purposes of this analysis of the comparable companies, Morgan Stanley utilized publicly available estimates of revenue and EBITDA, unburdened by stock based compensation expenses (to conform to Medidata’s non-GAAP internal reporting), compiled by Thomson Reuters, prepared by equity research analysts, available as of June 7, 2019.

The following table presents the results of this analysis:

Comparable Company	AV/ CY2019E Revenue	AV/ CY2020E Revenue	AV/ CY2019E EBITDA	AV/ CY2019E EBITDA
Vertical SaaS
2U, Inc.	3.2x	2.6x	N.M.	N.M
AppFolio, Inc.	14.4x	11.5x	N.M.	N.M.
Aspen Technology, Inc.	15.8x	14.9x	31.9x	28.9x
Autodesk, Inc.	11.6x	9.5x	42.5x	27.4x
Blackbaud, Inc..	5.1x	4.9x	25.1x	23.3x
Constellation Software Inc..	5.3x	4.6x	20.2x	17.2x
Guidewire Software, Inc.	10.1x	8.8x	N.M.	52.1x
RealPage, Inc.	6.3x	5.7x	22.2x	19.0x
SS&C Technologies Holdings, Inc..	5.0x	4.8x	12.7x	11.8x
Tyler Technologies, Inc.	8.2x	7.4x	29.0x	25.7x
Healthcare IT
CompuGroup Medical SE	4.6x	4.6x	17.2x	16.2x
Inovalon Holdings, Inc.	4.6x	4.3x	14.5x	13.2x
IQVIA Holdings, Inc.	3.5x	3.3x	16.2x	14.9x
Veeva Systems	23.7x	20.0x	N.M.	N.M.
*	Multiples greater than 60.0x (or negative multiples) deemed not meaningful for Morgan Stanley’s analysis and labeled as “N.M.”

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of AV/Revenue and AV/EBITDA for calendar years 2019 and 2020, as set forth in the table below. Medidata estimated revenue used in this analysis as set forth in the financial forecasts was $740 million and $861 million for 2019 and 2020, respectively, and Medidata estimated EBITDAO* was $179 million and $221 million for 2019 and 2020, respectively. Morgan Stanley then applied those representative ranges to the corresponding Medidata statistic as set forth in the financial forecasts. Based on the issued and outstanding shares of Medidata’s common stock on a fully-diluted basis of approximately 64 million shares as determined using the treasury stock method, including the impact of the estimated conversion factors of certain Medidata performance based restricted stock units, as provided by Medidata as of June 3, 2019 (the latest information available at the time of calculation) and estimated net cash as provided by Medidata as of June 30, 2019 of $127 million, the analysis resulted in estimated implied value per share of Medidata’s common stock, rounded to the nearest $1.00, as follows:

	Selected Comparable Medidata Multiple Ranges	Implied Equity Value Per Share of Medidata Common Stock
Aggregate Value to Estimated 2019 Revenue	5.0x – 7.0x	$60.00 – $83.00
Aggregate Value to Estimated 2020 Revenue	4.5x – 6.5x	$62.00 – $89.00
Aggregate Value to Estimated 2019 EBITDAO	22.5x – 27.5x	$65.00 – $79.00
Aggregate Value to Estimated 2020 EBITDAO	20.0x – 25.0x	$71.00 – $88.00
*	EBITDAO defined as GAAP EBIT, unburdened by depreciation, amortization, stock-based compensation, and acquisition related bonuses.

No company utilized in the public trading comparables analysis is identical to Medidata. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Medidata’s control. These include, among other things, the impact of competition on Medidata’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medidata and the industry, and in the financial markets in general.

Precedent Transactions Analysis

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions that share some characteristics with the merger. Morgan Stanley compared publicly available statistics for selected transactions that announced between January 1, 2014 and June 7, 2019 involving businesses that Morgan Stanley judged to be similar in certain respects to Medidata’s business and aspects thereof based on Morgan Stanley’s experience and familiarity with Medidata’s industry. Morgan Stanley selected such comparable transactions because they shared certain characteristics with the merger, most notably because they were in the software sector and each had a transaction AV of greater than $2 billion and the target’s revenue growth over the next twelve month period was less than 30%. Morgan Stanley reviewed the transactions below for, among other things, the ratio of the AV of each transaction to each target company’s revenue for the 12-month period following the transaction announcement date based on publicly available estimates as of the date of such announcement (“NTM revenue”).

Announcement Date	Target	Acquirer	AV/NTM Revenue
9/2/2014	Compuware	Thoma Bravo	3.0x
9/18/2014	Concur	SAP	10.3x
9/29/2014	TIBCO Software	Vista Equity Partners	3.9x
2/2/2015	Advent Software	SS&C Technologies	6.4x
4/7/2015	Informatica	Permira	4.3x
6/15/2015	DealerTrack	Cox Automotive	3.8x
9/13/2015	Solera	Vista Equity Partners	4.6x
10/21/2015	Solarwinds	Silver Lake + Thoma Bravo	7.8x
6/1/2016	Demandware	Salesforce	8.9x
6/2/2016	Qlik Technologies	Thoma Bravo	3.5x
6/13/2016	LinkedIn	Microsoft	6.8x
7/28/2016	NetSuite	Oracle	9.1x
8/1/2016	Fleetmatics	Verizon	6.3x
11/20/2016	LifeLock	Symantec	3.3x
1/29/2018	Callidus	SAP	8.3x
7/11/2018	CA Technologies	Broadcom	4.3x
10/28/2018	Red Hat	IBM	9.4x
11/12/2018	Athenahealth	Veritas Capital + Evergreen Coast Capital	3.9x
2/4/2019	Ultimate Software	Consortium led by Hellman & Friedman	8.0x
2/12/2019	Ellie Mae	Thoma Bravo	6.7x

Based on the results of this analysis and its professional judgment and experience, Morgan Stanley applied an AV/NTM revenue range of 6.0x to 8.0x to Medidata’s projected NTM revenue as of June 30, 2019 of $817 million, which, at the direction of Medidata management, it calculated as the sum of Q3 2019 and Q4 2019 projected revenue and 50% of 2020 projected revenue, in each case as set forth in the financial forecasts. Based on the issued and outstanding shares of Medidata’s common stock on a fully-diluted basis of approximately 64 million shares as determined under the treasury stock method, including the impact of the estimated conversion factors of certain Medidata performance based restricted stock units, as provided by Medidata as of June 3, 2019 (the latest information available at the time of calculation) and estimated net cash as provided by Medidata as of June 30, 2019 of $127 million, this analysis resulted in estimated implied value per share of Medidata’s common stock, rounded to the nearest $1.00, of $78.00 to $104.00.

No company or transaction utilized in the precedent transactions analysis is identical to Medidata or the merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Medidata’s control. These include, among other things, the impact of competition on Medidata’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medidata and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow (“DCF”) analysis to derive an implied fully diluted equity value per share reference range for Medidata’s common stock.

A DCF analysis is designed to provide an implied value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including in such calculation any debt-servicing costs. For purposes of Morgan Stanley’s DCF analysis, unlevered free cash flow was calculated as EBITDAO less depreciation and amortization, less stock-based compensation, less taxes, plus depreciation and amortization, less capital expenditures, less increases in net working capital and plus decreases in net working capital. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt and debt-like items are subtracted and outstanding cash and cash equivalents are added to arrive at an equity value. For purposes of the DCF analysis, estimated net cash as provided by Medidata as of June 30, 2019 of $127 million was utilized. The equity value is then divided by the fully diluted share count of approximately 64 million shares as determined under the treasury stock method, which was based on the outstanding basic shares and dilutive securities schedule provided to Morgan Stanley by Medidata, including the impact of the estimated conversion factors of certain Medidata performance based restricted stock units, as provided by Medidata as of June 3, 2019 (the latest information available at the time of calculation) in order to arrive at an implied value per share of common stock.

Morgan Stanley calculated a range of implied present values (as of June 30, 2019) of the unlevered free cash flows that Medidata was forecasted to generate as contained in the financial forecasts during Q3 2019 through Q4 2023. In addition, for the periods of 2024 through 2033, based upon the guidance and direction of Medidata management, Morgan Stanley extrapolated unlevered free cash flows that Medidata was forecasted to generate during such period, which extrapolations were reviewed by Medidata and approved for Morgan Stanley’s use in connection with its financial analyses and rendering its fairness opinion, and calculated a range of implied present values (as of June 30, 2019) of the unlevered free cash flows during such period.

Morgan Stanley also calculated a range of terminal values for Medidata at December 31, 2033 by applying a perpetual growth rate ranging from 2.0% to 4.0% to the normalized unlevered free cash flows of Medidata for calendar year 2033. Morgan Stanley selected this perpetual growth rate range based on the application of Morgan Stanley’s professional judgment and experience. The unlevered free cash flows and the range of terminal values were then discounted to present values at June 30, 2019 using a mid-year discount convention and range of discount rates from 8.9% to 9.9%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect Medidata’s estimated weighted average cost of capital. The market data used to calculate the estimated weighted average cost of capital, as well as the estimated cost of equity (as described below), was based on market data as of April 18, 2019 (the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata), except for the assumed risk free rate used therein, which was based on market data as of June 7, 2019.

This analysis indicated a range of implied equity value per share for Medidata common stock, rounded to the nearest $1.00, of $63.00 to $94.00.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of that company’s estimated future financial performance and a theoretical range of trading multiples. The resulting estimated future implied value is subsequently discounted back to the present day at Medidata’s cost of equity in order to arrive at an illustrative estimate of the present value for Medidata’s theoretical future implied stock price.

Using the financial forecasts, Morgan Stanley calculated ranges of implied equity values per share of Medidata’s common stock as of June 30, 2019. To calculate the discounted equity value per share of Medidata common stock, Morgan Stanley used NTM Revenue as of December 31, 2020 (as provided in the financial forecasts). Morgan Stanley calculated the future equity value per share of Medidata common stock at the end of calendar year 2020 by applying a revenue multiple range of 5.0x to 7.0x (which Morgan Stanley selected based on the application of Morgan Stanley’s professional judgment and experience) to Medidata’s NTM Revenue as of December 31, 2020 in order to reach a future implied aggregate value, and then subtracted the projected net cash of $212 million, including the cumulative impact of stock based compensation from June 30, 2019, as of December 31, 2020 to reach a future implied equity value, which was then divided by Medidata’s fully diluted share count of approximately 64 million shares as determined under the treasury stock method, which was based on the outstanding basic shares and dilutive securities schedule provided to Morgan Stanley by Medidata, including the impact of the estimated conversion factors of certain Medidata performance based restricted stock units, as provided by Medidata as of June 3, 2019 (the latest information available at the time of calculation). Morgan Stanley then discounted the resulting implied future equity value per share to June 30, 2019, at a discount rate equal to Medidata’s assumed mid-point cost of equity of 9.5%. The cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience and the Capital Asset Pricing Model, with the market data used to calculate the estimated cost of equity based on market data as of April 18, 2019 (the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata), except for the assumed risk free rate used therein, which was based on market data as of June 7, 2019. Based on these calculations, this analysis indicated a range of implied equity value per share for Medidata common stock, rounded to the nearest $1.00, of $71.00 to $98.00 per share.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley's financial analysis with respect to its opinion, but which were noted as reference data for the Medidata board of directors, including the following.

Illustrative Leveraged Buyout Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might affect a leveraged buyout of Medidata under current market conditions. Morgan Stanley based its analysis on the financial forecasts. Morgan Stanley assumed a transaction date of June 30, 2019, and a 5.5 year investment period ending December 31, 2024. Morgan Stanley also made certain other assumptions, including (i) a multiple of 7.0x of total debt to leverageable Medidata EBITDAO of $209 million, which debt financing consisted of a first lien term loan representing 5.25x Medidata’s $209 million leverageable EBITDAO and a second lien term loan representing 1.75x Medidata’s $209 million leverageable EBITDAO, (ii) debt financing and transaction expenses based on prevailing market terms at the time of the analysis (including (x) an interest rate on the first lien term loan of LIBOR plus 4.50% and (y) an interest rate on the second lien term loan of LIBOR plus 8.50%), (iii) a range from 6.0x to 8.0x of AV/LTM revenue exit multiples, and (iv) a target range of annualized internal rates of return for the financial sponsor of 17.5% to 22.5%. Morgan Stanley selected the leverageable EBITDAO, leverage multiple, financing terms, exit multiple and target internal rate of return based upon the application of its professional judgment and experience. Based on these calculations, this analysis indicated a range of implied equity value per share for Medidata common stock, rounded to the nearest $1.00, of $60.00 to $88.00 per share.

Equity Research Analysts’ Price Target Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for Medidata’s common stock prepared and published by equity research analysts prior to April 18, 2019 (the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata). These targets reflected each analyst’s estimate of the future public market trading price of Medidata’s common stock. The range of undiscounted analyst price targets for Medidata’s common stock was $74.00 to $92.00 per share as of April 18, 2019 as reported by Capital IQ. Morgan Stanley discounted the range of analyst price targets per share for our common stock by one year at a rate of 9.5%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience and the Capital Asset Pricing Model, to reflect Medidata’s mid-point cost of equity, with the market data used to calculate the estimated cost of equity based on market data as of April 18, 2019 (the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata), except for the assumed risk free rate used therein, which was based on market data as of June 7, 2019. This analysis indicated an implied range of equity values for Medidata’s common stock, rounded to the nearest $1.00, of $68.00 to $84.00 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Medidata’s common stock, and these estimates are subject to uncertainties, including the future financial performance of Medidata and future financial market conditions.

Historical Trading Range Analysis

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical trading range of shares of Medidata common stock for the period commencing on April 18, 2018, and ending on April 18, 2019 (the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata). Morgan Stanley observed that, during this period, the high and low closing prices of Medidata common stock, rounded to the nearest $1.00, were $88.00 and $60.00 per share, respectively.

General

In connection with the review of the merger by the Medidata board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Medidata. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond Medidata’s control. These include, among other things, the impact of competition on Medidata’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Medidata and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the per share merger consideration to be received by the holders of shares of Medidata’s common stock (other than the holders of excluded shares) pursuant to the merger agreement and in connection with the delivery of its oral opinion on June 11, 2019, to the Medidata board of directors.

The per share merger consideration to be received by the holders of shares of Medidata’s common stock (other than the holders of excluded shares) pursuant to the merger agreement was determined through arm’s length negotiations between Medidata and Parent and was approved by the Medidata board of directors. Morgan Stanley acted as financial advisor to the Medidata board of directors during these negotiations but did not, however, recommend any specific form or amount of consideration to Medidata or the Medidata board of directors, nor did Morgan Stanley opine that any specific form or amount of consideration constituted the only appropriate consideration for the merger. Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how Medidata’s stockholders should vote at any stockholders’ meeting that may be held in connection with the merger, or whether the stockholders should take any other action in connection with the merger. In addition, Morgan Stanley’s opinion did not in any manner address the prices at which shares of Medidata common stock will trade at any time.

Morgan Stanley’s opinion and its presentation to the Medidata board of directors was one of many factors taken into consideration by the Medidata board of directors in deciding to approve and adopt the merger agreement, declare the advisability of the merger agreement and approve the transactions contemplated thereby, including the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Medidata board of directors with respect to the per share merger consideration pursuant to the merger agreement or of whether the Medidata board of directors would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley, together with its affiliates, is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent and its affiliates, Medidata, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided Medidata financial advisory services and a financial opinion, described in this section and attached as Annex B to this proxy statement, in connection with the merger. Medidata has agreed to pay Morgan Stanley a fee of approximately $37 million for its services, approximately $3.5 million of which was payable in connection with the delivery of the fairness opinion and approximately $33.5 million of which is contingent upon consummation of the merger. Medidata has also agreed to reimburse Morgan Stanley for its reasonable and documented expenses, including fees of outside counsel and other professional advisors, incurred from time to time in connection with this engagement. In addition, Medidata has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against certain losses, claims, damages or liabilities, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of its opinion, except for its current engagement as financial advisor to Medidata, Morgan Stanley and its affiliates have not been engaged on any financial advisory or financing assignments for Medidata or Parent, and have not received any fees for such services from either Medidata or Parent during this time. Morgan Stanley and its affiliates may seek to provide financial advisory or financing services to Medidata or Parent in the future and would expect to receive fees for the rendering of these services.

Financial Forecasts

In connection with Medidata’s evaluation of the merger, Medidata management prepared non-public financial forecasts as to the potential future performance of Medidata for the fiscal years 2019-2023, which we refer to as the “financial forecast.” Medidata provided the Medidata board of directors, and its advisors, including Morgan Stanley, with the financial forecast in connection with its financial analyses summarized under “The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 42. The financial forecast and the extrapolated forecast (as defined herein) are collectively referred to herein as the forecasts.

Medidata does not normally publicly disclose long-term forecasts or projections as to future revenue, earnings or other results. However, the management of the Company prepared the forecasted financial information set forth under “The Merger — Opinion of Morgan Stanley & Co. LLC” beginning on page 42 for the purpose described above. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the forecasts are presented with numerical specificity, the forecasts reflect numerous assumptions and estimates as to future events made by our management, including with respect to demand for Medidata’s products and services, capital expenditure levels for the applicable periods and other matters, many of which are difficult to predict and subject to significant economic and competitive uncertainties beyond Medidata’s control, that our management believed in good faith were reasonable at the time the forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the forecasts not to be achieved include general economic and financial conditions, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and other factors described or referenced under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 19. In addition, the forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger or any impact should the merger fail to be compensated. As a result, there can be no assurance that the forecasts will or would be realized, and actual results may be materially better or worse than those contained in the forecasts.

The forecasts are not a reliable indication of future results, and Medidata and its directors, officers, managers, affiliates, representatives and advisors do not endorse the forecasts as such, and they do not make any representation to readers of this document concerning the ultimate performance of Medidata or the combined company compared to the forecasts. Medidata is including the forecasts in this document solely because they were among the financial information made available to the Medidata board of directors and Morgan Stanley in connection with their evaluation of the merger, and not to influence your decision on how to vote on the merger or for any other purpose. The inclusion of the forecasts in this document does not constitute an admission or representation by us that the information is material.

The forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Medidata contained in our public filings with the SEC. Our management reviewed the forecasts with the Medidata board of directors, which considered the forecasts in connection with its evaluation and approval of the merger agreement and the merger.

The forecasts constitute forward-looking statements. For information on factors that may cause Medidata’s future results to materially vary, see the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 19.

We do not intend, and expressly disclaim any responsibility, to update or otherwise revise the forecasts to reflect circumstances existing after the date when Medidata prepared the forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any or all of the assumptions underlying the forecasts are shown to be in error. Some or all of the assumptions underlying the forecasts may have changed since the date the forecasts were prepared.

Certain of the measures included in the forecasts may be considered non-GAAP financial measures, including EBITDAO and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Medidata may not be comparable to similarly titled amounts used by other companies.

Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Morgan Stanley for purposes of its financial analysis as described above in the section entitled “The Merger (Proposal 1) — Opinion of Morgan Stanley & Co. LLC” beginning on page 42 or by the Medidata board of directors in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of the financial measures included in the forecasts.

For purposes of the forecasts, EBITDAO is defined by Medidata management as GAAP EBIT, unburdened by depreciation, amortization, stock-based compensation, and acquisition related bonuses. Morgan Stanley derived Unlevered Free Cash Flow for purposes of its financial analyses based on the forecasts provided by Medidata management. Unlevered Free Cash Flow was calculated as EBITDAO less depreciation and amortization, less stock-based compensation, less taxes, plus depreciation and amortization, less capital expenditures, less increases in net working capital and plus decreases in net working capital.

In light of the foregoing factors and the uncertainties inherent in the forecasts set forth above, Medidata’s shareholders are cautioned not to place undue, if any, reliance on forecasts.

Financial Forecasts

The following table reflects selected metrics reflected in, or derived from, the financial forecast:

	Fiscal Year Ending December 31
	2019E	2020E	2021E	2022E	2023E
Medidata Forecast
Revenue	$740	$861	$1,003	$1,154	$1,336
Net Income	$43	$67	$102	$137	$180
Stock-Based Compensation	$80	$89	$98	$107	$118
Acquisition Related Bonus	$3	$1	$—	$—	$—
Amortization	$8	$7	$7	$4	$2
Depreciation	$36	$40	$46	$51	$59
EBITDAO*	$179	$221	$278	$332	$402
Derived by Morgan Stanley
Unlevered Free Cash Flow	$(8)	$45	$80	$119	$152

Note: Dollars in millions.

*	EBITDAO defined as GAAP EBIT, unburdened by depreciation, amortization, stock-based compensation and acquisition related bonuses. EBITDAO as defined by Medidata management.

Summary of Extrapolated Forecast

In addition, for the periods of 2024 through 2033, based upon the guidance and direction of Medidata management, Morgan Stanley extrapolated unlevered free cash flows that Medidata was forecasted to generate during such period, which extrapolations were reviewed by Medidata and approved for Morgan Stanley’s use in connection with its financial analyses and rendering its fairness opinion, summarized under “The Merger (Proposal 1) — Opinion of Morgan Stanley & Co. LLC” beginning on page 42. Morgan Stanley prepared the extrapolated forecast by assuming, as directed by Medidata management, that 2024 to 2033 annual revenue growth rates would decline linearly from the forecasted 2023 annual revenue growth rate to a 3.0% annual revenue growth rate by 2033, among other assumptions directed by Medidata management. As directed by Medidata management, Morgan Stanley selected an assumed growth rate on the assumption that growth will regress to long term market growth rates. The assumed growth rate and the extrapolated forecast do not otherwise reflect Medidata management’s expectations, estimates or assumptions regarding prospective industry conditions or other commercial, operational and financial judgments or assessments regarding the future prospects of Medidata. The extrapolated forecast is not fact and should not be relied upon as necessarily indicative of actual future results.

The following table reflects selected metrics reflected in, or derived from, the extrapolated forecast:

	Fiscal Year Ending December 31
	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Medidata Extrapolated Forecast
Revenue	$1,515	$1,711	$1,922	$2,145	$2,374	$2,601	$2,813	$2,998	$3,143	$3,238
EBITDAO	$465	$536	$614	$698	$786	$877	$965	$1,047	$1,117	$1,169
Derived by Morgan Stanley
Unlevered Free Cash Flow	$171	$206	$247	$293	$344	$400	$458	$518	$574	$625

Note: Dollars in millions.

Financing of the Merger

Parent’s obligations under the merger agreement are not subject to any financing condition. Parent and Merger Sub have represented to Medidata that they will have, as of immediately prior to the effective time, available cash resources in an aggregate amount sufficient to enable Parent and Merger Sub to consummate the transactions contemplated by the merger agreement upon the terms contemplated by the merger agreement, to pay all of the merger consideration payable in respect of each share of Medidata common stock pursuant to the terms of the merger agreement, including amounts payable in respect of Medidata’s equity awards under the merger agreement and the indebtedness outstanding under Medidata’s credit agreement, and to pay all associated fees and expenses. Parent expects to finance the merger through cash on hand and proceeds from debt financing.

Dassault Systèmes has delivered to Medidata’s legal advisors a complete and accurate copy of a executed facilities agreement (with certain redactions of commercial information), dated as of the date of the merger agreement, with Crédit Agricole Corporate and Investment Bank, Goldman Sachs International, MUFG Bank, LTD. and Société Générale, which we refer to collectively as the “original lenders.” Pursuant to the facilities agreement, upon the terms and subject to the conditions set forth therein, the original lenders will provide to Dassault Systèmes an aggregate amount of up to EUR 4,450,000,000, consisting of (i) a bridge facility in an aggregate principal amount of EUR 3,000,000,000, (ii) a term loan facility in an aggregate principal amount of EUR 1,000,00,000 and (iii) a revolving facility in an aggregate principal amount of EUR 450,000,000 (which may be increased to EUR 750,000,000 as part of the syndication), which we refer to collectively as the “facilities.”

The funding of the facilities is contingent on the satisfaction of customary conditions, including the consummation of the merger, substantially concurrently with the funding, in accordance with the merger agreement.

The bridge facility and the term loan facility are available until the earlier of (i) the closing of the merger, and (ii) June 11, 2020. The revolving facility is available on and after the closing for ongoing general corporate purposes.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Medidata board of directors that you vote to adopt the merger agreement, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. The members of the Medidata board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of the Company that the merger agreement be adopted. See the section entitled “The Merger (Proposal 1) — Background of the Merger” and the section entitled “The Merger (Proposal 1) — Reasons for the Merger; Recommendation of the Medidata Board of Directors.”

The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified within the narrative disclosure and the table below. The transactions contemplated by the merger agreement will be a “change in control,” “change of control,” or term of similar meaning for purposes of the Company’s executive compensation and benefit plans described below.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” below, were used:

•	The relevant price per share of the Company’s common stock is $92.25, which is the fixed dollar amount per share of the Company’s common stock to be received by Company stockholders in the merger;
•	The effective time of the merger is July 1, 2019, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section;
•	The employment of each Company executive officer is terminated without “cause” or for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the assumed effective time of the merger on July 1, 2019; and
•	The Employee PSUs that vest based on performance metrics related to total stockholder return are paid out at 200% of target, or the maximum level of performance (although the value of such Employee PSUs will be determined at the actual level of performance through the effective time), and the Employee PSUs that were granted with performance goals relating to operating performance are paid out at 100% of target.

Treatment of Company Equity Awards

As a result of the merger, the treatment of Medidata’s stock options (“Options”), performance stock units (“PSUs”), restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) that are outstanding immediately prior to the closing of the merger, including those held by non-employee members of our board of directors and our executive officers, will be as described in this section.

For purposes of this section and the merger agreement, the “equity award conversion ratio” is the quotient obtained by dividing (1) the merger consideration ($92.25), by (2) the volume weighted average sales prices per share of Guarantor’s ordinary shares for the ten full consecutive trading days ending on and including the business day that is three business days immediately prior to the closing date of the merger (and expressed in US dollars at the dollar-euro conversion rate published by the European Central Bank for each such trading day).

Options

To the extent not exercised prior to the closing of the merger, each outstanding Option (whether or not vested) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the total number of shares of common stock then covered by such Option multiplied by (2) the excess, if any, of $92.25 per share over the exercise price per share under such Option, to be paid within two business days following the closing of the merger.

Each outstanding Option with an exercise price per share equal to or greater than $92.25 per share will be cancelled without consideration upon the closing of the merger.

Performance Stock Units

Each outstanding PSU held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee PSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor’s ordinary shares (each such award, an “adjusted employee PSU”). The adjusted employee PSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee PSUs immediately prior to the closing of the merger (except that the performance-based vesting conditions applicable to such employee PSUs prior to the effective time will not apply from and after the effective time), and will relate to a number of Guarantor’s ordinary shares equal to the product obtained by multiplying (1) the number of shares of Medidata common stock subject to the employee PSUs immediately prior to the closing of the merger based on the attainment of the applicable performance metrics (x) for those employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the closing of the merger, as determined in good faith and consistent with past practice by the Medidata board of directors or a committee thereof, (y) for those employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the closing date (if calculable), as determined in good faith and consistent with past practice by the Medidata board of directors or a committee thereof, or the target level of performance, and (z) for each other employee PSU, at the target level of performance, multiplied by (2) the equity award conversion ratio, with any fractional shares rounded to the nearest whole number of shares.

Each PSU outstanding immediately prior to the closing of the merger that is not an employee PSU (including PSUs held by our directors, if any) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee PSU immediately prior to the closing of the merger, taking into account the attainment of applicable performance metrics in accordance with the merger agreement and as summarized in the previous paragraph, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

Restricted Stock Awards

Each outstanding RSA that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSA”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (each such award, an “adjusted employee RSA”). The adjusted employee RSAs will include the right to accrue dividend equivalents, and the other terms and conditions of such adjusted employee RSAs will be substantially the same as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSAs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSAs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSA immediately prior to the closing of the merger, by (2) the equity award conversion ratio, with any fractional shares rounded to the nearest whole number of shares.

Each RSA outstanding immediately prior to the closing of the merger that is not an employee RSA (including any RSA held by our directors) will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSA, to be paid in accordance with the procedures for holders of shares of common stock.

Restricted Stock Units

Each outstanding RSU that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor’s ordinary shares (each such award, an “adjusted employee RSU”). The adjusted employee RSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSUs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSUs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSU immediately prior to the closing of the merger, by (2) the equity award conversion ratio, with any fractional shares rounded to the nearest whole number of shares.

Each RSU outstanding immediately prior to the closing of the merger that is not an employee RSU (including any RSU held by our directors) will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSU, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

Summary of Director Equity Awards

At the effective time, each outstanding Option, PSU, RSA and RSU held by Medidata’s non-employee directors will vest and be cancelled and converted into the right to receive merger consideration, in each case, as described above in the section entitled “— Treatment of Company Equity Awards.” Medidata’s non-employee directors do not hold any unvested Options, unvested PSUs or unvested RSUs. At July 19, 2019, Medidata’s non-employee directors held unvested RSAs as follows: Messrs. Dominguez, Kurtz, McCulloch and Shapiro, 2,799 shares; Dr. Rivas, 7,081 shares; and Mr. Taylor, 3,135 shares. In addition, at that date, the following non-employee directors held currently vested and exercisable options to purchase shares of our common stock as follows: Messrs. Dominguez and McCulloch, 16,852; and Mr. Shapiro, 9,708. The following table identifies the outstanding unvested RSAs held by each of Medidata’s non-employee directors and the payments each of them can expect to receive for such awards (taking into account any RSAs that are expected to vest in accordance with their terms at the effective time, as calculated by multiplying the per share merger consideration by the number of RSAs).

Name	Number of RSAs	Value of RSAs ($)
Carlos Dominguez	2,799	258,208
Neil M. Kurtz	2,799	258,208
George W. McCulloch	2,799	258,208
Maria Rivas	7,081	653,222
Lee A. Shapiro	2,799	258,208
Robert B. Taylor	3,135	289,204

Quantification of Company Equity Awards upon Termination of Employment

At the effective time, each outstanding PSU, RSA and RSU held by Medidata’s executive officers will convert into restricted stock units with respect to Guarantor ordinary shares, in each case, as described above in the section entitled “— Treatment of Company Equity Awards.” Pursuant to the terms of these awards, if an executive officer’s employment is terminated by Medidata without “cause” or by the executive officer under circumstances which would constitute “good reason”, in each case, within two years following a change in control, all outstanding converted equity awards held by such executive officer would fully vest upon such termination of employment. In general, for purposes of the converted equity awards, “cause” and “good reason” have the meanings applicable to the executive officers under the Executive Change in Control Agreements, as amended by the Executive Employment Agreements and Letter Agreements (each as defined below).

See the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” for an estimate of the aggregate amounts that would become payable to the Company’s named executive officers in respect of their unvested equity awards under the Executive Change in Control Agreements, as amended by the Executive Employment Agreements and Letter Agreements, based on the assumptions set forth therein.

Treatment of Purchase Rights under the Employee Stock Purchase Plan

After the date of the merger agreement, (1) no employees (who are not currently participants) will become participants in the ESPP, (2) no new purchase periods (as defined in the ESPP) may commence and (3) current participants in the ESPP may not alter their payroll deduction elections (other than to discontinue their participation in and withdraw their accumulated contributions from the ESPP) or make separate non-payroll contributions to the ESPP. Prior to the effective time, Medidata must terminate the final purchase period (to the extent it would otherwise be outstanding as of the effective time), make any pro rata adjustments as may be necessary, and cause the exercise of each outstanding purchase right pursuant to the ESPP. On the exercise date, which shall be no later than 10 business days prior to the date on which the effective time occurs, Medidata will apply the funds credited within each participant’s payroll withholding account to the purchase of whole shares of common stock, and such shares shall be entitled to the merger consideration. As of the effective time, the ESPP will be terminated.

Severance Payments Upon Termination of Employment

The Company has entered into Executive Change in Control Agreements with each of its executive officers (the “Executive Change in Control Agreements”). The Executive Change in Control Agreements were amended by Executive Employment Agreements and Letter Agreements, dated as of June 11, 2019, which are described in detail below.

Change of Control Agreements. The Executive Change in Control Agreements provide for the following severance payments and benefits upon a qualifying termination of employment without “cause” (as defined below) or for “good reason” (as defined below) within the two years following a change in control (but, as described below, the Executive Employment Agreements and Letter Agreements amend this protected period to one year following the closing of the merger):

•	the unpaid amount, if any, of the previously earned base salary, the bonus earned for the preceding year and additional payments or benefits earned under any employee plan, program or arrangement;
•	reimbursement of any business expenses that were previously incurred but not reimbursed and are otherwise eligible for reimbursement;
•	pro rata bonus based on the target bonus for the year of termination;
•	a single sum cash payment of an amount equal to two times (for Messrs. Sherif and de Vries) or one times (for Messrs. Bergmann, Pray, Otner and Shannon and Ms. Larsen) the sum of the salary and target annual incentive award for the calendar year in which employment terminates (or, if greater than the target annual incentive award, the actual annual incentive award earned by the executive officer for the preceding calendar year);
•	waiver of any service-based vesting conditions as to all outstanding Company’s equity awards that are assumed by the acquiring or successor company (or an affiliate thereof); and

•	continued coverage of the group health and group life insurance for a period of two years (for Messrs. Sherif and de Vries) or one year (for Messrs. Bergmann, Pray, Otner and Shannon and Ms. Larsen) from the termination date.

In the event that payments and benefits due to an executive trigger an excise tax under Section 4999 of the Code or any similar tax imposed, the Executive Change in Control Agreements provide that payments and benefits payable under the Executive Change in Control Agreements will be reduced (but not below zero) until no payments or benefits trigger such excise tax. However, the foregoing limitation will not apply if the executive officer would be better off  (on an after-tax basis) receiving all payments and benefits due and paying all applicable excise and income taxes. The executives are required to bear the expense of any and all excise taxes due on any payments that are deemed to be “excess parachute payments” under Section 280G of the Code.

The Executive Change in Control Agreements further provide that the executive will be entitled to select and retain counsel at the Company’s expense in connection with its good faith initiation or defense of any litigation or other legal action to enforce the executive officer’s rights under his Change of Control Agreement.

Under the Executive Change in Control Agreements, (1) “cause” is generally defined as a termination of employment if one of the following events occur: (a) an executive officer’s willful failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of employment which is not corrected within ten days following written notice of such conduct by the Company; (b) misappropriation of the assets or business opportunities of the Company or its affiliates; (c) embezzlement or fraud committed by the executive, at executive’s direction, or with executive’s prior personal knowledge; or (d) executive’s conviction of, or plea of guilt or nolo contendere to, the commission of a felony, and (2) “good reason” is generally defined as (a) a material diminution of duties or responsibilities in a manner inconsistent with executive’s position prior to a change in control, or which has or is reasonably likely to have a material adverse effect on executive’s status or authority; (b) a relocation by more than 50 miles of executive’s principal place of business; (c) a reduction of executive’s rate of salary or annual incentive opportunity or a breach of a material provision of any written employment or other agreement with executive.

For certain executive officers who have entered into the Executive Employment Agreements and the Letter Agreements, which are described below in detail, the definition of “good reason” is amended so that the first prong (a) and the third prong (c) are replaced with the following: (a) a material diminution of duties or responsibilities in a manner inconsistent with executive’s position at the Company as a business unit of Parent (it being understood that (A) a change to executive’s duties or responsibilities as a result of the Company no longer being a publicly-traded entity or executive no longer reporting to or interacting with the board of directors of the Company or Parent will not constitute good reason or, for those agreements with executive officers other than Mr. Sherif, the Chief Executive Officer of the Company will not constitute good reason) and (B) a change in the executive’s title after the change in control (which does not also result in a diminution in duties or responsibilities) shall not, by itself, constitute a good reason or, for those agreements with executive officers other than Mr. Sherif, so long as such change was initiated or approved solely by Tarek Sherif; and (c) a reduction of executive’s rate of salary or annual cash-based incentive opportunity or a breach of a material provision of the Letter Agreement or the Executive Employment Agreement, as applicable, and the Executive Change in Control Agreement (as amended by the Letter Agreement or the Executive Employment Agreement, as applicable).

Executive Employment Agreements and Letter Agreements. On June 11, 2019, Guarantor, Parent and the Company entered into the Executive Employment Agreements (the “Executive Employment Agreements”) with each of Messrs. Sherif, Bergmann and de Vries; and the Letter Agreements (the “Letter Agreements”) with each of Ms. Larsen and Messrs. Otner, Pray, and Shannon.

The Executive Employment Agreements provide for the terms and conditions of, among other things, the executive’s base salary and annual cash incentive bonus opportunity, eligibility to receive stock options or free performance shares and any long-term incentive plan for which the executive may be selected in the future, and entitlement to participate in employee benefit plans sponsored by Parent. The Executive Employment Agreements provide that each of the annual base salary and target annual cash incentive opportunity for Messrs. Sherif and de Vries will be equal to $639,600. The Executive Employment Agreement with Mr. Bergmann provides for an annual base salary of $520,000 and a target annual cash incentive opportunity equal to $390,000.

Further, the Executive Employment Agreements provide that subject to the terms and conditions therein, the Company may terminate the executive’s employment with or without cause during the period commencing on the effective date and ending on the first anniversary thereof (the “protected period”). Following the protected period, the Company may terminate the executive’s employment for “cause” upon written notice, or at any time other than for cause upon thirty (30) days advance written notice to the executive. The executive may terminate his employment during the protected period with or without “good reason” (as defined in the Executive Change in Control Agreement as set forth above and as amended by the applicable Executive Employment Agreement as set forth above), or following the protected period for any reason. In the event that the executive terminates his employment during the protected period without good reason or, following the protected period, for any reason, the executive must provide thirty (30) days advance written notice to the Company. During the protected period, the executive will remain eligible to receive a severance benefit in accordance with such executive’s Executive Change in Control Agreement.

In general, the Letter Agreements provide that an executive will be entitled to receive a lump sum cash retention bonus equal to one year’s salary on the twelve month anniversary of the effective date (the “vesting date”), subject to the executive’s continued employment with the Company or one of its affiliates through the vesting date (the “retention bonus”), to be paid no later than ten business days after the vesting date. If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” (as defined in the applicable Executive Change in Control Agreement and as amended by the applicable Letter Agreement as set forth above) prior to the vesting date, then the executive will receive the retention bonus at the same time as the executive’s cash severance benefit is paid pursuant to such executive’s Executive Change in Control Agreement. Under the terms of the Letter Agreements, Ms. Larsen and Messrs. Otner, Pray, and Shannon will receive a cash retention bonus in the amount of $416,000 for Ms. Larsen, $374,400 for Mr. Otner, and $431,600 for Messrs. Pray and Shannon.

With respect to each of the Executive Employment Agreements and the Letter Agreements, for purposes of any equity- or equity-based awards granted by the Company prior to the effective date that is converted into a Grantor restricted stock unit in accordance with the terms of the merger agreement, such converted equity awards will vest upon a termination of employment by the Company without “cause” or by the executive for “good reason”, during the period commencing on the effective date and ending on the second anniversary of the effective date. Each of the executives will be subject to certain customary confidentiality, non-competition, non-solicitation and non-hiring restrictions subject to the terms and conditions of their respective Executive Employment Agreements or Letter Agreements, as applicable.

Retention Bonus Agreement with Guarantor

Guarantor entered into a retention bonus agreement with Mr. Bergmann, which provides for the payment of a cash retention bonus equal to $520,000. The retention bonus will vest and become payable as of the closing date of the merger, subject to Mr. Bergmann’s continued employment with Medidata through such date. Mr. Bergmann will forfeit the retention bonus in the event that his employment with Medidata terminates prior to the closing date.

Quantification of Payments and Benefits to the Company’s Executive Officers upon Termination of Employment

See the section entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger” for an estimate of the amounts that would become payable to the Company’s named executive officers under the Executive Change in Control Agreements, as amended by the Executive Employment Agreements, based on the assumptions set forth therein.

Based on the assumptions described above under “— Certain Assumptions,” the estimated aggregate value of the amounts that would become payable and the benefits that would be provided under the Executive Change in Control Agreements, as amended by the Executive Employment Agreements and Letter Agreements, to the Company’s two executive officers who are not named executive officers is set forth in the table below. For purposes of this estimate, it is assumed that no executive officer incurs legal fees in enforcing his or her rights under the Executive Change in Control Agreements and that no executive officer receives payments or benefits that trigger an excise tax under Sections 280G and 4999 of the Code.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Michael Otner Executive Vice President − General Counsel and Corporate Secretary	1,042,875	7,330,001	20,912	8,393,787
Daniel Shannon Executive Vice President – Global Professional Services	1,226,533	9,880,067	20,305	11,126,904
(1)	Cash. The amounts in this column represent the aggregate dollar value of (i) for each of the executive officers, lump sum severance payments upon a qualifying termination of employment within one year following the completion of the merger in an amount equal to $668,475 for Mr. Otner and $794,933 for Mr. Shannon, and (ii) for Messrs. Otner and Shannon, cash retention bonuses equal to $374,400 and $431,600, respectively, which are payable on continued employment for a period of one year following the completion of the merger or, if earlier, a qualifying termination of employment. The lump sum severance payments described in clause (i) of the prior sentence represent the sum of the named executive officer’s base salary, target bonus (or prior year’s bonus, if greater) and pro-rated annual bonus, and are “double-trigger” benefits in nature, which means that the amounts will become payable only upon a qualifying termination of employment within one year following the completion of the merger. The cash retention bonuses for Messrs. Otner and Shannon are “double-trigger” in nature, which means that the amounts will become payable upon the earlier to occur of the first anniversary of the completion of the merger or a qualifying termination of employment. The amounts in this column are further explained in the chart immediately below.
Name	Severance Payment ($)	Retention Bonus ($)
Michael Otner	668,475	374,400
Daniel Shannon	794,933	431,600
(2)	Equity. The amounts in this column represent the aggregate value of each employee PSU and employee RSA held by the executive officer that is converted into Guarantor restricted stock units at the effective time and which would vest in the event the executive’s employment was terminated in a qualifying termination immediately following the completion of the merger. Employee PSUs included in this column are composed of (i) performance-based RSUs that were granted with performance goals based on total shareholder return, the value of which is shown at 200% of target, or the maximum level of performance, and (ii) performance-based RSUs that were granted with performance goals relating to operating performance, the value of which is shown at 100% of target. The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment within two years following the completion of the merger. The amounts in this column are further explained in the chart immediately below.
Name	Number of Unvested Stock Options	Value from Unvested Stock Options ($)	Number of Restricted Shares	Value from Restricted Shares ($)	Number of Unvested PSUs	Value from PSUs ($)
Michael Otner	—	—	29,128	2,687,058	33,553	4,642,943
Daniel Shannon	—	—	39,380	3,632,805	45,147	6,247,262
(3)	Perquisites/Benefits. This column includes payments in respect of welfare benefit premiums for 12 months of post-termination coverage. The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment within one year following the completion of the merger.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from the surviving corporation and coverage under directors’ and officers’ liability insurance policies for acts or omissions occurring before the effective time. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Additional and Agreements — Indemnification and Insurance.”

Quantification of Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each “named executive officer” of the Company that is based on, or otherwise related to, the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion in the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” above. For Messrs. Sherif and de Vries, the payments and benefits described below do not materially differ from those payments and benefits under arrangements existing prior to the date of the merger agreement.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before the effective time of the merger. For purposes of calculating the below amounts, in addition to the assumptions described in the footnotes to the table below, the following assumptions were used:

•	The relevant price per share of the Company’s common stock is $92.25, which is the fixed dollar amount per share of Company common stock to be received by Company stockholders in the merger;
•	The effective time of the merger is July 1, 2019, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section;
•	The employment of each named executive officer is terminated without “cause” or for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the assumed effective time of the merger on July 1, 2019; and
•	That no named executive officer receives payments or benefits that trigger an excise tax under Section 4999 of the Code.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Tarek A. Sherif Chairman and Chief Executive Officer	2,878,200	41,466,006	41,823	44,386,029
Glen M. de Vries President	2,878,200	41,466,006	13,590	44,357,796
Rouven Bergmann Chief Financial Officer	1,699,531	16,509,890	19,614	18,229,035
Jill Larsen Executive Vice President- Human Resources	1,183,750	8,182,018	20,912	9,386,679
Michael Pray Executive Vice President −General Manager of Global Sales	1,510,600	11,565,053	20,615	13,096,268
(1)	Cash. The amounts in this column represent the aggregate dollar value of (i) for each of the named executive officers, lump sum severance payments upon a qualifying termination of employment within one year following the completion of the merger in an amount equal to $2,878,200 for Mr. Sherif, $2,878,200 for Mr. de Vries, $1,179,531 for Mr. Bergmann, $767,750 for Ms. Larsen, and $1,079,000 for Mr. Pray, (ii) for Mr. Bergmann, a cash retention bonus of $520,000, which is payable on his continued employment through the completion of the merger, and (iii) for Ms. Larsen and Mr. Pray, cash retention bonuses equal to $416,000 and $431,600, respectively, which are payable on continued employment for a period of one year following the completion of the merger or, if earlier, a qualifying termination of employment. The lump sum severance payments described in clause (i) of the prior sentence represent the sum (for Messrs. Sherif and de Vries, 200% of the sum) of the named executive officer’s base salary and, target bonus (or prior year’s bonus, if greater), plus pro-rated annual bonus, and are “double-trigger” benefits in nature, which means that the amounts will become payable only upon a qualifying termination of employment within one year following the completion of the merger. Mr. Bergmann’s cash retention bonus constitutes a “single-trigger” benefit, which means that it will become payable solely as a result of continued employment through the completion of the merger. The cash retention bonuses for Ms. Larsen and Mr. Pray are “double-trigger” in nature, which means that the amounts will become payable upon the earlier to occur of the first anniversary of the completion of the merger or a qualifying termination of employment.

The amounts in this column are further explained in the chart immediately below.

Name	Severance Payment ($)	Retention Bonus ($)
Tarek A. Sherif	2,878,200	—
Glen M. de Vries	2,878,200	—
Rouven Bergmann	1,179,531	520,000
Jill Larsen	767,750	416,000
Michael Pray	1,079,000	431,600
(2)	Equity. The amounts in this column include the aggregate value of unvested Options held by Mr. Pray and Ms. Larsen that will be cancelled in exchange for a cash amount equal to the product of (1) the total number of shares of common stock then covered by such Option multiplied by (2) the excess, if any, of $92.25 per share over the exercise price per share under such Option. All such amounts are “single trigger,” with payment triggered by the merger with no requirement or condition that the named executive officer’s employment terminate. The amounts in this column also include the aggregate value of each employee PSU, and employee RSA held by a named executive officer that is converted into Guarantor restricted stock units at the effective time and which would vest in the event the executive’s employment was terminated in a qualifying termination immediately following the completion of the merger. Employee PSUs included in this column are composed of (i) performance-based RSUs that were granted with performance goals based on total shareholder return, the value of which is shown at 200% of target, or the maximum level of performance, and (ii) performance-based RSUs that were granted with performance goals relating to operating performance, the value of which is shown at 100% of target. The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment within two years following the completion of the merger.

The amounts in this column are further explained in the chart immediately below.

Name	Number of Unvested Stock Options	Value from Unvested Stock Options ($)	Number of Restricted Shares	Value from Restricted Shares ($)	Number of Unvested PSUs	Value from PSUs ($)
Tarek A. Sherif	—	—	114,256	10,540,116	223,493	30,925,890
Glen M. de Vries	—	—	114,256	10,540,116	223,493	30,925,890
Rouven Bergmann	—	—	67,514	6,228,167	74,303	10,281,724
Jill Larsen	12,183	240,492	40,641	3,749,132	30,297	4,192,394
Michael Pray	9,601	408,523	56,815	5,241,184	42,748	5,915,347
(3)	Perquisites/Benefits. This column includes payments in respect of welfare benefit premiums for 12 months (for Messrs. Sherif and de Vries, 24 months) of post-termination coverage. The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment within one year following the completion of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to a U.S. holder that is subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, traders, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain expatriates, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold, directly, indirectly or constructively, an equity interest in the surviving corporation, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.

This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any U.S. federal, state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in such shares.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Clearances

Antitrust Clearance

United States. Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information has been furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On June 25, 2019, the Company and Parent’s ultimate parent company filed their respective Notification and Report Forms with the Antitrust Division and the FTC. At any time before or after the expiration of the statutory waiting periods under the HSR Act, or before or after the effective time, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. The FTC granted early termination of the applicable waiting period under the HSR Act on July 8, 2019.

Germany. The merger is subject to review by BKartA, Germany’s independent competition authority. Pursuant to ARC, notification to the BKartA of the merger is required and the merger may not be consummated unless and until the merger is cleared by the BKartA either by written approval or by expiration of a one-month waiting period, unless the BKartA notifies Dassault Systèmes within the one-month waiting period of the initiation of an in-depth investigation, in which case the waiting period would be extended for an additional three months. There can be no assurance that the BKartA will accept the filings, will not extend the deadlines, or will not challenge the merger on competition or other grounds or, if such a challenge is made, of the results thereof. Dassault Systèmes filed the required notice form with the BKartA on July 1, 2019.

Although neither the Company nor Parent believes that the merger will violate the antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

CFIUS Clearance

To complete the merger, CFIUS clearance must be obtained. For purposes of this proxy statement and the merger agreement, CFIUS clearance requires that (1) the parties have received a written notice issued by CFIUS stating either (a) that CFIUS has concluded that the transactions contemplated by the merger agreement are not a “covered transaction” and not subject to review under applicable law or (b) that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, and has concluded all action under the DPA or (2) either (a) the President of the United States has determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the transactions contemplated by the merger agreement or (b) the period allotted for presidential action under the DPA has passed without any determination by the President.

Assuming timely receipt of the required regulatory clearances and satisfaction of other closing conditions, we currently expect to complete the merger in the third or fourth calendar quarter of 2019.

Commitments to Obtain Approvals

Upon the terms and subject to the conditions set forth in the merger agreement, Guarantor, Parent, Merger Sub and Medidata agreed to use reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) and to assist and cooperate with each other in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to obtain as promptly as practicable and maintain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from any governmental authorities and make all necessary registrations, declarations and filings with any governmental authorities that are necessary to consummate the merger. These approvals include approvals under the HSR Act and ARC. In furtherance of the foregoing, Dassault Systèmes has agreed to effect certain divestitures and other dispositions, subject to certain specified limitations under the merger agreement. For a more complete description, please see the section entitled “The Merger Agreement.”

Furthermore, each of Guarantor, Parent, Merger Sub and Medidata (and their respective affiliates, if applicable) agreed to use its reasonable best efforts to obtain CFIUS clearance as promptly as practicable, including, considering in good faith any request by CFIUS that Guarantor, Parent or Merger Sub enter into any form of mitigation agreement. However, Guarantor and Parent and their respective affiliates will not be required to accept any condition, restriction or other action required by CFIUS that reasonably in good faith could be considered by the Guarantor as burdening or negatively affecting Guarantor’s or its affiliates’ ability to retain or operate Guarantor’s, Medidata’s or their respective affiliates’ businesses, operations, product lines or assets from and after the closing of the merger.

Delisting and Deregistration of Company Common Stock

If the merger is completed, the common stock of the Company will be delisted from the NASDAQ and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Medidata or modify or supplement any factual disclosures about Medidata in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Medidata. The merger agreement contains representations and warranties by, and covenants of, Medidata, Guarantor, Parent and Merger Sub which were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Medidata’s public disclosures. Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about Medidata may be found elsewhere in this proxy statement and Medidata’s other public filings. See the section entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the closing of the merger, (1) Merger Sub will be merged with and into Medidata, (2) the separate corporate existence of Merger Sub will thereupon cease and (3) Medidata shall survive the merger as a wholly-owned subsidiary of Parent. From and after the closing of the merger, Medidata, as the surviving corporation of the merger will possess all properties, rights, privileges, powers and franchises of Medidata and Merger Sub, and all of the debts, liabilities and duties of Medidata and Merger Sub will become the debts, liabilities and duties of Medidata, as the surviving corporation.

Effective as of, and immediately following, the closing of the merger, the board of directors of the surviving corporation will consist of the directors of Merger Sub immediately prior to the closing of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. From and after the closing of the merger, unless determined otherwise by Parent, the officers of Medidata immediately prior to the closing of the merger will be the officers of the surviving corporation, until their successors are duly appointed or until their earlier death, resignation or removal. At the closing of the merger, the certificate of incorporation of Medidata as the surviving corporation will be amended in the form attached to the merger agreement, and the bylaws of Merger Sub, as in effect immediately prior to the closing of the merger, will become the bylaws of the surviving corporation, in each case, until thereafter amended.

When the Merger Becomes Effective

The closing of the merger will take place at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, New York 10019 on a date (the “closing date”) and at a time to be agreed upon by Parent and Medidata (but no later than the fifth business day after the satisfaction or waiver (to the extent permitted) of all of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions)), unless another date or place is agreed to in writing by the parties.

On the closing date, Parent, Medidata and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware. The merger shall become effective at such time as the certificate of merger has been filed with the Secretary of State of the State of Delaware or at such time as is agreed between the parties and specified in the certificate of merger.

Effect of the Merger on the Common Stock

At the closing of the merger, each issued and outstanding share of common stock (other than cancelled shares and dissenting shares) will be converted into the right to receive the merger consideration (which is $92.25 per share, without interest and less any applicable withholding taxes) upon the terms and subject to the conditions set forth in the merger agreement. All shares converted into the right to receive the merger consideration will be cancelled at the closing of the merger.

Treatment of Company Equity Awards

As a result of the merger, the treatment of Medidata’s stock options (“Options”), performance stock unit (“PSUs”), restricted stock award (“RSAs”) and restricted stock unit (“RSUs”) that are outstanding immediately prior to the closing of the merger will be as follows:

Options

To the extent not exercised prior to the closing of the merger, each outstanding Option (whether or not vested) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the total number of shares of common stock then covered by such Option multiplied by (2) the excess, if any, of $92.25 per share over the exercise price per share under such Option, to be paid within two business days following the closing of the merger.

Each outstanding Option with an exercise price per share equal to or greater than $92.25 per share will be cancelled without consideration upon the closing of the merger.

Performance Stock Units

Each outstanding PSU held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee PSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor’s ordinary shares (each such award, an “adjusted employee PSU”). The adjusted employee PSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee PSUs immediately prior to the closing of the merger (except that the performance-based vesting conditions applicable to such employee PSUs prior to the effective time will not apply from and after the effective time), and will relate to a number of Guarantor’s ordinary shares equal to the product obtained by multiplying (1) the number of shares of Medidata common stock subject to the employee PSUs immediately prior to the closing of the merger based on the attainment of the applicable performance metrics (x) for those employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the closing of the merger, as determined in good faith and consistent with past practice by the Medidata board of directors, (y) for those employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the closing date (if calculable), as determined in good faith and consistent with past practice by the Medidata board of directors or a committee thereof, or the target level of performance, and (z) for each other employee PSU, at the target level of performance, multiplied by (2) the equity award conversion ratio (as defined below), with any fractional shares rounded to the nearest whole number of shares.

Each PSU outstanding immediately prior to the closing of the merger that is not an employee PSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee PSU immediately prior to the closing of the merger, taking into account the attainment of applicable performance metrics in accordance with the merger agreement and as summarized in the previous paragraph, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

Restricted Stock Awards

Each outstanding RSA that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSA”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor ordinary shares (each such award, an “adjusted employee RSA”). The adjusted employee RSAs will include the right to accrue dividend equivalents, and the other terms and conditions of such adjusted employee RSAs will be substantially the same as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSAs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSAs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSA immediately prior to the closing of the merger, by (2) the equity award conversion ratio (as defined below), with any fractional shares rounded to the nearest whole number of shares.

Each RSA outstanding immediately prior to the closing of the merger that is not an employee RSA will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSA, to be paid in accordance with the procedures for holders of shares of common stock.

Restricted Stock Units

Each outstanding RSU that is held by a grantee who is an employee of Medidata immediately prior to the closing of the merger (each, an “employee RSU”) will generally be assumed and converted into a restricted stock unit with respect to Guarantor’s ordinary shares (each such award, an “adjusted employee RSU”). The adjusted employee RSUs will have the same terms and conditions as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the employee RSUs immediately prior to the closing of the merger, except that the number of Guarantor’s ordinary shares subject to the adjusted employee RSUs will equal the product obtained by multiplying (1) the total number of shares of Medidata common stock subject to such employee RSU immediately prior to the closing of the merger, by (2) the equity award conversion ratio (as defined below), with any fractional shares rounded to the nearest whole number of shares.

Each RSU outstanding immediately prior to the closing of the merger that is not an employee RSU will become fully vested and will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) $92.25 per share and (2) the number of shares of Medidata common stock subject to such non-employee RSU, to be paid within two business days following the closing of the merger (or, to the extent payment within such time or on such date would trigger a tax or penalty under Section 409A of the Code, to be paid on the earliest date that payment will not trigger such tax or penalty).

For purposes of this proxy statement and the merger agreement, the “equity award conversion ratio” is the quotient obtained by dividing (1) the merger consideration, by (2) the volume weighted average sales prices per share of Guarantor’s ordinary shares for the 10 full consecutive trading days ending on and including the business day that is three business days immediately prior to the effective date of the merger agreement (and expressed in US dollars at the dollar-euro conversion rate published by the European Central Bank for each such trading day).

Treatment of Purchase Rights under the Employee Stock Purchase Plan

After the date of the merger agreement, the Medidata board of directors took action so that (1) no employees (who were not then participants) could become participants in the Company Employee Stock Purchase Plan (the “ESPP”), and (2) the purchase period (as defined in the ESPP) in effect as of the date of the merger agreement was the final purchase period and no new purchase periods would commence thereafter.

Payment for Common Stock in the Merger

Prior to the closing of the merger, Parent will select a bank or trust company (the identity and terms of designation and appointment of which will be reasonably acceptable to Medidata), which we refer to as the “payment agent,” to make payments of the merger consideration to Medidata’s stockholders in accordance with the terms of the merger agreement. On the closing date, Guarantor or Parent will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate merger consideration to which Medidata stockholders become entitled to at the effective time under the terms of the merger agreement.

Promptly, and in no event later than five business days, following the closing of the merger, the payment agent will mail to each record holder of common stock certificates that represented issued and outstanding shares of Medidata common stock that were converted into the right to receive the merger consideration, which we refer to as “certificates,” a letter of transmittal specifying that delivery will be effected, and risk of loss and title to any such certificates will pass, only upon the delivery of such certificates (or an affidavit of loss in lieu thereof and, if required by Parent or the payment agent, an indemnity bond) to the payment agent, and providing instructions for effecting the surrender of certificates in exchange for the merger consideration payable in respect thereof pursuant to the terms of the merger agreement.

Upon surrender of a certificate (or an affidavit of loss in lieu thereof and, if required by Parent or the payment agent, an indemnity bond) to the payment agent and upon delivery of a duly executed letter of transmittal, in the proper form, and such other documents as may be required, the holder of such certificates will be entitled to receive their portion of the merger consideration (less any applicable withholding taxes) in exchange therefor and such surrendered certificate will be cancelled. If payment of the merger consideration is to be made to a person other than the person in whose name any certificate is registered, the certificate must be properly endorsed and the person requesting payment must have paid (or establish as paid or not required to be paid) any transfer or similar taxes required in conjunction with payment of the merger consideration.

No holder of non-certificated shares of common stock represented by book-entry, which we refer to as “book-entry shares,” will be required to deliver a certificate or, in the case of book-entry shares held through the Depository Trust Company (“DTC”), an executed letter of transmittal, to the payment agent to receive the merger consideration that such holder is entitled to receive pursuant to the terms of the merger agreement. Instead, each holder of record of any book-entry share held through DTC whose shares of common stock were converted into the right to receive merger consideration will, upon receipt of an “agent’s message” by the payment agent (or other evidence the payment agent may reasonably request), be entitled to receive their portion of the merger consideration (less any applicable withholding taxes) and such book-entry shares will be cancelled. As reasonably promptly as practicable, and in no event later than five business days, after the closing of the merger, the payment agent will mail to each holder of record of book-entry shares not held through DTC whose shares of common stock were converted into the right to receive merger consideration a letter of transmittal providing instructions for the surrender of such book-entry shares in exchange for the merger consideration payable in respect thereof pursuant to the terms of the merger agreement. Upon receipt of an “agent’s message” by the payment agent (or other evidence the payment agent may reasonably request), the holder of such book-entry shares not held through DTC will be entitled to their portion of the merger consideration (less any applicable withholding taxes) in exchange therefore and such book-entry shares will be cancelled. Payment will only be made to the person in whose name the book-entry share is registered.

At the closing of the merger, the stock transfer books or ledger of Medidata will be closed and there will be no further registration of transfers of Medidata common stock. If, after the closing of the merger, certificates or book-entry shares are presented to the surviving corporation for any reason, such certificates or book-entry shares will be cancelled and exchanged as provided in the merger agreement (subject, in the case of dissenting shares, to applicable law).

If any cash deposited with the payment agent is not claimed within 12 months following the closing of the merger, such cash will be returned to Parent, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent and the surviving corporation as general creditor for payment of the merger consideration.

Representations and Warranties

The merger agreement contains representations and warranties of Medidata, Parent and Merger Sub, and Guarantor.

Some of the representations and warranties in the merger agreement made by Medidata are qualified as to “materiality” or “Company material adverse effect.” For purposes of the merger agreement, “Company material adverse effect” means any change, effect, event, occurrence, fact, condition or development (each a “change,” and collectively, “changes”) that (a) individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of Medidata and its subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent, materially delay or materially impair the ability of Medidata to consummate the merger or to perform any of its material obligations under the merger agreement without material delay; provided, however, that, in no event will any of the following changes (by itself or when aggregated or taken together with any and all other changes) be taken into account when determining whether there has been, would be or would reasonably be expected to occur a “Company material adverse effect”:

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;
•	conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
•	conditions (or changes in such conditions) that are generally applicable in the industries in which Medidata and its subsidiaries conduct business and not specifically relating to Medidata and its subsidiaries;
•	political conditions (or changes in such conditions) in the United States or any other country or region in the world (including any prolonged federal government furlough, shutdown or lack of funding), or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;
•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, and other force majeure events in the United States or any other country or region;
•	changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);
•	direct consequences resulting from the announcement of the merger agreement or the pendency or consummation of the merger, including (A) the identity of Guarantor, Parent or any communication by Guarantor or Parent regarding the plans or intentions of Guarantor or Parent with respect to the conduct of the business of Medidata or any of its subsidiaries, (B) the loss or departure of officers or other employees of Medidata or any of its subsidiaries, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into), or delays or disruptions to, any contracts with customers, suppliers, distributors or other business partners, and (D) any other negative development (or potential negative development) in Medidata’s relationships, contractual or otherwise, with any of its customers, suppliers, distributors, collaboration partners, lenders or other business partners (it being understood that this clause (vii) will not apply to any representation, warranty, covenant or agreement of Medidata herein that is intended to address the consequences of the execution, delivery or performance of the merger agreement or the consummation of the merger);
•	any action required to be taken by Guarantor or Parent or any of its controlled affiliates, or which Guarantor or Parent has requested in writing;

•	any action required to be taken by Medidata or any of its subsidiaries (other than Medidata’s obligations under Section 5.1(a) of the merger agreement, which are to generally continue to conduct its business in the ordinary course of business, to use reasonable efforts to retain its employees and maintain its business relationships, to maintain its permits and preserve its business organization) pursuant to the merger agreement; or the failure to take any action by Medidata or any of its subsidiaries prohibited by the merger agreement as a result of the failure of Parent to consent to such action;
•	changes in Medidata’s stock price or the trading volume of Medidata’s stock, in and of itself, or any failure by Medidata to meet any public estimates or expectations of Medidata’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or the issuance of revised projections that are not as optimistic as those in existence as of the date of the merger agreement or any failure by Medidata to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself, or (but not, in each case, the underlying cause of such changes or failures, which, for the avoidance of doubt, may be considered in determining whether a Company material adverse effect has occurred unless such changes or failures would not otherwise be excepted from this definition by another exception herein);
•	any legal proceedings made or brought by any of the current or former Medidata’s stockholders (on their own behalf or on behalf of Medidata) against Medidata, including legal proceedings arising out of the transactions contemplated by the merger agreement, including the merger;
•	the availability or cost of debt or other financing to Guarantor, Parent, Merger Sub or the surviving corporation; and
•	certain matters set forth in the confidential disclosure letter to the merger agreement delivered by Medidata to Parent.

Notwithstanding the foregoing, if any of the first six items described in the above bullet points has a disproportionate adverse effect on Medidata and its subsidiaries, taken as a whole, relative to other companies that operate in the industries in which Medidata and its subsidiaries operate, such changes will be taken into account when determining whether a Company material adverse effect has occurred.

In the merger agreement, Medidata has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due incorporation, valid existence, good standing and authority and qualification to conduct business with respect to Medidata and its subsidiaries;
•	Medidata’s corporate power and authority to enter into and perform the merger agreement, and the enforceability of the merger agreement;
•	the necessary approval of the Medidata board of directors;
•	the necessary vote of stockholders in connection with the merger agreement;
•	the absence of any violation of or conflict with any organizational documents, existing contracts, laws or orders applicable to Medidata or its subsidiaries or the resulting creation of any lien upon Medidata’s properties, rights or assets due to the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	required governmental approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	the capital structure of Medidata as well as the ownership and capital structure of its subsidiaries;
•	the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Medidata’s securities;
•	compliance with SEC filing requirements and the accuracy of Medidata’s SEC filings and financial statements;

•	Medidata’s disclosure controls and procedures;
•	Medidata’s internal accounting controls and procedures;
•	the absence of specified undisclosed liabilities;
•	the conduct of the business of Medidata and its subsidiaries in the ordinary course and the absence of a Company material adverse effect since March 31, 2019;
•	the existence and enforceability of specified categories of Medidata’s material contracts, and any notices with respect to intention to terminate or modify those material contracts;
•	real property owned, leased or subleased by Medidata and its subsidiaries;
•	personal property of Medidata;
•	patents, trademarks, copyrights and other intellectual property matters;
•	privacy and cybersecurity matters;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	Medidata’s possession of necessary permits;
•	Medidata’s compliance with laws, including export controls matters and compliance with the anti-bribery laws;
•	environmental matters;
•	legal proceedings and orders;
•	insurance matters;
•	absence of any transactions, relations or understandings between Medidata or any of its subsidiaries and any affiliate or related person;
•	payment of fees to brokers in connection with the merger agreement;
•	the rendering of Morgan Stanley’s fairness opinion to the Board of Directors; and
•	the inapplicability of anti-takeover statutes to the merger.

In the merger agreement, Parent and Merger Sub have made customary representations and warranties to Medidata that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due incorporation, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
•	Parent’s and Merger Sub’s corporate authority to enter into and perform the merger agreement, and the enforceability of the merger agreement;
•	the absence of any violation of or conflict with any organizational documents, existing contracts or applicable laws or orders due to the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	required governmental approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	the absence of litigation;
•	ownership of Medidata common stock by Parent, Merger Sub or their affiliates;
•	the absence of any stockholder or management arrangements related to the merger;
•	payment of fees to brokers in connection with the merger agreement;

•	the operations of Merger Sub;
•	matters related to the assumed equity awards;
•	CFIUS matters;
•	matters with respect to Guarantor’s financing and sufficiency of funds; and
•	reliance upon Parent and Merger Sub’s independent investigation of Medidata’s business, operations and financial condition.

In the merger agreement, Guarantor made customary representations and warranties to Medidata that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	organization and good standing, corporate power and authority to enter into and perform the merger agreement and enforceability;
•	Guarantor’s corporate authority to enter into and perform the merger agreement, and the enforceability of the merger agreement;
•	the absence of any violation of or conflict with any organizational documents, existing contracts or applicable laws or orders due to the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	required governmental approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;
•	the payment of fees or other amounts under the facilities agreement and the enforceability of the facilities agreement;
•	the absence of any amendments to, withdrawal of commitments from and breaches under the facilities agreement;
•	the absence of any conditions precedent or other contingences related to the funding of the full amount of the debt financing other than those set forth in the facilities agreement; and
•	the absence of any reason to believe that any term or condition of or to the debt financing set forth in the facilities agreement will not be satisfied on a timely basis or that the debt financing will not be available to Guarantor at the closing of the merger.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as (1) expressly contemplated by the merger agreement, (2) set forth in the confidential disclosure letter to the merger agreement delivered by Medidata to Parent, or (3) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the merger agreement and the earlier of the termination of the merger agreement in accordance with its terms and the closing of the merger, Medidata will, and will cause each of its subsidiaries to:

•	conduct its business in all material respects in the ordinary course of business; and
•	use its reasonable efforts to (1) keep available the services of its current officers, key employees and consultants, (2) maintain and preserve its current relationships and goodwill with customers, consultants, licensors, licensees, creditors, lessors, suppliers and other persons with whom it has significant business relations, (3) maintain in effect all of its permits and (4) preserve substantially intact its business organization.

In addition, Medidata has also agreed that, except as (1) expressly contemplated by the merger agreement, (2) set forth in the confidential disclosure letter to the merger agreement delivered by Medidata to Parent, or

(3) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the merger agreement and the earlier of the termination of the merger agreement in accordance with its terms and the closing of the merger, Medidata will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of Medidata or any of its subsidiaries;
•	issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of Medidata or any of its subsidiaries, except for the issuance and sale of shares of Medidata common stock upon the exercise of awards outstanding prior to the date of the merger agreement or, subject to certain restrictions, under the ESPP issuable in accordance with the terms of the ESPP as of the date of the merger agreement;
•	repurchase or redeem, directly or indirectly, any securities of Medidata or its subsidiaries, subject to certain exceptions;
•	other than dividends or distributions made by a subsidiary of Medidata to Medidata or another of Medidata’s subsidiaries, (1) split, combine, subdivide or reclassify any shares of Medidata’s capital stock, (2) declare, set aside or pay any dividend or other distribution, or (3) make any other actual, constructive or deemed distribution in respect of shares of Medidata’s capital stock;
•	liquidate, dissolve or reorganize, or adopt a plan to do so;
•	incur, assume or suffer certain types of indebtedness for borrowed money or issue any debt securities, subject to certain exceptions;
•	except as may be required by applicable law or the terms of any collective bargaining agreement or employee plan, (A) enter into, establish, adopt, amend, modify or terminate any employee plan other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, (B) grant any equity or equity-based awards, (C) increase the compensation or benefits payable or provided to any current or former director, officer, employee or other service provider of Medidata and its subsidiaries other than increases in the ordinary course of business for those employees with an annual base salary and annual target cash bonus not in excess of $250,000, (D) grant or provide any change in control, severance, termination retention or similar payments or benefits to any current or former director, officer, employee or service provider of Medidata and its subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any tax incurred by any such individual), (E) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any current or former director, officer, employee or service provider of Medidata and its subsidiaries, (F) hire or engage, or make an offer to hire or engage, any officer, employee or individual independent contractor whose annual base pay or fee, annual target cash bonus and cash sign-on bonus (if any) exceeds $250,000 in the aggregate, (G) terminate the employment of any current officer or employee whose annual base pay or fee and annual target cash bonus exceeds $250,000 other than for cause (as reasonably determined by Medidata or its subsidiary), or (H) amend or modify any performance criteria, metrics or targets under any employee plan such that those criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification;
•	become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body;
•	settle any pending or threatened litigation above specified threshold amounts;
•	make any material change to accounting principles or practices (except as required as a result of a change in laws or GAAP);

•	(A) make, change or revoke any material tax election or material tax accounting method or period, (B) subject to certain exceptions, settle or compromise any material tax liability or surrender any right to claim a material refund of taxes or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes;
•	(A) acquire any other person or entity or any equity interest therein, (B) other than in the ordinary course of business, dispose of any properties or assets, or (C) subject to certain exceptions, make any loans or advances to any other person or entity;
•	sell, transfer, license, cancel, abandon, allow to lapse or otherwise dispose of any intellectual property or personal information (except as required by certain laws or contracts), or otherwise take any action or fail to take any action which action or failure to act has resulted or would reasonably be expected to result in the loss or reduction in value of any material intellectual property, except for certain non-exclusive licenses solely to access SaaS services or to software in object code form granted under specified circumstances;
•	take or omit to take any action that would, or would purport to, bind, or grant or transfer any right, title or interest of the Parent or its affiliates in intellectual property;
•	enter into, terminate or materially amend, modify, supplement or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any material contract or lease, other than in the ordinary course of business;
•	authorize, make or enter into any contract for, or incur, any capital expenditure or any obligations or liabilities in respect thereof in excess of certain specified dollar amounts for certain specified periods;
•	amend or modify the engagement letter of Medidata’s financial advisor in a manner than increases the fee or commission payable by Medidata;
•	reinvest the proceeds of any of its investments in marketable securities that are sold or mature during the period of time between the date of the signing of the merger agreement and the closing of the merger, subject to certain exceptions; or
•	enter into agreements to do any of the foregoing.

Additional Agreements

Alternative Proposals; No Solicitation

From the date of the merger agreement until the earlier to occur of the termination of the merger agreement in accordance with its terms and the closing of the merger, Medidata has agreed not to, and to cause its subsidiaries and its and their respective officers, directors, employees and controlled affiliates not to, and instruct, and use reasonable best efforts to cause, any investment banker, attorney or other authorized agent or representative retained by any of them not to, and not to publicly announce any intention to, directly or indirectly:

•	solicit, initiate or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);
•	furnish to any person (other than Parent, Merger Sub or any representatives or designees of Parent or Merger Sub) any non-public information relating to Medidata or any of its subsidiaries, or afford to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Medidata or any of its subsidiaries, in each such case, in connection with an acquisition proposal or any inquiries or the making of any proposal, offer or request that would reasonably be expected to lead to an acquisition proposal;
•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or any inquiry, discussion, or negotiation that constitutes, or would reasonably be expected to lead to, an acquisition proposal;
•	enter into any alternative acquisition agreement (as defined below);

•	approve, agree to, accept, endorse or recommended any acquisition proposal or acquisition transaction (as defined below); or
•	approve any transaction, or any person becoming an “interested stockholder”, under Section 203 of the DGCL.

Notwithstanding the restriction described above, prior to adoption of the merger agreement by Medidata’s stockholders, if any person makes a bona fide, written acquisition proposal to Medidata or any of its subsidiaries that was not solicited in violation of the merger agreement and that the Medidata board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes or could reasonably be expected to lead to a superior proposal (as defined below), the Medidata board of directors may, directly or indirectly, through Medidata’s representatives, (i) participate or engage in discussions or negotiations with such person and/or (ii) furnish to such person any non-public information relating to Medidata or any of its subsidiaries and/or afford such person access to the business, properties, assets, books, records or other non-public information, or the personnel, of Medidata or any of its subsidiaries, in each case under this clause (ii) pursuant to an acceptable confidentiality agreement; provided that contemporaneously with furnishing any non-public information to such person, Medidata furnishes such non-public information to Parent to the extent such information has not been previously furnished by Medidata to Parent and to the extent permitted by applicable law or order; provided, however, that in the case of any action taken pursuant to the preceding clauses (i) or (ii), (A) the Medidata board of directors and/or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, and (B) Medidata gives Parent written notice of the identity of such person and a copy of such acquisition proposal and of Medidata’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such person.

Additionally, Medidata will promptly (but, in any event, within 24 hours) notify Parent if it or any director, officer or other of its representative receives (i) any inquiries, proposals or offers with respect to, or which could reasonably be expected to lead to, an acquisition proposal, (ii) any request for information that would reasonably be expected to lead to an acquisition proposal, or (iii) any inquiry with respect to, or request for discussions or negotiations in connection with, or which would reasonably be expected to lead to, any acquisition proposal, which notice will set forth the terms and conditions of such acquisition proposal, request or inquiry, and the identity of the person or group making any such acquisition proposal, request or inquiry. Medidata will thereafter (1) keep Parent reasonably informed, on a prompt basis of the status and material terms and conditions of any such acquisition proposals, requests or inquiries (including any amendments, modifications or supplements thereto, within 24 hours following receipt thereof) and the status of any such discussions or negotiations and (2) provide Parent (or its outside legal counsel) with unredacted copies of all writings or media containing any terms or conditions of any proposals or proposed transaction agreements relating to any acquisition proposal as promptly as practicable (and in any event, within 24 hours following the receipt or delivery thereof). Medidata also agreed that it will not enter into any confidentiality agreement subsequent to the date of the merger agreement that prohibits Medidata from providing to Parent such material terms and conditions and other information.

For purposes of this proxy statement and the merger agreement:

“acquisition proposal” means any offer, proposal, indication of interest, other than an offer, proposal, indication of interest by Guarantor, Parent or Merger Sub, to engage in an acquisition transaction.

“acquisition transaction” means any transaction or series of related transactions involving: (i) any direct or indirect purchase or other similar transaction by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from Medidata and/or any other person(s), including pursuant to a tender offer, exchange offer, share purchase, share exchange or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such person or “group” beneficially owning more than 20% of the shares of Medidata common stock issued and outstanding after giving effect to the consummation of such purchase or other acquisition; (ii) any direct or indirect purchase or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act) of more than 20% of the consolidated revenue, net income, EBITDA or assets (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition) of Medidata and its subsidiaries taken as a whole; (iii) any merger, consolidation, business combination, joint venture, partnership, recapitalization, reorganization, spin-off, extraordinary dividend or other similar transaction involving Medidata pursuant to which any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than Medidata’s stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Medidata common stock representing more than 20% of the shares of Medidata common stock issued and outstanding after giving effect to the consummation of such transaction; or (iv) a liquidation, dissolution or other winding up of Medidata.

“alternative acquisition agreement” means any letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, arrangement agreement, option agreement, joint venture agreement, partnership agreement, share purchase agreement, asset purchase agreement, share execution agreement, lease agreement or other similar agreement or contract (other than certain permitted confidentiality agreements) providing for any acquisition proposal or requiring Medidata (or that would otherwise require Medidata) to abandon, terminate or fail to consummate any of the transactions contemplated by the merger agreement (including the merger).

“superior proposal” means any written acquisition proposal for an acquisition transaction, which did not result from a breach by Medidata of the merger agreement, that the Medidata board of directors will have determined in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all relevant legal, financial, regulatory and other aspects of such acquisition proposal and the merger agreement, (i) to be reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to Medidata’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any revisions to the terms of the merger agreement proposed by Parent); provided, however, that for purposes of the reference to an “acquisition proposal” in this definition of a “superior proposal,” all references to “more than 20%” in the definition of “acquisition transaction” will be deemed to be references to “a majority.”

The Board of Directors’ Recommendation; Board Recommendation Change

Subject to certain exceptions (described below), the merger agreement provides that the Medidata board of directors will recommend that the holders of shares of common stock vote to adopt the merger agreement (the “board recommendation”) and that the Medidata board of directors may not (with any action described in the following being referred to as a “board recommendation change”):

•	withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, the board recommendation;
•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, an acquisition proposal or proposal reasonably expected to lead to an acquisition proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any alternative acquisition agreement;
•	following the date any acquisition proposal or any material modification thereto is first made public or sent or given to stockholders of Medidata, fail to issue a press release publicly reaffirming the board recommendation and recommending rejection of such acquisition proposal within 10 business days (or, if earlier, prior to the special meeting of the Medidata’s stockholders) following Parent’s written request to do so (which request may only be made once with respect to any such acquisition proposal, except that Parent may make an additional request after any material change in the terms of such acquisition proposal);
•	fail to include the board recommendation in the proxy statement; or
•	agree, authorize or commit to do any of the foregoing.

Notwithstanding the restriction described above, prior to the adoption of the merger agreement by Medidata’s stockholders, the Medidata board of directors may, in response to a superior proposal that did not result from a breach of the merger agreement, effect a board recommendation change if the Medidata board of directors and/or any authorized committee thereof will have determined in good faith (after consultation with outside legal counsel) that the failure to effect a board recommendation change would reasonably be expected to be inconsistent with its fiduciary duties and only if all of the following conditions are satisfied:

•	(i) the Medidata board of directors and/or any authorized committee thereof will have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties; (ii) Medidata will have first delivered notice to Parent at least four business days in advance to the effect that the Medidata board of directors is prepared to effect a board recommendation change, which notice will attach in full the most current version of any written agreement relating to the transaction that constitutes such superior proposal (a “superior proposal notice”) (which superior proposal notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto will not constitute a board recommendation change for purposes of the merger agreement); (iii) if requested by Parent, Medidata and its representatives will negotiate in good faith with Parent’s representatives regarding any bona fide proposed modifications to the terms and conditions of the merger agreement during the period beginning on the day of delivery by Medidata to Parent of such superior proposal notice and ending on the fourth business day following the day of such delivery so that the acquisition proposal that is the subject of the foregoing notice is no longer a superior proposal (and with respect to any material amendment to any acquisition proposal that is the subject of a previously delivered superior proposal notice, Medidata will have given Parent another notice based on such acquisition proposal, as so amended (a “proposal amendment notice”), and if requested by Parent, Medidata and its representatives will discuss and negotiate with Parent’s representatives any bona fide proposed modifications to the terms and conditions of the merger agreement during the period beginning on the day of delivery by Medidata to Parent of such proposal amendment notice and ending on the third business day following the day of such delivery); and
•	the Medidata board of directors will have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments and modifications made in writing by Guarantor and Parent that would be binding on Guarantor and Parent if executed by Medidata, and after consultation with Medidata’s financial advisors and legal advisors, that the superior proposal giving rise to such superior proposal notice (or proposal amendment notice) continues to be a superior proposal.

In addition, prior to the adoption of the merger agreement by stockholders, the Medidata board of directors may, in response to an intervening event (as defined below), effect a board recommendation change only if all of the following conditions are satisfied:

•	(i) the Medidata board of directors and/or any authorized committee thereof will have determined in good faith (after consultation with outside legal counsel) that the failure to make a board recommendation change in light of such intervening event would reasonably be expected to be inconsistent with its fiduciary duties; (ii) Medidata will have first delivered a notice to Parent at least four business days in advance to the effect that the Medidata board of directors is prepared to effect a board recommendation change, which notice will include a description of such intervening event in reasonable detail (an “intervening event notice”) (which intervening event notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto will not constitute a board recommendation change for purposes of the merger agreement); and (iii) if requested by Parent, Medidata and its representatives will discuss and negotiate in good faith with Parent’s representatives regarding any bona fide proposed modifications to the terms and conditions of the merger agreement during the period beginning on the day of delivery by Medidata to Parent of such intervening event notice and ending on the fourth business day following the day of such delivery so that the intervening event that is the subject of the foregoing notice is no longer an intervening event (and in the event of any material change in any event, occurrence or facts relating to such intervening event, Medidata will provide a new notice (an “amended intervening event notice”), and if requested by Parent, Medidata and its representatives will discuss and negotiate with Parent’s representatives any bona fide proposed modifications to the terms and conditions of the merger agreement during the period beginning on the day of delivery by Medidata to Parent of the amended intervening event notice and ending on the third business day following the day of such delivery); and

•	the Medidata board of directors will have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments and modifications made in writing by Guarantor and Parent that would be binding on Guarantor and Parent if executed by Medidata, and after consultation with Medidata’s financial advisors and legal advisors, that the failure to make a board recommendation change in light of such intervening event would still reasonably be expected to be inconsistent with its fiduciary duties.

For purposes of this proxy statement and the merger agreement, an “intervening event” means any change that is material to Medidata and its subsidiaries, taken as a whole, that (i) was not known to, or reasonably foreseeable by, the Medidata board of directors as of or prior to the date of the merger agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Medidata board of directors as of or prior to the date of the merger agreement), which change, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Medidata board of directors prior to the adoption of the merger agreement by the Medidata’s stockholders and (ii) does not involve or relate to (A) the receipt, existence or terms of an acquisition proposal, (B) any changes in the market price or trading volume of Medidata common stock, in and of itself or (C) Medidata or Parent meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself, (it being understood that with respect to each of the foregoing clauses (A) through (C) the change giving rise or contributing to such change may be taken into account when determining whether an intervening event has occurred to the extent not otherwise excluded from the definition of an intervening event).

Employee Benefits

From and after the closing of the merger, the surviving corporation of the merger will (and Parent will cause the surviving corporation to) honor all employee plans in accordance with their terms, subject to the right to amend or terminate any such plan in accordance with plan terms. For a period of at least one year following the closing of the merger (or, if shorter, during the relevant period of employment), Parent will provide or cause to be provided (i) to each continuing employee an annual base salary or wage rate that is no less than the annual base salary or wage rate provided to such continuing employee by Medidata and its subsidiaries immediately prior to the closing of the merger and (ii) to the continuing employees generally, the (x) target annual cash incentive opportunities that are no less favorable than those provided to such continuing employees immediately prior to the closing of the merger, (y) defined contribution and health and welfare benefits that are substantially comparable to the defined contribution and health and welfare benefits provided under Company plans prior to the closing of the merger (to the extent such plans have been in place for at least three months prior to the date of the merger agreement), and (z) severance payments and benefits to any continuing employee who incurs a termination of employment without “cause” that are no less favorable than those provided under the Company’s severance guidelines, subject to the execution and nonreovcation of a release of claims.

Efforts to Complete the Merger; CFIUS Filing; HSR Act Filing and International Antitrust Notifications

Upon the terms and subject to the conditions set forth in the merger agreement, Guarantor, Parent, Merger Sub and Medidata agreed to use reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done) and to assist and cooperate with each other in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to: (i) cause the conditions to the merger to be satisfied or fulfilled as promptly as practicable after the date of the merger agreement; (ii) obtain, as promptly as practicable after the date of the merger agreement, and maintain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from any governmental authorities and make all necessary registrations, declarations and filings with any governmental authorities that are necessary to consummate the merger; and (iii) obtain all necessary or appropriate consents, waivers and approvals under any contracts or leases to which Medidata or any of its subsidiaries is a party in connection with the merger agreement and the consummation of the transactions so as to maintain and preserve the benefits of such contracts or leases following consummation of the transactions.

Each of Guarantor, Parent, Merger Sub and Medidata (and their respective affiliates, if applicable) agreed to use its reasonable best efforts to obtain CFIUS clearance as promptly as practicable, including, considering in good faith any request by CFIUS that Guarantor, Parent or Merger Sub enter into any form of mitigation agreement. However, Guarantor and Parent and their respective affiliates will not be required to accept any condition, restriction or other action required by CFIUS that reasonably in good faith could be considered by the Guarantor as burdening or negatively affecting Guarantor’s or its affiliates’ ability to retain or operate Guarantor’s, Medidata’s or their respective affiliates’ businesses, operations, product lines or assets from and after the closing of the merger.

With respect to obtaining the consents required under, and compliance with any other applicable requirements of the HSR Act and any applicable foreign antitrust laws, and notwithstanding anything in the merger agreement to the contrary, the “reasonable best efforts” of Parent and Guarantor include (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any subsidiaries of the Company, operations, divisions, businesses, product lines, contracts, customers or assets of Medidata or any of its subsidiaries), (ii) taking or committing to take such other actions that may limit or impact Guarantor’s or any of its subsidiaries’ (including Medidata’s or any of its subsidiaries’) freedom of action with respect to, or its ability to retain, any of Guarantor’s or any of its subsidiaries’ (including Medidata’s or any of its subsidiaries’) operations, divisions, businesses, products lines, contracts, customers or assets, (iii) entering into any orders, settlements, undertakings, contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any order that prevents, prohibits, restricts or delays the consummation of the merger and the other transactions contemplated hereby, in any case, that may be issued by any court or other governmental authority, and (iv) creating, terminating or divesting relationships, contractual rights or obligations of Medidata, Guarantor or their respective subsidiaries. However, none of Guarantor, Parent, Merger Sub nor the other subsidiaries of Guarantor is required to, neither Medidata nor any of its subsidiaries is, without the prior written consent of Guarantor, permitted to (each of the following, a “burdensome condition”) (A) take or commit to take such other actions that would result in the disclosure of, or the grant of any license or any other right in, the source code materials of any software (including any software embedding any of the source code materials) of Guarantor, Medidata and/or their respect respective affiliates, (B) take or commit to take such other actions that would result in the sale, divestiture, disposition, license or other disposition of the divisions, businesses, product lines, contracts, customers or assets of the Guarantor or any of its subsidiaries (excluding Medidata’s or any of its subsidiaries’) or (C) take any action, or commit to take any action, or agree to any condition or limitation described in this section that (i) is not conditioned on the consummation of the merger or (ii) that would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on (x) the Guarantor and its subsidiaries, taken as a whole, as if it were the size, scope and scale, and with the business, assets, liabilities, financial condition and results of operation of Medidata and its subsidiaries, taken as a whole, (y) Medidata and its subsidiaries, taken as a whole, or (z) the Guarantor and its subsidiaries, taken as a whole, together with Medidata and its subsidiaries, taken as a whole, as if it were the size, scope and scale, and with the business, assets, liabilities, financial condition and results of operation of Medidata and its subsidiaries, taken as a whole. In determining whether any material adverse effect will result under each of the foregoing clauses (x), (y) or (z), any adverse impact on the synergies reasonably expected to be realized from the merger will (without duplication) be taken into account.

Indemnification and Insurance

The merger agreement provides that the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) honor and fulfill in all respects the obligations of Medidata under, and with respect to acts and omissions occurring at or prior to the closing of the merger, any and all (i) indemnification agreements between Medidata or any of its subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of Medidata or any of its subsidiaries prior to the closing of the merger, in each case, when acting in such capacity (the “indemnified persons”) and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws and any comparable organizational documents of Medidata or any of its subsidiaries, as in effect on the date of the merger agreement. In addition, during the period commencing at the closing of the merger and ending on the sixth anniversary thereof, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation and bylaws (and any other similar organizational documents) of the surviving corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable (in the aggregate) to the indemnified persons with respect to matters occurring at or prior to the closing of the merger as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (and any other similar organizational documents) of Medidata as of the date of the merger agreement, and during such six-year period, such provisions will not, be repealed, amended or otherwise modified in any manner except as set forth in the merger agreement or required by applicable law.

In addition, the merger agreement provides that, during the six (6) year period commencing at the closing of the merger, the surviving corporation will (and Parent will cause the surviving corporation and its subsidiaries to) indemnify and hold harmless each indemnified person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises out of or pertains to (i) any action or omission or alleged action or omission at or prior to the closing of the merger in such indemnified person’s capacity as a director or officer of Medidata or any of its subsidiaries (regardless of whether asserted or claimed prior to, at or after the closing of the merger), or (ii) any of the transactions contemplated by the merger agreement. The merger agreement also provides that the surviving corporation will (and Parent must cause the surviving corporation and its subsidiaries to) advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under the merger agreement, upon request by an indemnified person in connection with such, all fees and expenses (including reasonable attorney’s fees and investigation expenses) incurred by such indemnified person in connection with the defense of such legal proceeding.

In addition, without limiting the foregoing, the merger agreement requires Medidata (following reasonable consultation with Parent) to purchase, prior to the effective time, a six-year “tail” directors’ and officers’ liability insurance for each person covered by Medidata’s current directors’ and officers’ liability policy in respect of acts or omissions occurring at or prior to the closing of the merger, on terms with respect to the coverage and amounts that are equivalent (in the aggregate) to those of Medidata’s current directors’ and officers’ liability insurance. Neither Parent nor the surviving corporation will be obligated to pay in excess of 300% of the amount paid by Medidata for coverage for its most recent policy year. The surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy should be maintained in full force and effect.

Certain Additional Covenants

Access

Subject to certain exceptions and limitations, Medidata must afford Parent and its controlled affiliates and their representatives reasonable access, during normal business hours, to all of Medidata’s and its subsidiaries’ personnel, properties, contracts, commitments, books and records and furnish to Parent any other report, schedule, information or other document concerning its businesses, properties, assets and personnel (other than the provision of certain information that the Company determines (upon the advice of outside legal counsel) would violate applicable law, result in the waiver of attorney-client privilege, work product doctrine or other applicable privilege or violate or cause a default under any contract to which Medidata or its subsidiaries are bound).

Stockholders Meeting

Medidata agreed to establish a record date for, call, give notice of, convene and hold a special meeting of Medidata’s stockholders as promptly as reasonably practicable after the date of the merger agreement for the purpose of voting upon the adoption of the merger agreement. The Company agreed to postpone or adjourn said meeting, at the instruction of Parent, if there are not sufficient votes in person or by proxy to secure the requisite stockholder approval to allow reasonable time for the solicitation of proxies for the purpose of obtaining the requisite stockholder approval (which instruction Parent may only issue once, except that Parent may issue an additional instruction after any material change in the terms of the transaction contemplated by the merger agreement).

Stockholder Litigation

Medidata agreed to promptly advise and notify Parent of any litigation relating to the merger agreement or the transactions contemplated by the merger agreement. Medidata must (i) give Parent the opportunity to consult with Medidata regarding the defense or settlement of any such stockholder litigation, (ii) give Parent the opportunity to participate in Medidata’s defense or settlement of any such stockholder litigation, (iii) consider in good faith Parent’s views with respect to such stockholder litigation and (iv) not agree to settle or compromise or offer to settle or compromise any such stockholder litigation without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and Medidata, on the other hand, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by the requisite affirmative vote of Medidata’s stockholders;
•	the (1) expiration or termination of the applicable waiting period under the HSR Act (for which early termination was received on July 8, 2019) and (2) receipt (or deemed receipt by virtue of the expiration or termination of any applicable waiting period) of consent from the relevant antitrust authorities in Germany; and
•	no governmental authority in the United States or Germany will have (1) enacted, issued or promulgated any law that is in effect and has the effect of making the merger illegal in the United States or Germany or which has the effect of prohibiting or otherwise preventing the consummation of the merger in the United States or Germany, (2) issued, entered or granted any order that is in effect and has the effect of making the merger illegal in the United States or Germany or which has the effect of enjoining, prohibiting or otherwise preventing the consummation of the merger in the United States or Germany (clauses (1) and (2), collectively “legal restraints”) or (iii) instituted any legal proceeding (which remains pending at what would otherwise be the closing date of the merger) before any governmental authority seeking to temporarily or permanently impose a legal restraint in the United States or Germany; and
•	CFIUS clearance having been obtained.
○	For purposes of this proxy statement and the merger agreement, “CFIUS clearance” means (1) the parties will have received a written notice issued by CFIUS stating either (a) that CFIUS has concluded that the transactions contemplated by the merger agreement are not a “covered transaction” and not subject to review under applicable law, or (b) that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, and has concluded all action under the DPA or (2) either (a) the President of the United States will have determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the transactions contemplated by the merger agreement or (b) the period allotted for presidential action under the DPA will have passed without any determination by the President.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	Medidata having performed and complied in all material respects with all agreements, covenants and other obligations required by the merger agreement to be performed or complied with by Medidata at or prior to the closing date;
•	the representations and warranties of Medidata relating to organization and good standing, authorization and enforceability, and requisite stockholder approval being true and correct in all material respects as of the date of the merger agreement and being true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations will be true and correct in all respects as of such particular date);
•	the representations and warranties of Medidata relating to the absence of a Company material adverse effect being true and correct in all respects as of the date of the merger agreement and being true and correct in all respects on and as of the closing date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations will be true and correct in all respects as of such particular date);

•	the representations and warranties of Medidata relating to Medidata’s capitalization and brokers being true and correct as of the date of the merger agreement and being true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except (1) for those representations and warranties which address matters only as of a particular date (which representations will have been true and correct as of such particular date), and (2) in each case for deminimis inaccuracies;
•	the other representations and warranties of Medidata set forth elsewhere in the merger agreement being true and correct on and as of the closing date with the same force and effect as if made on and as of such date (disregarding all materiality qualifications (but not dollar thresholds) contained in such representations and warranties), except (1) for any failure to be so true and correct which has not had, and would not have, a Company material adverse effect, and (2) for those representations and warranties which address matters only as of a particular date (which representations will have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not have a Company material adverse effect);
•	since the date of the merger agreement, there not having occurred or arisen any Company material adverse effect that is continuing;
•	no governmental authority in the United States or Germany having imposed any burdensome condition in order to obtain antitrust clearance or approval; and
•	the receipt by Parent and Merger Sub of a certificate of Medidata, validly executed for and on behalf of Medidata by the chief executive officer of the Company and the chief financial officer of the Company, certifying that the conditions described in the preceding seven bullets have been satisfied.

In addition, the obligation of Medidata to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	Parent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the merger agreement to be performed and complied with by Parent or Merger Sub at or prior to the closing date;
•	the representations and warranties of Guarantor, Parent and Merger Sub set forth in the merger agreement being true and correct as of the date of the merger agreement and being true and correct on and as of the closing date with the same force and effect as if made on and as of such date (except (i) for any failure to be so true and correct which has not had, and would not have a Guarantor material adverse effect or Parent material adverse effect, as applicable, and (ii) for those representations and warranties which address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not have a Guarantor material adverse effect or Parent material adverse effect, as applicable); provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub described in this bullet point, all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded; and
•	the receipt by Medidata of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer of Parent or Merger Sub (as applicable), certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing of the merger, whether before or after the adoption of the merger agreement by Medidata’s stockholders, in the following ways:

•	by mutual written agreement of Parent and Medidata;
•	by either Parent or Medidata if:
○	the closing of the merger has not occurred on or before January 11, 2020, which we refer to as the “termination date” (except that (1) the termination date may be extended to April 11, 2020 at the election of either the Parent or Medidata if all other conditions are satisfied other than the receipt of regulatory approval and CFIUS Clearance or the absence of legal restraints, and (2) the right to terminate the merger agreement as a result of the occurrence of the termination date will not be available to either Parent or Medidata if such party’s action or failure to fulfill any obligation under the merger agreement has been the principal cause of or directly resulted in the failure of the closing of the merger to have occurred on or before the termination date and such action or failure to act constitutes a material breach of the merger agreement) (the “termination date trigger”);
○	if the requisite stockholder approval is not obtained from Medidata’s stockholders at the special meeting or at any adjournment or postponement thereof (the “stockholder approval trigger”);
○	any legal restraint is in effect that makes the merger illegal or will have permanently restrained, enjoined or otherwise prohibited consummation of the merger or will have become final and non-appealable (except that the right to terminate the merger agreement as a result of the occurrence of the legal restraint will not be available to either Parent or Medidata if such party breached in any material respect any provision of the merger agreement which breach was the principal cause of, or directly resulted in, the issuance of such legal restraint); or
○	there will have been a CFIUS turndown (except that the right to terminate the merger agreement in respect of a CFIUS turndown will not be available to any party (1) until 30 days after the occurrence of a CFIUS turndown and (2) whose action or failure to fulfill any obligation under the merger agreement has been the principal cause of or directly resulted in the CFIUS turndown and such action or failure to act constitutes a material breach of the merger agreement); and
○	For purposes of this proxy statement and the merger agreement, “CFIUS turndown” means that CFIUS (i) has completed its review or investigation and determined that it has unresolved national security concerns and (ii) intends to send a report to the President of the United States requesting the President’s decision because it either (A) recommends that the President act to suspend or prohibit the merger, (B) is unable to reach a decision on whether to recommend that the President suspend or prohibit the merger or (C) requests that the President make a determination with respect to the merger.
•	by Medidata if:
○	Guarantor, Parent or Merger Sub has breached any representations or warranties or failed to perform any covenant or other agreement set forth in the merger agreement such that certain corresponding conditions set forth in the merger agreement would fail to be satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of (a) the date that is 30 calendar days following Medidata’s delivery of written notice of such breach and (b) three business days prior to the termination date; provided that Medidata may not terminate the merger agreement as described in this bullet point if Medidata is in material breach of any covenant contained in the merger agreement or if at the time of such termination, any representation or warranty of Medidata will have become inaccurate such that the corresponding conditions set forth in the merger agreement would not be satisfied as of such time; or
○	at any time prior to the time the requisite stockholder approval is obtained, subject to the conditions set forth in the merger agreement, in the event that (i) Medidata will have received a superior proposal; (ii) Medidata’s board of directors and/or any authorized committee thereof will have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties; and (iii) Parent has been informed of and had an opportunity to match such superior proposal pursuant to the terms and conditions of the merger agreement (the “superior proposal trigger”); and

•	by Parent if:
○	Medidata has breached any of its representations or warranties or failed to perform any covenant or other agreement set forth in the merger agreement such that certain corresponding conditions set forth in the merger agreement would fail to be satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of (a) the date that is 30 calendar days following Parent’s delivery of written notice of such breach and (b) three business days prior to the termination date; provided that Parent may not terminate the merger agreement as described in this bullet point if Parent is in material breach of any covenant contained in the merger agreement or if at the time of such termination, any representation or warranty of Parent or Merger Sub will have become inaccurate such that the corresponding conditions set forth in the merger agreement would not be satisfied as of such time; or
○	in the event that the Medidata board of directors or any authorized committee thereof will have effected a board recommendation change (except that Parent’s right to terminate the merger agreement in respect of a board recommendation change will expire 20 business days after the date upon which a board recommendation change is effected) (the “board recommendation change trigger”).

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including the payment of a termination fee as described below and that no party will be relieved from any liability or damages resulting from its fraud or willful breach of the merger agreement prior to such termination (in which case the aggrieved party shall be entitled to all remedies available at law or in equity).

Termination Fee

If the merger agreement is terminated in specified circumstances, Medidata has agreed to pay Parent a termination fee of $207 million. Parent will be entitled to receive the termination fee from Medidata if the merger agreement is validly terminated:

•	by either Parent or Medidata, (1) pursuant to either the termination date trigger or the stockholder approval trigger; (2) prior to the time at which a vote is taken on the adoption of the merger agreement at the special meeting (or at any adjournment or postponement thereof), a competing acquisition transaction will have been publicly announced or will have become publicly disclosed and, in either case, has not been withdrawn or otherwise abandoned; and (3) within 12 months following the termination of the merger agreement, that competing acquisition transaction is consummated or a binding definitive agreement for that competing acquisition transaction is entered into by Medidata within such 12-month period and such competing acquisition transaction is subsequently consummated;
•	by Medidata pursuant to the superior proposal trigger; or
•	by Parent pursuant to board recommendation change trigger.

Guaranty

Guarantor agreed to absolutely, unconditionally and irrevocably guarantee each and every covenant, agreement and other obligation of Parent and Merger Sub under the merger agreement, including the full payment and performance of the obligations of Parent and Merger Sub under the merger agreement when due (including payment of the merger consideration), subject to the same limitations on any of Parent’s or Merger Sub’s covenants, agreements and other obligations.

Limitation on Remedies

In the event of the termination of the merger agreement pursuant to the provisions described under “— Termination of the Merger Agreement” above, the merger agreement will be terminated and there will be no further liability on the part of Medidata, Parent or Merger Sub except that the confidentiality agreements, certain sections of the merger agreement relating to the financing, the sections of the merger agreement relating to the termination thereof and Article VIII of the merger agreement will survive such termination. However, no such termination will relieve any party from liability for fraud or for a willful breach of its representations, warranties, agreements or covenants prior to termination of the merger agreement.

If a termination fee shall become due and payable by either Medidata or Parent, from and after the termination of the agreement and payment of the termination fee in full pursuant to the merger agreement, the party paying such termination fee shall have no further liability of any kind for any reason in connection with the merger agreement or its termination except as expressly contemplated by the merger agreement. Under no circumstances will the termination fee be payable more than once.

Fees and Expenses

Except in specified circumstances, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated, except that Parent will pay (or caused to be paid) all of the filing fees payable pursuant to the HSR Act and any other antitrust laws and filings to obtain CFIUS clearance.

Amendment and Modification

The merger agreement may be amended, modified and supplemented by the parties at any time prior to the closing of the merger by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company, subject to applicable law. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Jurisdiction; Specific Enforcement

In the event of a breach or threatened breach of any covenant or obligation in the merger agreement, the non-breaching party will be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of the merger agreement by the breaching party, and to specifically enforce the terms and provisions of the merger agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under the merger agreement and to cause the merger and the other transactions to be consummated. The merger agreement is governed by Delaware law.

Voting Agreements

In connection with entering into the merger agreement, Parent entered into a voting agreement dated as of June 11, 2019, with each of Messrs. Sherif and de Vries (who are referred to in this proxy statement as the “supporting stockholders”). The following summary of the voting agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of voting agreement attached as Annex D.

Pursuant to the voting agreement, each supporting stockholder agreed to, among other things, vote his beneficially owned shares of Medidata common stock:

•	in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and any other actions necessary, desirable or reasonably requested by Parent in furtherance thereof;
•	in favor of any proposal to adjourn a meeting of the stockholders of Medidata to solicit additional proxies to be voted in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement;
•	in favor of any proposal or action in respect of which approval of Medidata’s stockholders is requested that could reasonably be expected to facilitate the merger and the other transactions contemplated by the merger agreement;

•	against any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any of covenant, representation or warranty or any other obligation or agreement of Medidata under the merger agreement or of the supporting stockholder under his voting agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement;
•	against any acquisition proposal or any proposal relating to an acquisition proposal; and
•	against any stock purchase agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the merger agreement).

As of the close of business on the record date, the voting agreements, in the aggregate, covered, in the aggregate, 1,644,184 shares of Medidata common stock, or approximately 2.6% of the issued and outstanding shares of Medidata common stock as of the close of business on that date.

Subject to certain exceptions, each supporting stockholder also agreed to comply with certain restrictions on the disposition of his beneficially owned shares of Medidata before the earlier to occur (the “expiration date”) of (1) the closing date, (2) the date on which the merger agreement is terminated, (3) a board recommendation change, and (4) the mutual written agreement of the respective parties to each of the voting agreements to terminate it.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company’s stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we refer to as the “merger-related compensation proposal,” gives the Company’s stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table entitled “Golden Parachute Compensation” under “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table.

The Medidata board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

The Medidata board of directors unanimously recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of Medidata Solutions, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by Medidata Solutions, Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on the Company, Guarantor, Parent or Merger Sub. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s stockholders.

The above resolution approving the merger-related compensation of the Company’s named executive officers on an advisory basis the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon provided a quorum is present.

The Medidata board of directors unanimously recommends a vote “FOR” the named executive officer merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)

The Company’s stockholders are being asked to approve a proposal that will give the Medidata board of directors authority to adjourn the special meeting, if necessary or appropriate, including for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Medidata board of directors subject to the terms of the merger agreement. In addition, the Medidata board of directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons subject to the terms of the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

The Company does not intend to call a vote on this proposal if the proposal to adopt the merger agreement (Proposal 1) is approved by the requisite number of shares of common stock at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon whether or not a quorum is present.

The Medidata board of directors unanimously recommends a vote “FOR” the adjournment proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is traded on the NASDAQ under the symbol “MDSO.”

As of the close of business on the record date for the special meeting, there were 62,449,313 shares of common stock issued and outstanding and entitled to vote, held by approximately 62 holders of record of common stock. Certain shares of our common stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number.

The following table sets forth during the periods indicated the high and low sales prices of common stock as reported on the NASDAQ, and the cash dividends declared per share for the periods indicated:

	Market Price		Dividend Per Share
	High	Low
Fiscal 2017
First Quarter	$58.77	$47.77	$0.00
Second Quarter	$81.65	$56.65	$0.00
Third Quarter	$85.92	$70.38	$0.00
Fourth Quarter	$81.88	$63.33	$0.00
Fiscal 2018
First Quarter	$71.82	$59.60	$0.00
Second Quarter	$85.69	$60.70	$0.00
Third Quarter	$88.87	$71.91	$0.00
Fourth Quarter	$79.76	$60.10	$0.00
Fiscal 2019
First Quarter	$80.23	$62.93	$0.00
Second Quarter	$93.60	$73.10	$0.00
Third Quarter (through July 18)	$91.16	$90.55	$0.00

The closing sale price of our common stock on June 11, 2019, which was the last trading day before the merger was publicly announced, was $94.75 per share. The closing sale price of our common stock on April 18, 2019, which was the last trading day prior to the publication of a report disclosing Parent’s potential interest in acquiring Medidata, was $78.87. On July 18, 2019, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock was $90.77 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 19, 2019 by: (1) each of our directors; (2) each of our named executive officers; (3) all of our directors and executive officers as a group; and (4) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the persons or entities identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Information with respect to beneficial ownership has been furnished by each director and executive officer. With respect to beneficial owners of more than 5% of our common stock, information is based on information filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days after July 19, 2019, which is September 17, 2019. These shares are deemed to be issued and outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent
Named Executive Officers and Directors:
Tarek A. Sherif(3)	1,017,645	1.6%
Glen M. de Vries(4)	1,061,603	1.7%
Rouven Bergmann(5)	124,321	*
Jill Larsen(6)	51,114	*
Michael Pray(7)	73,135	*
Carlos Dominguez(8)	91,450	*
Neil M. Kurtz, M.D.	119,161	*
George W. McCulloch(9)	91,940	*
Maria Rivas	7,081	*
Lee Shapiro(10)	38,535	*
Robert Taylor	41,757	*
All Executive Officers and Directors as a group (13 persons)(11)	2,862,591	4.5%

5% Stockholders:
BlackRock, Inc.(12)	6,995,601	11.2%
The Vanguard Group, Inc.(13)	5,444,428	8.7%
Brown Capital Management, LLC(14)	4,102,664	6.6%
*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding common stock.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	For each of our executive officers and directors, the shares listed in this column include the following shares of restricted stock (which are subject to forfeiture and shall be automatically transferred back to the company upon termination or cessation of service if the vesting conditions have not been satisfied): 114,256 shares for each of Messrs. Sherif and de Vries; 67,514 shares for Mr. Bergmann; 40,641 for Ms. Larsen; 56,815 shares for Mr. Pray; 2,799 shares for each of Messrs. Dominguez, Kurtz, McCulloch, and Shapiro; 7,081 for Dr. Rivas; and 3,135 shares for Mr. Taylor. Such unvested shares of restricted stock will become fully vested and will be cancelled and converted into the right to receive the merger consideration at the effective time.
(3)	Includes 217,532 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(4)	Includes 217,532 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(5)	Includes 7,643 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.

(6)	Includes 5,733 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(7)	Includes 11,001 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(8)	Includes 16,852 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(9)	Includes 16,852 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(10)	Includes 9,708 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(11)	Includes an aggregate of 514,713 shares of common stock that may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days of July 19, 2019.
(12)	This information is based solely on a Schedule 13G/A filed with the SEC on January 31, 2019 by BlackRock, Inc., which reported sole voting power and sole dispositive power with respect to 6,837,536 and 6,995,601 shares of common stock, respectively. The address of the principal business office for the reporting person is 55 E. 52nd Street, New York, NY 10055.
(13)	This information is based solely on a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc., which reported sole voting power and sole dispositive power with respect to 120,324 and 5,322,661 shares of common stock, respectively, and shared voting power and shared dispositive power with respect to 7,293 and 121,767 shares of common stock, respectively. The address of the principal business office for the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.
(14)	This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019 by Brown Capital Management, LLC. Brown Capital Management, LLC reported sole voting power and sole dispositive power with respect to 2,690,743 and 4,102,664 shares of common stock, respectively. The address of the principal business office for the reporting persons is 1201 N. Calvert Street, Baltimore, MD 21202.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Delaware Court of Chancery, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement (i.e., 92.25 per share of common stock subject to any applicable withholding tax). These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of common stock of the Company unless otherwise indicated.

Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.
•	You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•	You must continue to hold your shares of common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the aggregate merger consideration for your shares of common stock, but you will have no appraisal rights with respect to these shares.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

Within ten days after the effective date of the merger, the surviving corporation (i.e., Medidata Solutions, Inc.) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the aggregate consideration specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation.

The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining the fair value of the shares of common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share aggregate consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the per share aggregate consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the aggregate consideration that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, or by calling (212) 918-1800. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, we will not hold an annual meeting of stockholders in 2020. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2020 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2020 annual meeting will be held. If the 2020 meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Stockholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2020 annual meeting of stockholders, if any, the written proposal must be received by the Corporate Secretary at the address below. The Corporate Secretary must receive the proposal no later than December 20, 2019. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Medidata Solutions, Inc.
350 Hudson Street, 9th Floor
New York, New York 10014.

Director Nominations for Inclusion in Next Year’s Proxy Statement (Proxy Access). We have adopted proxy access, whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our issued and outstanding stock for three years or more may nominate up to the greater of (i) two directors or (ii) 20% of the total number of directors who are in office as of the last day on which a nomination notice may be submitted and have these nominations included in our proxy materials, provided that the stockholder and nominees satisfy the requirements specified in Article II, Section 2.15 of the Company’s bylaws. Any stockholder who wishes to use these procedures to nominate a candidate for election to the board of directors for inclusion in our proxy statement relating to the 2020 annual meeting (if held) must satisfy the requirements specified in our bylaws and must provide written notice to our Corporate Secretary at the address above, which must be received no earlier than November 20, 2019 and not later than December 20, 2019. However, if our 2020 annual meeting of stockholders is held more than 30 days before or after May 29, 2020, then the Secretary must receive this notice not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the company. The notice of proxy access must include the information specified in our bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

Other Stockholder Business for Presentation at Next Year’s Annual Meeting. For a stockholder proposal that is not intended to be included in the proxy statement for the 2020 annual meeting of stockholders, or if you want to nominate a person or persons for election as a director outside of the proxy access process pursuant to Article II, Section 2.15 of the Company’s bylaws, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than January 30, 2020 and not later than February 29, 2020. However, if our 2020 annual meeting of stockholders (if held) is held more than 30 days before or more than 60 days after May 29, 2020, then the Secretary must receive this notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we make a public announcement of the date of the meeting. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; the text of the proposal or matter; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information and documentation as required in our bylaws which, in general, require that the notice of a director nomination include the information about the nominee that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws; the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; a description of any transaction or arrangement during the last three years between the stockholder making the nomination and the nominee in which the nominee had a direct or indirect material interest; and a completed and signed questionnaire, representation and agreement. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on its website at www.medidata.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at the following address and phone number: Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, telephone (212) 918-1800. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to the Company. A copy of any exhibit to a filing may be obtained upon request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing the exhibit) to Medidata Solutions, Inc., 350 Hudson Street, 9th Floor, New York, NY 10014, Attention: Corporate Secretary, telephone (212) 918-1800.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the special meeting:

•	Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2018;
•	Quarterly Report on Form 10-Q for the Period Ended March 31, 2019;
•	Definitive Proxy Statement for the Company’s 2019 Annual Meeting, filed April 18, 2019; and
•	Current Reports on Form 8-K, filed February 19, 2019, April 17, 2019, May 30, 2019, June 12, 2019 and June 13, 2019.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated July 19, 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

DASSAULT SYSTÈMES SE,

DASSAULT SYSTÈMES AMERICAS CORP.,

3DS ACQUISITION 6 CORP.

and

MEDIDATA SOLUTIONS, INC.

Dated as of June 11, 2019

A-ii

A-iii

A-iv

INDEX OF ANNEXES AND SCHEDULES

ANNEXES

Annex A	-	Certain Defined Terms
Annex B	-	Surviving Corporation Certificate of Incorporation

A-v

INDEX OF DEFINED TERMS

Term	Section Reference
$8.2(o)
Acceptable Confidentiality Agreement	Annex A
Acquisition Proposal	Annex A
Acquisition Transaction	Annex A
Adjusted Awards	1.6(i)(ii)
Adjusted Employee PSU	1.6(e)(i)
Adjusted Employee RSA	1.6(f)(i)
Adjusted Employee RSU	1.6(g)(i)
Affiliate	Annex A
Agreement	Preamble
Alternate Debt Financing	6.4(b)
Alternative Acquisition Agreement	Annex A
Amended Intervening Event Notice	6.1(c)(iii)(A)
Antitrust Law	Annex A
Applicable Date	Annex A
Book-Entry Shares	2.4(c)(ii)
Burdensome Condition	Annex A
Business Day	Annex A
Cancelled Company Shares	1.6(a)(ii)
Capitalization Date	3.6(a)
Certificate of Merger	1.2
Certificates	2.4(c)(i)
CFIUS	Annex A
CFIUS Clearance	Annex A
CFIUS Turndown	6.3(b)
Change	Annex A
Changes	Annex A
Closing	2.1(a)
Closing Date	2.1(a)
Code	Annex A
Collective Bargaining Agreement	3.19(a)
Combined Company	Annex A
Company	Preamble
Company 401(k) Plan	6.11(a)
Company Balance Sheet	Annex A
Company Balance Sheet Date	Annex A
Company Board	Annex A
Company Board Recommendation	6.1(c)(i)
Company Board Recommendation Change	6.1(c)(i)
Company Capital Stock	Annex A
Company Common Stock	Annex A
Company Disclosure Letter	III
Company Equity Awards	Annex A
Company ESPP	Annex A
Company Intellectual Property Rights	Annex A
Company IT Systems	Annex A
Company Material Adverse Effect	Annex A
Company Options	Annex A
Company Owned Software	Annex A

A-vi

Term	Section Reference
Company Preferred Stock	Annex A
Company Products	Annex A
Company PSU	Annex A
Company Registered IP	Annex A
Company RSA	Annex A
Company RSU	Annex A
Company SEC Reports	3.8
Company Securities	3.6(c)
Company Stock Plan	Annex A
Company Stockholder Meeting	6.1(b)(i)
Company Stockholders	Annex A
Company Termination Fee	7.3(b)(i)
Competing Acquisition Transaction	7.3(b)(i)
Confidentiality Agreement	8.6
Consent	3.5
Continuation Period	6.11(c)
Continuing Employee	Annex A
Contract	Annex A
Copyright	Annex A
Credit Agreement	6.10
Credit Agreement Payoff Amount	6.10
D&O Insurance	6.9(c)
Debt Financing	6.4(b), 4.12(b)
Debt Financing Sources	4.12(b)
Delaware Law	Annex A
DGCL	Recitals
Dissenting Company Shares	1.6(c)(i)
DOJ	Annex A
DOL	Annex A
dollars	8.2(o)
DPA	Annex A
Effective Time	1.2
Employee	Annex A
Employee Plan	3.18(a)
Employee PSU	1.6(e)(i)
Employee RSA	1.6(f)(i)
Employee RSU	1.6(g)(i)
Employment Agreements	Recitals
Enforceability Limitations	3.2(b)
Environmental Law	Annex A
Environmental Permits	Annex A
Equity Award Conversion Ratio	Annex A
ERISA	Annex A
ERISA Affiliate	Annex A
Exchange Act	Annex A
Exchange Fund	2.4(b)
Export and Sanctions Regulations	Annex A
Facilities Agreement	4.12(b)
FCPA	Annex A
Filed Company Contract	3.12(a)(i)

A-vii

Term	Section Reference
Final Purchase Period	1.6(h)
FTC	Annex A
GAAP	Annex A
GDPR	Annex A
Government Contract	Annex A
Government Task Order	Annex A
Governmental Authority	Annex A
Guarantor	Preamble
Guarantor Guaranty	8.16(a)
Guarantor Material Adverse Effect	Annex A
Guarantor Ordinary Shares	Annex A
Guarantor Trading Price	Annex A
Hazardous Materials	Annex A
HSR Act	Annex A
Indemnified Persons	6.9(a)
Insurance Policies	3.24
Intellectual Property Rights	Annex A
International Employee Plan	3.18(f)
Intervening Event	Annex A
Intervening Event Notice	6.1(c)(iii)(A)
IRS	Annex A
Knowledge	Annex A
Law	Annex A
Leased Real Property	3.13(b)
Leases	3.13(b)
Legal Proceeding	Annex A
Legal Restraints	2.2(a)(iii)
Licensed Intellectual Property Rights	Annex A
Lien	Annex A
Material Contract	3.12(a)
Materially Detrimental Provision	Annex A
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
NASDAQ	Annex A
New Debt Facilities Agreement	6.4(b)
Non-Employee PSU	1.6(e)(ii)
Non-Employee PSU Consideration	1.6(e)(ii)
Non-Employee RSA	1.6(f)(ii)
Non-Employee RSA Consideration	1.6(f)(ii)
Non-Employee RSU	1.6(g)(ii)
Non-Employee RSU Consideration	1.6(g)(ii)
OFAC	Annex A
Open Source Software	Annex A
Option Consideration	1.6(d)
Order	Annex A
Organizational Documents	Annex A
Other Anti-Bribery Laws	Annex A
Other Required Company Filing	6.1(a)(ii)
Other Required Parent Filing	6.1(a)(iii)

A-viii

Term	Section Reference
Owned Intellectual Property Rights	Annex A
Parent	Preamble
Parent 401(k) Plan	6.11(a)
Parent Benefit Plan	6.11(d)
Parent Disclosure Letter	IV
Parent Material Adverse Effect	Annex A
Parties	Preamble
Party	Preamble
Patents	Annex A
Payment Agent	2.4(a)
Permits	3.20
Permitted Liens	Annex A
Person	Annex A
Personal Information	Annex A
Privacy Laws	Annex A
Privacy Obligations	Annex A
Proposal Amendment Notice	7.1(f), 6.1(c)(ii)(A)
Proxy Statement	6.1(a)(i)
Registered Intellectual Property Rights	Annex A
Regulatory Actions	Annex A
Release	Annex A
Relevant Antitrust Jurisdictions	Annex A
Representatives	5.2(a)
Requisite Stockholder Approval	3.3
Sarbanes-Oxley Act	Annex A
SEC	Annex A
SEC Clearance Date	6.1(a)(vii)
Securities Act	Annex A
Selected Courts	8.12
Software	Annex A
Source Code Materials	Annex A
Subsidiary	Annex A
Subsidiary Securities	3.7(c)
Superior Proposal	Annex A
Superior Proposal Notice	6.1(c)(ii)(A)
Surviving Corporation	1.1
Tax	Annex A
Tax Return	Annex A
Termination Date	7.1(b)
Third-Party Data	3.15(k)
Trade Secrets	Annex A
Trademarks	Annex A
Transactions	Recitals
U.S. dollars	8.2(o)
United States	8.2(n)
US Continuing Employees	6.11(d)
Voting Agreements	Recitals
Willful Breach	Annex A

A-ix

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 11, 2019 by and among Dassault Systèmes SE, a societas Europea (European company) organized under the laws of France (“Guarantor”), Dassault Systèmes Americas Corp., a Delaware corporation (“Parent”), 3DS Acquisition 6 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Medidata Solutions, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. Guarantor, Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is proposed that the Parties wish to effect the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and each share of Company Common Stock that is then outstanding (other than Cancelled Company Shares and Dissenting Company Shares) will thereupon be cancelled and converted into the right to receive $92.25 in cash, without interest (the “Merger Consideration”), all upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company Board has unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are advisable, (ii) determined that the terms of this Agreement and the Transactions, including the Merger and Merger Consideration, are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein, (iv) directed that the adoption of this Agreement be submitted to the Company Stockholders for their adoption at the Company Stockholders Meeting and (v) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of Law;

WHEREAS, the respective boards of directors of each of Parent and Merger Sub have (i) declared it advisable to enter into this Agreement, and (ii) duly authorized and approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub, respectively, of their respective covenants and agreements contained herein and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions contained herein;

WHEREAS, the sole stockholder of Merger Sub will promptly approve and adopt this Agreement by written consent following its execution;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain executives of the Company have entered into employment agreements (the “Employment Agreements”) with Parent or one of its Affiliates, which letter agreements shall become effective at the Closing and shall be null and void if this Agreement is terminated;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain executives of the Company are entering into voting agreements (the “Voting Agreements”) with Parent, pursuant to which, among other things, such Persons have agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of adoption of this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions to prescribe certain terms and conditions with respect to the consummation of the Transactions.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

Article I

THE MERGER

1.1   The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

1.2   The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the time of such filing and acceptance by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

1.3   Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4   Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)   Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.9(a), the certificate of incorporation of the Company shall be amended and restated to read in its entirety in the form attached hereto as Annex B, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b)   Bylaws. At the Effective Time, subject to the provisions of Section 6.9(a),the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

1.5   Directors and Officers of the Surviving Corporation.

(a)   Directors. Subject to applicable Law, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b)   Officers. Except as otherwise determined by Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, become the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed or until their earlier death, resignation or removal.

1.6   Effect on Capital Stock and Equity Awards.

(a)   Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties, or the holders of any securities of the Company or Merger Sub, the following shall occur:

(i)   Company Common Stock. Subject to Section 1.6(f), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than any Cancelled Company Shares and any Dissenting Company Shares) shall be automatically converted into the right to receive the Merger Consideration, payable without interest thereon in cash, net of applicable withholding of Taxes, upon the surrender of the Certificates or Book-Entry Shares, as applicable, in the manner provided in Section 2.4 (or in the case of a lost, stolen or destroyed Certificate, upon delivery of an affidavit in the manner provided in Section 2.6).

(ii)   Excluded Company Common Stock. Each share of Company Common Stock owned by Parent or the Company, or by any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time (“Cancelled Company Shares”), shall be automatically cancelled and cease to exist without any conversion thereof or consideration paid therefor.

(iii)   Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b)   Adjustment to the Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(c)   Statutory Rights of Appraisal.

(i)   Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock (other than Cancelled Company Shares) that are issued and outstanding immediately prior to the Effective Time and held by Company Stockholders of record who shall neither have voted in favor of the adoption of this Agreement nor consented thereto in writing and who shall have properly and validly demanded appraisal of such shares of Company Common Stock in accordance with Section 262 of the DGCL and not validly withdrawn such demand (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 1.6(a), but shall be entitled only to such rights as are granted by Section 262 of the DGCL to a holder of Dissenting Company Shares. At the Effective Time, the Dissenting Company Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each Company Stockholder who holds Dissenting Company Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that all Dissenting Company Shares held by Company Stockholders who shall have failed to timely perfect or who shall have otherwise waived, withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest thereon, upon surrender of the Certificate or Certificates or Book-Entry Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.4.

(ii)   The Company shall give Parent (A) prompt written notice of any demands for appraisal (or written threats thereof) received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares.

The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or settle or compromise or offer to settle or compromise any such demands for payment, in respect of Dissenting Company Shares.

(d)   Company Options. At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time (whether or not vested) shall automatically be cancelled in exchange for the right to receive a cash payment, without interest, equal to the product of (i) the total number of shares of Company Common Stock then covered by such Company Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share under such Company Option (the “Option Consideration”). If the exercise price per share under a Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled immediately prior to the Effective Time for no consideration. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Company Option the Option Consideration (if any), less any required withholding Taxes, within two (2) Business Days following the Effective Time.

(e)   Company PSUs.

(i)   At the Effective Time, each Company PSU that is held by an Employee and that is outstanding immediately prior to the Effective Time and except as set forth on Section 1.6(e)(i) of the Company Disclosure Letter (each, an “Employee PSU”) shall be assumed and converted into a restricted stock unit (each, an “Adjusted Employee PSU”) with the same terms and conditions (including with respect to the remaining term and vesting schedule) as were applicable to such Employee PSU immediately prior to the Effective Time (except that the performance-based vesting conditions applicable to such Employee PSU immediately prior to the Effective Time shall not apply from and after the Effective Time), and relating to a number of Guarantor Ordinary Shares equal to the product of (i) the number of shares of Company Common Stock subject to such Employee PSU immediately prior to the Effective Time based on the attainment of the applicable performance metrics (x) for those Employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the Effective Time, as determined in good faith and consistent with past practice by the Company Board or a committee thereof, (y) for those Employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the Effective Time (if calculable), as determined in good faith and consistent with past practice by the Company Board or a committee thereof, or the target level of performance, and (z) for each other Employee PSU, at the target level of performance, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares.

(ii)   At the Effective Time, each Company PSU that is not an Employee PSU and that is outstanding immediately prior to the Effective Time (each, a “Non-Employee PSU”) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock subject to such Non-Employee PSU immediately prior to the Effective Time based on the attainment of the applicable performance metrics (x) for those Non-Employee PSUs that vest based on performance metrics related to total stockholder return, at the actual level of performance through the Effective Time, as determined in good faith and consistent with past practice by the Company Board or a committee thereof, (y) for those Non-Employee PSUs that vest based on performance metrics related to data science, at the greater of the actual level of performance through the Effective Time (if calculable), as determined in good faith and consistent with past practice by the Company Board or a committee thereof, or the target level of performance, and (z) for each other Non-Employee PSU, at the target level of performance, multiplied by (ii) the Merger Consideration (the “Non-Employee PSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Non-Employee PSU the Non-Employee PSU Consideration, less any required withholding Taxes, within two (2) Business Days following the Effective Time; provided, that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such Tax or penalty.

(f)   Company RSAs.

(i)   At the Effective Time, each Company RSA that is held by an Employee and that is outstanding immediately prior to the Effective Time and except as set forth on Section 1.6(f)(i) of the Company Disclosure Letter (each, an “Employee RSA”) shall be assumed by Guarantor and converted into a restricted stock unit (each, an “Adjusted Employee RSA”) relating to a number of Guarantor Ordinary Shares equal to the product of (i) the total number of shares of Company Common Stock subject to such Employee RSA immediately prior to the Effective Time, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares. Any accrued but unpaid dividends with respect to any Employee RSA will be assumed and become an obligation with respect to the applicable Adjusted Employee RSA. The Adjusted Employee RSAs shall include the right to accrue dividend equivalents, and the other terms and conditions of such Adjusted Employee RSAs shall be substantially the same as the terms and conditions (including with respect to the remaining term and vesting schedule) applicable to the Employee RSAs immediately prior to the Effective Time except to the extent necessary to reflect the fact that the Adjusted Employee RSAs are not issued and outstanding Guarantor Ordinary Shares.

(ii)   At the Effective Time, each Company RSA that is not an Employee RSA and that is outstanding immediately prior to the Effective Time (each, a “Non-Employee RSA”) shall automatically become fully vested and shall be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration (the “Non-Employee RSA Consideration”) in accordance with Section 1.6(a)(i), less any required withholding taxes.

(g)   Company RSUs.

(i)   At the Effective Time, each Company RSU that is held by an Employee and that is outstanding immediately prior to the Effective Time except as set forth on Section 1.6(g)(i) of the Company Disclosure Letter (each, an “Employee RSU”) shall be assumed by Guarantor and converted into a restricted stock unit (each, an “Adjusted Employee RSU”) with the same terms and conditions (including with respect to the remaining term and vesting schedule) as were applicable to such Employee RSU immediately prior to the Effective Time, and relating to a number of Guarantor Ordinary Shares equal to the product of (i) the total number of shares of Company Common Stock subject to such Employee RSU immediately prior to the Effective Time, multiplied by (ii) the Equity Award Conversion Ratio, with any fractional shares rounded to the nearest whole number of shares.

(ii)   At the Effective Time, each Company RSU that is not an Employee RSU and that is outstanding immediately prior to the Effective Time (each, a “Non-Employee RSU”) shall automatically become fully vested and shall be cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such Company RSU (the “Non-Employee RSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Non-Employee RSU the Non-Employee RSU Consideration, less any required withholding Taxes, within two (2) Business Days following the Effective Time; provided, that to the extent payment within such time or on such date would trigger a Tax or penalty under Section 409A of the Code, such payments shall be made on the earliest date that payment would not trigger such Tax or penalty.

(h)   Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company Board or the appropriate committee of the Company Board shall take all reasonable actions, including the adoption of any necessary resolutions, to (i) ensure that no employees (who are not currently participants) will become participants in the Company ESPP after the date of this Agreement; (ii) cause the Purchase Period (as defined in the Company ESPP) in effect as of the date of this Agreement to be the final Purchase Period (the “Final Purchase Period”) and provide that no new Purchase Periods commence after the date of this Agreement; and (iii) prohibit current participants in the Company ESPP from altering their payroll deduction elections (other than to discontinue their participation in and withdraw their accumulated contributions from the Company ESPP) after the date of this Agreement or to make separate non-payroll contributions to the Company ESPP. Prior to the Effective Time, the Company shall take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause the Final Purchase Period, to the extent that it would otherwise be outstanding at the Effective Time, to be terminated no later than ten (10) Business Days prior to the date on which the Effective Time occurs; (B) make any pro rata adjustments that may be necessary to reflect the Final Purchase Period, but otherwise treat the Final Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the Company ESPP; and (C) cause the exercise (as of no later than ten (10) Business Days prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP. On such exercise date, the Company shall apply the funds credited as of such date pursuant to the Company ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP, and such shares shall be entitled to the Merger Consideration in accordance with Section 1.6(a)(i). Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company shall terminate the Company ESPP.

(i)   Implementation; Cooperation.

(i)   Company Board Approval. The Company Board or a duly authorized committee thereof shall adopt such resolutions as shall be necessary to effectuate the provisions of this Section 1.6 with respect to the Company Stock Plans and Company Options, Company PSUs, Company RSAs and Company RSUs granted thereunder, and the Company ESPP. Subject, and in addition, to the foregoing, as of the date of this Agreement, the Company Board or a committee thereof shall have adopted resolutions (A) approving the treatment of the Company Equity Awards and the treatment of the Company ESPP in accordance with this Section 1.6; (B) determining that the Adjusted Employee PSUs, Adjusted Employee RSAs, and Adjusted Employee RSUs are “economically equivalent” (within the meaning of the Stock Plans and the applicable award agreements thereunder) to the applicable Employee PSUs, Employee RSAs and Employee RSUs; and (C) assuming Guarantor takes such actions as may be necessary or required under the first sentence of Section 1.6(i)(ii), determining that the Guarantor Ordinary Shares underlying the Adjusted PSUs are “freely tradable” (within the meaning of the Stock Plans and applicable award agreements thereunder). With respect to the Company PSUs, the Company shall make the determination of performance no later than twenty (20) days prior to Closing. Such determination of performance shall be made on the basis of the most recently completed month, or if not practical, the immediately preceding month. The Company shall have provided Guarantor and Parent with drafts of, and a reasonable opportunity to comment upon, all such resolutions prior to adoption by the Company Board or a committee thereof. No later than five (5) Business Days prior to the date that the Company provides its calculations as to the achievement of the performance metrics applicable to the Employee PSUs and Non-Employee PSUs to the Company Board or a committee thereof, the Company shall provide such calculations to Guarantor and Parent. The Company shall consider in good faith any reasonable comments or adjustments to such calculations by Guarantor and/or Parent prior to providing such calculations to the Company Board or a committee thereof. Notwithstanding anything herein to the contrary, with respect to the Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the Parties and Guarantor shall cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in Sections 1.6(d)-(h).

(ii)   Guarantor Actions. Guarantor shall take any and all actions necessary or required, including under the rules and regulations of the Securities Act, the French financial markets authority (Autorité des marchés financiers) and Euronext Paris, prior to such time as Guarantor Ordinary Shares are issued/attributed in respect of the vesting and/or exercise of any Adjusted Award to (A) (x) register the Adjusted Employee PSUs, the Adjusted Employee RSAs, and the Adjusted Employee RSUs (the “Adjusted Awards”) and the Guarantor Ordinary Shares underlying the Adjusted Awards under the Securities Act and any other applicable securities Laws or (y) cause the issuance of the Adjusted Awards and the Guarantor Ordinary Shares underlying the Adjusted Awards to qualify under an exemption from registration under the Securities Act and any other applicable securities Laws, and shall take any and all actions necessary so that any Guarantor Ordinary Shares issuable on the vesting and/or exercise of the Adjusted Awards are listed on the Euronext Paris (and on such other securities exchange upon which the Guarantor Ordinary Shares may at the time be traded), (B) maintain the effective registration or ensure the continuing applicability of the relevant registration exemption of the Adjusted Awards and the Guarantor Ordinary Shares underlying the Adjusted Awards, as the case may be, under the Securities Act and any other applicable securities laws such that the same are freely saleable upon issuance without restriction pursuant to Rule 904 of Regulation S, or such other exemption from registration under the Securities Act as may be applicable, on the Euronext Paris, and (C) validly reserve that number of Guarantor Ordinary Shares issuable/attributable upon the vesting and/or exercise of the Adjusted Awards. As soon as administratively practicable following the Effective Time, Guarantor shall cause the Surviving Corporation to enter into an agreement with Guarantor whereby (i) the Surviving Corporation shall assume all economic liabilities associated with the Adjusted Awards; (ii) the Surviving Corporation shall notify Guarantor of (x) the vesting of the applicable Adjusted Awards, (y) the corresponding number of Guarantor Ordinary Shares to be delivered in respect of such Adjusted Awards, and (z) the employee portion of the applicable withholding Taxes attributable to the settlement of the Adjusted Awards; (iii) following the notification contemplated by clause (ii), Guarantor shall deliver to the holder of the applicable Adjusted Awards the net number of Guarantor Ordinary Shares acquired by Guarantor; and (iv) concurrent with the action in clause (iii), the Surviving Corporation shall deliver through its payroll system to the holder of the applicable Adjusted Awards (x) an amount in cash equal to any fractional shares and (y) an amount in cash equal to any accrued but unpaid dividends in respect of the Adjusted Employee RSAs. To the extent that Adjusted Awards cannot be issued in compliance with any applicable securities Laws to the holders of the Employee PSUs, Employee RSAs and Employee RSUs in certain jurisdictions as contemplated by the provisions of Section 1.6, Guarantor shall, or shall cause Parent to, pay an amount of cash or issue or grant an award in compliance with any applicable securities Laws to such holders of economically equivalent value and, if applicable, the same vesting schedule, as such employee would have received in accordance with the provisions of Section 1.6.

(iii)   Payment. At or prior to the Effective Time, Parent shall, to the extent such payments cannot be satisfied with cash resources held by the Company and its Subsidiaries at the Effective Time, deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, an amount equal to the sum of (A) the Option Consideration, (B) the Non-Employee PSU Consideration, (C) the Non-Employee RSA Consideration and (D) the Non-Employee RSU Consideration.

ARTICLE II

THE CLOSING

2.1   The Closing.

(a)   Closing Date and Location. The consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, New York 10019, on a date and at a time to be agreed upon by Parent and the Company, which date shall be no later than the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted hereunder and by applicable Law) of the last to be satisfied or waived (to the extent permitted hereunder and by applicable Law) of the conditions set forth in Section 2.2 (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted hereunder and by applicable Law) of those conditions), by electronic exchange of the applicable closing deliverables, or at such other location, date and time as Parent, Merger Sub and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date.”

2.2   Conditions to the Closing. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible hereunder and under applicable Law) at or prior to the Effective Time, of each of the following conditions:

(a)   Mutual Conditions to Closing. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible hereunder and under applicable Law) at or prior to the Effective Time, of each of the following conditions:

(i)   Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

(ii)   Requisite Regulatory Approvals. (A) All waiting periods (and extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and (B) all antitrust,

competition and merger control consents and other consents of Governmental Authorities in the jurisdictions set forth in Section 2.2(a)(ii) of the Company Disclosure Letter shall have been received (or been deemed to have been received by virtue of the expiration or termination of any applicable waiting period).

(iii)   No Legal Prohibition. No Governmental Authority of competent jurisdiction in any Relevant Antitrust Jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal in any of the Relevant Antitrust Jurisdictions or which has the effect of prohibiting or otherwise preventing the consummation of the Merger in any of the Relevant Antitrust Jurisdictions, (ii) issued, entered or granted any Order that is in effect and has the effect of making the Merger illegal in any of the Relevant Antitrust Jurisdictions or which has the effect of enjoining, prohibiting or otherwise preventing the consummation of the Merger in any of the Relevant Antitrust Jurisdictions (clauses (i) and (ii), collectively “Legal Restraints”) or (iii) instituted any Legal Proceeding (which remains pending at what would otherwise be the Closing Date) before any Governmental Authority of competent jurisdiction seeking to temporarily or permanently impose a Legal Restraint in any of the Relevant Antitrust Jurisdictions.

(iv)   CFIUS. CFIUS Clearance shall have been obtained.

(b)   Additional Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing, any of which may be waived exclusively by Parent and Merger Sub:

(i)   Compliance with Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements, covenants and other obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(ii)   Accuracy of Representations and Warranties.

(A)   The representations and warranties of the Company set forth in Sections 3.1 (Organization; Good Standing), 3.2 (Corporate Power; Enforceability) and 3.3 (Requisite Stockholder Approval) (i) shall have been true and correct in all material respects as of the date of this Agreement, and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date).

(B)   The representations and warranties of the Company set forth in Section 3.11(a)(ii) (Absence of Certain Changes) (i) shall have been true and correct in all respects as of the date of this Agreement, and (ii) shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all respects as of such particular date).

(C)   The representations and warranties of the Company set forth in Section 3.6 (Company Capitalization) and 3.26 (Brokers) (i) shall have been true and correct as of the date of this Agreement, and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in the case of the preceding clauses (i) and (ii), for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and except in each case for deminimis inaccuracies.

(D)   The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties of the Company specified in Sections 2.2(b)(ii)(A), 2.2(b)(ii)(B) and 2.2(b)(ii)(C)) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had, and would not have, a Company Material Adverse Effect, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not have a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 2.2(b)(ii)(D), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases (but not dollar thresholds) contained in such representations and warranties shall be disregarded.

(iii)   No Company Material Adverse Effect. Since the date hereof, there shall not have occurred or arisen any Company Material Adverse Effect that is continuing.

(iv)   Receipt of Officers’ Certificate. Parent and Merger Sub shall have received a certificate, signed for and on behalf of the Company by the chief executive officer and the chief financial officer of the Company, certifying the satisfaction of the conditions set forth in this Section 2.2(b).

(v)   Regulatory Action. No Governmental Authority of competent jurisdiction in any Relevant Antitrust Jurisdiction shall have imposed any Burdensome Condition.

(c)   Additional Company Conditions. The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver of each of the following conditions prior to or at the Closing, any of which may be waived exclusively by the Company:

(i)   Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing Date.

(ii)   Accuracy of Representations and Warranties. (A) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had, and would not have a Parent Material Adverse Effect, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not have a Parent Material Adverse Effect) and (B) the representations and warranties of Guarantor set forth in this Agreement shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except (i) for any failure to be so true and correct which has not had, and would not have a Guarantor Material Adverse Effect, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not have a Guarantor Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of Guarantor, Parent and Merger Sub set forth in this Agreement for purposes of this Section 2.2(c)(ii), all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded.

(iii)   Receipt of Officers’ Certificate. The Company shall have received a certificate, signed for and on behalf of Guarantor, Parent and Merger Sub by a duly authorized officer of each of Guarantor, Parent and Merger Sub, certifying the satisfaction of the conditions set forth in this Section 2.2(c).

2.3   Actions to be Taken at the Closing.

(a)   Subject to the terms and conditions set forth in this Agreement, at or prior to the Effective Time, the Parties shall:

(i)   cause the Certificate of Merger to be duly executed and properly filed with the Secretary of State of the State of Delaware as provided under the DGCL in accordance with Section 1.2; and

(ii)   make any and all other filings, records or publications required to be made by the Parties under the DGCL in connection with the Merger in accordance with Section 1.2.

(b)   Subject to the terms and conditions set forth in this Agreement, at or prior to the Effective Time:

(i)   Guarantor or Parent shall deposit, or cause to be deposited, with the Payment Agent, the cash sufficient to pay the aggregate Merger Consideration in accordance with Section 2.4; and

(ii)   Parent and Merger Sub shall deliver the certificates required under Section 2.2(c)(iii);

(c)   Subject to the terms and conditions set forth in this Agreement, at or prior to the Effective Time, the Company shall:

(i)   Adopt resolutions in accordance with Section 3.2(c);

(ii)   no later than five (5) Business Days prior to Closing, deliver a certificate signed on behalf of the Company by an executive officer of the Company certifying as true, as of such date, the number of outstanding (i) shares of Company Common Stock, (ii) Company Options, (iii) Company PSUs, (iv) Company RSAs and (v) Company RSUs; and

(iii)   deliver the certificate required under Section 2.2(b)(iv).

2.4   Exchange of Certificates.

(a)   Payment Agent. Prior to the Effective Time, Parent shall select a bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in accordance with the terms of this Agreement (the “Payment Agent”). The Payment Agent shall also act as the agent for the Company Stockholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. Parent shall pay, or cause to be paid, the fees and expenses of the Payment Agent.

(b)   Exchange Fund. On the Closing Date, Guarantor or Parent shall deposit (or cause to be deposited) with the Payment Agent, for payment to the Company Stockholders pursuant to the terms of this Agreement, an amount of cash sufficient to pay the aggregate Merger Consideration to which Company Stockholders become entitled to at the Effective Time under Article I. Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America or (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation (such cash amount being referred to herein as the “Exchange Fund”). Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the aggregate Merger Consideration, Guarantor or Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to pay the aggregate Merger Consideration. Any portion of the Merger Consideration made available to the Payment Agent pursuant to this Section 2.4(b) to pay for shares of Company Common Stock for which appraisal rights have been properly perfected and not waived, withdrawn or lost shall be returned to Parent, upon demand.

(c)   Payment Procedures.

(i)   Company Common Stock Certificates. Promptly following the Effective Time (and in no event later than five (5) Business Days after the Effective Time), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each Person that was immediately prior to the Effective Time a holder of record of Company Common Stock represented by a certificate or certificates (the “Certificates”) which shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (A) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent or Payment Agent, an indemnity bond) to the Payment Agent, which shall be in such form as the Company, Parent and the Payment Agent shall reasonably agree, and (B) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect thereof pursuant to the terms of this Agreement. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent or Payment Agent, an indemnity bond) for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate that were converted into the right to receive the Merger Consideration pursuant to Section 1.6, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be cancelled. The Payment Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid.

(ii)   Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Company Common Stock represented by book entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through the Depository Trust Company, an executed letter of transmittal to the Payment Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms of this Agreement. In lieu thereof, each holder of record of one or more Book-Entry Shares held through the Depository Trust Company whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 1.6 shall, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), be entitled to receive in respect of each such Book-Entry Shares, an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Book-Entry Shares that were converted into the right to receive the Merger Consideration pursuant to Section 1.6, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and such Book-Entry Shares of such holder shall forthwith be cancelled. As reasonably promptly as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Payment Agent to deliver to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through the Depository Trust Company: (i) a letter of transmittal (which shall be in such form as the Company, Parent and the Payment Agent shall reasonably agree) which shall specify that delivery shall be effected, and risk of loss and title to the Book-Entry Shares shall pass, only upon receipt of an “agent’s message” regarding the book-entry transfer of the Book-Entry Shares by the Payment Agent; and (ii) instructions for the surrender of such Book-Entry Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the terms of this Agreement. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Book-Entry Shares that were converted into the right to receive the Merger Consideration pursuant to Section 1.6, by (y) the Merger Consideration (less any applicable withholding taxes payable in respect thereof), and such Book-Entry Shares of such holder shall forthwith be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(iii)   No Interest. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of such Certificates or in respect of any Book-Entry Shares pursuant to this Section 2.4.

(d)   Required Withholding. Each of the Company, Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom under applicable Tax Laws. To the extent that such amounts are so deducted, withheld and remitted to the applicable Governmental Authority or other Person in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Parent, the Company, the Surviving Corporation or the Payment Agent, as the case may be, shall timely remit to the appropriate Governmental Authority any and all amounts so deducted or withheld.

(e)   No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Guarantor, Parent, Merger Sub, the Surviving Corporation nor any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f)   Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares on the date that is twelve (12) months after the Effective Time shall be delivered by the Payment Agent to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Book-Entry Shares representing such shares of Company Common Stock for exchange pursuant to the provisions of this Section 2.4 shall thereafter look for payment of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificates or Book-Entry Shares solely to Parent and the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of Article I.

2.5   Transfer Books; No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Book-Entry Shares theretofore representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except as otherwise provided for herein or by applicable Law. The Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of the Company Common Stock. From and after the Effective Time, the stock transfer books or ledger of the Company shall be closed and thereafter there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided herein, subject, in the case of the Dissenting Company Shares, to applicable Law.

2.6   Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.4; provided that Parent or the Payment Agent may, in its discretion and as condition to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount and upon such customary terms as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.7   Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Surviving Corporation are fully authorized in the name and on behalf of the Company to take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (ii) as disclosed in any Company SEC Reports filed with or furnished to the SEC by the Company at least two (2) Business Days prior to the date hereof (including any exhibits and other information referenced in the Company SEC Reports which are publicly available on EDGAR, but excluding any predictive, cautionary or forward looking disclosures contained or referenced therein under the captions “Risk Factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (it being understood that this clause (ii) shall not apply to Section 3.1, Section 3.2, Section 3.4, Section 3.5 or Section 3.6), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1   Organization; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the properties or assets owned, operated or leased by it, the nature of its activities and the conduct of its business make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company (i) is not in violation of its certificate of incorporation or bylaws and (ii) has made available to Parent copies of its Organizational Documents, each as amended, restated or amended and restated prior to the date of this Agreement and as made available to Parent, is in full force and effect.

3.2   Corporate Power; Enforceability.

(a)   The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Transactions, subject in the case of the Merger, to obtaining the Requisite Stockholder Approval. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the Transactions, other than in the case of the Merger obtaining the Requisite Stockholder Approval.

(b)   This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

(c)   At a meeting duly called and held prior to the execution of this Agreement, the Company Board unanimously (i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, (ii) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger and Merger Consideration, are fair to and in the best interests of the Company and its stockholders, (iii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions contained herein (iv) assuming the accuracy of the representations and warranties set forth in Section 4.6, took all actions necessary so that Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby, (v) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders for their adoption at the Company Stockholder Meeting and (vi) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of Law.

3.3   Requisite Stockholder Approval. Assuming the accuracy of the representations and warranties set forth in Section 4.6, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at a meeting of the Company Stockholders called to consider the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock necessary (under applicable Law and the Company’s certificate of incorporation and bylaws) to approve or adopt this Agreement and consummate the Transactions, including the Merger.

3.4   Non-Contravention. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the Transactions do not and will not (a) violate or conflict with any provision of the Organizational Documents of the Company, (b) subject to obtaining such Consents set forth in Section 3.4 of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination (or loss of any benefit) or acceleration under, any Material Contract or Lease, (c) assuming the Consents referred to in Section 3.5 are obtained or made, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties, assets, business or operations are bound, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties, rights or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) above, as would not have a Company Material Adverse Effect.

3.5   Required Governmental Approvals. No consent, approval, Order or authorization of, filing or registration with, or notification to (any of the foregoing being referred to herein as a “Consent”), any Governmental Authority is required on the part of the Company or any Subsidiary of the Company in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation by the Company of the Transactions, except (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (c) Consents required under, and compliance with any other applicable requirements of the HSR Act and the Antitrust Laws of the Relevant Antitrust Jurisdictions, (d) filing with CFIUS related to obtaining CFIUS Clearance and (e) such other Consents, the failure of which to obtain would not have a Company Material Adverse Effect.

3.6   Company Capitalization.

(a)   The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, and (ii) 5,000,000 shares of Company Preferred Stock. As of the close of business in New York, New York on June 7, 2019 (such time and date, the “Capitalization Date”): (A) 62,307,638 shares of Company Common Stock were issued and outstanding (which includes 2,196,930 shares of Company Common Stock subject to Company RSAs), (B) no shares of Company Preferred Stock were issued and outstanding, and (C) 5,243,444 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are, and all of the outstanding shares of Company Common Stock reserved for issuance with respect to the Company Stock Plans, when issued in accordance with the respective terms thereof will be, validly issued, fully paid, nonassessable and free of any preemptive rights. Since the Capitalization Date, the Company has not issued or repurchased any shares of its capital stock, voting or equity interests or any securities convertible into or exercisable into any shares of its capital stock, voting or equity interests, other than repurchases pursuant to the Company Stock Plans in the ordinary course of business or issuances as part of the Employee Stock Purchase Plan in accordance with their respective terms.

(b)   As of the Capitalization Date, there were 4,652,291 shares of Company Common Stock reserved for future issuance under the Company Stock Plans and 840,558 shares of Company Common Stock reserved for future issuance under the Company ESPP. As of the Capitalization Date, there were (i) outstanding Company Options to purchase 963,357 shares of Company Common Stock, (ii) 819,140 shares of Company Common Stock were reserved for settlement of outstanding Company PSUs (assuming target level of achievement), (iii) 22,047 shares of Company Common Stock were reserved for settlement of outstanding Company RSUs (including the Company RSUs granted to Chinese employees of the Company and its Subsidiaries to be settled in cash), and (iv) an estimated 150,000 shares expected to be purchased by participants under the Company ESPP on June 30, 2019. Section 3.6(b)(i) of the Company Disclosure Letter sets forth, with respect to each outstanding Company Option as of the Capitalization Date, the name of the holder of such Company Option, the number of shares of Company Common Stock issuable upon the exercise of such Company Option, the exercise price of such Company Option, the expiration date of such Company Option, the date on which such Company Option was granted, the vesting schedule for such Company Option (including an indication as to whether any acceleration provisions or any performance based vesting conditions exist with respect thereto), the Company Stock Plan under which such Company Option was granted, whether such Company Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code, and the country of residency of the applicable holder. Section 3.6(b)(ii) of the Company Disclosure Letter sets forth, with respect to each outstanding Company PSU, RSA and RSU as of the Capitalization Date, the name of the holder of such award, the number of shares of Company Common Stock initially subject to such award (including at target and maximum levels, as applicable), the date of grant of such award, the Company Stock Plan under which such Company Equity Award was granted, the applicable vesting and/or settlement schedule (including an indication as to whether any acceleration provisions exist with respect thereto), and the country of residency of the applicable holder.

(c)   Except as set forth in this Section 3.6, as of the Capitalization Date, there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants or other rights to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Except as provided under the terms of the Company Stock Plans, neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to issue, transfer, exchange, register, repurchase, redeem or otherwise acquire or to sell any Company Securities.

(d)   The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

(e)   Except for the capital stock and voting securities of, and other equity interests in the Subsidiaries of the Company, the Company does not own, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person.

3.7   Subsidiaries.

(a)   Section 3.7(a) of the Company Disclosure Letter contains a complete and accurate list, as of the date hereof, of the name, jurisdiction of organization, capitalization and schedule of stockholders of each Subsidiary of the Company. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the “good standing” concept is applicable in the case of any such jurisdiction, including those outside the United States), except where the failure to be in good standing would not have a Company Material Adverse Effect. Each of the Company’s Subsidiaries has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to have such power or authority would not have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the properties or assets owned, operated or leased by it or the nature of its activities and the conduct of its business make such qualification necessary (to the extent the “good standing” concept is applicable in the case of any such jurisdiction, including those outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent copies of the Organizational Documents for each of its material Subsidiaries, each as amended, restated or amended and restated prior to the date of this Agreement, and each as made available to Parent is in full force and effect. None of the Company’s Subsidiaries is in violation of its certificate of incorporation, bylaws or other applicable constituent documents, except for such violations that would not have a Company Material Adverse Effect.

(b)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable and (ii) except for director’s qualifying or similar shares, are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest), except for restrictions imposed by applicable securities Laws.

(c)   There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as “Subsidiary Securities”), or (iv) other obligations by any Subsidiary of the Company to make any payments based on the price or value of any shares of any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries is a party to any Contract that obligates the Company or any of its Subsidiaries to issue, transfer, exchange, register, repurchase, redeem or otherwise acquire or sell any outstanding Subsidiary Securities.

3.8   Company SEC Reports. Since the Applicable Date, the Company has filed or furnished, as applicable, all forms, reports statements, certifications and documents with the SEC that have been required to be filed or furnished by it under applicable Law prior to the date hereof (all such forms, reports, statements, certifications and documents, together with all exhibits, notes and schedules thereto and all other information incorporated by reference (as the same may have been amended or superseded by a filing prior to the date of this Agreement, if applicable), the “Company SEC Reports”). As of its filing or furnishing date (or, if amended or superseded by a filing or furnishing prior to the date of this Agreement, on the date of such amended or superseded filing or furnishing) and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively, (a) each Company SEC Report complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date such Company SEC Report was filed or furnished (or, if not yet filed or furnished, in effect on the date such Company SEC Report will be filed or furnished), and (b) each Company SEC Report did not, and any Company SEC Report filed or furnished to the SEC subsequent to date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or Section 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report, except as disclosed in certifications filed with the Company SEC Reports. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. True and complete copies of all comment letters from the staff of the SEC relating to the Company SEC Reports and all written responses of the Company thereto issued or filed since the Applicable Date through the date of this Agreement have been made available to Parent (or if not made available, are publicly filed with the SEC at least two (2) Business Days prior to the date hereof). As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is subject to or the subject of ongoing SEC review or outstanding SEC comment.

3.9   Company Financial Statements.

(a)   The consolidated financial statements (including the related notes) of the Company and its Subsidiaries included in or incorporated by reference into the Company SEC Reports have been prepared, or in the case of the Company SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP consistently applied during the periods and at the dates involved (except as may be indicated in the notes thereto or, with respect to any unaudited interim financial statements, as permitted by the SEC’s rules and forms), and fairly present, or in the case of the Company SEC Reports filed after the date of this Agreement, will fairly present, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods set forth thereon (subject, in the case of unaudited interim financial statements, to normal year-end adjustments that will not be material in amount or effect).

(b)   The Company has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act), which are reasonably designed to, and since the Applicable Date, have been reasonably designed to, ensure that information required to be disclosed by the Company in the Company SEC Reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(c)   The Company has established and maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries.

(d)   Since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent auditors has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal controls over financial reporting utilized by the Company and its Subsidiaries, in each case, which has not been subsequently remediated or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal controls over financial reporting utilized by the Company and its Subsidiaries. The Company has made available true, correct and complete summaries of any such disclosures made by the Company to the Company’s auditors or the Audit Committee. To the Knowledge of the Company, since the Applicable Date, no material complaints, allegations, assertion claims or notifications from any source regarding accounting, internal controls or auditing practices, procedures or methods, and no concerns from Employees regarding questionable accounting or auditing matters, have been received by the Company.

(e)   As of the date of this Agreement, to the Knowledge of the Company, since the Applicable Date, other than ordinary procedures carried out by the Company’s internal audit function, there has been no internal investigation of the Company or any of its Subsidiaries regarding revenue recognition or other accounting or auditing issues discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel or similar legal officer, the Company Board or any committee thereof.

(f)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

3.10   No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Company Balance Sheet or in the consolidated financial statements and notes thereto of the Company and its Subsidiaries included in the Company SEC Reports filed at least two (2) Business Days prior to the date of this Agreement, (b) arising under this Agreement or incurred in connection with the Transactions, (c) incurred since the Company Balance Sheet Date in the ordinary course of business and (d) that would not have a Company Material Adverse Effect.

3.11   Absence of Certain Changes.

(a)   Since the Company Balance Sheet Date through the date hereof, (i) except for actions taken or not taken in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, and (ii) there has not been or occurred any Change that has resulted in, or would reasonably be expected to have, a Company Material Adverse Effect.

(b)   Since the Company Balance Sheet Date through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by clauses 5.1(b)(i), 5.1(b)(ii), 5.1(b)(iv), 5.1(b)(v), 5.1(b)(vi), 5.1(b)(ix), 5.1(b)(x), 5.1(b)(xi), 5.1(b)(xii), 5.1(b)(xiii), 5.1(b)(xiv), 5.1(b)(xvii) of Section 5.1(b) or enter into a Contract (or otherwise resolve or agree in any binding manner) to take any actions prohibited by the foregoing clauses if proposed to be taken after the date hereof.

3.12   Material Contracts.

(a)   Section 3.12(a) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts. For all purposes of and under this Agreement, a “Material Contract” means any of the following to which the Company or any of its Subsidiaries is a party or by which any assets or properties of the Company or any of its Subsidiaries are bound as of the date of this Agreement:

(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act, other than those agreements and arrangements described in Item 601(b)(10)(iii) (each, a “Filed Company Contract”));

(ii)   any Contract that contains a Materially Detrimental Provision;

(iii)   any Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business, or any assets or any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company (x) that was entered into after the Applicable Date or which otherwise contain outstanding obligations on the part of the Company or any of its Subsidiaries with respect to indemnification (other than for customary fundamental matters) or (y) pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay any earn-out, deferred or other contingent payments (other than any vendor agreements with customary payment requirements based on usage), or (B) any Contract that involves a joint venture, limited liability company or partnership with a third Person;

(iv)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case, by the Company or any of its Subsidiaries, taken as a whole, in excess of $1,000,000, other than (A) accounts receivable and payable in the ordinary course of business, (B) loans to Subsidiaries of the Company in the ordinary course of business, (C) extensions of credit to customers or from suppliers in the ordinary course of business, and (D) obligations to reimburse employees for travel and business expenses incurred in the ordinary course of business;

(v)   any (i) Contract that, with respect to the twelve (12) months ended March 31, 2019 represented aggregated payments by the Company and its Subsidiaries under such Contract of more than $2,000,000, other than any Employee Plans and Leases; and (ii) Contract that with respect to the twelve (12) months ended March 31, 2019 represented aggregated receipts by the Company and/or its Subsidiaries under such Contract of more than $7,000,000;

(vi)   any employment or consulting Contract (in each case, under which the Company or any of its Subsidiaries has continuing obligations as of the date hereof) with any employee, consultant,

independent contractor or director of the Company or its Subsidiaries providing for an annual compensation in excess of $200,000, that is not terminable upon notice by the Company or any of its Subsidiaries, without cost or other liability, except for amounts earned prior to the time of termination or any amounts owed pursuant to applicable Law or the Company’s severance guidelines;

(vii)   any Collective Bargaining Agreement or similar labor agreement with any labor union, works council or other employee representative body;

(viii)   any Contract providing for indemnification of any director, officer or employee by the Company or any of its Subsidiaries (other than standard indemnification agreements on the Company’s form or as provided in the certificate of incorporation or bylaws of the Company);

(ix)   any Contract pursuant to which (A) the Company or any of its Subsidiaries sells, assigns, transfers title or interest with respect to any material Intellectual Property Rights, (B) the Company or any of its Subsidiaries grants to any third party the right to distribute, bundle or incorporate Intellectual Property Rights into any other third party product (provided, that Section 3.12(a) of the Disclosure Letter excludes such Contracts granting non-exclusive rights given to clinical research organizations or systems integrators to resell or distribute any Company Products in the ordinary course of business, but such Contracts shall still be considered “Material Contracts” hereunder), (C) material Licensed Intellectual Property Rights are licensed to the Company or any of its Subsidiaries (other than non-exclusive licenses with respect to commercially available, off-the-shelf software granted to the Company or its Subsidiaries in the ordinary course of business, unless such software is both incorporated into either a standard software program or SaaS solution provided by the Company or its Subsidiaries to customers in the ordinary course of business and has a total acquisition license cost for the Company and its Subsidiaries of $10,000 or greater, in which case such Contract shall not be required to be identified on Section 3.12(a) of the Company Disclosure Letter, but such Contracts shall still be considered “Material Contracts” hereunder), or (D) any Intellectual Property Rights are or were assigned to or developed for or on behalf of the Company or any of its Subsidiaries, including any Intellectual Property Rights that are incorporated into or material to any Company Products (excluding employee invention assignment agreements executed by employees in the ordinary course of business on the Company’s standard form agreements that have been identified and disclosed to Guarantor or Parent);

(x)   any Contract involving material outsourcing of business processes or functionality or information technology services or functionality (including via traditional outsourcing, cloud or IaaS/PaaS/SaaS arrangements) that with respect to the twelve (12) months ended March 31, 2019 represented aggregated payments by the Company and/or its Subsidiaries under such Contract of more than $1,300,000;

(xi)   any Contract entered into with any director, officer or other Affiliate of the Company or any of its Subsidiaries, or any entity in which any such Person has a direct or indirect material interest, other than an Employee Plan, required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xii)   any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, all or any substantial part of any material assets, rights or properties of the Company or any of its Subsidiaries;

(xiii)   any Contract that restricts the ability of the Company or any of its Subsidiaries to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any of its capital stock, other equity or voting interests;

(xiv)   any Government Contract to which the Company or any of its Subsidiaries is a party;

(xv)   any Contract that relates to the acquisition or disposition of real property; and

(xvi)   any Contract providing for the settlement of material Legal Proceedings pursuant to which (A) the Company has continuing material payment obligations other than Contracts providing for cash payments only that do not exceed $100,000 as to such settlement or (B) any material future limitations or monitoring or reporting obligations are imposed on the Company or any of its Subsidiaries.

(b)   True and complete copies of all Material Contracts disclosed in Section 3.12(a) of the Company Disclosure Letter have been (i) publicly filed with the SEC at least two (2) Business Days prior to the date hereof or (ii) made available to Parent (other than such Material Contracts comprising licenses for commercially available, off-the-shelf software that is incorporated into either a standard software program or SaaS solution provided by the Company or its Subsidiaries to customers in the ordinary course of business and has a total acquisition license cost for the Company and its Subsidiaries of $10,000 or greater).

(c)   As of the date hereof, (i) each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each such Subsidiary of the Company party thereto, as the case may be, in accordance with its terms, subject to the Enforceability Limitations, (ii) neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract and (iii) no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for Material Contracts that have expired and except in the foregoing clauses (i), (ii) and (iii), for such failures to be in full force and effect and such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from the counterparty to any Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel or materially modify (including to exercise any call or put option with respect to) any Material Contract (whether as a result of a change of control or otherwise).

3.13   Real Property.

(a)   Neither the Company nor any of its Subsidiaries owns any real property.

(b)   Section 3.13(b) of the Company Disclosure Letter contains a complete and accurate list (by street address and Lease) of all of the existing leases, subleases, and other significant licenses and occupancy agreements (collectively, including all amendments, terminations, supplements or other modifications, the “Leases”) and under which the Company or any of its Subsidiaries, as of the date of this Agreement, uses or occupies or has the right to use or occupy, now or in the future (such property, including all buildings, improvements, and structures thereon and appurtenances thereto, the “Leased Real Property”). The Company and/or its Subsidiaries have and own good, valid and subsisting leasehold interests in the Leased Real Property, free and clear of any subtenancies or other occupancy rights or Liens, other than Permitted Liens.

(c)   Section 3.13(c) of the Company Disclosure Letter contains a complete and accurate list of all of the existing subleases, licenses or other occupancy agreements granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, any material portion of Leased Real Property.

3.14   Personal Property and Assets. The Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens, except as would not have a Company Material Adverse Effect. No representation is made under this Section 3.14 with respect to any real property or Intellectual Property Rights.

3.15   Intellectual Property.

(a)   Section 3.15(a) of the Company Disclosure Letter set forth a complete and accurate list of all items of (i) Company Registered IP (including Patents, Trademarks, Copyrights and Internet domain names, but excluding customer-specific subdomain names) and any applications for registration thereof and (ii) material unregistered Owned Intellectual Property Rights, excluding Trade Secrets.

(b)   All Owned Intellectual Property Rights are exclusively owned by the Company and its Subsidiaries with full title, unrestricted ownership and right of disposition and exploitation, free and clear of any Liens except for Permitted Liens. The Owned Intellectual Property Rights that are material to any Company Product or otherwise to the Company and its Subsidiaries, taken as a whole, are valid, subsisting and enforceable, and the Company and its Subsidiaries are in possession of all documents reasonably required to evidence such validity, subsistence and enforceability; without limiting the foregoing, with respect to each item of Company Registered IP. Except for any discontinuances of Company Registered IP that are not material to the Company and its Subsidiaries, taken as a whole, (i) all necessary registration, maintenance and renewal fees have been paid, and (ii) all necessary documents have been filed and necessary actions taken with the relevant patent, copyright, trademark and domain registrars or other authorities in the United States or applicable foreign jurisdictions to obtain and maintain such Company Registered IP. No material Owned Intellectual Property Right, nor the Company or any of its Subsidiaries with respect to any material Intellectual Property Rights, is subject to any outstanding Order or Contract adversely affecting the validity, enforceability, scope or disposition of, or the Company’s or its Subsidiaries’ use of or right, title or interest in, any such Intellectual Property Right.

(c)   All Owned Intellectual Property Rights (including all Company Owned Software) were written, created, developed, modified and/or improved solely by directors, officers, employees, trainees, apprentices, consultants, contractors or service providers bound by an appropriate written Contract pursuant to which all Intellectual Property Rights generated by them have been, are and will be properly assigned to the Company or one of its Subsidiaries (and no material exceptions have been made to such assignment under any such Contracts), and, excluding Trade Secrets, the Company has taken all other actions required under applicable Law so as to perfect the Company’s or its Subsidiaries’ exclusive right, title and interest in such Intellectual Property Rights.

(d)   Except through standard license Contracts entered into with customers in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted, nor is obliged to grant, to any third party any right or license to use, manufacture, reproduce, license, distribute, market or otherwise exploit, any Owned Intellectual Property Rights.

(e)   The Company Intellectual Property Rights includes all Intellectual Property Rights which are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted in all material respects, and as intended to be conducted as of date hereof had the transactions contemplated hereunder not occurred. The Company and its Subsidiaries have valid and sufficient licenses or other rights to use all Licensed Intellectual Property Rights in all material respects.

(f)   Except as disclosed on Section 3.15(f) of the Company Disclosure Letter, the conduct of the business of the Company and its Subsidiaries (i) as currently conducted, (ii) as intended to be conducted as of date hereof had the transactions contemplated hereunder not occurred, and (iii) as conducted since the Applicable Date, and the use of the Company Intellectual Property Rights in connection therewith, do not infringe, misappropriate or otherwise violate any Intellectual Property Rights owned by any Person. No Legal Proceeding is pending or threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written claim since the Applicable Date, alleging any of the foregoing, or contesting or challenging the scope, validity, enforceability or ownership of any Owned Intellectual Property Rights, excluding non-adversarial office actions by the United States Patent and Trademark Office and its foreign equivalents in the ordinary course of prosecution of Patents and Trademarks.

(g)   To the Knowledge of the Company, since January 1, 2014, no Person has used any Intellectual Property Rights, or is engaged in any activity, in a manner that infringes, misappropriates or otherwise violates Owned Intellectual Property Rights, and there is and has been no Legal Proceeding asserted or threatened by the Company or any of its Subsidiaries alleging the same, or challenging the ownership, use, scope, validity or enforceability of any Intellectual Property Rights of any Person, since the Applicable Date. Except for standard license Contracts entered into with the Company’s and its Subsidiaries’ customers in the ordinary course of business, the Company and its Subsidiaries have not made any Contract, which goes beyond the provisions of the Company’s standard license agreement, to indemnify any third party for any infringement or other violation of any Intellectual Property Rights.

(h)   None of the Company Products constitutes, depends on, includes, is derived from, linked with or is distributed with, any Open Source Software, except as set forth on Section 3.15(h) of the Company Disclosure Letter. None of the Company Products is subject to any Contract that would require (whether through a present or contingent obligation or otherwise) the Company or any of its Subsidiaries to grant access, divulge or disclose to any third party any source code or Trade Secret (including product designs or data sets or algorithms) that is part of said Company Product. Neither the Company nor any of its Subsidiaries has granted access to, divulged or disclosed, or agreed to grant access to, divulge or disclose, any source code, data sets or algorithms for any Company Products to any third party, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, require the delivery, license or disclosure of the source code, data sets or algorithms for any Company Products or other material Company Owned Software to any third party, except for data sets for any Company analytic deliverables that are provided non-exclusively to customers in the ordinary course of business for their internal use.

(i)   The Company and its Subsidiaries take and have taken, and have and have had in place, commercially reasonable measures and precautions necessary to protect the confidentiality of, and their proprietary rights in, the Trade Secrets included in the Owned Intellectual Property Rights and, in all material respects, any other Trade Secrets that the Company or its Subsidiaries are required to protect and secure pursuant to any Contract. To the Knowledge of the Company, there has been no unauthorized disclosure or misappropriation by any third party of any such Trade Secrets. All of the Company’s and each of its Subsidiaries’ (x) current and former directors and officers, and (y) in the last five (5) years and, to the Knowledge of the Company, prior to such time, all other employees and advisors are bound by a confidentiality obligation in favor of the Company and its Subsidiaries in relation to such Trade Secrets.

(j)   The Company Products conform in all material respects to their specifications, and to the Knowledge of Company, with applicable customer Contracts, subject to routine service level adjustments, change management processes, commercially standard maintenance and error correction in the ordinary course of business in accordance with the applicable customer Contracts and applicable Law. The Company Products are continually tested and have been tested using commercially available anti-virus software appropriate for the Company Products, and to the Knowledge of the Company, the Company Products are free from any material virus, bug, defect, malicious computer code, corruptant or other default likely to result in the compromise of such Company Products, any Company IT System, or data.

(k)   The Company and its Subsidiaries own or have in all material respects a valid right to access and use all (i) Company IT Systems and (ii) third-party databases, data feeds and data used in connection with the business of the Company and its Subsidiaries (“Third-Party Data”).

(l)   The Company IT Systems operate and perform in a manner that is reasonably adequate in all material respects for the Company and its Subsidiaries to conduct their respective businesses as currently conducted. Since the Applicable Date, there has been no (i) to the Knowledge of the Company, breach, violation, data loss or unauthorized access to or of any Company Products or otherwise of Company IT Systems or (ii) material outage or service interruption of any Company Product or Company IT System that has not been remedied in all material respects, and no such incidents have resulted in any claim or notice of termination from any customer.

(m)   (i) No funding, facilities or resources of any Governmental Authority or any university, college or other educational institution or research center were used in the development of any Owned Intellectual Property Rights, and (ii) no Governmental Authority, university, college, or other educational institution or research center has any ownership, license or other rights, or financial interests in any Owned Intellectual Property Rights.

(n)   Since January 1, 2014, the Company and its Subsidiaries have not provided or authorized access or rights to material collections of data collected, generated or otherwise possessed by the Company and its Subsidiaries, whether in raw, de-identified or aggregated form, to any Persons for use other than provision or access granted to customers incidental to use of the Company Products in the ordinary course of business and in accordance with applicable law and contractual requirements. No artificial intelligence functionality included in Company Products is designed or marketed to, nor to the Knowledge of the Company used by, customers for making clinical care diagnoses or therapeutic decisions.

(o)   Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger, will cause (i) the loss or impairment of any ownership or right to access or use (or, to the extent applicable, customers’ and suppliers’ right to access or use) any Company Intellectual Property Rights (including Third-Party Data) or Company IT Systems that are (x) to the Knowledge of the Company, material to any Company Product, or (y) material to the conduct of the business of the Company and its Subsidiaries or otherwise to the Company and its Subsidiaries, taken as a whole, or any payment obligations with respect to the foregoing; or (ii) (x) the assignment of, or the grant of any license, covenant not to sue or other right, title or interest by Company, Parent or any of their respective Affiliates under, or creation of any Lien on (other than any Permitted Liens), any Owned Intellectual Property Rights or any Intellectual Property Rights that is owned by or licensed to the Company, Parent or any of their respective Affiliates prior to the Closing, or (y) Parent or any of its Affiliates (excluding the Company and its Subsidiaries) being bound by, or subject to, any non-compete or exclusivity obligation.

3.16   Privacy & Cybersecurity. For the purposes of this Section 3.16, the terms “controller”, “data subject”, “processing” (and its cognates) and “processor” shall have the meaning given to them in the GDPR.

(a)   The Company and its Subsidiaries (i) take and have taken reasonable measures at least consistent with industry practices (including the implementation, use, maintenance, monitoring and testing of plans, policies and procedures, and associated commercially reasonable technical, physical and administrative safeguards) designed, implemented and maintained to (x) identify threats to the Company Products and other Company IT Systems and systems, (y) protect, preserve, maintain, and secure the performance, security, operation, and integrity of the Company Products and the Company IT Systems (and all Software, information and data stored or contained thereon), including to secure the Company IT Systems from unauthorized access or use by any third party, and (subject to routine service level adjustments, change management processes, commercially standard maintenance and error correction in the ordinary course of business in accordance with the applicable customer Contracts and applicable Law) to ensure the continued, uninterrupted and error-free operation of the Company IT Systems, and (z) to ensure that all Personal Information and other material data collected, stored, used, disclosed, transferred or otherwise processed by the Company or any of its Subsidiaries is protected against unauthorized access, use, modification, disclosure, or other misuse, and (ii) have implemented disaster recovery and business continuity plans, and security, maintenance, backup, archiving, and virus and malicious device scanning and protection measures with respect to the Company Products and other material Company IT Systems at least consistent with industry practices.

(b)   The Company and each of its Subsidiaries and any Person acting for or on their behalf comply and have complied in all material respects with all applicable Privacy Laws and Privacy Obligations, including by (i) implementing the Privacy Obligations with appropriate data protection policies and procedures and other safeguards in relation to the hosting, processing, disclosure and transfer of Personal Information and carrying out regular staff training, use testing, audits or other mechanisms to ensure and monitor compliance with such policies and procedures such as to demonstrate compliance under applicable Privacy Laws (including the accountability principle under the GDPR); (ii) by appointing a data protection officer, in accordance with Article 37 GDPR; (iii) maintaining complete, accurate up-to-date and timely records of personal data processing activities as required under applicable Privacy Laws; (iv) where applicable, issuing fair processing notices to, or obtaining or ensuring all required authorizations (as applicable) from, the relevant data subjects in accordance with applicable Privacy Laws; (v) securing all transfers of Personal Information to and from the Company or its Subsidiaries or third parties located outside of the European Economic Area on the terms of a valid data transfer mechanism (e.g., the EU-US Privacy Shield); and (vi) entering into and complying with the provisions of any “business associate” agreements required under HIPAA or applicable Privacy Obligation.

(c)   The Company and its Subsidiaries have used commercially reasonable efforts to ensure that all third-party service providers, outsourcers, processors or other third parties who process, store or otherwise handle Personal Information for or on behalf of the Company or its Subsidiaries have agreed to comply with applicable Privacy Laws and applicable Privacy Obligations and take reasonable steps to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification or disclosure. Without limiting the foregoing, the Company and each of its Subsidiaries have in place any legally required written agreements with any customers, suppliers, contractors and other third parties (i) acting as processor,

(ii) with which the Company or any Subsidiary has a “business associate” or “covered entity” relationship (for purposes of HIPAA), or (iii) with which the Company or any of its Subsidiary has any other legally recognized relationship under Privacy Laws, which agreements contain the mandatory provisions required under Article 28 GDPR (as applicable) and otherwise contain provisions to protect and maintain the confidentiality and security of Personal Information and otherwise comply with applicable requirements under Privacy Laws and Privacy Obligations. To the Knowledge of the Company, any third party who has provided Personal Information to the Company or its Subsidiaries has done so in compliance with such agreements (to the extent applicable) and applicable Privacy Laws and applicable Privacy Obligations, including providing any notice and obtaining any consent or authorization required.

(d)   Since the Applicable Date, neither the Company nor any of its Subsidiaries nor any Third Party acting on behalf of the Company or its Subsidiaries, has (i) to the Knowledge of the Company, suffered any Personal Information breach, compromise or other unauthorized use, access or alteration, nor any cybersecurity breach or compromise, nor has any of the foregoing been threatened; (ii) received any written notice, request or investigation from any supervisory authority or other government or regulatory authority, in relation to their Personal Information processing activities; (iii) received any written claim, complaint or other communication from any Person, or been subject to any Proceeding, claiming a right to compensation for failure to respond to any of their data subject rights requests or alleging any breach of applicable Privacy Laws or Privacy Obligations; or (iv) been required or voluntarily chosen to provide any notices to any Governmental Authority or other Person in connection with a disclosure of Personal Information or pursuant to any Privacy Law or Privacy Obligation. The Company and its Subsidiaries, and Third Parties acting on behalf of the Company or its Subsidiaries, have fully and promptly resolved or remediated any and all material privacy or data security issues and vulnerabilities that have been identified or otherwise notified to the Company or any Subsidiary (including identifying and remediating the root cause thereof). To the Knowledge of the Company, none of the Company’s or any of its Subsidiaries’ publicly-facing statements or notices regarding its collection and treatment of Personal Information are materially misleading or materially deceptive, and the Company and its Subsidiaries have provided all such statements or notices to all required Persons pursuant to all applicable Privacy Laws and Privacy Obligations.

(e)   Neither the Company nor any of its Subsidiaries is subject to any Privacy Laws or Privacy Obligations that, following the Closing, would prohibit the Company or any of its Subsidiaries from receiving and/or using Personal Information or aggregated or anonymized personal data in substantially the same manner as prior to the Closing.

3.17   Tax Matters.

(a)   Except as would not result in a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) have timely filed (taking into account any valid extensions of time in which to file) all U.S. federal and other material Tax Returns, required to be filed by any of them, and (ii) have paid (or the Company has paid on its Subsidiaries’ behalf) all Taxes that are due. The Company Balance Sheet properly reflects all material Taxes required to be accrued by the Company and its Subsidiaries under GAAP through the Company Balance Sheet Date. Neither the Company nor any of its Subsidiaries has incurred any material liabilities for Taxes since the Company Balance Sheet Date other than in the ordinary course of business or other than by reason of effecting the Transactions pursuant to the terms of this Transactions. Neither the Company nor any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax beyond the Closing Date.

(b)   Except as set forth on Section 3.17(b) of the Company Disclosure Letter, no audit of any material Tax Return of the Company or any of its Subsidiaries is presently in progress. All deficiencies with respect to Taxes that have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries have been paid or finally settled and there are no pending or, to the Knowledge of the Company, threatened proceedings regarding any Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.

(c)   The Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(d)   Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(e)   Neither the Company nor any of its Subsidiaries has participated (within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A)) in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) that has not been properly disclosed to the extent required by such Treasury Regulation.

(f)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company or one of its Subsidiaries), (ii) is bound by or has any material obligation under, any material Tax sharing, indemnification or allocation agreement (other than any agreement entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters, or any agreement solely between or among the Company and its Subsidiaries), or (iii) is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) for any material Taxes of any Person other than the Company or its Subsidiaries as a result of being a member of such a group.

(g)   Neither the Company nor any of its Subsidiaries has made the election permitted by Section 965(h) of the Code to pay any Tax liability arising under Code Section 965 in installments.

(h)   Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries), as a transferee or successor, by Contract or otherwise (other than a Contract entered into in the ordinary course of business, the principal purpose of which is not to address Tax matters).

(i)   Except as set forth on Section 3.17(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received on or prior to the Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or foreign Law), or any election pursuant to Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made with respect to any taxable period ending on or prior to the Closing Date.

(j)   There are no Liens for Taxes other than Permitted Liens on any of the assets of the Company or any of its Subsidiaries.

(k)   The audited consolidated financial statements (including the related notes) of the Company and its Subsidiaries included in or incorporated by reference into the most recent Company SEC Report and/or the most recently filed federal income Tax Returns of the Company and its Subsidiaries accurately reflect the amounts of any net operating loss for federal income tax purposes available to the Company and its Subsidiaries in all material respects as of the last day of the period to which such financial statements or Tax Return relate.

3.18   Employee Plans.

(a)   Section 3.18(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Employee Plan. For purposes of this Agreement, “Employee Plan” means each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and (ii) other employment, severance, termination, change in control, retention, incentive (equity-based or otherwise), profit sharing, savings, retirement (including early retirement and supplemental retirement), deferred compensation, or other similar fringe, welfare or employee benefit plan, program, agreement, Contract, policy or arrangement (whether or not in writing), in each case, (x) that is sponsored, maintained, entered into, contributed to or required to be contributed to, by the Company or any Subsidiary for the benefit of any current or former employee, officer, director or other service provider of the Company or any Subsidiary or (y) with respect to which the Company or any of its Subsidiaries has or may reasonably be expected to have any liability (contingent or otherwise).

(b)   With respect to each Employee Plan, the Company has made available to Parent complete and accurate copies of the current plan document or other governing Contract (including, in each case, any amendments thereto) and, as applicable, (i) the most recent annual report on Form 5500 and attached schedules; (ii) the most recent IRS determination or opinion letter; (iii) the most recent summary plan description and any summary of material modifications; (iv) any related trust agreements, insurance contracts, or other funding documents; and (v) the most recently prepared financial statements.

(c)   Neither the Company nor any of its Subsidiaries, nor, solely with respect to the following clauses (i), (ii) and (vi), any ERISA Affiliate has in the past six (6) years maintained, sponsored, contributed to, or had an obligation to maintain, sponsor or contribute to, or has any current or contingent liability under or with respect to, and no Employee Plan is: (i) a “defined benefit plan” (as defined in Section 414(j) of the Code), (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), (iv) a “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code), (v) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (vi) a plan that is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA. Except as disclosed in Section 3.18(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates provides or is obligated to provide group health plan coverage for former or current employees following termination of employment, other than as required by applicable Law (such as the federal law known as “COBRA” and similar state Laws).

(d)   Each Employee Plan has been maintained, operated and administered in all material respects in compliance with its terms and with applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is covered by a favorable IRS determination or opinion letter to that effect and, to the Company’s Knowledge, there are no circumstances that could reasonably be expected to result in the revocation of any such determination or opinion letter. There are no pending or, to the Knowledge of the Company, threatened audits, investigations, claims or proceedings against any Employee Plan (other than routine claims for benefits), the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Plan with respect to the operation thereof.

(e)   Except as would not be reasonably expected to result in a material liability to the Company, (i) all required contributions (including all employer contributions and employee salary reduction contributions) have been made in accordance with the terms of the applicable Employee Plan and applicable Law to any fund or trust established thereunder, and (ii) the Company and each of its Subsidiaries has complied with the terms of the Employee Plans, Collective Bargaining Agreement (if applicable) and applicable Law regarding the enrollment of participants and the payment of any social contributions, premiums and benefit payments in connection with such Employee Plans, Collective Bargaining Agreements or applicable Law.

(f)   With respect to each Employee Plan, other than an Employee Plan that is subject to or governed by the laws of any non-U.S. jurisdiction (an “International Employee Plan”), (i) all amounts required to be reserved under each Employee Plan have been so reserved in accordance with GAAP and (ii) each International Employee Plan required to be registered with a governmental authority has been registered, and has been maintained in good standing with the appropriate governmental authorities.

(g)   Each Employee Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance, and has been operated in material compliance, with Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make any gross-up payment to any individual with respect to any income Tax, additional Tax, excise Tax or interest charge imposed pursuant to Section 409A or Section 4999 of the Code.

(h)   The execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former director, officer, employee or service provider of the Company or any of its Subsidiaries to severance pay or any other payment or benefits that would not otherwise have been payable; (ii) result in any payment or benefits becoming due, accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such current or former director, officer, employee or service provider; (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Employee Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Employee Plan; or (iv) result in any payment to any “disqualified individual” (within the meaning of Section 280G of the Code) that could reasonably be expected, individually or in combination with any other such payment, to be an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(i)   Notwithstanding any other provision of this Agreement, other than with respect to Material Contracts addressed by Section 3.12, this Section 3.18 and Section 3.19 contain the sole and exclusive representations and warranties of the Company relating to employee benefits, employment and employment practices and labor matters of any kind.

3.19   Labor Matters.

(a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement or arrangement or understanding with any labor union, works council or other employee-representative body (each a “Collective Bargaining Agreement”), and none is being negotiated by the Company or any of its Subsidiaries. No labor union, labor organization, trade union or works council, or group of employees of the Company or its Subsidiaries represents employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage against or involving the Company or any of its Subsidiaries.

(b)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries is, and has been since the Applicable Date, in compliance with applicable Laws and Orders with respect to labor, employment and employment practices (including applicable Laws regarding wage and hour requirements, correct classification of independent contractors and of employees as exempt and non-exempt, immigration status, discrimination in employment, employee leave issues, workers’ compensation, employee health and safety, collective bargaining, mass layoffs and plant closings, equal opportunity and affirmative action (including with respect to Executive Order 11246)). Since the Applicable Date, none of Company or any of its Subsidiaries has effectuated a “plant closing” or “mass layoff” (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended) or taken any other action that would trigger notice or liability under any state, local or foreign plant closing notice Law.

(c)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has withheld all amounts required by applicable Law to be withheld from the wages, salaries, and other payments to employees, independent contractors and outsourced workers, and is not, to the Knowledge of the Company, liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

(d)   Each individual who is currently providing services to the Company or any of its Subsidiaries through a third party service provider, or who previously provided services to the Company or any of its Subsidiaries through a third party service provider, is not or was not at the time such individual provided such services an employee of the Company or any of its Subsidiaries, as applicable. Neither the Company nor any of its Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company.

(e)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, no employee of the Company or any of its Subsidiaries is in any respect in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) to the Knowledge of the Company, to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (B) to the knowledge or use of trade secrets.

(f)   None of the Company or its Subsidiaries is party to a settlement agreement with a current or former director, officer, employee or independent contractor that involves allegations relating to sexual harassment by a director, officer, employee or independent contractor of the Company or any of its Subsidiaries. To the Knowledge of the Company, in the last five (5) years, no allegations of sexual harassment have been made against a director, officer, employee or independent contractor (in their capacity as such) of the Company or any of its Subsidiaries.

3.20   Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of all permits, licenses, certificates, authorizations, consents and approvals from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”) and no suspension, cancellation, or termination of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that as would not have a Company Material Adverse Effect.

3.21   Compliance with Laws.

(a)   Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all Laws and Orders applicable to the Company and its Subsidiaries or any of their respective properties, assets, businesses or operations.

(b)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging any violation or potential violation by the Company or any of its Subsidiaries of any applicable Law or Order that is material to the Company and its Subsidiaries and that remains outstanding or unresolved as of the date of this Agreement. As of the date of this Agreement, no investigation by any Governmental Authority of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened.

(c)   The Company, its Subsidiaries, their respective directors and employees (including officers) and, to the Knowledge of the Company, agents and other Persons acting for or on behalf of the Company or its Subsidiaries are in compliance with and, for the past five (5) years, have complied with the FCPA and the Other Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries is involved in any Proceeding relating to, or since the Applicable Date has received a written request for information or written communication from any Governmental Authority alleging its non-compliance with the FCPA or any of the Other Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries is currently investigating, has caused or permitted any other Person to investigate, or has investigated or caused or permitted to be investigated any actual, alleged or apparent violation of the FCPA or any of the Other Anti-Bribery Laws by the Company, its Subsidiaries, their respective directors and employees (including officers) and, to the Knowledge of the Company, agents and other Persons acting for or on behalf of the Company or its Subsidiaries. The Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect.

(d)   Except as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries are in compliance and, for the past five (5) years, have been in compliance with the Export and Sanctions Regulations. For the past five (5) years, neither the Company nor any of its Subsidiaries has engaged in, and are not now engaging in, directly or indirectly, any dealings or transactions in any country or territory that (or with any Person who) is or was the subject of sanctions at the time of the dealing or transaction.

(e)   Neither the Company nor any of its Subsidiaries (i) is involved in any Legal Proceeding relating to any Export and Sanctions Regulations, or (ii) except as disclosed in Section 3.21(e) of the Company Disclosure Letter, in the past five (5) years has received a written request for information from any Governmental Authority regarding any Export and Sanctions Regulations.

(f)   (i) Neither the Company nor any of its Subsidiaries nor (ii) any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any representatives or other such Persons authorized to act for or on behalf of the Company or any of its Subsidiaries, is, or is owned, 50% or more, directly or indirectly, by, controlled by, or otherwise acting on behalf of, one or more Persons that are (1) the subject of any sanctions or (2) located, organized, or resident in a country or territory that is the subject of sanctions, except, in the case of clause (ii), as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole.

3.22   Environmental Matters.

(a)   The Company and each of its Subsidiaries are now and since the Applicable Date have been in compliance with all applicable Environmental Laws, and possess and are now and have at all times since the Applicable Date been in compliance with all applicable Environmental Permits necessary to operate the business as presently operated, except for such noncompliance or lack of Environmental Permits that would not have a Company Material Adverse Effect.

(b)   Neither the Company nor any of its Subsidiaries has Released any Hazardous Materials in violation of Environmental Law that would reasonably be expected to require investigative, corrective or remedial action at any property currently or formerly owned or operated by the Company or any of its Subsidiaries, except for such Release of any Hazardous Materials that would not have a Company Material Adverse Effect.

(c)   Neither the Company nor any of its Subsidiaries has received from a Governmental Authority any written notification alleging that it is liable for any Release or threatened Release of Hazardous Materials at any location, except with respect to any such notification concerning any such Release or threatened Release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local regulatory authority or otherwise with no ongoing material corrective action liability or obligation on the part of the Company or any of its Subsidiaries.

(d)   Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened relating to the Company’s or its Subsidiaries’ non-compliance with Environmental Laws.

(e)   Notwithstanding any other provision of this Agreement, this Section 3.22, Section 3.5, Section 3.10 and Section 3.11(a) contain the sole and exclusive representations and warranties of the Company relating to environmental matters of any kind, including matters arising under Environmental Laws or otherwise relating to Hazardous Materials.

3.23   Litigation. Section 3.23 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Legal Proceeding involving the Company or any of its Subsidiaries (or any of their respective properties or assets) that is pending (whether or not initiated by the Company or any of its Subsidiaries) or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries (or any of their respective properties or assets), in each case, where damages (including if settled) payable by or to the Company or any of its Subsidiaries (including if adversely determined against the Company or any of its Subsidiaries (or any of their respective properties or assets), any present or former director, officer or employee of the Company or any of its Subsidiaries) are reasonably expected to exceed $250,000 in the aggregate. As of the date hereof, neither the Company nor any of its Subsidiaries (or any of their respective properties or assets) is subject to any outstanding Order that is material to the Company and its Subsidiaries, taken as a whole.

3.24   Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company, its Subsidiaries or any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation and employer liability, products liability, directors’ and officers’ liability, business interruption, errors and omissions, cyber security, and other casualty and liability insurance (including any reinsurance policies and self-insurance programs and arrangements) (collectively, the “Insurance Policies”), that is in a form and amount (with reputable insurance carriers) that is customarily carried by persons conducting business, or subject to risks, similar to that of the Company and adequate for coverage of all normal risks incident to the operation of its business. Section 3.24 of the Company Disclosure Letter sets forth a true, correct and complete list of all Insurance Policies. Except as would not be material to the Company and its Subsidiaries, taken as a whole, all such Insurance Policies are in full force and effect, no notice of cancellation has been received, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder and, to the extent applicable, all premiums due with respect thereto have been paid. As of the date of this Agreement, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

3.25   Related Party Transactions. Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, Contracts, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.26   Brokers. Except for Morgan Stanley & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisors, investment banking, brokerage, finder’s or other fee, expense, reimbursement, commission or liability in connection with the Transactions. The Company has delivered to Parent complete and correct copies of all agreements under which any fee or commission is payable and all indemnification and other agreements related to the engagement of the persons to whom any such fee is payable.

3.27   Opinion of Financial Advisor. The Company Board has received an opinion of Morgan Stanley & Co. LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, and subject to and based upon the various qualifications, assumptions, limitations and other matters set forth therein, the consideration to be received by the holders of shares of Company Common Stock (other than holders of Cancelled Company Shares and Dissenting Company Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.28   State Anti-Takeover Statutes. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are accurate, the Company Board has taken all necessary actions so that Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the Transactions. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Transactions.

3.29   Exclusivity of Representations. Except for the representations and warranties of the Company expressly set forth in this Article III, (a) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, and Parent and Merger Sub have not relied on, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any such information, (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness thereof, and if made, such representation or warranty must not be and has not been relied upon by Parent, Merger Sub or any of their respective Affiliates or the Representatives of any of the foregoing as having been authorized by the Company or any of its Subsidiaries (or any other Person), and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or the Representatives of any of the foregoing, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Transactions or in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties unless and then only to the extent any such materials or information is expressly the subject of any express representation or warranty set forth in this Article III. Guarantor, Parent and Merger Sub disclaim reliance upon any such estimates, projections, predictions, data, financial information, memoranda, presentations, information, materials, representations or warranties, except for the express representations and warranties set forth in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

Except (i) as disclosed in the letter delivered by Parent to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1   Organization; Good Standing. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions or the performance by Parent or Merger Sub of their respective covenants and obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions or the performance by Parent or Merger Sub of their respective covenants and obligations hereunder. Neither Parent nor Merger Sub is in violation of their respective certificate of incorporation or bylaws.

4.2   Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the Transactions. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the Transactions, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the sole record stockholder of Merger Sub, which approval shall be delivered immediately after the execution and delivery of this Agreement pursuant to Section 6.15. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, subject to the Enforceability Limitations.

4.3   Non-Contravention. The execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Transactions do not and will not (a) violate or conflict with any provision of the certificate of incorporation or bylaws of either of Parent or Merger Sub, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination (or the loss of any benefit) or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound, (c) assuming the Consents referred to in Section 4.4 are obtained or made, violate or conflict with any Law or Order applicable to Parent or Merger Sub or by which any of their properties, assets, businesses or operations are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) above, as would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions.

4.4   Required Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation by Parent and Merger Sub of the Transactions except (a) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (c) Consents required under, and compliance with any other applicable requirements of the HSR Act and the Antitrust Laws of the Relevant Antitrust Jurisdictions, (d) filing with CFIUS related to obtaining CFIUS Clearance, and (e) such other Consents, the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions.

4.5   Litigation. As of the date hereof, there are no Legal Proceedings pending (whether or not initiated by Parent, Merger Sub or any of their respective Subsidiaries) or, to the knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective properties or assets that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions. Neither Parent nor Merger Sub (or any of their respective properties or assets) is subject to, as of the date hereof, any outstanding Order that would, individually or in the aggregate, prevent or materially delay the consummation by Parent or Merger Sub of the Transactions.

4.6   Ownership of Company Capital Stock. Neither Parent nor Merger Sub nor any of their respective “affiliates” or “associates” (as such terms are defined in Section 203 of the DGCL) is, or at any time during the three (3) years prior to the date hereof has been, an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). As of the date hereof and at all times prior to the time that is immediately prior to the Effective Time, neither Parent nor any of its Subsidiaries (including Merger Sub) is or will be the beneficial owner of any shares of Company Common Stock.

4.7   No Stockholder and Management Arrangements. Except (i) for the Voting Agreements, (ii) Employment Agreements and (iii) as expressly authorized by the Company, neither Parent nor Merger Sub, nor any of their respective Affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any stockholder, director, officer or other Affiliate of the Company or any of its Subsidiaries relating to this Agreement or the Transactions, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time.

4.8   Brokers. Except for Goldman Sachs Paris Inc. et Cie and its Affiliates, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

4.9   Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

4.10   Adjusted Awards; Freely Tradeable Shares. All Guarantor Ordinary Shares issued pursuant to the Adjusted Awards will, when issued in compliance with the terms of the applicable equity plan documentation and award agreement, (i) be duly authorized and validly issued as fully paid and non-assessable securities in the capital of Guarantor and free of any encumbrances or preemptive rights and (ii) be freely tradeable without restriction.

4.11   CFIUS. Since January 1, 2009, Guarantor, Parent or Merger Sub have collectively filed voluntary notices with respect to covered transactions with the Committee, all of which resulted in CFIUS concluding action under the DPA with a determination that there were no unresolved national security concerns with respect to the transaction. None of Guarantor, Parent or Merger Sub, nor, to the knowledge of Guarantor, Parent or Merger Sub, any executive officer or member of the board of directors of Guarantor, Parent or Merger Sub, nor any individual shareholder with over 5% ownership of Guarantor has been the subject of U.S. sanctions Laws and regulations administered by OFAC, including, OFAC’s Specially Designated Nationals List, and economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United Nations Security Council.

4.12   Sufficiency of Funds; Debt Financing.

(a)   Parent and Merger Sub will have, as of immediately prior to the Closing, available cash resources in an aggregate amount that is sufficient to enable Parent and Merger Sub to (i) consummate the Transactions upon the terms contemplated by this Agreement, (ii) pay all of the Merger Consideration payable in respect of each share of Company Common Stock in the Merger pursuant to this Agreement, (iii) pay all amounts payable in respect of Company Options, Company PSUs, Company RSAs, Company RSUs and the Credit Agreement Payoff Amount under this Agreement and (iv) pay the fees and expenses required to be paid by Parent, Merger Sub or the Surviving Corporation in connection with this Agreement and the Facilities Agreement.

(b)   Parent has delivered to the Company’s legal advisors a complete and accurate copy of the executed Facilities Agreement (it being understood that such Facilities Agreement has been redacted to remove all economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Debt Financing thereunder), dated on or about the date hereof, among Guarantor, as borrower, Crédit Agricole Corporate and Investment Bank, as agent, and the arrangers and lenders party thereto (the “Facilities Agreement”), pursuant to which the lenders thereto (such lenders, together with any other Person that has committed to provide all or any part of any Debt Financing or that is acting as an arranger, bookrunner, manager, underwriter, initial purchaser, placement agent, administrative agent or a similar representative in respect of all or any part of any Debt Financing, the “Debt Financing Sources”) have committed, subject to the terms and conditions set forth therein, to provide the amounts set forth therein for the purposes set forth therein (the “Debt Financing”).

(c)   Except as set forth in Section 4.12(c) of the Parent Disclosure Letter, none of the Parent, Merger Sub or any of their respective Affiliates has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.13   Exclusivity of Representations. Except for the representations and warranties of Parent and Merger Sub expressly set forth in this Article IV, (a) neither Parent, Merger Sub nor any of their respective Subsidiaries (or any other Person) makes, or has made, and the Company has not relied on, any representation or warranty (whether express or implied) relating to Parent, Merger Sub, their Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any such information and (b) no Person has been authorized by Parent, Merger Sub or any of their Subsidiaries to make any representation or warranty relating to Parent, Merger Sub, their Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness thereof, and if made, such representation or warranty must not be and has not been relied upon by the Company or any of its Affiliates or the Representatives of any of the foregoing as having been authorized by Guarantor, Parent, Merger Sub or any of their Subsidiaries (or any other Person).

4.14   Non-Reliance. Parent and Merger Sub have each conducted, to its satisfaction, its own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent, Merger Sub and their respective Affiliates and Representatives have relied on the results of their own independent investigation. Accordingly, Parent and Merger Sub hereby acknowledge and agree that (x) except as set forth in Article III and any certificate required to be delivered by the Company pursuant to the terms of this Agreement, none of the Company, its Subsidiaries, nor any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), (y) except for the representations and warranties of the Company expressly set forth in Article III, none of the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement and the Transactions, including as to the accuracy or completeness of any such information, and none of Parent, Merger Sub or any of their respective Affiliates or Representatives is relying on any representation or warranty except for those representations and warranties of the Company expressly set forth in Article III, and (z) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty has not been and may not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company or any of its Subsidiaries (or any other Person).

ARTICLE V

COVENANTS OF THE COMPANY

5.1   Interim Conduct of Business.

(a)   Except (i) as expressly contemplated, permitted or restricted by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Letter or (iii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, each of the Company and each of its Subsidiaries shall conduct its business in all material respects in the ordinary course of business and use its reasonable efforts to keep available the services of the current officers, key employees and consultants of the Company and each of its Subsidiaries, maintain and preserve the current relationships and goodwill of the Company and each of its Subsidiaries with customers, consultants, licensors, licensees, creditors, lessors, suppliers and other Persons whom the Company or any of its Subsidiaries has significant business relations, maintain in effect all of its Permits and preserve substantially intact its business organization.

(b)   Except (i) as expressly contemplated or required by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Letter or (iii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall not do any of the following and shall not permit any of its Subsidiaries to do any of the following (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1(a)):

(i)   amend its certificate of incorporation or bylaws or comparable Organizational Documents other than to include a forum selection bylaw;

(ii)   issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for (A) the issuance and sale of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof, (B) the issuance of shares of Company Common Stock upon the vesting or settlement of Company PSUs or Company RSUs outstanding as of the date hereof, (C) the issuance of shares of Company Common Stock pursuant to the Company ESPP in accordance with its terms in effect as of the date hereof, and subject to Section 1.6(h), and (D) purchase rights issued under the Company ESPP in accordance with its terms in effect as of the date hereof, and subject to Section 1.6(h);

(iii)   directly or indirectly repurchase or redeem any Company Securities or Subsidiary Securities, except (A) upon forfeiture or repurchases of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date hereof and (B) in connection with Tax withholdings and exercise price settlements, as applicable, upon the exercise, vesting or settlement, as applicable, of Company Equity Awards outstanding as of the date hereof;

(iv)   (A) split, combine, subdivide or reclassify any shares of capital stock or (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for dividends or other distributions made by any wholly-owned Subsidiary of the Company to the Company or one of its wholly-owned Subsidiaries;

(v)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the transactions contemplated hereby, including the Merger);

(vi)   (A) incur or assume any long-term or short-term debt for borrowed monies or issue any debt securities, except for (1) debt incurred in the ordinary course of business under letters of credit, lines of credit or other credit facilities or arrangements in effect on the date hereof and (2) loans or advances between the Company and any of its Subsidiaries, or between any of the Company’s Subsidiaries; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in excess of $5,000 in the aggregate, except with respect to obligations of any Subsidiary of the Company; or (C) mortgage or pledge any of its or its Subsidiaries’ assets, tangible or intangible, or create or suffer to exist any Lien thereupon in excess of $500,000 in the aggregate, in each case, other than Permitted Liens;

(vii)   except as may be required by applicable Law or the terms of any Collective Bargaining Agreement or Employee Plan, (A) enter into, establish, adopt, amend, modify or terminate any Employee Plan (including any plan, agreement, program, policy or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement) other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, (B) grant any equity or equity-based awards, (C) increase the compensation or benefits payable or provided to any current or former director, officer, employee or other service provider of the Company and its Subsidiaries other than increases in the ordinary course of business for those employees with an annual base salary and annual target cash bonus not in excess of $250,000, (D) grant or provide any change in control, severance, termination retention or similar payments or benefits to any current or former director, officer, employee or service provider of the Company and its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (E) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits (including any equity or equity-based awards) to any current or former director, officer, employee or service provider of the Company and its Subsidiaries, (F) hire, engage, or make an offer to hire or engage, any officer, employee or individual independent contractor whose annual base pay or fee, annual target cash bonus and cash sign-on bonus (if any) exceeds $250,000 in the aggregate, (G) terminate the employment of any current officer or employee whose annual base pay or fee and annual target cash bonus exceeds $250,000 other than for cause (as reasonably determined by the Company or its Subsidiary), or (H) amend or modify any performance criteria, metrics or targets under any Employee Plan such that, as compared to those criteria, metrics or targets under any Employee Plan in effect as of the date of this Agreement, the performance criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification;

(viii)   become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body;

(ix)   settle any pending or threatened Legal Proceeding for an amount in excess of $500,000, individually or $1,000,000 in the aggregate, provided that such settlement does not include any obligation (other than the payment of money) to be performed by, or material restrictions imposed against, the Company or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as whole;

(x)   except as may be required as a result of a change in applicable Law or in GAAP, make any material change in any of the accounting principles or practices used by it;

(xi)   (A) make, change or revoke any material Tax election or material Tax accounting method or period, (B) settle or compromise any material Tax liability or surrender any right to claim a material refund of Taxes (in each case except to the extent the consequences thereof are adequately reserved in accordance with GAAP in the Company SEC Reports) or (C) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

(xii)   (A) acquire (by merger, consolidation or acquisition of stock or assets) any other Person (other than the Company or any of its Subsidiaries) or any equity interest therein, (B) other than in the ordinary course of business, dispose of any properties or assets (including, terminating, allowing to expire or failing to exercise a renewal right with respect to any Lease) of the Company or its Subsidiaries (other than to the Company or any of its Subsidiaries), or (C) make any loans or advances to any other Person (other than the Company or any of its Subsidiaries), except for travel or business expense advances in the ordinary course of business to employees of the Company or any of its Subsidiaries or members of the Company Board;

(xiii)   sell, transfer, license, cancel, abandon, allow to lapse or otherwise dispose of any Owned Intellectual Property Rights or Personal Information (except as required by Privacy Obligations or Privacy Laws), or otherwise take any action or fail to take any action which action or failure to act has resulted or would reasonably be expected to result in the loss or reduction in value of any material Owned Intellectual Property Rights, except for non-exclusive licenses solely to access SaaS services or to software in object code form granted to (1) customers of the Company or any of its Subsidiaries in accordance in all material respects with the Company’s and its Subsidiaries’ form terms of service, end user agreements and support and maintenance agreements that have been identified and disclosed to Guarantor or Parent, or (2) incidentally to suppliers and vendors solely to provide services or products to the Company or its Subsidiaries, in each case as entered into in the ordinary course of business;

(xiv)   take or omit to take any action that would, or would purport to, bind, or grant or transfer any right, title or interest of the Parent or its Affiliates, in Intellectual Property Rights, or take any other action within the scope of Section 3.15(o) (Company and its Subsidiaries acknowledge that they have no authority to undertake any such action);

(xv)   enter into, terminate or materially amend, modify, supplement or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any Material Contract or Lease that would have been required to be disclosed pursuant to Section 3.12 or Section 3.13 (or any Contract that would be a Material Contract or Lease if it were in effect as of the date of this Agreement), other than in the ordinary course of business;

(xvi)   authorize, make or enter into any Contract for, or incur, any capital expenditure or any obligations or liabilities in respect thereof (including the capitalization of research and development costs and software development costs) in excess of $18,000,000 in the aggregate in the second quarter 2019, $14,700,000 in the third quarter of 2019 and $15,000,000 in the fourth quarter of 2019; provided, that such capital expenditure, obligation or liability is set forth in the 2019 capital expenditure budget set forth on Section 5.1(b)(xvi) of the Company Disclosure Letter;

(xvii)   amend or modify the engagement letter of the Company’s financial advisor in a manner than increases the fee or commission payable by the Company or any of its Subsidiaries;

(xviii)   reinvest the proceeds of any of its investments in marketable securities (including, any investments in high quality commercial paper, corporate bonds and U.S. government debt obligations) that are sold or mature between the date of this Agreement and the Effective Time, except for reinvestments into open-ended mutual funds that invest in short-term debt securities or money deposited in a bank or financial institute of international reputation, in each case, with maturities of no more than three (3) months; or

(xix)   enter into a Contract, or otherwise resolve or agree in any legally binding manner, to take any of the actions prohibited by this Section 5.1(b).

(c)   Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

5.2   No Solicitation.

(a)   Subject to Section 5.2(b), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall, and shall cause its Subsidiaries, its and any of their respective directors, officers or other employees or controlled affiliates, and shall instruct, and use reasonable best efforts to cause, any investment banker, attorney or other authorized agent or representative retained by any of them (collectively, “Representatives”) to, immediately cease any and all existing discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal, terminate access to any physical or electronic dataroom relating to the Company for any such Acquisition Proposal and request the prompt return or destruction of any confidential information provided to any third party in connection with an Acquisition Proposal. Subject to Section 5.2(b), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall not, and shall cause its Subsidiaries, its and any of their respective directors, officers or other employees or controlled affiliates, and shall instruct, and use reasonable best efforts to cause, any investment banker, attorney or other authorized agent or representative retained by any of them not to, and not to publicly announce any intention to, directly or indirectly, (i) solicit, initiate or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any Representatives or designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in each such case, in connection with an Acquisition Proposal or any inquiries or the making of any proposal, offer or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or any inquiry, discussion, or negotiation that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iv) enter into any Alternative Acquisition Agreement, (v) approve, agree to, accept, endorse or recommended any Acquisition Proposal or Acquisition Transaction or (vi) approve any transaction, or any person becoming an “interested stockholder”, under Section 203 of the DGCL. The Company acknowledges and agrees that any action that if taken by the Company would be a material breach of this Section 5.2 is taken by a Representative of the Company, such action shall be deemed to constitute a breach of this Section 5.2 by the Company.

(b)   Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to obtaining the Requisite Stockholder Approval, if any Person makes a bona fide written Acquisition Proposal to the Company or any of its Subsidiaries that was not solicited in violation of Section 5.2(a) and that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) either constitutes or could reasonably be expected to lead to a Superior Proposal, the Company Board may, directly or indirectly through the Company’s Representatives, (i) participate or engage in discussions or negotiations with such Person and/or (ii) furnish to such Person any non-public information relating to the Company or any of its Subsidiaries and/or afford such Person access to the business, properties, assets, books, records or other non-public information, or the personnel, of the Company or any of its Subsidiaries, in each case under this clause (ii) pursuant to an Acceptable Confidentiality Agreement; provided that contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent to the extent such information has not been previously furnished by the Company to Parent and to the extent permitted by applicable Law or Order; provided, however, that in the case of any action taken pursuant to the preceding clauses (i) or (ii), (A) the Company Board and/or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, and (B) the Company gives Parent written notice of the identity of such Person and a copy of such Acquisition Proposal and of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person.

(c)   Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, prior to obtaining the Requisite Stockholder Approval, the Company agrees to enforce, and neither the Company nor any of its Subsidiaries shall terminate, amend, modify or waive any rights under, or release any Person (other than Parent and Merger Sub) from, any “standstill” or other similar agreement between the Company or any of its Subsidiaries, on the one hand, and such Person, on the other, unless the Company Board and/or any authorized committee thereof determines in good faith (after consultation with outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties.

(d)   In addition to the obligations of the Company set forth in Section 5.2(a), the Company shall promptly (but, in any event, within twenty-four (24) hours) notify Parent if it or any director, officer or other Representative of the Company receives (i) any inquiries, proposals or offers with respect to, or which could reasonably be expected to lead to, an Acquisition Proposal, (ii) any request for information that would reasonably be expected to lead to an Acquisition Proposal, or (iii) any inquiry with respect to, or request for discussions or negotiations in connection with, or which would reasonably be expected to lead to, any Acquisition Proposal, which notice shall set forth the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. The Company shall thereafter (1) keep Parent reasonably informed, on a prompt basis of the status and material terms and conditions of any such Acquisition Proposals, requests or inquiries (including any amendments, modifications or supplements thereto, within twenty-four (24) hours following receipt thereof) and the status of any such discussions or negotiations and (2) provide Parent (or its outside legal counsel) with unredacted copies of all writings or media containing any terms or conditions of any proposals or proposed transaction agreements relating to any Acquisition Proposal as promptly as practicable (and in any event, within twenty-four (24) hours following the receipt or delivery thereof). The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company from providing to Parent such material terms and conditions and other information.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

6.1   Company Stockholder Approval.

(a)    Proxy Statement and Other SEC Filings.

(i)   Promptly following the date of this Agreement (and in any event, no later than fifteen (15) Business Days after the date of this Agreement), the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 6.1(c), the Company must include the Company Board Recommendation in the Proxy Statement.

(ii)    If the Company determines that it is required to file or furnish any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall cause the Proxy Statement and any Other Required Company Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ Stock Market. The Company may not file, furnish or deliver the Proxy Statement, any Other Required Company Filing or any other documents and communications related to the Company Stockholders Meeting with the SEC and/or the Company’s Stockholders without providing Parent and its counsel a reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith for inclusion therein. The Company agrees that all information relating to Parent, its Affiliates and their respective Representatives included in the Proxy Statement, any Other Required Company Filing or any other documents and communications related to the Company Stockholders Meeting shall be in form and content satisfactory to Parent, acting reasonably. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Company assumes no responsibility for any information supplied by Guarantor, Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed or furnished with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iii)   If Guarantor, Parent, Merger Sub or any of their respective Affiliates is/are required to file or furnish any document with the SEC in connection with the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Guarantor, Parent and Merger Sub shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Guarantor, Parent and Merger Sub shall cause, and shall cause their respective Affiliates to cause, any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Guarantor, Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without providing the Company and its counsel, to the extent practicable, a reasonable opportunity to review and comment thereon, which comments shall be considered by Guarantor, Parent, Merger Sub or their respective Affiliates in good faith. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing will knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent or Merger Sub assume no responsibility for any information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Guarantor, Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed or furnished with the SEC, knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)   Each of the Company, on the one hand, and Guarantor, Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Guarantor, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Guarantor, Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party (with the assistance of the other parties) and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(v)    The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without providing the other, to the extent practicable, a reasonable opportunity to review and comment on such written communication, which comments shall be considered by the filing party in good faith. Except in connection with a Company Board Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the prior approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(vi)    The Company, on the one hand, and Guarantor, Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of (A) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith. Each of the Company, Guarantor and Parent shall use its reasonable best efforts to promptly provide responses to the SEC upon the receipt of any request or comment set forth in clauses (A), (B) and (C) of the preceding sentence from the SEC or its staff.

(vii)    Subject to applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement) (the “SEC Clearance Date”).

(b)   Stockholder Meeting.

(i)   The Company shall establish a record date for, call, give notice of, convene and hold a meeting of the Company Stockholders as promptly as reasonably practicable following the date of this Agreement for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law (the “Company Stockholder Meeting”); provided that, without the prior written consent of Parent and subject to the exceptions set forth in the last sentence of this Section 6.1(b)(i), (x) the Company Stockholder Meeting shall not be scheduled for any day later than thirty-five (35) calendar days after the SEC Clearance Date and (y) the Company may not adjourn or postpone the Company Stockholder Meeting. Once established, the Company shall not change the record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (A) there are holders of an insufficient number of shares of Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (B) the Company Board (or any committee thereof) has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required by an order or a request from the SEC or its staff, (C) the Company Board (or any committee thereof) has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required by applicable Law to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith (after consultation with outside legal counsel) is reasonably likely to be required under applicable Law and to give the Company Stockholders sufficient time to evaluate such supplemental or amended disclosure or (D) Parent consents to such postponement or adjournment; provided, however that in no event shall the Company Stockholder Meeting be postponed or adjourned (1) with respect to Section 6.1(b)(i)(A), by more than twenty (20) days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled, without the prior written consent of Parent or (2) with respect to Section 6.1(b)(i)(B) and Section 6.1(b)(i)(C), by more than ten (10) days, or such other amount of time reasonably agreed by the Company and Parent to be necessary to comply with applicable Law.

(ii)   The Company shall, at the instruction of Parent, postpone or adjourn the Company Stockholders Meeting if there are not sufficient votes in person or by proxy to secure the Requisite

Stockholder Approval to allow reasonable time for the solicitation of proxies for the purpose of obtaining the Requisite Stockholder Approval (which instruction Parent may only issue once, except that Parent may issue an additional instruction after any material change in the terms of the Transaction).

(iii)   The Company shall solicit from Company Stockholders proxies in favor of the adoption of this Agreement in accordance with Delaware Law, and unless the Company Board has effected a Company Board Recommendation Change, the Company shall use its reasonable best efforts to secure the Requisite Stockholder Approval at the Company Stockholder Meeting. Unless this Agreement is earlier terminated pursuant to Article VII, the Company shall establish a record date for, call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of voting upon the adoption of this Agreement in accordance with Delaware Law, whether or not the Company Board at any time subsequent to the date hereof shall have effected a Company Board Recommendation Change or otherwise shall determine that this Agreement is no longer advisable or recommends that the Company Stockholders reject it.

(c)   Company Board Recommendation.

(i)    Subject to the provisions of this Section 6.1(c), (A) the Company Board shall (x) recommend that the Company Stockholders adopt this Agreement in accordance with the applicable provisions of Delaware Law (“Company Board Recommendation”) and (y) include the Company Board Recommendation in the Proxy Statement, and (B) neither the Company Board nor any committee thereof shall (1) withhold, withdraw, amend or modify in a manner adverse to Parent, or publicly propose to withhold, withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation, (2) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, an Acquisition Proposal or proposal reasonably expected to lead to an Acquisition Proposal or approve or recommend, or publicly declare advisable or publicly propose to enter into, or enter into, any Alternative Acquisition Agreement, (3) following the date any Acquisition Proposal or any material modification thereto is first made public or sent or given to stockholders of the Company, fail to issue a press release publicly reaffirming the Company Board Recommendation and recommending rejection of such Acquisition Proposal within ten (10) Business Days (or, if earlier, prior to the Company Stockholders Meeting) following Parent’s written request to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Parent may make an additional request after any material change in the terms of such Acquisition Proposal), (4) fail to include the Company Board Recommendation in the Proxy Statement, or (5) agree, authorize or commit to do any of the foregoing (each of clauses (1) through (5), a “Company Board Recommendation Change”); provided, however, that any communication contemplated by Section 6.1(c)(iv) shall not be deemed to be a Company Board Recommendation Change provided that any such communication shall include an affirmative statement to the effect that the Company Board Recommendation is affirmed or remains unchanged.

(ii)    Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board may, in response to a Superior Proposal that did not result from a breach of Section 5.2(a), effect a Company Board Recommendation Change if the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to effect a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties and only if all of the following conditions are satisfied:

(A)    (i) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties; (ii) the Company shall have first delivered notice to Parent at least four (4) Business Days in advance to the effect that the Company Board is prepared to effect a Company Board Recommendation Change, which notice shall attach in full the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal (a “Superior Proposal Notice”) (it being agreed that the Superior Proposal Notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (iii) if requested by Parent, the Company and its Representatives shall negotiate in good faith with Parent’s Representatives regarding any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of such Superior Proposal Notice and ending at 5:00 p.m. Eastern Time on the fourth (4th) Business Day following the day of such delivery so that the Acquisition Proposal that is the subject of the foregoing notice is no longer a Superior Proposal (it being understood and agreed that with respect to any material amendment to any Acquisition Proposal that is the subject of a previously delivered Superior Proposal Notice, the Company shall have given Parent another notice based on such Acquisition Proposal, as so amended (a “Proposal Amendment Notice”), and if requested by Parent, the Company and its Representatives shall discuss and negotiate with Parent’s Representatives any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of such Proposal Amendment Notice and ending at 5:00 p.m. Eastern Time on the third (3rd) Business Day following the day of such delivery); and

(B)   the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments and modifications made in writing by Guarantor and Parent that would be binding on Guarantor and Parent if executed by the Company, and after consultation with the Company’s financial advisors and legal advisors, that the Superior Proposal giving rise to such Superior Proposal Notice (or Proposal Amendment Notice) continues to be a Superior Proposal.

(iii)   Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board may, in response to an Intervening Event, effect a Company Board Recommendation Change only if all of the following conditions are satisfied:

(A)   (i) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to make a Company Board Recommendation Change in light of such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties; (ii) the Company shall have first delivered a notice to Parent at least four (4) Business Days in advance to the effect that the Company Board is prepared to effect a Company Board Recommendation Change, which notice shall include a description of such Intervening Event in reasonable detail (an “Intervening Event Notice”) (it being agreed that the Intervening Event Notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto shall not constitute a Company Board Recommendation Change for purposes of this Agreement); and (iii) if requested by Parent, the Company and its Representatives shall discuss and negotiate in good faith with Parent’s Representatives regarding any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of such Intervening Event Notice and ending at 5:00 p.m. Eastern Time on the fourth (4th) Business Day following the day of such delivery so that the Intervening Event that is the subject of the foregoing notice is no longer an Intervening Event (it being understood and agreed that in the event of any material change in any event, occurrence or facts relating to such Intervening Event, the Company shall provide a new notice (an “Amended Intervening Event Notice”), and if requested by Parent, the Company and its Representatives shall discuss and negotiate with Parent’s Representatives any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of the Amended Intervening Event Notice and ending at 5:00 p.m. Eastern Time on the third (3rd) Business Day following the day of such delivery); and

(B)   the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments and modifications made in writing by Guarantor and Parent that would be binding on Guarantor and Parent if executed by the

Company, and after consultation with the Company’s financial advisors and legal advisors, that the failure to make a Company Board Recommendation Change in light of such Intervening Event would still reasonably be expected to be inconsistent with its fiduciary duties.

(iv)   Nothing in this Agreement shall prohibit the Company Board and/or any authorized committee thereof from (a) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (b) making any disclosure to the Company Stockholders that the Company Board and/or any authorized committee thereof determines in good faith (after the consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with its fiduciary duties; provided that, in either such case, any such statement(s) or disclosures made by the Company Board and/or any authorized committee thereof will be subject to the terms and conditions of this Agreement, including the provisions of Article VII; provided, further, that in no event shall the Company or the Company Board take, agree or resolve to take any action prohibited by Section 6.1(c)(i), subject to the introductory proviso thereto.

6.2   Efforts to Close.

(a)   Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, including the limitations contained in Sections 6.3 and 6.4, each of Guarantor, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to cause its respective Representatives to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party or Parties in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other Transactions, including using reasonable best efforts to: (i) cause the conditions to the Merger set forth in Section 2.2 to be satisfied or fulfilled as promptly as practicable after the date of this Agreement; (ii) obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from any Governmental Authorities and make all necessary registrations, declarations and filings with any Governmental Authorities that are necessary to consummate the Merger; and (iii) obtain all necessary or appropriate consents, waivers and approvals under any Contracts or Leases to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits under such Contracts or Leases following the consummation of the Transactions.

(b)   Forbearance. In addition to the foregoing, neither Guarantor, Parent or Merger Sub, on the one hand, nor (subject to the Company’s rights under Section 6.3) the Company, on the other hand, shall acquire or undertake to acquire any business, branch of activity or the control of any entity, if such acquisition would reasonably be expected to materially prevent, impair or delay beyond the Termination Date the obtaining of, the consent, approval, order or authorization of any Governmental Authority under an applicable Antitrust Laws in any of the Relevant Antitrust Jurisdictions.

(c)   No Consent Fee. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the consent, waiver or approval of any Person under any Contract required as a result of the signing of this Agreement or the consummation of the Transactions unless Parent or its Affiliates agree to compensate any such Person on the Company’s behalf or to promptly reimburse the Company for any payments made or liabilities to such Person, in each case, in connection with obtaining such consent.

6.3   Regulatory Approvals.

(a)   Each of Guarantor, Parent, Merger Sub and the Company (and their respective Affiliates, if applicable) shall with respect to the Transactions (x) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act as soon as practicable after the date of this Agreement but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, and (y) file comparable pre-merger or post-merger notification filings, forms and submissions with any foreign Governmental Authority that are required in the Relevant Antitrust Jurisdictions as soon as practicable after the date of this Agreement but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement. Guarantor, Parent and the Company shall each request early termination of the waiting period provided for in the HSR Act. Each of Guarantor, Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings (including, to the extent permitted by applicable Law, providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Authority under any applicable Laws or Orders with respect to any such filing, (ii) supply outside counsel for the other Party with any information that may be required in order to make such filings, (iii) supply any additional information that may be required or requested by the FTC, the DOJ or any other Governmental Authorities, including of any other applicable jurisdiction in which any such filing is made, under any other applicable Laws, and (iv) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or other applicable Antitrust Laws in the Relevant Antitrust Jurisdictions as promptly as practicable, to obtain any required consents under any other Laws applicable to the Merger as promptly as practicable, and to avoid any impediment to the consummation of the Merger under any applicable Laws or Orders.

(b)   Each of Guarantor, Parent, Merger Sub and the Company (and their respective Affiliates, if applicable) shall use its reasonable best efforts to obtain CFIUS Clearance as promptly as practicable, including, considering in good faith any request by CFIUS that Guarantor, Parent or Merger Sub enter into any form of mitigation agreement; provided, however that Guarantor and Parent and their respective Affiliates shall not be required to accept any condition, restriction or other action required by CFIUS that reasonably in good faith could be considered by the Guarantor as burdening or negatively affecting Guarantor’s or its Affiliates’ ability to retain or operate Guarantor’s, the Company’s or their respective Affiliates’ businesses, operations, product lines or assets from and after the Closing. Each of Guarantor, Parent and the Company shall promptly furnish to the other copies of any notices or communications received by it or any of its Affiliates from CFIUS or any of its constituent agencies with respect to the Transactions, unless otherwise prohibited by any Governmental Authority or Law, and each of Guarantor, Parent and the Company shall permit the other’s counsel to have an opportunity to review in advance, and Guarantor or such Party shall consider in good faith the views of such other Party’s counsel in connection with, any proposed communications by such Party or its Affiliates to CFIUS concerning the Transactions (except for personal identifier information or other confidential information concerning Guarantor, Parent or its Affiliates provided to CFIUS). Should any Party wish to have any material communication with CFIUS, then it should provide prompt notice to the other Party and a description of the envisaged communication beforehand. In furtherance and not in limitation of the foregoing, as promptly as practicable after the execution of this Agreement, Guarantor, Parent and the Company shall prepare, prefile and then, as soon as reasonably practicable thereafter, file with CFIUS a joint voluntary notice pursuant to DPA with respect to the Transactions. Guarantor, Parent and the Company shall use its reasonable best efforts to provide CFIUS with any additional or supplemental information requested by CFIUS during their respective reviews as promptly as practicable, and in all cases within the amount of time allowed by CFIUS, as applicable. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that CFIUS notifies Guarantor, Parent and the Company that CFIUS (i) has completed its review or investigation and determined that it has unresolved national security concerns and (ii) intends to send a report to the President of the United States requesting the President’s decision because it either (A) recommends that the President act to suspend or prohibit the Merger, (B) is unable to reach a decision on whether to recommend that the President suspend or prohibit the Merger or (C) requests that the President make a determination with respect to the Merger (a “CFIUS Turndown”), Parent may request a withdrawal of the notice filed with CFIUS in connection with the CFIUS Clearance and neither Guarantor, Parent, Merger Sub nor the Company shall have any further obligation to seek CFIUS Clearance.

(c)    Each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any material communication from any Governmental Authority regarding any of the Transactions in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions, including any proceedings initiated by a private party. If any Party or Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other applicable Laws with respect to which any such filings have been made, then such Party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, Guarantor and the Parties agree to (i) give each other reasonable advanced notice of all meetings with any Governmental Authority relating to the Transactions, (ii) give each other an opportunity to participate in each of such meetings if permitted by the relevant Governmental Authority, (iii) keep the other Party reasonably apprised with respect to any material oral communications with any Governmental Authority regarding the Transactions, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide outside legal counsel for the other Party with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other Party with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Transactions, (vi) provide each other (or outside counsel of each Party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to the Transactions, and (vii) cooperate and provide each other (or outside counsel of each Party, as appropriate) with a reasonable opportunity to participate in, and consider in good faith the views of the other Party with respect to, all material deliberations with respect to all efforts to satisfy the conditions set forth in Sections 2.2(a)(ii) and 2.2(a)(iii). Any such disclosures, rights to participate or provisions of information by one Party to the other Party may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information. The Parties and Guarantor shall take reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.3 in a manner so as to preserve the applicable privilege.

(d)   The Parties shall jointly develop, consult and cooperate with one another regarding, the strategy for obtaining any necessary approval of, or responding to any request from, inquiry by, or investigation by (including directing the timing, nature and substance of all such responses), any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, including determining the timing and content of any registrations, filings, agreements, forms, notices, petitions, statements, submissions of information, applications and other documents, communications and correspondence contemplated by, made in accordance with, or subject to this Section 6.3; provided, however, if the Parties cannot agree on a jointly developed strategy or appropriate course of action or content of any submission, notwithstanding their respective good faith attempts to do so, Guarantor shall have the right to make the final determination with respect to such matter; provided, further, and without limiting the foregoing, that Guarantor will consult with the Company and consider in good faith the views of the Company in advance of making any final decisions with respect to such matter.

(e)   With respect to obtaining the Consents required under, and compliance with any other applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, and notwithstanding anything in this Agreement to the contrary, the “reasonable best efforts” of Parent and Guarantor shall include (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition, license or other disposition of any Subsidiaries of the Company, operations, divisions, businesses, product lines, Contracts, customers or assets of the Company or any of its Subsidiaries, (ii) taking or committing to take such other actions that may limit or impact Guarantor’s or any of its Subsidiaries’ (including the Company’s or any of its Subsidiaries’) freedom of action with respect to, or its ability to retain, any of Guarantor’s or any of its Subsidiaries’ (including the Company’s or any of its Subsidiaries’) operations, divisions, businesses, products lines, Contracts, customers or assets, (iii) entering into any Orders, settlements, undertakings, Contracts, consent decrees, stipulations or other agreements to effectuate any of the foregoing or in order to vacate, lift, reverse, overturn, settle or otherwise resolve any Order that prevents, prohibits, restricts or delays the consummation of the Merger and the other transactions contemplated hereby, in any case, that may be issued by any court or other Governmental Authority, and (iv) creating, terminating or divesting relationships, Contractual rights or obligations of the Company, Guarantor or their respective Subsidiaries, in each of the foregoing clauses (i) – (iv), in connection with obtaining all, or eliminating any requirement to obtain any, waiting period expirations or terminations, consents, clearances, waivers, exemptions, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act, any other Antitrust Law or from any Governmental Authority, so as to enable the Closing to occur as promptly as practicable following the date of this Agreement and, in any event, no later than the Termination Date (the actions and limitations described in clauses (i) – (iv), the “Regulatory Actions”). For the avoidance of doubt, the Company shall not, unless requested to do so by Guarantor, commit to or effect any action contemplated in clause (i), (ii), (iii) or (iv) of the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, none of Guarantor, Parent, Merger Sub or the other Subsidiaries of Guarantor shall be required to, and none of the Company and its Subsidiaries shall, without the prior written consent of Guarantor, (A) take or commit to take such other actions that would result in the disclosure of, or the grant of any license or any other right in, the Source Code Materials of any Software (including any Software embedding any of the Source Code Materials) of Guarantor, the Company and/or their respect respective Affiliates, (B) take or commit to take such other actions that would result in the sale, divestiture, disposition, license or other disposition of the divisions, businesses, product lines, Contracts, customers or assets of the Guarantor or any of its Subsidiaries (excluding the Company’s or any of its Subsidiaries’) or (C) take any action, or commit to take any action, or agree to any condition or limitation contemplated in this Section 6.3 that (i) is not conditioned on the consummation of the Merger or (ii) that would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on (x) the Guarantor and its Subsidiaries, taken as a whole, (y) the Company and its Subsidiaries, taken as a whole, or (z) the Guarantor and its Subsidiaries, taken as a whole, together with the Company and its Subsidiaries, taken as a whole (collectively, the “Combined Company”); provided, however, that (I) for purposes of each of the foregoing clauses (x) and (z), the Guarantor and its Subsidiaries, taken as a whole, and the Combined Company, respectively, shall be deemed to be of the size, scope and scale, and with the business, assets, liabilities, financial condition and results of operations, of the Company and its Subsidiaries, taken as a whole and (II) in determining whether any Regulatory Action, individually or in the aggregate with all other Regulatory Actions, would or would reasonably be expected to result in such a material adverse effect under each of the foregoing clauses (x), (y) or (z), any adverse impact on the synergies reasonably expected to be realized from the Merger shall (without duplication) be taken into account (any of the foregoing, clauses (A), (B) and (C), a “Burdensome Condition”).

(f)   In furtherance and not in limitation of the covenants of the Parties contained in this Section 6.3, if any administrative or judicial action or proceeding by a Governmental Authority of competent jurisdiction is instituted challenging the Transactions, each of Guarantor, Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to (i) oppose fully and vigorously, including by defending through litigation, any such action or proceeding, (ii) pursue vigorously all available avenues of administrative and judicial appeal and (iii) seek to have vacated, lifted, reversed or overturned any Order that is in effect that prohibits, prevents or restricts consummation of the Transactions; provided that none of Guarantor, Parent or a Subsidiary of Guarantor shall be required to, and the Company and its Subsidiaries shall not, without the prior written consent of Guarantor, take any action under this Section 6.3(f) that would result in, or would be reasonably likely to result in, individually or in the aggregate, a Burdensome Condition. To assist Guarantor in complying with its obligations set forth in this Section 6.3, the Company shall, and shall cause its Subsidiaries to, provide to Guarantor such cooperation as may be reasonably requested by Guarantor.

6.4   Financing.

(a)   No Amendments to Facilities Agreement. Subject to the terms and conditions of this Agreement, each of Guarantor, Parent and Merger Sub will not permit, without the prior written consent of the Company (which consent shall not be unreasonably, withheld, conditioned or delayed), any amendment or modification (including an amendment or modification effected by way of a side letter) (it being agreed that any Alternate Debt Financing shall not be deemed to be an amendment, modification or waiver) to be made to, or any waiver of any provision or remedy pursuant to, the Facilities Agreement if such amendment, modification or waiver would, or could reasonably be expected to, (i) reduce the aggregate amount of the

Debt Financing to an amount that, together with Guarantor’s, Parent’s and Merger Sub’s cash on hand, would be less than an amount reasonably required to consummate the transactions contemplated by this Agreement, (ii) adversely impact the ability of any of Guarantor, Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Facilities Agreement, (iii) impose new or additional conditions to the Debt Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing in a manner that would, or could reasonably be expected to, prevent, impede or materially delay the consummation of the Debt Financing when required pursuant to the terms hereof or (iv) prevent, impede or materially delay the consummation of the Debt Financing when required pursuant to the terms hereof. In addition to the foregoing, Guarantor shall not release or consent to the termination of the Facilities Agreement or release any individual lender under the Facilities Agreement, except for (x) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Debt Financing under the Facilities Agreement, or (y) replacements of the Facilities Agreement, or all or any portion of the Debt Financing thereunder, with alternative financing commitments pursuant to Section 6.4(b).

(b)   Debt Financing and Alternate Debt Financing. Guarantor shall use (or cause Parent or Merger Sub to use) its reasonable best efforts to arrange the Debt Financing and obtain the financing contemplated thereby as promptly as reasonably practicable on the terms and conditions set forth in the Facilities Agreement, which shall consist of, without limitation, (i) maintaining in full force and effect the Facilities Agreement in accordance with the terms and subject to the conditions thereof (except as otherwise permitted hereunder), (ii) complying with its obligations under the Facilities Agreement, (iii) satisfying on a timely basis (or obtaining a waiver to) all conditions to funding and covenants that are applicable to Guarantor, Parent and Merger Sub in the Facilities Agreement, (iv) enforcing its rights pursuant to the Facilities Agreement, and (v) if all conditions in the Facilities Agreement are satisfied (other than those conditions that by their nature are to be satisfied on Closing) and the conditions in Section 2.2(a) and Section 2.2(b) of this Agreement have been satisfied, consummating the Debt Financing at or prior to the Closing. Guarantor, Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Facilities Agreement as and when they become due. In the event that any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Facilities Agreement, and such portion is reasonably required to consummate the Transactions, then Guarantor shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms, conditions and costs not materially less favorable in the aggregate to Guarantor, Parent, Merger Sub and the Surviving Corporation (in the reasonable judgment of Guarantor) than those set forth in the Facilities Agreement (provided that such terms, conditions and costs would not have any of the effects specified in Section 6.4(a)) and in an amount at least equal to the Debt Financing or such unavailable and required portion thereof, as the case may be (the “Alternate Debt Financing”), and (ii) obtain one or more new financing commitment letters or facilities agreements with respect to such Alternate Debt Financing (the “New Debt Facilities Agreement”), which New Debt Facilities Agreement will replace the existing Facilities Agreement in whole or in part. Guarantor shall promptly provide the Company with a copy of any New Debt Facilities Agreement; provided that any New Debt Facilities Agreement may be redacted to remove all economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Debt Financing. Furthermore, Guarantor, Parent and Merger Sub may, in its discretion, substitute any portion of the Debt Financing under the Facilities Agreement with alternative financing, whether from the same or alternative financing sources, so long as (i) the aggregate amount of the Debt Financing (including such alternative financing) would be in an amount that, together with Guarantor’s, Parent’s and Merger Sub’s cash on hand, would not be less than an amount reasonably required to consummate the transactions contemplated by this Agreement, (ii) such alternative financing would not, and could not reasonably be expected to, impose new or additional conditions to the Debt Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing, in a manner that would, or could reasonably be expected to, prevent, impede or materially delay the consummation of the Debt Financing when required pursuant to the terms hereof or (iii) such substitution would not, and could not reasonably be expected to, prevent, impede or materially delay the consummation of the Debt Financing when required pursuant to the terms hereof (it being agreed that such alternative financing shall constitute Alternate Debt Financing for all purposes hereof, and the definitive agreements providing for such alternate financing shall constitute New Debt Facilities Agreements for all purposes hereof). In the event that any New Debt Facilities Agreements are obtained, (A) any reference in this Agreement to the “Facilities Agreement” will be deemed to include the Facilities Agreement to the extent not superseded by one or more New Debt Facilities Agreements at the time in question and any New Debt Facilities Agreements to the extent then in effect, and (B) any reference in this Agreement to the “Debt Financing” means the Debt Financing contemplated by the Facilities Agreement as modified pursuant to the foregoing and any Alternate Debt Financing.

(c)   Information. Upon written request by the Company, Guarantor shall provide the Company with copies of all executed amendments, modifications or replacements of the Facilities Agreement in redacted form removing all economic terms that could not adversely affect the conditionality, enforceability, termination or aggregate principal amount of the Debt Financing (it being understood that any amendments, modifications or replacements shall only be as permitted herein). Without limiting the generality of the foregoing, Guarantor shall promptly notify the Company (A) of any breach, default, termination or cancellation by any party to the Facilities Agreement, of which Guarantor becomes aware; (B) of the receipt by Guarantor of any written notice or communication from any Debt Financing Source with respect to (1) any breach, default, termination or cancellation of the Facilities Agreement or (2) material dispute or disagreement between or among any parties to the Facilities Agreement; (C) if any Debt Financing Source notifies Guarantor that such source no longer intends to provide financing to Guarantor on the terms, in the manner or from the sources contemplated by the Facilities Agreement; and (D) if for any reason Guarantor no longer believes that it will be able to obtain all of the Debt Financing contemplated by the Facilities Agreement on the terms, in the manner or from the sources contemplated by the Facilities Agreement. Guarantor shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical after the date that the Company delivers a written request therefor to Guarantor.

(d)   No Financing Condition. Guarantor, Parent and Merger Sub acknowledges and agrees that obtaining the Debt Financing is not a condition to the Closing. In the event that the Debt Financing has not been obtained, Guarantor, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 2.2, to consummate the Merger.

(e)   Company Support.

(i)   Prior to the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to provide Guarantor and the Debt Financing Sources, at Guarantor’s sole expense, with all customary cooperation reasonably requested by Guarantor to assist it in causing the conditions in the Facilities Agreement to be satisfied or as is otherwise reasonably requested by Guarantor in connection with the Debt Financing, including:

(A)   delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required by the Facilities Agreement to be paid, discharged or terminated;

(B)   promptly, and no later than three (3) Business Days prior to Closing, furnishing Guarantor and the Debt Financing Sources with all documentation and other information related solely to the Company and its Subsidiaries required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations; provided, that the request for such information has been made at least ten (10) Business Days prior to Closing; and

(C)   providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing customary representations to the Debt Financing Sources under the Facilities Agreement, including with respect to the presence or absence of material non-public information and the accuracy of the written information contained in the disclosure and marketing materials related to the Debt Financing.

(ii)   Notwithstanding the provisions of Section 6.4(e)(i) or any other provision of this Agreement, nothing in this Agreement will require the Company or any of its Subsidiaries to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it is not otherwise indemnifiable or reimbursable by or on behalf of Guarantor or Parent, (B) enter into any definitive agreement which is not contingent upon the Closing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)), (C) give any indemnities that are effective prior to the Effective Time, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction of any property or assets of the Company or any of its Subsidiaries, (E) provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, or (F) take any action that will conflict with or violate its organizational documents or any applicable Laws or would result in a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party. Notwithstanding any other provision of this Agreement, nothing in this Agreement will require (A) any officer or Representative of the Company or any of its Subsidiaries to (x) execute or deliver any definitive agreement, certificate or opinion in connection with the Debt Financing, or (y) take any other action pursuant to Section 6.4(e)(i) or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (B) the members of the Company Board as of the date hereof to approve the Debt Financing or any alternative financing or Contracts related thereto. Notwithstanding any other provision of this Agreement, (A) any breach by the Company of its obligations under this Section 6.4(e) shall not constitute a breach of this Agreement or a breach for purposes of Article VII or a breach of the condition precedent set forth in Section 2.2(b)(i) hereof, and (B) any information furnished by the Company under this Section 6.4(e) shall not be deemed to be disclosed for purposes of determining whether the Company has failed to satisfy any of the conditions set forth in Section 2.2(a) and Section 2.2(b) at the Effective Time or to expand, or otherwise modify or effect, any representations, warranties or covenants of the Company in this Agreement; provided that clauses (A) and (B) in this sentence shall not apply in the event of any Willful Breach by the Company of this Section 6.4(e).

(f)   Confidentiality. All non-public or other confidential information provided by the Company or its Affiliates or any of their respective Representatives pursuant to this Agreement will be kept confidential to the extent and in accordance with the terms of the Confidentiality Agreement, except that Guarantor and its Affiliates will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are subject to other customary confidentiality undertakings. Parent shall be responsible for all breaches of the provisions of the Confidentiality Agreement by any Person provided non-public or confidential information by Parent or Merger Sub pursuant to the preceding sentence.

(g)   Company Reimbursement and Indemnification.

(i)   Upon request by the Company, Guarantor or Parent shall promptly (and in any event within thirty (30) calendar days of invoice) reimburse (or cause to be reimbursed) the Company and its Subsidiaries for all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Company and/or any of its Subsidiaries or their respective Representatives in connection with providing the support and cooperation contemplated by Section 6.4(e).

(ii)   Guarantor shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees and other Representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with the Debt Financing, including providing the support and cooperation contemplated by Section 6.4(e) and any information utilized in connection therewith; provided, that, the Parent shall not be obligated to provide such indemnity to the extent arising from information furnished in writing by or on behalf of the Company or any of its Subsidiaries or with respect to any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties or amounts arising from or related to any breach of any representation made by the Company hereunder or in the case of fraud.

(h)   Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

(i)   No Exclusive Arrangements. Except as set forth in Section 6.4(i) of the Parent Disclosure Letter, in no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates enter into or enforce any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing for the Merger or any other transaction involving the Company or any of its Subsidiaries from providing or seeking to provide debt or equity financing to any Person in connection with the Merger or any other transaction relating to the Company or any of its Subsidiaries.

6.5   Public Statements and Disclosure. Neither the Company, on the one hand, nor Guarantor, Parent and Merger Sub, on the other hand, shall issue or cause the publication of any public release or otherwise make any public announcement concerning this Agreement or the Transactions without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable national securities exchange (including Euronext Paris), national securities or interdealer quotation system or regulatory or Governmental Authority to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable good faith efforts to allow the other Party or Parties, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing Party); provided, however, that the restrictions set forth in this Section 6.5 shall not apply to any release or announcement (a) substantially similar in tone and substance with previous public releases or announcements jointly made by the Company and Guarantor or (b) made or proposed to be made by (i) the Company pursuant to Section 6.1(c)(i) or with respect to a Company Board Recommendation Change or (ii) Parent in connection with a response to the issuance by the Company of any release, announcement, statement, disclosure or communication of the type referred to in clause (i). Parent and the Company agree that the press release announcing the execution of this Agreement shall be a joint release of Parent and the Company.

6.6   Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the Transactions, the Company, Parent and Merger Sub shall use their respective reasonable best efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise minimize the effect of such Law on this Agreement and the Transactions.

6.7   Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall (a) afford Parent and its financial advisors, business consultants, legal counsel, accountants and other agents and representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records, Contracts, and personnel (including employees and agents) of the Company and its Subsidiaries and (promptly following the execution of a consent in form and substance reasonably acceptable to such auditors or independent accountants) accounts and work papers of the Company’s and its Subsidiaries’ independent accountants and auditors and (b) furnish to Parent all other information and documents concerning or regarding its businesses, properties and assets (including Intellectual Property Rights but excluding Trade Secrets) and personnel as may be reasonably requested by Parent; provided, however, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that the Company determines (upon the advice of outside legal counsel) that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access to such documents would be in violation of the HSR Act, Sherman Act, or any applicable non-U.S. antitrust or competition laws, (iii) access to such documents or information would result in the waiver any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information, or (iv) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract or otherwise; and provided further, however, that no information or knowledge obtained by Parent in any investigation conducted pursuant to the access contemplated by this Section 6.7 shall affect or be deemed to affect, modify or waive any representation or warranty of the Company set forth in this Agreement or otherwise impair the rights and remedies available to Parent and Merger Sub hereunder. In the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to allow for such access or disclosure or to communicate the applicable information to Parent in a way that would not violate the applicable Law, Contract or obligation or to waive such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 6.7 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Any access to the properties of the Company or any of its Subsidiaries shall be subject to the terms and conditions of any applicable Lease and the Company’s reasonable security measures and insurance requirements and shall not include the right to perform Phase 1 or Phase 2 environmental assessments or other invasive testing. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its financial advisors, business consultants, legal counsel, accountants and other agents and representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.7. Nothing in this Section 6.7 or elsewhere in this Agreement shall be construed to require the Company, any of its Subsidiaries or any Representatives of any of the foregoing to prepare any reports, analyses, appraisals, opinions or other information.

6.8   Section 16(b) Exemption. The Company shall, prior to the Effective Time, take all actions reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including deemed dispositions or cancellations and of any derivative securities) in connection with the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.9   Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a)   Existing Agreements and Protections. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects the obligations of the Company under, and with respect to acts and omissions occurring at or prior to the Effective Time, any and all (i) indemnification agreements between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time, in each case, when acting in such capacity (the “Indemnified Persons”) and (ii) indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws and any comparable Organizational Document of the Company or any of its Subsidiaries, in each of the foregoing clauses (i) and (ii), as in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation and bylaws (and any other similar Organizational Documents) of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable (in the aggregate) to the Indemnified Persons with respect to matters occurring at or prior to the Effective Time as the indemnification, exculpation and advancement of expenses provisions contained in the certificates of incorporation and bylaws (and any other similar Organizational Documents) of the Company as of the date hereof, and during such six-year period, such provisions shall not, be repealed, amended or otherwise modified in any manner except as set forth in Section 6.9(e) or required by applicable Law.

(b)   Indemnification. Without limiting the generality of the provisions of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises out of or pertains to (i) any action or omission or alleged action or omission at or prior to the Effective Time in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries (regardless of whether asserted or claimed prior to, at or after the Effective Time), or (ii) any of the Transactions; provided, however, that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification under this Section 6.9(b), then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all reasonable, documented out-of-pocket costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such claim, proceeding, investigation or inquiry upon receipt of an undertaking by such Indemnified Person to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification. In the event any Legal Proceeding is brought against any Indemnified Person and in which indemnification could be sought by such Indemnified Person under this Section 6.9, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time and the Surviving Corporation shall not be liable to any Indemnified Person for any legal expenses of other counsel or any other expenses incurred by such Indemnified Persons in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Persons advises that there are issues which give rise to conflicts of interest between the Surviving Corporation and the Indemnified Persons, each Indemnified Person shall be entitled to retain his or her own counsel and the Surviving Corporation shall pay (or cause to be paid) all reasonable fees and expenses of any counsel retained by an Indemnified Person, promptly after statements therefor are received; provided that the Surviving Corporation shall be obligated pursuant to this clause (i) to pay for only one counsel for all Indemnified Persons in any jurisdiction unless the use of one counsel for such Indemnified Persons would present such counsel with a conflict of interest, in which case, the fewest number of counsels necessary to avoid conflicts of interest will be used, (ii) the Indemnified Persons will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not (A) be liable for any settlement or compromise effected without their prior written consent and (B) have any obligation hereunder to any Indemnified Person, if and when a court of competent jurisdiction shall ultimately determine, and such determination shall become final, that the indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law. Notwithstanding anything to the contrary set forth in this Section 6.9(b) or elsewhere in this Agreement, neither Parent, the Surviving Corporation nor any of their respective Affiliates (including Guarantor) shall settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Legal Proceeding for which indemnification may be sought by an Indemnified Person under this Section 6.9 unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry or such Indemnified Person otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed).

(c)   Insurance. Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company shall (following reasonable consultation with Parent) purchase a six-year “tail” directors’ and officers’ liability insurance (the “D&O Insurance”) for each person covered by the Company’s current directors’ and officers’ liability policy in respect of acts or omissions occurring at or prior to the Effective Time, on terms with respect to the coverage and amounts that are equivalent (in the aggregate) to those of the Company’s current directors’ and officers’ liability insurance; provided, however that in satisfying its obligations under this Section 6.9(c), Parent and the Surviving Corporation shall not be obligated to pay in excess of three hundred percent (300%) of the amount paid by the Company for coverage for its most recent policy year (which premiums the Company represents and warrants to be set forth in Section 6.9(c) of the Company Disclosure Letter). The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy shall be maintained in full force and effect.

(d)   Successors and Assigns. If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9.

(e)   No Impairment; Third Party Beneficiaries. The obligations set forth in this Section 6.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person without the prior written consent of such affected Indemnified Person. Each of the Indemnified Persons are intended to be third party beneficiaries of this Section 6.9, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons under this Section 6.9 shall be in addition to, and not in substitution for, any other rights that such persons may have under the Organizational Documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(f)   Preservation of Other Rights. Nothing in this Agreement is intended to, shall be construed to or shall release, waiver or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims under such policies.

6.10   Treatment of Certain Existing Indebtedness. Prior to the Closing Date, the Company shall, as reasonably requested by Parent, (i) deliver or cause to be delivered notices of the payoff, discharge and termination of any outstanding indebtedness or obligations of the Company under that certain Credit Agreement, dated December 21, 2017, between the Company and HSBC Bank USA, National Association, as administrative agent, and the other agents, lenders and arrangers party thereto (the “Credit Agreement”) and obligations or agreements that are secured pursuant thereto (including interest rate swaps) (the “Credit Agreement Payoff Amount”), (ii) take all other actions required to facilitate the repayment of the Credit Agreement Payoff Amount with respect to the termination of the commitments under the Credit Agreement and the release of any encumbrances and termination of all guarantees granted under the Credit Agreement and (iii) obtain customary payoff letters or other similar evidence with respect to the Credit Agreement at least five (5) Business Days prior to Closing (but shall be subject to customary conditions). Parent shall (A) irrevocably pay off or cause to be paid off at or prior to the Effective Time the Credit Agreement Payoff Amount and (B) use its commercially reasonable efforts to provide all customary cooperation as may be reasonably requested by the Company to assist the Company in connection with its obligation under this Section 6.10.

6.11   Employee Matters.

(a)   401(k) Plan. Parent may request the Company to terminate its 401(k) Plan (the “Company 401(k) Plan”), effective immediately prior to the Effective Time, provided that any such request must be in writing and must be received by the Company at least ten (10) Business Days before the Closing Date. If such written request is timely made, the Company Board and/or the Company shall adopt such resolutions and take such other actions as may be necessary in order to effectuate the termination of the Company 401(k) Plan. Subject to applicable Law, if the Company 401(k) Plan is terminated, Parent shall cause a new or existing 401(k) plan of Parent or any of its subsidiaries (including the Surviving Corporation) (such plan or plans, the “Parent 401(k) Plan”) to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Continuing Employee from such Company 401(k) Plan to the corresponding Parent 401(k) Plan; provided, however, that the Parent 401(k) Plan will not be required to accept rollovers of Roth contributions that were made to a Company 401(k) Plan pursuant to Section 402A of the Code.

(b)   Existing Agreements. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor all Employee Plans in accordance with their terms; provided, however, that nothing in this sentence shall prohibit the Surviving Corporation or its Subsidiaries from amending or terminating, or from causing the Surviving Corporation or its Subsidiaries to amend or terminate, any such Employee Plans in accordance with their terms or if otherwise required by applicable Law.

(c)   Compensation and Benefits Continuation. For a period of at least one (1) year following the Effective Time (the “Continuation Period”) (or, if shorter, during the relevant period of employment), Parent shall provide or cause to be provided (i) to each Continuing Employee an annual base salary or wage rate that is no less than the annual base salary or wage rate provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time and (ii) to the Continuing Employees generally, the target annual cash incentive opportunities, defined contribution, health and welfare, and severance benefits in each case as set forth in Section 6.11(c) of the Company Disclosure Letter.

(d)   Service Credit; Etc. For purposes of participation of those Continuing Employees employed in the United States (“US Continuing Employees”) in a benefit plan of Parent or its Affiliates in the United States (including the Surviving Corporation) (each such plan, a “Parent Benefit Plan”), when the Parent permits the participation of US Continuing Employees in such Parent Benefit Plan, Parent shall cause (i) such US Continuing Employee to be credited with all years of service for which such US Continuing Employees was credited before the Closing Date under any analogous Employee Plans (other than (x) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (y) for purposes of the defined benefit pension accrual); (ii) the waiver of any (x) waiting period for such US Continuing Employee in the transition between any existing analogous employee benefit plans and eligibility for participation in the Parent Benefit Plans and (y) pre-existing condition exclusions and insurability and actively at work requirements of such Parent Benefit Plan; (iii) subject to the availability of applicable data, any eligible expenses incurred by such US Continuing Employee and his or her covered dependents under an Employee Plan which is a welfare plan during the portion of the plan year of the Employee Plan ending on the date such US Continuing Employee’s participation in the corresponding Parent Benefit Plan begins to be taken into account under such Parent Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such US Continuing Employee and his or her covered dependents for such year as if such amounts had been paid in accordance with such Parent Benefit Plan; and (iv) credit the accounts of each US Continuing Employee under any Parent Benefit Plan that is a flexible spending arrangement with any unused balance in the account of such US Continuing Employee under the analogous Employee Plan. In transitioning the participation of any US Continuing Employee to a Parent Benefit Plan from the analogous Employee Plan, Parent shall use commercially reasonable efforts to ensure that there is no gap in coverage for or the provision of benefits to such US Continuing Employee.

(e)   No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment or service for any period of time for, or preclude the ability of Parent, the Surviving Corporation or their Subsidiaries to terminate, any Continuing Employee or other service provider of the Surviving Corporation or any of its Subsidiaries for any reason, (ii) require Parent, the Surviving Corporation or any of their Subsidiaries to continue any particular Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time, or (iii) confer upon any current or former director, officer, employee or natural person service provider of the Company or any of its Subsidiaries or legal representative or beneficiary thereof, or any other Person, any rights or remedies, including any right to compensation or benefits of any nature or kind whatsoever, under this Agreement or any rights or remedies under any Employee Plan that such employee, representative, beneficiary or other Person would not otherwise have under the terms of that Employee Plan. No provision of this Agreement shall create any third party beneficiary rights in any employee of the Company, any Subsidiary of the Company or any beneficiary or dependents thereof, or any other person who is not a Party to this Agreement.

6.12   Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the

Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

6.13   Notification of Certain Matters.

(a)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company shall give prompt notice to Parent and Merger Sub upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Transactions set forth in Section 2.2(b)(i) and Section 2.2(b)(ii) to fail to be satisfied; provided that no such notification shall affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Transactions or the remedies available to the Parties hereunder; and provided further that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.13(a). Except as otherwise provided in any notice pursuant to this Section 6.13(a), the delivery of any such notice shall not be deemed an admission or an acknowledgement that such notice is required and shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, Parent shall give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Transactions (including the Merger) set forth in Section 2.2(c)(i) and Section 2.2(c)(ii) to fail to be satisfied; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Transactions or the remedies available to the Parties hereunder; and provided further that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to the Company pursuant to this Section 6.13(b). Except as otherwise provided in any notice pursuant to this Section 6.13(b), the delivery of any such notice shall not be deemed an admission or an acknowledgement that such notice is required and shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

6.14   Certain Litigation. The Company shall promptly advise and notify Parent of any litigation commenced or, to the Knowledge of the Company, threatened, after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or the Transactions. The Company shall (i) give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, (ii) give Parent the opportunity to participate in the Company’s defense or settlement of any such stockholder litigation, (iii) consider in good faith Parent’s views with respect to such stockholder litigation and (iv) not agree to settle or compromise or offer to settle or compromise any such stockholder litigation without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

6.15   Parent Vote. Immediately following the execution and delivery of this Agreement, Parent shall cause the sole stockholder of Merger Sub to execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.16   Delisting. Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ Stock Market and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until or after the Effective Time.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1   Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub), whether before or after receipt of the Requisite Stockholder Approval (except as provided herein), only as follows:

(a)   by mutual written agreement of Parent and the Company; or

(b)   by either Parent or the Company, if the Effective Time shall not have occurred on or before January 11, 2020 (the “Termination Date”); provided, however, that if the conditions to Closing set forth in Section 2.2(a)(ii), Section 2.2(a)(iii), Section 2.2(a)(iv) have not been satisfied or waived on or prior to such date but all other conditions to Closing set forth in ARTICLE II have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the Termination Date may be extended by either Party to a date not beyond April 11, 2020, and such date, as so extended, shall be the “Termination Date” provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or directly resulted in the failure of the Effective Time to have occurred on or before the Termination Date and such action or failure to act constitutes a material breach of this Agreement; or

(c)   by either Parent or the Company, if the Requisite Stockholder Approval shall not have been obtained at the Company Stockholder Meeting or at any adjournment or postponement thereof; or

(d)   by either Parent or the Company, if any Legal Restraint having the effect set forth in Section 2.2(a)(iii) shall be in effect and shall have permanently restrained, enjoined or otherwise prohibited consummation of the Merger or shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 7.1(d) did not breach in any material respect any provision of this Agreement which breach was the principal cause of, or directly resulted in, the issuance of such Legal Restraint; or

(e)   by the Company in the event (i) of a breach of any covenant or agreement on the part of Guarantor, Parent or Merger Sub set forth in this Agreement, (ii) that any of the representations and warranties of Guarantor, Parent and Merger Sub set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case of clause (i) and (ii) such that the conditions set forth in Section 2.2(c)(i) or Section 2.2(c)(ii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, notwithstanding the foregoing, in the event that such breach by Guarantor, Parent or Merger Sub or such inaccuracies in the representations and warranties of Guarantor, Parent or Merger Sub are curable by Guarantor, Parent or Merger Sub, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) until the earlier to occur of (A) thirty (30) calendar days after delivery of written notice from the Company to Guarantor and Parent of such breach or inaccuracy, as applicable and (B) three (3) Business Days prior to the Termination Date (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(e) if such breach or inaccuracy by Guarantor, Parent or Merger Sub is cured within such period); provided, further, the Company may not terminate this Agreement pursuant this Section 7.1(e) if it is then in material breach of any covenant contained in this Agreement or if at the time of such termination, any representation or warranty of the Company shall have become inaccurate such that the conditions set forth in Section 2.2(b)(i) or Section 2.2(b)(ii) would not be satisfied as of such time; or

(f)   by the Company at any time prior to the time the Requisite Stockholder Approval is obtained, in the event that (i) the Company shall have received a Superior Proposal; (ii) the Company Board and/or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that the failure to enter into a definitive agreement relating to such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties; (iii) the Company shall have delivered a Superior Proposal Notice (it being agreed that the Superior Proposal Notice and any amendment or update to such notice and the determination to so deliver such notice, or update or amend public disclosures with respect thereto shall not constitute a Company Board Recommendation Change for purposes of this Agreement); (iv) if requested by Parent, the Company and its Representatives shall discuss and negotiate in good faith with Parent’s Representatives regarding any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of such Superior Proposal Notice and ending at 5:00 p.m. Eastern Time on the fourth (4th) Business Day following the day of such delivery so that the Acquisition Proposal that is the subject of the foregoing notice is no longer a Superior Proposal (it being understood and agreed that with respect to any material amendment to any Acquisition Proposal that is the subject of a previously delivered Superior Proposal Notice, the Company shall have given Parent another notice based on such Acquisition Proposal, as so amended (a “Proposal Amendment Notice”), and if requested by Parent, the Company and its Representatives shall discuss and negotiate with Parent’s Representatives any bona fide proposed modifications to the terms and conditions of this Agreement during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of such Proposal Amendment Notice and ending at 5:00 p.m. Eastern Time on the third (3rd) Business Day following the day of such delivery); (v) the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments and modifications made in writing by Guarantor and Parent that would be binding on Guarantor and Parent if executed by the Company, and after consultation with the Company’s financial advisors and legal advisors, that the Superior Proposal giving rise to such Superior Proposal Notice (or Proposal Amendment Notice) continues to be a Superior Proposal; and (vi) concurrently with the termination of this Agreement, the Company pays Parent the Company Termination Fee payable to Parent pursuant to Section 7.3(b)(ii); or

(g)   by Parent in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) that any of the representations and warranties of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions set forth in Section 2.2(b)(i), Section 2.2(b)(ii) or Section 2.2(b)(iii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) until the earlier to occur of (A) thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable and (B) three (3) Business Days prior to the Termination Date (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if such breach or inaccuracy by the Company is cured within such period); provided, further, Parent may not terminate this Agreement pursuant to this Section 7.1(g) if it is then in material breach of any covenant contained in this Agreement or if at the time of such termination, any representation or warranty of Parent or Merger Sub shall have become inaccurate such that the conditions set forth in Section 2.2(c)(i) or Section 2.2(c)(ii) would not be satisfied as of such time; or

(h)   by Parent, in the event that the Company Board or any authorized committee thereof shall have effected a Company Board Recommendation Change; provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 7.1(h) in respect of a Company Board Recommendation Change shall expire twenty (20) Business Days after the first date upon which the Company makes such Company Board Recommendation Change; or

(i)   by either Parent or the Company, if there shall have been a CFIUS Turndown; provided, however that each Party’s right to terminate this Agreement pursuant to this Section 7.1(i) shall not be available to such Party until thirty (30) days after the occurrence of a CFIUS Turndown; provided, further that the right to terminate this Agreement pursuant to this Section 7.1(i) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or directly resulted in the CFIUS Turndown and such action or failure to act constitutes a material breach of this Agreement.

7.2   Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective immediately upon the delivery of written notice of the terminating Party to the other Party or Parties, as applicable. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any Party or Parties, as applicable (or any director, officer, employee, affiliate, agent or other representative of such Party or Parties) to the other Party or Parties, as applicable, except (a) for the terms of Section 6.4(g), Section 6.5, this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (b) subject to Section 7.3(d), nothing herein shall relieve any Party or Parties, as applicable, from any liability or damages (which the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions) resulting from fraud or Willful Breach of this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all remedies available at law or in equity (taking into account any Company Termination Fee previously paid by the Company). In addition to the foregoing, no termination of this Agreement shall affect the obligations of the Parties set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms and remain fully enforceable in accordance with their respective terms.

7.3   Fees and Expenses.

(a)   General. Subject to Section 6.4(g) and except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party or Parties, as applicable, incurring such expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay (or caused to be paid) all of the filing fees payable pursuant to the HSR Act and any other Antitrust Laws and filings to obtain CFIUS Clearance, and the Company shall not be required to pay any fees or other payments to any Governmental Authority in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws, foreign investment, national security or similar Laws in connection with the Transactions.

(b)   Payments.

(i)   The Company shall pay to Parent (or its designee) a fee equal to $207,000,000.00 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days, in the event that: (A) this Agreement is validly terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(c); (B) following the execution and delivery of this Agreement and prior to the time at which a vote is taken on the adoption of this Agreement at the Company Stockholder Meeting (or an adjournment or postponement thereof), a Competing Acquisition Transaction shall have been publicly announced or shall have become publicly disclosed and, in either case, shall not have been withdrawn or otherwise abandoned; and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 7.1(b) or Section 7.1(c), a Competing Acquisition Transaction referenced in the preceding clause (B) is consummated or a binding definitive agreement for such Competing Acquisition Transaction shall be entered into by the Company within such 12-month period and such Competing Acquisition Transaction shall subsequently be consummated. For purposes of the foregoing, a “Competing Acquisition Transaction” shall have the same meaning as an “Acquisition Transaction” except that all references therein to “more than twenty percent (20%)” shall be deemed to be references to “a majority.”

(ii)   In the event that this Agreement is validly terminated by the Company pursuant to Section 7.1(f), then as a condition to such termination of this Agreement, the Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii)   In the event that this Agreement is validly terminated by Parent pursuant to Section 7.1(h), the Company shall pay to Parent the Company Termination Fee, by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, within two (2) Business Days after demand by Parent.

(c)   Single Payment Only. The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(d)   Liquidated Damages. Each of the Company, Parent and Merger Sub acknowledges and agrees that (i) the agreements contained in this Section 7.3 are an integral part of the Transactions, (ii) damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the Company Termination is not a penalty, but the Company Termination Fee constitutes liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision, (iii) in the event that Parent shall receive the Company Termination Fee, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the Transactions or any matters forming the basis of the termination of this Agreement triggering the payment of such Termination Fee, except for claims for any liability or damages to the extent proven, resulting from or arising out of any fraud or any pre-termination Willful Breach pursuant to Section 7.2 and (iv) without these agreements, neither the Company nor Parent would have entered into this Agreement; accordingly, if Company fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the payment of any amount set forth in this Section 7.3 or any portion thereof, the Company shall pay Parent its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

7.4   Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended, modified and supplemented by the Parties at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that in the event that this Agreement has been approved by Company Stockholders in accordance with Delaware Law, no amendment shall be made to this Agreement that requires the approval of such stockholders of the Company without such approval.

7.5   Extension; Waiver. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Guarantor, Parent and Merger Sub, on the other hand, may, to the extent permitted by Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (b) waive any inaccuracies in the representations and warranties made by the other Party or Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for their respective benefit contained herein. No extension of waiver by the Company shall require the approval of the Company Stockholders unless such approval is required by Law. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right, power or privilege under this Agreement or applicable Law shall operate as a waiver of such rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder (except as otherwise specifically set forth herein).

ARTICLE VIII

GENERAL PROVISIONS

8.1   Certain Definitions. All capitalized terms that are used in this Agreement but not defined herein shall have the respective meanings ascribed thereto in Annex A.

8.2   Certain Interpretations.

(a)   Unless otherwise indicated, all references herein to Preamble, Recitals, Articles, Sections, Subsections, Annexes, Exhibits, Company Disclosure Letter or Parent Disclosure Letter, shall be deemed to refer to the Preamble, Recitals, Articles, Sections, Subsections, Annexes, Exhibits, Company Disclosure Letter or Parent Disclosure Letter to this Agreement, as applicable.

(b)   Unless otherwise indicated, when used herein, the words “hereof,” “herein” and “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)   Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(d)   When used herein, the word “or” shall be used in the inclusive sense of “and/or.” When used herein, the words “or,” “any” and “either” are not exclusive.

(e)   Unless otherwise indicated, the words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(f)   The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement.

(g)   The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only, do not constitute part of this Agreement and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof.

(h)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(i)   Unless otherwise indicated, all references herein to the ordinary course of business shall mean, with respect to any Person, the conduct by a Person of the relevant business in the ordinary course consistent with past practice.

(j)   Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(k)   Unless the content expressly otherwise requires, for purpose of this Agreement, all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(l)   References to any statute or regulation are to such statute or regulation, as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute) and to any section of any statute or regulation include any successor to such section, except that, for purposes of any representations or warranties in this Agreement that are made as of a specific date, references to any such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) will be deemed to refer to such statute or regulation (and, in the case of any statute, include any rules and regulations promulgated under such statute) in effect as of such date.

(m)   References to any Person or Governmental Authority include any successor to such Person or Governmental Authority, as applicable.

(n)   References in this Agreement to the “United States” or abbreviations thereof shall mean the United States of America and its territories and possessions.

(o)   Except as otherwise specifically provided herein or the context expressly requires otherwise, references to “$,” “U.S. dollars” and “dollars” are to the currency of the United States of America and all amounts in this Agreement shall be paid in the currency of the United States of America, and in the event any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than the currency of the United States of America, the United States Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to United States Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and in the event the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny.

(p)   Except as otherwise specifically provided herein or the context expressly requires otherwise, references to any Contract, other agreement, document or instrument (excluding this Contract) are to that Contract, other agreement, document or instrument as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached or incorporate thereto.

(q)   References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(r)   Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Company Material Adverse Effect” under this Agreement.

(s)   When used herein, the word “extent” and the phrase “to the extent” means the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(t)   The Parties agree and acknowledge that they have been represented by counsel during, and have participated jointly in, the negotiation and execution of this Agreement and, therefore, irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(u)   Except as otherwise specifically provided herein, documents or other information or materials will be deemed to have been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties if such documents, information or materials have been (i) posted to an electronic data room maintained by the Company in connection with the Transaction with Merrill Corporation, or (ii) delivered or provided to Parent or its Affiliates or Representatives, in each case at any time prior to the execution and delivery of this Agreement; provided, that, the Company shall deliver electronic copies of the electronic data room as of the date immediately preceding the date of this Agreement to Parent prior to or concurrently with the execution and delivery of this Agreement.

(v)   Except as otherwise specifically provided herein, (i) any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York and (ii) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.

8.3   Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that contemplate performance after the Effective Time or that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

8.4   Notices. All notices and other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, or (iii) immediately upon delivery by hand or by e-mail (so long as a receipt with respect to such e-mail is requested and received in writing), in each case to the intended recipient as set forth below;

(a)	if to Parent or Merger Sub, to:

Dassault Systemes Americas Corp.
175 Wyman Street
Waltham, MA 02451
	Attention:	DS Americas General Counsel
	E-mail:	mark.neil@3ds.com; matthew.vittiglio@3ds.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
	Attention:	Howard L. Ellin; Jeremy D. London
	E-mail:	howard.ellin@skadden.com; jeremy.london@skadden.com

(b)	if to Guarantor, to:

Dassault Systèmes
10 rue Marcel Dassault, CS 40501
78946 Vélizy-Villacoublay Cedex, France
	Attention:	Etienne Lafougère and Legal Department
	E-mail:	etienne.lafougere@3ds.com; yannick.marion@3ds.com; augustin.bouzoud@3ds.com; List_custom_Legal_Corporate@3ds.com with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
	Attention:	Howard L. Ellin; Jeremy D. London
	E-mail:	howard.ellin@skadden.com; jeremy.london@skadden.com

(c)	if to the Company, to:

Medidata Solutions, Inc.
350 Hudson Street, 9th Floor
New York, NY 10014
	Attention:	Tarek A. Sherif, Chairman and Chief Executive Officer
	E-mail:	motner@medidata.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, NY 10019
	Attention:	Warren J. Nimetz, Sheldon G. Nussbaum; Paul Jacobs
	E-mail:	warren.nimetz@nortonrosefulbright.com; sheldon.nussbaum@nortonrosefulbright.com; paul.jacobs@nortonrosefulbright.com provided, however, in the event that the Company seeks the consent of Parent for any of the actions set forth in Section 5.1(b), such notice and other communication shall be delivered by e-mail (such notice or other communication being deemed delivered pursuant to this Section 8.4, so long as a receipt with respect to such e-mail is requested and received in writing) to Etienne Lafougere (etienne.lafougere@3ds.com), with a copy to Augustin Bouzoud (augustin.bouzoud@3ds.com), together with reasonable documentation or other reasonable explanation supporting such request for consent.

8.5   Assignment. Except as may be required to satisfy the obligations contemplated by Section 6.9, no Party may assign either this Agreement or any of its rights or interests or obligations hereunder, in whole or part, by operation of Law or otherwise, without the prior written approval of the other Parties and any attempted or purported assignment or delegation in violation of this Section 8.5 shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

8.6   Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Guarantor and the Company have previously executed a Confidentiality Agreement, made as of March 11, 2019 (as the same may have been amended, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

8.7   Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Letter, the Annexes hereto, and the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, representations, warranties and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided, however, the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

8.8   No Third Party Beneficiaries. This Agreement is not intended to, and shall not, expressly or impliedly, confer upon any Person (other than the Parties) any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 6.9, which are intended for the benefit of the Indemnified Persons referred to therein, and may be enforced by any such Indemnified Persons and (b) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and other Company Securities to receive the Merger Consideration, as set forth in Article I.

8.9   Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provisions shall not affect the legality, validity or enforceability of the other provisions of this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, (i) the remainder of this Agreement will continue in full force and effect, (ii) the application of such provision to other persons or circumstances shall not be affected by such illegality, invalidity or unenforceability and (iii) the Parties will negotiate reasonably and in good faith agree to replace such illegal, invalid or unenforceable provision of this Agreement with a suitable and equitable provision that will achieve, to the extent possible, the economic, business and other intent and purposes of such illegal, invalid or unenforceable provision.

8.10   Remedies.Generally. Subject to Sections 7.3(b) through (d), and except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(a)   Specific Performance.

(i)   The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached (and, more specifically, that immediate and irreparable harm would likewise occur if any of the Transactions, including the Merger, were not consummated and the Company Stockholders did not receive the aggregate consideration payable to them in accordance with and subject to the terms and conditions set forth in this Agreement), and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement and to thereafter cause the Merger and the other Transactions to be consummated.

(ii)   The Company, on the one hand, and Parent and Merger Sub, on the other hand hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Party (or Parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party (or Parties) under this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 8.10(b), a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10(b) are not available or otherwise are not granted and (y) nothing set forth in this Section 8.10(b) shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 8.10(b) prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.10(b) or anything set forth in this Section 8.10(b) restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

8.11   Governing Law. This Agreement, and all Legal Proceedings arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions, shall be deemed to be made in and in all respects shall be governed by and interpreted and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof (or any other jurisdiction) to the extent that such Laws would direct a matter to another jurisdiction.

8.12   Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to service and any other process in any Legal Proceeding based upon, arising out of or relating to this Agreement, the Transactions, or for recognition and enforcement of any judgment in respect thereof, for and on behalf of itself or any of its properties or assets, in accordance with Section 8.4; provided that nothing in this Section 8.12 shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if the Court of Chancery finds that it lacks subject matter jurisdiction over the Legal Proceeding, the Superior Court of the State of Delaware (Complex Commercial Division), or, if subject matter jurisdiction over the matter that is the subject of the Legal Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court from any thereof (the “Selected Courts”), in connection with any matter based upon, arising out of or relating to this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding based upon, arising out of or relating to this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof, shall be brought, tried and determined only in the Selected Courts;; and (e) agrees that it will not bring any Legal Proceeding based upon, arising out of or relating to this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof, in any court other than the Selected Courts. Each Party hereto irrevocably and unconditionally waives, and agrees not to asset, by way of motion, as a defense, counterclaim or otherwise, in any Legal Proceeding based upon, arising out of or relating to this this Agreement, the Transactions, or for recognition and enforcement of any judgment in respect thereof, (i) any claim that is it not personally subject to the jurisdiction of the Selected Courts for any reason; (ii) that it or its property is exempt or immune from the jurisdiction of any Selected Court or from any Legal Proceeding commenced in the Selected Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment otherwise); and (iii) to the fullest extent permitted by applicable Law, that (x) the Legal Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Legal Proceeding is improper or (z) this Agreement, or the subject matter hereof of thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each of Guarantor, Parent, Merger Sub and the Company hereby agrees that (i) service of any process, summons, notice or document by notice as provided herein shall constitute sufficient service of process for any Legal Proceeding in connection with this Agreement or the Transactions and the Parties further waive any argument that such service is insufficient and (ii) a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law and subject to such other jurisdiction applicable Law on exequatur and recognition and enforcement of foreign judgments. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocably under the Laws of the State of Delaware and of the United States of America; provided, however that each such Party’s consent to jurisdiction and service contained in this Section 8.12 is solely for the purpose referred to in this Section 8.12 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purposes.

8.13   WAIVER OF JURY TRIAL. EACH OF GUARANTOR, PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE DEBT FINANCING AND THE FACILITIES AGREEMENT) OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF (INCLUDING THE DEBT FINANCING AND THE FACILITIES AGREEMENT).

8.14   Disclosure Letter Matters.

(a)   The information contained in this Agreement, the Company Disclosure Letter and the Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract, or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(b)   The Parties agree that the disclosure of any item set forth in any particular section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the applicable Party that are set forth in the corresponding Section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the applicable Party that are set forth in this Agreement, but, in the case of this clause (ii), only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

8.15   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties, including by email, it being understood that all Parties need not sign the same counterpart, and unless and until such delivery, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of any original signed copy of this Agreement.

8.16   Guaranty.

(a)   Guarantor, in order to induce the Company to execute and deliver this Agreement, hereby absolutely, unconditionally and irrevocably and as a primary obligation (and not as surety only) guarantees (the “Guarantor Guaranty”) each and every covenant, agreement and other obligation of Parent and Merger Sub, including the due, punctual and full payment and performance of each of Parent’s and Merger Sub’s (including its permitted designees’ and assigns’) obligations hereunder when due, including payment of the Merger Consideration, subject to any and all limitations on any of Parent’s or Merger Sub’s covenants, agreements and other obligations hereunder. If Parent or Merger Sub fails or refuses to pay or perform any such obligations, Guarantor shall promptly pay or perform such obligations after any such failure or refusal, as applicable. The Guarantor Guaranty shall terminate and be of no further force and effect immediately following the Effective Time.

(b)   Guarantor represents and warrants to the Company that (i) Guarantor is a societas Europaea (European company), which is duly organized, validly existing and in good standing under the Laws of France, and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and to consummate the Transactions, (ii) the execution and delivery by Guarantor of this Agreement, the performance by Guarantor of its covenants and obligations hereunder and the consummation by Guarantor of the Transactions have been duly authorized by all necessary corporate action on the part of Guarantor, (iii) no additional corporate proceedings on the part of Guarantor are necessary to authorize the execution and delivery by Guarantor of this Agreement, (iv) the performance by Guarantor of its covenants and obligations hereunder (including under Section 1.6(i)(ii)) or the consummation by Guarantor of the Transactions have been duly executed, performed and delivered by Guarantor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Enforceability Limitations, (vi) the execution and delivery by Guarantor of this Agreement, the performance by Guarantor of its covenants and obligations hereunder and the consummation by Guarantor of the Transactions do not and will not (a) violate or conflict with any provision of the Organizational Document of Guarantor, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination (or the loss of any benefit) or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Guarantor is a party or by which Guarantor or any of its properties or assets may be bound, (c) violate or conflict with any Law or Order applicable to Guarantor or by which any of its properties, assets, businesses or operations are bound or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Guarantor, except in the case of each of clauses (b), (c) and (d) above, as would not, individually or in the aggregate, prevent or materially delay the consummation by Guarantor of the Transactions, (vii) no Consent of any Governmental Authority is required on the part of Guarantor or any of their Affiliates in connection with the execution and delivery by Guarantor of this Agreement or the performance by Guarantor of the Transactions, (viii) Guarantor has fully paid, or caused to be fully paid, any and all fees or other amounts that are due and payable on or prior to the date of this Agreement arising under the Facilities Agreement, (ix) as of the date of this Agreement, the Facilities Agreement is in full force and effect and is a legal, valid and binding obligation of Guarantor and, to the knowledge of Guarantor, the other parties thereto, fully and specifically enforceable against the parties thereto in accordance with its terms, subject to the Enforceability Limitations, (x) as of the date of this Agreement, (x) the Facilities Agreement has not been amended or modified (and, to the knowledge of Guarantor, no such amendment or modification is contemplated) and (y) the commitments set forth in the Facilities Agreement have not been withdrawn or rescinded in any respect (and, to the knowledge of Guarantor, no such withdrawal or rescission is contemplated) and (xi) as of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company set forth herein, (x) no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Guarantor or, to the knowledge of Guarantor, any other party thereto, under any term or condition of the Facilities Agreement, or otherwise result in any portion of the Debt Financing contemplated thereby to be unavailable or delayed, (y) there are no conditions precedent or other contingences related to the funding of the full amount of the Debt Financing other than those set forth in the Facilities Agreement and (z) Guarantor has no reason to believe that any term or condition of or to the Debt Financing set forth in the Facilities Agreement will not be fully satisfied on a timely basis or that the Debt Financing will not be available to Guarantor at the Closing. The Company hereby expressly acknowledges and agrees that Guarantor is a signatory to this Agreement solely for purposes of Section 1.6(e), Section 1.6(f), Section 1.6(g), Section 1.6(i), Section 2.4(b), Section 6.1(a), Section 6.2, Section 6.3, Section 6.4, Section 6.5, Section 7.5, Section 8.16 and Section 8.17.

(c)   The provisions of Section 7.5, Section 8.2, Section 8.4, Section 8.5, Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section 8.13 and Section 8.15 shall be deemed to be applicable to this Section 8.16. For the avoidance of doubt, the Company and Guarantor may provide the other with any notice or other communication required to be sent to the other pursuant to this Agreement by sending such notice to the address for such party set forth in Section 8.4 (and the provisions set forth therein shall govern the giving of such notices).

8.17   Debt Financing. Notwithstanding anything in this Agreement (including, Section 7.4, Section 7.5, Section 8.8, Section 8.11 and Section 8.12) to the contrary:

(a)   the Company, on behalf of itself and its Subsidiaries, hereby agrees that none of the Debt Financing Sources or any of their respective Affiliates will have any liability to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall have any right or claim against any Debt Financing Source or any of its Affiliates, in each case, in any way relating to or arising out of this Agreement, the Facilities Agreement or any of the transactions contemplated hereby or thereby (including any Debt Financing) or the performance of any services thereunder, whether at law, in equity, in contract, in tort or otherwise;

(b)   the Company, on behalf of itself and its Subsidiaries, hereby agrees not to bring or support or permit any of its Subsidiaries to bring or support any Legal Proceeding of any kind or description, whether at law, in equity, in contract, in tort or otherwise, against any Debt Financing Source or any of their respective Affiliates in any way arising out of or relating to this Agreement, the Facilities Agreement or any of the transactions contemplated hereby or thereby (including the Debt Financing) or the performance of any services thereunder in any forum other than The Tribunal de Commerce de Paris, and agrees that any such Legal Proceeding shall be exclusively governed by, and construed in accordance with, the laws of France (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), except as otherwise expressly provided in the Facilities Agreement;

(c)   Parent, Merger Sub, Guarantor and the Company hereby agree that the Debt Financing Sources are express third party beneficiaries of, and may enforce, this Section 8.17; and

(d)   Parent, Merger Sub, Guarantor and the Company hereby agree that the provisions in this Section 8.17 and Section 8.13 and the definition of the term “Debt Financing Sources” (and any other definition set forth in, or any other provision of, this Agreement to the extent that an amendment, waiver or other modification of such definition or other provision would amend, waive or otherwise modify the substance of this Section 8.17, Section 8.13 or the definition of the term “Debt Financing Sources”) shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Debt Financing Sources without the prior written consent of the affected Debt Financing Source(s) (and any such amendment, waiver or other modification without such prior written consent shall be null and void).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

DASSAULT SYSTÈMES SE

By:	/s/ Pascal Daloz
Name:	Pascal Daloz
Title:	Executive Vice President, Financial Officer & Corporate Strategy Officer

DASSAULT SYSTÈMES AMERICAS CORP.

By:	/s/ Daniel J. Barnes
Name:	Daniel J. Barnes
Title:	Chief Financial Officer and Treasurer

3DS ACQUISITION 6 CORP.

By:	/s/ Pascal Daloz
Name:	Pascal Daloz
Title:	Chief Financial Officer / Treasurer

MEDIDATA SOLUTIONS, INC.

By:	/s/ Tarek A. Sherif
Name:	Tarek A. Sherif
Title:	Chairman and Chief Executive Officer

ANNEX A

CERTAIN DEFINED TERMS

“Acceptable Confidentiality Agreement” means an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case, containing provisions that require any counterparty thereto (and any of its Representatives described therein) that receive material non-public information of or with respect to the Company to keep such information confidential; provided that such confidentiality provisions are, taken as a whole, no less restrictive to such counterparty (and any of its Representatives described therein) than the terms of the Confidentiality Agreement are on Guarantor. Notwithstanding the foregoing, an “Acceptable Confidentiality Agreement” shall not (x) be required to contain any “standstill” or other similar provisions, (y) provide for an exclusive right to negotiate with the Company, and (z) restrict the Company or its Representatives from complying with their obligations pursuant to Section 5.2.

“Acquisition Proposal” means any offer, proposal, indication of interest, other than an offer, proposal, indication of interest by Guarantor, Parent or Merger Sub, to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving: (i) any direct or indirect purchase or other similar transaction by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), whether from the Company and/or any other Person(s), including pursuant to a tender offer, exchange offer, share purchase, share exchange or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning more than twenty percent (20%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition; (ii) any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of more than twenty percent (20%) of the consolidated revenue, net income, EBITDA or assets (measured by the fair market value thereof as of the date of such sale, transfer, acquisition or disposition) of the Company and its Subsidiaries taken as a whole; (iii) any merger, consolidation, business combination, joint venture, partnership, recapitalization, reorganization, spin-off, extraordinary dividend or other similar transaction involving the Company pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than the Company Stockholders (as a group) immediately prior to the consummation of such transaction, would hold shares of Company Common Stock representing more than twenty percent (20%) of the shares of Company Common Stock outstanding after giving effect to the consummation of such transaction; or (iv) a liquidation, dissolution or other winding up of the Company.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise; provided, however that notwithstanding anything to the contrary, references to Guarantor’s, Parent’s or Merger Sub’s Affiliates shall expressly exclude any Person that controls Guarantor or which is under the control of any Person controlling Guarantor other than Persons controlled, directly or indirectly, by Guarantor itself.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, arrangement agreement, option agreement, joint venture agreement, partnership agreement, share purchase agreement, asset purchase agreement, share execution agreement, lease agreement or other similar agreement or Contract (other than an Acceptable Confidentiality Agreement) providing for any Acquisition Proposal or requiring the Company (or that would otherwise require the Company) to abandon, terminate or fail to consummate any of the Transactions (including the Merger).

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“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions.

“Applicable Date” means January 1, 2017.

“Business Day” means any day ending at 11:59 p.m., other than (i) a Saturday or Sunday, (ii) any day which is a legal holiday under the Laws of the State of New York, (iii)any day on which banking institutions located in the State of New York, New York City or Paris, France are, or the Secretary of State of the State of Delaware is, authorized or required by Law to close or (iv) any day on which the principal office of the SEC in Washington D.C. is not open to accept filings.

“CFIUS” means the Committee on Foreign Investment in the United States or any successor entity, and any member agency thereof acting in such capacity.

“CFIUS Clearance” means the Parties shall have received (a) a written notice issued by CFIUS stating that CFIUS has concluded that the Transactions are not a “covered transaction” and not subject to review under applicable Law, (b) a written notice issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the Transactions, and has concluded all action under the DPA or (c) either (i) the President of the United States shall have determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the Transactions or (ii) the period allotted for presidential action under the DPA shall have passed without any determination by the President.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2019 set forth in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC for the quarter ended March 31, 2019.

“Company Balance Sheet Date” means March 31, 2019.

“Company Board” means the Board of Directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company Equity Awards” means, collectively, Company Options, Company PSUs, Company RSAs and Company RSUs.

“Company ESPP” means the Company’s Third Amended and Restated 2014 Employee Stock Purchase Plan.

“Company Intellectual Property Rights” means the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights.

“Company IT Systems” means computers, computer systems, workstations, networks, servers, routers, hubs, circuits, switches, data communications lines, hardware, Software, databases, Internet websites, and all other equipment and systems (including any outsourced systems and processes) used to process, store, maintain and operate data and functions used in connection with the business of the Company and its Subsidiaries, including systems to operate and deliver Company Products, and to operate payroll, accounting, billing/receivables, payables, inventory, asset tracking, customer service and human resources functions.

“Company Material Adverse Effect” means any change, effect, event, occurrence, fact, condition or development (each a “Change,” and collectively, “Changes”) that (a), individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) would or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger or to perform any of its material

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obligations under this Agreement without material delay; provided, however, that, in no event shall any of the following Changes (by itself or when aggregated or taken together with any and all other Changes) be taken into account when determining whether there has been, would be or would reasonably be expected to occur a “Company Material Adverse Effect”:

(i)   general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(ii)   conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)   conditions (or changes in such conditions) that are generally applicable in the industries in which the Company and its Subsidiaries conduct business and not specifically relating to the Company and its Subsidiaries;

(iv)   political conditions (or changes in such conditions) in the United States or any other country or region in the world (including any prolonged federal government furlough, shutdown or lack of funding), or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

(v)   earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, and other force majeure events in the United States or any other country or region;

(vi)   changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

(vii)   direct consequences resulting from the announcement of this Agreement or the pendency or consummation of the Transactions, including (A) the identity of Guarantor, Parent or any communication by Guarantor or Parent regarding the plans or intentions of Guarantor or Parent with respect to the conduct of the business of the Company or any of its subsidiaries, (B) the loss or departure of officers or other employees of the Company or any of its Subsidiaries, (C) the termination or potential termination of (or the failure or potential failure to renew or enter into), or delays or disruptions to, any Contracts with customers, suppliers, distributors or other business partners, and (D) any other negative development (or potential negative development) in the Company’s relationships, contractual or otherwise, with any of its customers, suppliers, distributors collaboration partners, lenders or other business partners (it being understood that this clause (vii) shall not apply to any representation, warranty, covenant or agreement of the Company herein that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the Transactions);

(viii)   any action required to be taken by Guarantor or Parent or any of its controlled Affiliates, or any action taken by the Company or any of its Subsidiaries which Guarantor or Parent has requested in writing in accordance with Section 8.4;

(ix)   any action required to be taken by the Company or any of its Subsidiaries (other than the Company’s obligations under Section 5.1(a)) pursuant to this Agreement; or the failure to take any action by the Company or any of its Subsidiaries prohibited by this Agreement as a result of the failure of Parent to consent to such action;

(x)   changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or the issuance of revised projections that are not as optimistic as those in existence as of the date hereof or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself, or (but not, in each case, the underlying

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cause of such changes or failures, which, for the avoidance of doubt, may be considered in determining whether a Company Material Adverse Effect has occurred unless such changes or failures would not otherwise be excepted from this definition by another exception herein);

(xi)   any legal proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, including legal proceedings arising out of the Merger or in connection with any other Transactions;

(xii)   the availability or cost of debt or other financing to Guarantor, Parent, Merger Sub or the Surviving Corporation; and

(xiii)   the matters set forth on Section 3.11(a) in the Company Disclosure Letter.

except to the extent any such Change described in clauses (i) through (vi) above has a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, in comparison to other companies that operate in the industries in which the Company and its Subsidiaries operate.

“Company Options” means any options to purchase shares of Company Common Stock outstanding under any of the Company Stock Plans.

“Company Owned Software” means Software included in the Owned Intellectual Property Rights.

“Company Preferred Stock” means the Preferred Stock, par value $0.01 per share, of the Company.

“Company Products” means (i) all software programs, SaaS solutions and other products that are, or have been, developed, licensed and/or distributed by the Company or any of its Subsidiaries, and (ii) all services made available to customers that are, or have been, provided by the Company or any of its Subsidiaries.

“Company PSU” means a performance stock unit (including performance-based restricted stock units) granted pursuant to any Company Stock Plan that vests on the basis of time and the achievement of performance and pursuant to which the holder has a right to receive Shares or cash following the vesting or lapse of restrictions applicable to such performance stock unit.

“Company Registered IP” means all of the Registered Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company RSA” means each outstanding restricted stock award granted under a Company Stock Plan.

“Company RSU” means each outstanding restricted stock unit granted under a Company Stock Plan that vests solely on the basis of time and pursuant to which the holder has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.

“Company Stock Plan” means the Company’s (i) Amended and Restated 2000 Stock Option Plan, (ii) Second Amended and Restated 2009 Long-Term Incentive Plan, and (iii) Amended and Restated 2017 Long-Term Incentive Plan.

“Company Stockholders” means holders of shares of Company Capital Stock, in their respective capacities as such.

“Continuing Employee” means each Employee who continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) on and immediately following the Effective Time.

“Contract” means (whether written or oral) any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, agreement, arrangement, consent, settlement, concession, franchise or other instrument or obligation. With respect to the vendor and customer contracts referenced in Sections 3.12(a)(v) and 3.12(a)(ix), the Contract shall mean (i) the master services agreement (together with all amendments thereto) between the Company and such party and (ii) the principal sales orders made available to Parent.

“Copyright” means any copyright in any work of authorship and any other copyrightable subject matter (including copyrights in Software, databases and Internet website or other content), and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

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“Delaware Law” means the DGCL and any other applicable Law (including common law) of the State of Delaware.

“DOJ” means the United States Department of Justice.

“DOL” means the United States Department of Labor.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, including the implementing regulations thereof, codified at 31 C.F.R. Parts 800 and 801.

“Employee” means each officer or employee who, as of immediately prior to the Effective Time, is employed by the Company or any of its Subsidiaries.

“Environmental Law” means any applicable Law relating to (i) Releases or threatened Releases of Hazardous Materials, (ii) manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials, or (iii) protection of worker human health and safety with respect to exposures of Hazardous Materials.

“Environmental Permits” means all Permits required under applicable Environmental Laws.

“Equity Award Conversion Ratio” means the quotient of (i) the Merger Consideration divided by (ii) Guarantor Trading Price.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Export and Sanctions Regulations” means all applicable sanctions and export control Laws in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations, U.S. sanctions Laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including, OFAC’s Specially Designated Nationals List, and economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United Nations Security Council, the European Union, or her Majesty’s Treasury of the United Kingdom.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Government Contract” means any prime Contract, subcontract, basic ordering agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement, or other commitment or funding vehicle between the Company or any of its Subsidiaries and (a) a Governmental Authority or (b) any prime contractor to a Governmental Authority. A Government Task Order valued at less than $10,000 shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Government Task Order” means any purchase order, delivery order, or task order under a Government Contract.

“Governmental Authority” means any government, governmental or regulatory authority, entity or body, department, commission, board, agency (including, any administrative agency), instrumentality, taxing authority, political subdivision, bureau or official, self-regulatory organization (including NASDAQ) or quasi-governmental or government sponsored enterprise and any court, tribunal, arbitral or judicial body, in each case whether federal, national, state, county, provincial, and whether local, domestic, foreign or supranational.

“Guarantor Material Adverse Effect” means any Change that would or would reasonably be expected to prevent, materially delay or materially impair the ability of Guarantor to consummate the Merger or to perform any of its material obligations under this Agreement without material delay.

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“Guarantor Ordinary Shares” means the ordinary shares of Guarantor, par value €0.5 per share.

“Guarantor Trading Price” means the volume weighted average sales prices per share of Guarantor Ordinary Shares for the ten (10) full consecutive trading days ending on and including the Business Day that is three (3) Business Days immediately prior to the Closing Date (as such volume weighted average is reported by Bloomberg or, if not reported by Bloomberg, as reported by another authoritative source) and expressed in U.S. dollars at the dollar-euro conversion rate published by the European Central Bank for each such trading day.

“Hazardous Materials” means any chemical, substance or waste defined and regulated by a Governmental Authority as “hazardous,” “toxic,” “radioactive” or a “pollutant” under applicable Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property Rights” means all intellectual property rights existing anywhere in the world, including: (a) Patents; (b) Trademarks; (c) Copyrights; (d) industrial designs, including registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (e) database rights and rights in data and collections of data; (f) Internet domain names, URLs, rights in e-mail addresses and social media handles, accounts and other identifiers; (g) rights in Software, and (h) Trade Secrets.

“Intervening Event” shall mean any Change that is material to the Company and its Subsidiaries, taken as a whole, that (i) was not known to, or reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board as of or prior to the date of this Agreement), which Change, or any material consequence thereof, becomes known to, or reasonably foreseeable by, the Company Board prior to the Requisite Stockholder Approval and (ii) does not involve or relate to (A) the receipt, existence or terms of an Acquisition Proposal, (B) any changes in the market price or trading volume of Company Common Stock, in and of itself or (C) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case in and of itself, (it being understood that with respect to each of the foregoing clauses (A) through (C) the Change giving rise or contributing to such change may be taken into account when determining whether an Intervening Event has occurred to the extent not otherwise excluded from this definition).

“IRS” means the United States Internal Revenue Service.

“Knowledge” of the Company, with respect to any matter in question, means the knowledge, after reasonable due inquiry, of the individuals listed on Section A-1 of the Company Disclosure Letter.

“Law” means any federal, state, local, municipal, domestic foreign, supranational, international or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (whether temporary, preliminary or permanent).

“Legal Proceeding” means any action, cause of action, claim, demand, investigation, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in Contract, in tort or otherwise.

“Licensed Intellectual Property Rights” means all of the Intellectual Property Rights licensed, otherwise providing a right to use or access, to the Company and its Subsidiaries or otherwise used in the conduct of their business.

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, easement, encroachment, claim, option, lease, sub-lease, deed of trust, right of first offer, right of first refusal, preemptive right, community property interest, adverse right, prior assignment, ownership right of other Persons, other rights and interests of record or any other restriction of any kind or nature whatsoever (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Materially Detrimental Provision” means any Contractual provision that (1) restricts the freedom of the Company or any of its Subsidiaries to (A) carry on the whole or any part of its business in any part of the world, (B) operate or engage in any business or (C) compete with any person, (2) is not on arm’s length terms,

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(3) involves the Company and/or any of its Subsidiaries being under any obligation to develop, author, create or otherwise cause to be made any new product and/or one or more additional or future functionalities to existing Company Products (other than customer-specific services deliverables that are not part of, and incidental to use of, Company Products in the ordinary course), (4) provides to a third party any representation or warranty that any Company Products have been delivered, modified, installed or configured so that it shall be compatible with any computer Software supplied by any third party other than for such commercially recognized operating and/or data base systems, in their standard form and configurations that are specified for use with such product in the standard documentation provided generally for its users or (5) provides for the grant of “most favored nation” pricing or obligates the Company or any of its controlled Affiliates or, at or after the Effective Time, Parent or any of its controlled Affiliates to conduct business with any third party on a preferential or exclusive basis, in each case, with respect to the Company, any of its controlled Affiliates, Parent or any of its controlled Affiliates, as applicable.

“NASDAQ” means The NASDAQ Global Select Market.

“Open Source Software” means any Software, data, algorithm or other Intellectual Property Right (“Component”) that requires, as a condition of its use, modification and/or distribution, that such Component, or another Component incorporated into, derived from, linked with or distributed with such Component, (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making derivative works, or (3) be redistributable at no or minimal charge. For the avoidance of doubt, Open Source Software includes all Software licensed or distributed under any version of the GNU Affero General Public License, GNU General Public License (GPL), Lesser/Library GPL (LGPL) or any other licenses meeting any one or more of the foregoing requirements set forth in clauses (1) through (3).

“Order” means any order, judgment, decision, decree (including any consent decree or similar agreed order or judgment), directive, determination, injunction, ruling, award, settlement, stipulation, writ or verdict, whether civil, criminal or administrative, in each case, that is entered, issued or rendered by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent).

“Organizational Documents” means with respect to any Person (other than an individual), (i) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating, stockholders or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person; (ii) all by-laws of such Person and voting agreements to which such Person is a party relating to the organization or governance of such Person; and (iii) any plan adopted by the board of directors or similar governing body of such Person governing the issuance or terms of any equity interests of such Person.

“Other Anti-Bribery Laws” means other than the FCPA, all anti-bribery, anti-corruption, anti-money-laundering and similar applicable Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any authorized agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries.

“Owned Intellectual Property Rights” means all of the Intellectual Property Rights owned or purported to be owned by the Company and its Subsidiaries or otherwise.

“Parent Material Adverse Effect” means any Change that would or would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or to perform any of their respective material obligations under this Agreement without material delay.

“Patents” means (i) patents and patent applications (including for utility and design patents), and statutory invention registrations, including divisionals, re-issues, re-examinations, continuations, continuations-in-part, revisions, supplementary protection certificates, renewals, extensions and substitutes thereof, and (ii) inventions, including the right to file applications and priority rights associated therewith.

“Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens imposed by Law or arising in the ordinary course of business that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on the Company Balance Sheet

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in accordance with GAAP; (iii) Liens imposed by applicable securities Law; (iv) cash deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, in each case, in the ordinary course of business; (v) recorded and unrecorded minor defects, imperfections or irregularities in title, easements, encumbrances, covenants and rights of way, and other similar restrictions (excluding any such encumbrances with respect to Intellectual Property Rights), zoning, building and other similar applicable codes or restrictions, and matters that would be disclosed by a title report or survey of leased or owned real property , in each case, that do not materially and adversely affect, or materially impair the use and operation of the property subject thereto in the business of the Company and its Subsidiaries as presently conducted thereon; (vi) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2019; (vii) Liens imposed on the underlying fee interest in leased real property and not on the interest of the tenant under a Lease (except as otherwise disclosed hereunder); (viii) with respect to Intellectual Property Rights, non-exclusive licenses granted to (1) customers of the Company or any of its Subsidiaries in material accordance with the Company’s and its Subsidiaries’ form terms of service, end user agreements and support and maintenance agreements, which terms of service, end user agreement and other agreements, have been identified and disclosed to Guarantor or Parent, or (2) incidentally to suppliers and vendors solely to provide services or products to the Company or its Subsidiaries, in each case as entered into in the ordinary course of business; and (ix) Liens described in Section 1 of the Company Disclosure Letter.

“Person” means any natural person, individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personally identifiable information”, “personal data”, “PII”, “protected health information”, “medical information” or similar terms) provided by applicable Law, or by the Company or its Subsidiaries in any of their privacy policies or privacy notices or contractual obligations to customers and other third parties, any information that identifies or could reasonably be used to identify an individual person as well as any information maintained in association with such information where such information would be considered personal information under applicable Law. Personal Information may relate to any individual, including a current, prospective, or former customer, end-user or employee of any Person, and may include information in any form or media, whether paper, electronic, or otherwise.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure, transfer (including cross-border) or protection of Personal Information and/or Software, IT systems or networks, including, as applicable, the Federal Trade Commission Act, Payment Card Industry Data Security Standard (PCI-DSS), Health Insurance Portability and Accountability Act (HIPAA), Health Information Technology for Economic and Clinical Health Act (HITECH), Genetic Information Nondiscrimination Act (GINA), California Confidentiality of Medical Information Act, Controlling the Assault of Non-Solicited Pornography and Marketing (CAN-SPAM) Act, California Online Privacy Protection Act, Massachusetts General Law Chapter 93H and its associated regulations, including 201 CMR 17.00 et seq., EU-U.S. Privacy Shield, Swiss-U.S. Privacy Shield, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (“GDPR”), California’s Shine the Light Law and similar Laws in other jurisdictions, state Laws concerning privacy policies and any and all applicable Laws requiring notification in connection with loss, theft, misuse or unauthorized access, use, modification or disclosure of Personal Information.

“Privacy Obligations” means the published, posted and internal agreements and policies, and any Contractual obligations to customers and other third parties, in each case, of the Company and any of its Subsidiaries, regarding collection, storage, use, disclosure, transfer or other processing, or the protection, of Personal Information.

“Registered Intellectual Property Rights” means all Intellectual Property Rights that are the subject of an application, certificate, filing, or registration issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

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“Release” shall have the same meaning as under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 (22).

“Relevant Antitrust Jurisdictions” shall mean the United States and the non-U.S. jurisdictions set forth in Section 2.2(a)(ii) of the Company Disclosure Letter.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Software” means any (a) computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) and all documentation (including user manuals and other training documentation) relating to the foregoing.

“Source Code Materials” means, as it pertains to source code of any Software, (i) the software, tools and materials utilized for the operation, development and maintenance of the Software, (ii) documentation describing the names, vendors and version numbers of (A) the development tools used to maintain or develop the Software, and (B) any third-party software or other applications that form part of the Software and are therefore required in order to compile, assemble, translate, bind and load the Software into executable releases, (iii) all programmers’ notes, bug lists and technical information, systems and user manuals and documentation for the Software, including all job control language statements, descriptions of data structures, flow charts, technical specifications, schematics, statements or principles of operations, architecture standards and annotations describing the operation of the Software, and (iv) all test data, test cases and test automation scripts used for the testing and validating the functioning of the Software.

“Subsidiary” of any Person means (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner or has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member or has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof.

“Superior Proposal” means any written Acquisition Proposal for an Acquisition Transaction, which did not result from a breach by the Company of Section 5.2, that the Company Board shall have determined in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all relevant legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement, (i) to be reasonably likely to be consummated in accordance with its terms and (ii) would result in a transaction more favorable to the Company Stockholders (solely in their capacity as such) from a financial point of view than the Transactions (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 6.1(c)); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to “more than twenty percent (20%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority.”

“Tax” means any and all U.S. federal, state and local and non-U.S. taxes, including taxes based upon or measured by net or gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

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“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, claims for refund, statements, estimates, information returns and other similar documents or attachments thereto or amendments thereof) required to be filed with a Governmental Authority relating to Taxes.

“Trade Secrets” means (i) any information which (A) is not generally known among, or readily accessible to, persons within the circles that normally deal with the kind of information in question and (B) has commercial value because it is secret, and (ii) other confidential and proprietary information, including discoveries, concepts, ideas, research and development, algorithms, know-how, formulae, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings, specifications, databases, and customer lists, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by issued Patents.

“Trademarks” means any registered or unregistered trademarks, trade names, business names, corporate names, brand names, brands, designs, trade dress, logos, slogans, identifying indicia, service marks, certification marks, collective marks, d/b/a’s, symbols, and other indicia of origin, including registrations and applications for registration thereof, and all goodwill associated therewith and symbolized thereby, including all renewals of the same.

“Willful Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

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Annex B

1585 Broadway
New York, NY 10036

June 11, 2019

Board of Directors
Medidata Solutions, Inc.
350 Hudson Street
New York, NY 10014

Members of the Board:

We understand that Medidata Solutions, Inc. (“Medidata” or the “Company”), Dassault Systèmes Americas Corp. (the “Buyer”), Dassault Systèmes SE and 3DS Acquisition 6 Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 11, 2019 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares held by the Buyer or the Company, or by any direct or indirect wholly-owned subsidiary of the Buyer, Merger Sub or the Company or as to which dissenters' rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $92.25 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;
3)	Reviewed certain financial projections prepared by the management of the Company and certain extrapolations prepared with guidance from the management of the Company (which were reviewed and approved for our use by the management of the Company) (collectively, the “Financial Projections”);
4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;
5)	Reviewed the reported prices and trading activity for the Company Common Stock;
6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;
7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
8)	Reviewed the Merger Agreement and certain related documents; and
9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. At your direction, our analyses relating to the business and financial prospects of the Company for purposes of our opinion were based on the Financial Projections. With respect to

1585 Broadway
New York, NY 10036

the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. We express no view as to such Financial Projections nor the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters.

We express no opinion with respect to the fairness of the amount or nature of the compensation (other than the Consideration in respect of the shares of Company Common Stock held by them) to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In the two years prior to the date hereof, except for our current engagement with the Company, we have not been engaged on any financial advisory or financing assignments for the Buyer or the Company and have not received any fees for such services from the Buyer or the Company during this time.

Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

1585 Broadway
New York, NY 10036

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are ofthe opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point ofview to such holders ofshares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By: /s/ Pedro Costa Pedro Costa Managing Director

Annex C

APPRAISAL RIGHTS OF STOCKHOLDERS
DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title,

and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)	Appraisal rights shall be perfected as follows:
(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)	If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of June 11, 2019 by and between Dassault Systèmes Americas Corp., a Delaware corporation (“Parent”), on the one hand, and the undersigned shareholder (the “Shareholder”) of Medidata Solutions, Inc., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Dassault Systèmes SE, a societas Europea (European company) organized under the laws of France and 3DS Acquisition 6 Corp., a Delaware corporation (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent and each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Company Common Stock” (which, for the avoidance of doubt, shall include Company RSAs)), will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of (a) the number of shares of Company Common Stock set forth opposite the Shareholder’s name on Schedule I hereto (such shares of Company Common Stock, together with any other equity securities of the Company, the power to dispose of or the voting power over which is acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date (including, but not limited to, any shares of Company Common Stock acquired upon exercise of any Company Options and settlement of any Company RSUs, in each case, that vest before or during such period), collectively, the “Subject Shares”) and (b) shares of Company Common Stock underlying the Company Options set forth opposite the Shareholder’s name on Schedule I hereto (such Company Options, together with any other Company Options acquired by the Shareholder during the period from and including the date hereof through and including the Expiration Date, collectively, the “Subject Options”); and

WHEREAS, as a condition to and as an inducement to Parent’s willingness to enter into the Merger Agreement, the Shareholder has agreed to enter into this Agreement and vote its Subject Shares as described herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.   Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)	“Constructive Sale” shall mean, with respect to any Subject Shares or Subject Options, a short sale with respect to such Subject Shares or Subject Options, entering into or acquiring an offsetting derivative contract with respect to such Subject Shares or Subject Options, entering into or acquiring a future or forward contract to deliver such Subject Shares or Subject Options, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Shares or Subject Options.
(b)	“Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII of the Merger Agreement, (iii) a Company Board Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.1(c) of the Merger Agreement, and (iv) the mutual written agreement of each of the parties hereto to terminate this Agreement.
(c)	“Transfer” shall mean, with respect to any Subject Shares or Subject Options, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Subject

Shares or Subject Options (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Shares or Subject Options, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

Section 2.   Transfer of Shares.

(a)	Transfer of Shares. The Shareholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, the Shareholder shall not cause or permit any Transfer of any of the Subject Shares or Subject Options or discuss, negotiate or make an offer or enter into a binding agreement, commitment or other arrangement regarding any Transfer of any of such Subject Shares or Subject Options, except (i) by using Subject Shares (or effecting a “net exercise” of a Subject Option or a “net settlement” of a Company RSU) to pay the exercise price upon the exercise of a Subject Option or to satisfy any tax withholding obligation upon the exercise of a Subject Option or settlement of a Company RSU (including broker-assisted cashless exercises of Subject Options and sell-to-cover transactions), in each case as permitted pursuant to the terms of any of the Company Stock Plans, or (ii) transferring Subject Shares (x) to immediate family members, a trust established for the benefit of Shareholder and/or for the benefit of one or more members of Shareholder’s immediate family, (y) following the obtainment of the Requisite Stockholder Approval, as gifts to charitable organizations, including a donor-advised fund, or (z) upon the death of the Shareholder, provided in the case of any transfer pursuant to clause (x) or (z), such transferee takes such Subject Shares subject to the provisions of this Agreement as if such transferee were the Shareholder.
(b)	Transfer of Voting Rights. The Shareholder represents, covenants and agrees that, except for this Agreement, the Shareholder (i) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any of the Subject Shares or Subject Options and (ii) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2(c)), consent or power of attorney with respect to any of the Subject Shares or Subject Options.
(c)	Other than the granting of proxies to vote any of the Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not (x) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (y) related to the transactions contemplated by the Merger Agreement or this Agreement, the Shareholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of the Subject Shares.

Section 3.   Agreement to Vote Shares.

(a)	Voting Agreement. Until the Expiration Date, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, the Shareholder agrees (solely in its capacity as a shareholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, (x) appear at such meeting or otherwise cause the Subject Shares that are eligible to be voted at such shareholder meeting to be counted as present thereat for purposes of establishing a quorum and (y) vote the Subject Shares that the Shareholder is eligible to vote at any applicable general or special meeting of the shareholders of the Company, or deliver a written consent in respect of the Subject Shares if action is being taken by written consent of the shareholders of the Company:
(i)	in favor of (x) adoption of the Merger Agreement and approval of the Merger and the other transactions and any other actions necessary, desirable, or reasonably requested by Parent in furtherance thereof, (y) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions, and (z) any proposal or action in respect of which approval of the Company’s shareholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; and

(ii)	against (x) any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Shareholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (y) any Acquisition Proposal or any proposal relating to an Acquisition Proposal and (z) any stock purchase agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement);

provided, that the foregoing voting covenants shall apply solely to actions taken by the Shareholder in its capacity as a shareholder of the Company, and solely with respect to such matters to the extent the approval of the Company’s shareholders is required or requested of the Company’s shareholders by the Company, and the Shareholder shall not have any obligations or restrictions with respect to such matters in any other capacity or in any other context. Notwithstanding anything herein to the contrary, this Section 3 shall not require the Shareholder to be present (in person or by proxy) or vote (or cause to be voted) any of its Subject Shares to amend the Merger Agreement or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that (x) decreases the amount or changes the form of the consideration or imposes any restrictions or additional conditions on the receipt of the consideration to the stockholders of the Company or (y) is otherwise materially adverse to the Shareholder. The Shareholder shall retain at all times the right to vote its Subject Shares in its sole discretion and without any other limitation on those matters other than those set forth in clauses (i) and (ii) above that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, clauses (i) and (ii) above shall not apply to votes, if any, solely on the election or removal of directors as recommended by the Company Board (provided such recommendation is not in violation of the terms of the Merger Agreement).

Section 4.   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Shareholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Shareholder’s duties or responsibilities as shareholders or officers or directors, as the case may be, of the Company. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require the Shareholder to exercise any option and/or other rights to purchase Company Capital Stock (including Company Options).

Section 5.   Solicitation. The Shareholder hereby represents and warrants that the Shareholder has read Section 5.2 of the Merger Agreement. In addition, the Shareholder, solely in the Shareholder’s capacity as a shareholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 5.2 of the Merger Agreement if the Shareholder were deemed a “Representative” of the Company for purposes of such Section 5.2 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by the Shareholder in any capacity other than as a shareholder of the Company, to the extent such actions are permitted or required under such Section 5.2 of the Merger Agreement.

Section 6.   Representations, Warranties and Other Agreements of the Shareholder. The Shareholder hereby represents and warrants to Parent as of the date hereof:

(a)	(i) the Shareholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Shares and Subject Options set forth opposite its name on Schedule I, (ii) the Shareholder or its Affiliates has sole voting power, and sole power of disposition, in each case either individually or through the Shareholder’s representatives, with respect to all of his Subject Shares, (iii) the Subject Shares and Subject Options owned by the Shareholder are all of the equity securities of the Company owned, either of record or beneficially, by the Shareholder as of the date hereof (other than equity securities of the Company held in family trusts), (iv) the Subject Shares and Subject Options owned by the Shareholder are free and clear of all Liens, other than Permitted Liens, any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws and (iv) the Shareholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares;

(b)	the Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to the Shareholder;
(c)	the Shareholder agrees not to bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which alleges that (i) the execution and delivery of this Agreement by the Shareholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof;
(d)	the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law or any contract to which the Shareholder is a party or which is binding on the Shareholder or the Subject Shares or Subject Options, and will not result in the creation of any Lien on any of the Subject Shares or Subject Options;
(e)	this Agreement has been duly executed by the Shareholder and constitutes the valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;
(f)	the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Shareholder, (i) except for any applicable requirements, if any, of the Exchange Act and the HSR Act, any applicable foreign antitrust, competition or merger control applicable Laws, and any CFIUS filings and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of the Shareholder’s obligations under this Agreement in any material respect;
(g)	as of the date of this Agreement, there are no Legal Proceedings pending, or to the knowledge of the Shareholder, threatened against the Shareholder or any of the Shareholder’s assets or properties that would reasonably be expected to impair the Shareholder’s ability to perform the Shareholder’s obligations under this Agreement on a timely basis; and
(h)	the Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

Section 7.   Consent. The Shareholder on behalf of itself only consents to and authorizes the Company, Parent and their respective Affiliates (and Parent authorizes the Company and its Affiliates) to (a) publish and disclose in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, the Shareholder’s identity and ownership of Subject Shares and Subject Options and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement (“Shareholder Information”) and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger. The Shareholder hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing such Shareholder Information reasonably requested by Parent or the Company. As promptly as reasonably practicable, the Shareholder shall notify Parent of any required corrections with respect to any Shareholder Information supplied by the Shareholder, if and to the extent the Shareholder becomes aware that any such Shareholder Information shall have become false or misleading in any material respect.

Section 8.   Shareholder Capacity. To the extent that the Shareholder is an officer or director of the Company or any Subsidiaries of the Company, nothing in this Agreement shall be construed as preventing or otherwise affecting any deliberations or actions taken or not taken by the Shareholder in its capacity as an officer or director of the Company or any Subsidiaries of the Company or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of the Shareholder acting in its capacity as an officer or director), and none of such deliberations or actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement. For the avoidance of doubt, nothing in this Agreement shall limit in any way the Company or its officers or directors from taking actions permitted or required by the Merger Agreement and Parent shall not assert any claim that any action taken by the Shareholder in its capacity as a director or officer of the Company violates any provision of this Agreement.

Section 9.   Legending of Shares. Until the Expiration Date, the Shareholder hereby authorizes Parent and the Company to cause each certificate evidencing the Subject Shares to bear the following legend on the face thereof (which legend shall be removed promptly upon the Expiration Date to the extent the Merger is not consummated):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN SHAREHOLDER VOTING AGREEMENT, DATED AS OF JUNE 11, 2019, BETWEEN THE HOLDER OF THE CERTIFICATE AND Dassault Systèmes Americas Corp., AS AMENDED FROM TIME TO TIME, COPIES OF WHICH SHAREHOLDER VOTING AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF MEDIDATA SOLUTIONS, INC.”

Section 10.   Termination. Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Shareholder hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided, that upon termination of this Agreement, Parent shall take such actions as are reasonably requested by the Shareholder to remove any legend placed upon any Subject Shares pursuant to Section 9 (and to cause the return of any certificates evidencing Subject Shares to the extent provided by the beneficial owner thereof to Parent or any of its Affiliates); provided, further, however, (a) Section 11 and Section 13 shall survive any termination or expiration of this Agreement, (b) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination, and (c) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination willful breach of its obligations hereunder.

Section 11.   Appraisal Rights. The Shareholder (i) irrevocably waives and agrees not to exercise, assert or perfect any rights to appraisal with respect to any of the Subject Shares or rights to dissent from the Merger that the Shareholder may have and (ii) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Guarantor, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Shareholder for any breach of this Agreement by Parent or its Affiliates.

Section 12.   Further Assurances.

(a)	Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.
(b)	The Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Shares or Subject Options acquired by the Shareholder after the date hereof which are not set forth on Schedule I hereto.

Section 13.   Miscellaneous.

(a)	Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b)	Waiver. No failure or delay by the Parent in exercising any right, power or privilege under this Agreement or applicable Law shall operate as a waiver of such rights nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder (except as otherwise specifically set forth herein).
(c)	Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provisions shall not affect the legality, validity or enforceability of the other provisions of this Agreement. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, (i) the remainder of this Agreement will continue in full force and effect, (ii) the application of such provision to other persons or circumstances shall not be affected by such illegality, invalidity or unenforceability and (iii) the Parties will negotiate reasonably and in good faith agree to replace such illegal, invalid or unenforceable provision of this Agreement with a suitable and equitable provision that will achieve, to the extent possible, the economic, business and other intent and purposes of such illegal, invalid or unenforceable provision.
(d)	Assignment. No party may assign either this Agreement or any of its rights or interests or obligations hereunder, in whole or part, by operation of Law or otherwise, without the prior written approval of the other parties and any attempted or purported assignment or delegation in violation of this Section 13(d) shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
(e)	Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.
(f)	Specific Performance; Injunctive Relief. The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Shareholder in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. The Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.
(g)	Governing Law. This Agreement, and all Legal Proceedings arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions, shall be deemed to be made in and in all respects shall be governed by and interpreted and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof (or any other jurisdiction) to the extent that such Laws would direct a matter to another jurisdiction.
(h)	Jurisdiction and Venue. Each of the Shareholder and Parent hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Selected Courts for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 13(l) shall be deemed effective service of process.
(i)	Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(j)	No Agreement Until Transaction Documents Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.
(k)	No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
(l)	Notices. All notices and other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable internationally recognized overnight courier service, or (iii) immediately upon delivery by hand or by e-mail (so long as a receipt with respect to such e-mail is requested and received in writing), in each case to the intended recipient as set forth below:
(a)	if to Parent, to:

175 Wyman Street
Waltham, MA 02451
	Attention:	DS Americas General Counsel
	E-mail:	mark.neil@3ds.com, matthew.vittiglio@3ds.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036
	Attention:	Howard L. Ellin; Jeremy D. London
	E-mail:	howard.ellin@skadden.com; jeremy.london@skadden.com

(b)	If to the Shareholder: to the Shareholder’s address for notice set forth on Schedule I attached hereto:

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, NY 10019
	Attention:	Warren J. Nimetz, Sheldon G. Nussbaum; Paul Jacobs
	E-mail:	warren.nimetz@nortonrosefulbright.com;
sheldon.nussbaum@nortonrosefulbright.com;
paul.jacobs@nortonrosefulbright.com

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello
E-mail:	michael.aiello@weil.com
(m)	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.
(n)	Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DASSAULT SYSTÈMES AMERICAS CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]

SHAREHOLDER

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: In their discretion, proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

MEDIDATA SOLUTIONS, INC.
Special Meeting of Stockholders
August 16, 2019 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Tarek Sherif and Rouven Bergmann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Medidata Solutions, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Medidata Solutions, Inc. to be held at the offices of Norton Rose Fulbright US LLP, located at 1301 Avenue of the Americas, New York, NY 10019 on August 16, 2019 at 10:00 AM EDT and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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